As filed with the Securities and Exchange Commission on October 31 , 2014
Registration No. 333‑185101

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	6036	46-1259100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

105 West 8th Street Port Angeles, Washington 98362 (360) 457-0461
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
John F. Breyer, Jr., Esq. Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [X] Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value	13,100,360	$10.00	$131,003,600.00	$17,631.00*
* Previously paid registration fees of $13,583.00, $3,680.00 and $368.00 on November 21, 2012, March 7, 2014 and September 4, 2014, respectively.
(1) Estimated solely for purposes of calculating the registration fee. As described in the prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet showing the location in the Prospectus of the Items of Form S-1

Item 1. Forepart of the Registration Statement and Outside Front Cover of Prospectus	Forepart of the Registration Statement; Outside Front Cover Page

Item 2. Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page; Outside Back Cover Page

Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Summary; Risk Factors

Item 4. Use of Proceeds	How We Intend to Use the Proceeds From this Offering; Capitalization

Item 5. Determination of Offering Price	The Conversion and Stock Offering - How We Determined Our Price and the Number of Shares to be Issued in the Stock Offering

Item 6. Dilution	*

Item 7. Selling Security Holders	*

Item 8. Plan of Distribution	The Conversion and Stock Offering

Item 9. Description of Securities to be Registered	Description of Capital Stock of First Northwest Bancorp

Item 10. Interests of Named Experts and Counsel	Legal and Tax Opinions; Experts

Item 11. Information with Respect to the Registrant

(a) Description of Business	Business of First Northwest Bancorp; Business of First Federal

(b) Description of Property	Business of First Federal - Properties

(c) Legal Proceedings	Business of First Federal - Legal Proceedings

(d) Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Outside Front Cover Page; Market for the Common Stock; Our Policy Regarding Dividends

(e) Financial Statements	Consolidated Financial Statements; Pro Forma Data

(f) Selected Financial Data	Selected Financial and Other Data

(g) Supplementary Financial Information	*

(h) Management’s Discussion and Analysis of Financial Condition and Results of Operations	Management’s Discussion and Analysis of Financial Condition and Results of Operations

(i) Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	*

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(j) Quantitative and Qualitative Disclosures About Market Risk	Management’s Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management and Market Risk

(k) Directors, Executive Officers, Promoters and Control Persons	Management

(l) Executive Compensation	Management - Executive Compensation; Management - Benefits to be Adopted

(m) Security Ownership of Certain Beneficial Owners and Management	*

(n) Certain Relationships and Related Transactions	Management - Business Relationships and Transactions with Executive Officers, Directors and Related Persons

Item 12. Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Part II, Item 17

*Item is omitted because answer is negative or item inapplicable.

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PROSPECTUS SUPPLEMENT

Interests in

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
OF PORT ANGELES 401(K) PLAN

Offering of Participation Interests up to 644,542 Shares of
First Northwest Bancorp
Common Stock

In connection with the conversion of First Federal Savings and Loan Association of Port Angeles (“First Federal”) from the mutual to the stock form of organization, First Federal is allowing participants in the First Federal Savings and Loan Association of Port Angeles 401(k) Plan (the “401(k) Plan”) to invest all or a portion of their accounts in participation interests in the common stock of First Northwest Bancorp (“First Northwest”). Based upon the value of the 401(k) Plan assets at June 30, 2014, First Northwest has registered a number of participation interests through the 401(k) Plan in order to enable the trustee to purchase up to 644,542 shares of First Northwest common stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the initial election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in units of the First Northwest Bancorp Stock Fund (“Stock Fund”) at the time of the stock offering. This prospectus supplement relates solely to the election of a participant to direct the purchase of First Northwest common stock in the conversion and stock offering and not to any future purchases under the 401(k) Plan or otherwise.
The prospectus of First Northwest, dated ___________________, 2014, accompanies this prospectus supplement. It contains detailed information regarding the conversion and offering of First Northwest common stock and the financial condition, results of operations and business of First Federal. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.
______________________________

For a discussion of risks that you should consider, see the “Risk Factors” section of the prospectus.
The interests in the 401(k) Plan and the offering of First Northwest common stock have not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Washington Department of Financial Institutions, or any state securities commission or agency, nor have these agencies passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
This prospectus supplement contains information you should consider when making your investment decision. You should rely only on the information provided in this prospectus supplement and the related prospectus. First Northwest has not authorized anyone else to provide you with different information. First Northwest is not making an offer of its common stock in any state where an offer is not permitted. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of First Northwest common stock.
The date of this prospectus supplement is ___________________, 2014.

TABLE OF CONTENTS

Page

THE OFFERING	1
Election to Purchase First Northwest Bancorp Common Stock in the Conversion	1
Securities Offered	2
Method of Directing Transfer	2
Irrevocability of Transfer Direction	3
Subsequent Elections	3
Purchase of First Northwest Common Stock Through The Stock Fund	3
Nature of a Participant’s Interest in Stock Fund	3
Voting and Tender Rights of First Northwest Common Stock	3

DESCRIPTION OF THE 401(k) PLAN	4

Introduction	4
Eligibility and Participation	4
Contributions Under the 401(k) Plan	4
Limitations on Contributions	5
Investment of Contributions	6
Financial Data	10
Administration of the 401(k) Plan	11
Benefits Under the 401(k) Plan	11
Withdrawals and Distributions from the 401(k) Plan	12
Reports to 401(k) Plan Participants	12
Amendment and Termination	13
Federal Income Tax Consequences	13
ERISA and Other Qualification	14
Restrictions on Resale	14
Securities and Exchange Commission Reporting and Short‑Swing Profit Liability	14

LEGAL OPINIONS	15
INVESTMENT ELECTION FORM	A-1

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THE OFFERING
Election to Purchase First Northwest Common Stock in the Conversion
In connection with the conversion and stock offering, you may elect to transfer all or part of your account balances in the 401(k) Plan to be used to purchase the common stock of First Northwest issued in the stock offering through the Stock Fund, as described in more detail below. The trustee of the 401(k) Plan will purchase common stock of First Northwest through the Stock Fund, in accordance with your directions. However, these directions are subject to purchase limitations in the Plan of Conversion of First Federal. Funds in the 401(k) Plan that you do not want to be used to purchase First Northwest common stock will remain invested in accordance with your investment instructions in effect at the time.
The shares of common stock are being offered at $10.00 per share in a subscription offering and community offering. In the subscription offering, the shares are being offered in the following descending order of priority:
Subscription offering:

(1)	First, to depositors of First Federal with deposit account(s) totaling $50 or more as of the close of business on March 31, 2011.

(2)	Second, to First Northwest’s employee stock ownership plan and 401(k) Plan, which will receive nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock.

(3)
Third, to depositors of First Federal, other than directors and executive officers and their associates, with deposit account(s) totaling $50 or more on deposit as of the close of business on _______________, 2014.

(4)	Fourth, to any depositor or borrower of First Federal on the close of business on ________________, 2014, to the extent not included in a prior category.

If you fall into subscription categories (1), (3), or (4), you have subscription rights to purchase shares of First Northwest common stock in the subscription offering. You will separately receive offering materials in the mail, including a Stock Order Form. If you wish to purchase stock outside of the 401(k) Plan, you must complete and submit the Stock Order Form and payment to the Stock Information Center. Instead of placing an order outside of the 401(k) Plan through a Stock Order Form, as a 401(k) Plan participant, you may place an order to purchase shares of common stock of First Northwest through the 401(k) Plan, in the manner described below under “Method of Directing Transfer.” A 401(k) Plan participant who elects to purchase shares in the offering through self-directed purchases with the 401(k) Plan will receive the same subscription priority, and be subject to the same purchase limitations, as if the participant had elected to purchase shares using funds outside the 401(k) Plan.
In the event the stock offering is oversubscribed, i.e., there are more orders for shares of common stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase shares of common stock in the stock offering (based on your purchase priority), the amount that cannot be invested in the Stock Fund, and any interest earned, will be reallocated according to your current investment elections on file.
If you choose not to direct the investment of your account balances towards the purchase of any shares in the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.
All elections to purchase participation interests in the Stock Fund in the stock offering and any questions about this prospectus supplement should be addressed to Elaine Gentilo, Chief People Officer, telephone number: (360) 417-3107; or by e-mail at Elaine.Gentilo@ourfirstfed.com.

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Securities Offered
The securities offered in connection with this prospectus supplement are participation interests in the Stock Fund which is being established under the 401(k) Plan in connection with the stock offering. The participation interests represent your indirect ownership of First Northwest common stock. At the purchase price of $10.00 per share, the 401(k) Plan may acquire up to 644,542 shares of First Northwest common stock in the stock offering, based on the fair market value of the Plan’s assets as of June 30, 2014 (assuming that each Stock Fund unit is comprised entirely of First Northwest common stock). Only employees of First Federal may become participants in the 401(k) Plan. Your investment in the shares of common stock of First Northwest in the stock offering through the Stock Fund is subject to the purchase priorities contained in the Plan of Conversion of First Federal.
Information relating to the 401(k) Plan is contained in this prospectus supplement. Information relating to First Northwest, the conversion and stock offering, and the financial condition, results of operations and business of First Federal is contained in the prospectus delivered with this prospectus supplement. The address of our principal executive office is 105 West 8th Street, Port Angeles, Washington, 98362, and our telephone number is (360) 457-0461.
Method of Directing Transfer
Included with this prospectus supplement is an Investment Election Form. If you wish to direct some or all of your beneficial interest in the assets of the 401(k) Plan into the Stock Fund to purchase First Northwest common stock in the stock offering, you should indicate that decision by completing and submitting the Investment Election Form. If you do not wish to make an election at this time you do not need to take any action. Please note the following stipulations concerning this election:

•	You can direct all or a portion of your current 401(k) Plan account balance to the Stock Fund.

•	Your election is subject to a minimum purchase of 25 shares which equates to $250.00.

•	Your election is subject to a maximum purchase of 20,000 shares which equates to $200,000.

•
If you and certain related or affiliated persons acquire shares, then the combined purchase of you and those related as affiliated persons is subject to a maximum of 40,000 shares which equates to $400,000.

•	The election period is expected to open ______________, 2014 and close ______________, 2014.

•	You will continue to have the ability to transfer amounts not invested in the Stock Fund among all the other investment funds on a daily basis.

•
The amount to be invested in the Stock Fund needs to be segregated and held until the offering closes. Therefore, this money is not available for distributions, loans or withdrawals until the transaction is completed, which is after the closing of the stock offering.

Should you have any questions on how to direct some or all of your beneficial interest in the assets of the 401(k) Plan into the Stock Fund, please call Elaine Gentilo, Chief People Officer at (360-417-3107), or contact her via email at Elaine.Gentilo@ourfirstfed.com.
Irrevocability of Transfer Direction
Once received in proper form, your executed Investment Election Form may not be modified, amended or revoked without our consent unless the stock offering has not been completed by ______________, 2014. See also “Investment of Contributions - First Northwest Common Stock Investment Election Procedures” below.

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Subsequent Elections
After the offering, you will continue to be able to direct the investment of past balances and current contributions among the investment options available under the 401(k) Plan, including the Stock Fund (the percentage invested in any option must be a whole percent). The allocation of your interest in the various investment options offered under the 401(k) Plan, including the Stock Fund, may be changed daily. After the offering, you may transfer funds from the Stock Fund to other investment options in the 401(k) Plan, and from other investment options in the 401(k) Plan to the Stock Fund. You may also elect to have future contributions to the 401(k) Plan invested in the Stock Fund. Special restrictions may apply to transfers directed to or from the Stock Fund by those participants who are our executive officers and principal shareholders and are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended. In particular, executive officers of First Northwest and First Federal will not be able to transfer their initial investment out of the Stock Fund for a period of one year following consummation of the offering.
Purchase of First Northwest Common Stock Through the Stock Fund
Shares of First Northwest common stock purchased through the 401(k) Plan will be held as part of the Stock Fund. Stock Fund units will consist of both shares of First Northwest common stock and cash. Funds transferred to the Stock Fund for the purchase of First Northwest common stock would be used by the trustee to purchase both. It is anticipated that between 94 and 97 percent (i.e., between $9.40 and $9.70) of a unit would be used to acquire First Northwest common stock, and that between three and six percent of the balance of the unit (i.e., between $0.30 and $0.60) would be used to acquire cash, through an interest in a money market or similar account.
All other persons who purchase our common stock in the stock offering outside of the 401(k) Plan will pay $10.00 per share for First Northwest common stock.
Nature of a Participant’s Interest in First Northwest Common Stock
First Northwest common stock will be held in the name of the 401(k) Plan trustee as part of the Stock Fund, in its capacity as 401(k) Plan trustee. Because the 401(k) Plan actually purchases the Stock Fund units, you will acquire a “participation interest” in the Stock Fund units and not own the units directly. The trustee will maintain individual accounts reflecting each participant’s individual interest in the Stock Fund.
Voting and Tender Rights of First Northwest Common Stock
The plan administrator generally will exercise voting rights attributable to all of the First Northwest common stock held by the Stock Fund under the 401(k) Plan. With respect to matters involving tender offers for First Northwest, the plan administrator will vote shares allocated to participants in the 401(k) Plan as directed by participants with interests in the Stock Fund. The trustee will provide to you voting instruction rights reflecting your interest in the Stock Fund. The number of shares of common stock held in the Stock Fund that the trustee votes in the affirmative and negative on each matter will be proportionate to the voting instructions given by the participants. Where no voting or tender offer instructions are given by the participant, the shares shall be voted or tendered in the manner directed by the plan administrator.

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DESCRIPTION OF THE 401(k) PLAN
Introduction
The 401(k) Plan is formally named the “First Federal Savings and Loan Association of Port Angeles 401(k) Plan.” This profit sharing plan contains a cash-or-deferred feature described at Section 401(k) of the Internal Revenue Code of 1986, as amended, to encourage employee savings and to allow eligible employees to supplement their income upon retirement.
Reference to Full Text of 401(k) Plan. The following statements are summaries of certain provisions of the 401(k) Plan. They are not meant to be a complete description of these provisions and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees. You should submit your request to the plan administrator, First Federal Savings and Loan Association of Port Angeles, 105 West 8th Street, Port Angeles, Washington, 98362. We encourage you to read carefully the full text of the 401(k) Plan to understand your rights and obligations under the 401(k) Plan.
Tax and Securities Laws. Participants should consult with legal counsel regarding the tax and securities laws implications of participation in the 401(k) Plan. Any officers or beneficial owners of more than 10% of the outstanding shares of First Northwest common stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to his or her participation in the 401(k) Plan. See “Securities and Exchange Commission Reporting and Short Swing Profit Liability” on page 14 of this prospectus supplement.
Eligibility and Participation
All employees of First Federal Savings and Loan Association of Port Angeles are eligible to make 401(k) deferrals under the Plan as of the first day of the month coincident with or next following commencement of employment or attaining age 21, whichever occurs later. All employees of First Federal are eligible to be allocated matching contributions as of the first day of the month coincident with or next following the completion of one year of service or attaining age 21, whichever occurs later. A year of service is generally a 12-month period during which the employee is credited with at least 1,000 hours of service, commencing with the date of employment, with subsequent 12 month periods determined by reference to the plan year (which is the 12-month period commencing July 1 and ending June 30). As of June 30, 2014, there were 170 employees eligible to participate in the cash or deferred portion of the 401(k) Plan, and 153 employees had elected to participate.
Contributions Under the 401(k) Plan
401(k) Contributions. The 401(k) Plan permits you to defer receipt of up to 20% of your compensation, and to have that compensation contributed to the 401(k) Plan on your behalf. For deferral purposes, a participant’s "compensation" is base salary plus commissions up to $50,000. However, no more than $260,000 (for 2014) of compensation may be taken into account for purposes of determining 401(k) contributions (and matching contributions). You may modify the rate of your future 401(k) contributions by filing a new deferral agreement with the plan administrator. Modifications to your rate of 401(k) contributions take effect as soon as practicable following when you make your revised deferral election. Suspension of your 401(k) contributions will be effective as of the next payroll period.
Catch‑Up 401(k) Contributions. The 401(k) Plan permits each participant who has attained age 50 to defer up to an additional $5,500 (for 2014) into the 401(k) Plan. Catch-up 401(k) contributions are not subject to any 401(k) Plan contribution limitations other than the $5,500 dollar limitation.
Matching Contributions. The 401(k) Plan provides for matching contributions to the 401(k) Plan. Currently, the annual matching contribution rate is 50% of your 401(k) contributions (up to 6% of your compensation). Catch-up contributions are matched. To be eligible for a matching contribution in any plan year, you must make 401(k) contributions during the plan year.

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Rollover Contributions. You may also rollover or directly transfer accounts from another qualified plan or an individual retirement account (“IRA”), provided the rollover or direct transfer complies with applicable law. If you want to make a rollover contribution or direct transfer, you should contact the plan administrator.
Limitations on Contributions
Limitations on 401(k) Contributions. Although the 401(k) Plan allows you to defer receipt of up to 20% of your compensation each year as a 401(k) contribution, federal law limits your total 401(k) contributions under the 401(k) Plan, and any similar tax-qualified plans, to an aggregate $17,500 for 2014. This annual limitation may increase in future years to reflect increases in the cost of living. 401(k) contributions in excess of this limitation are considered excess deferrals, and will be included in an affected participant’s gross income for federal income tax purposes in the year the 401(k) contribution is made. In addition, any excess deferral will again be subject to federal income tax when distributed by the 401(k) Plan to the participant, unless the excess deferral, adjusted for any income or loss attributable to the excess deferral, is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made. This limitation does not apply to 401(k) catch-up contributions, which are subject to the $5,500 limitation described above.
Limitation on 401(k) and Matching Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Internal Revenue Code limit the amount of 401(k) contributions and matching contributions that may be made to the 401(k) Plan in any plan year on behalf of highly compensated employees (defined below) in relation to the amount of 401(k) contributions and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. Specifically, the percentage of 401(k) contributions made on behalf of a participant who is a highly compensated employee shall be limited so that the average actual deferral percentage for the group of highly compensated employees for the current plan year does not exceed the greater of (i) the average actual deferral percentage for the group of eligible employees who are non‑highly compensated employees for the prior plan year multiplied by 1.25, or (ii) the average actual deferral percentage for the group of eligible employees who are non‑highly compensated employees for the prior plan year, multiplied by two, provided that the difference in the average actual deferral percentage for eligible non‑highly compensated employees does not exceed 2%. Similar discrimination rules apply to matching contributions. The discrimination rules do not apply to 401(k) catch‑up contributions.
In general, a highly compensated employee includes any employee who was a 5% owner of the employer at any time during the year or preceding year, or had compensation during the preceding year in excess of $115,000 (for 2014). This dollar amount may be adjusted in future years to reflect increases in the cost of living.
401(k) contributions allocated to highly compensated employees that exceed the average actual deferral percentage limitation in any plan year are referred to as excess contributions. In order to prevent the disqualification of the 401(k) Plan, excess contributions, together with related income or losses may be distributed to the highly compensated employees before the close of the following plan year. Matching contributions related to the excess contributions (and excess deferrals) will be forfeited when the excess contributions or excess deferrals are returned. Also, in order to prevent the disqualification of the 401(k) Plan, matching contributions that do not satisfy the limitation tests described above for matching contributions (excess matching contributions), together with any related income or losses will either be forfeited (if not vested) or distributed (if vested) from the matching contribution accounts of highly compensated employees. There are specific rules for determining which highly compensated employees will be affected by the excess contribution and excess matching contribution return rules, the amount of excess contributions and excess matching contributions that must be returned to the affected highly compensated employees, and the determination of the income or losses attributable to excess deferrals, excess contributions and excess matching contributions.
The employer will be subject to a 10% excise tax on any excess contributions and excess matching contributions unless the excess contributions and excess matching contributions, together with any income or losses attributable thereto, are forfeited or distributed (as applicable) before the close of the first 2½ months following the plan year to which the excess contributions and excess matching contributions relate.

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Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Internal Revenue Code, the 401(k) Plan provides that the total amount of all contributions and forfeitures (annual additions) allocated on behalf of a participant during any plan year may not exceed the lesser of 100% of the participant’s total compensation for the plan year (as specially defined for purposes of applying this limitation), or $52,000 (for 2014). The $52,000 limit may be increased from time to time to reflect increases in the cost of living. Annual additions for this purpose generally include 401(k) deferrals, matching contributions, profit sharing contributions and other employer contributions to this or any other qualified plan sponsored by First Federal or a related entity. Annual additions do not include rollover contributions or investment gains.
Deduction Limits. Matching contributions are subject to and limited by Internal Revenue Code deduction rules. Contributions will not be made to the extent they are nondeductible. 401(k) contributions are neither subject to nor limited by the Internal Revenue Code deduction rules.
Top‑Heavy Plan Requirements. If for any plan year the 401(k) Plan is a top-heavy plan, then minimum contributions may be required to be made to the 401(k) Plan on behalf of non-key employees. Contributions otherwise being made under the Plan may apply to satisfy these requirements.
In general, the 401(k) Plan will be regarded as a “top-heavy plan” for any plan year if, as of the last day of the preceding plan year, the aggregate balance of the accounts of participants who are key employees exceeds 60% of the aggregate balance of the accounts of all participants. Key employees generally include any employee who, at any time during the plan year, is (1) an employee of First Northwest, First Federal or related companies having annual compensation in excess of $170,000 (adjusted in the future for cost of living increases), who also is in an officer in an administrative or policy-making capacity, (2) a 5% owner of First Northwest (i.e., owns directly or indirectly more than 5% of the stock of First Northwest, or stock possessing more than 5% of the total combined voting power of all stock of First Northwest), or (3) a 1% owner of First Northwest having annual compensation in excess of $150,000.
Investment of Contributions
Investment Options. All amounts credited to participants’ accounts under the 401(k) Plan are held in trust. The trust is administered by Pentegra Trust Company, which is appointed by the First Federal Board of Directors.
You must instruct the trustee as to how funds held in your account are to be invested. In addition to the Stock Fund, which will consist of shares of First Northwest common stock and cash, participants may elect to instruct the trustee to invest such funds in any or all of the following investment options:
S&P 500 Stock Fund- The State Street Global Advisors (“SSgA”) S&P 500 Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the S&P 500® over the long term. The Fund is managed using a "passive" or "indexing" investment approach, by which SSgA attempts to match, before expenses, the performance of the index. SSgA will typically attempt to invest in the securities comprising the index in the same proportions as they are represented in the index. In some cases, it may not be possible or practicable to purchase all of the securities comprising the index, or to hold them in the same weightings as they represent in the index. In those circumstances, SSgA may employ a sampling or optimization technique to construct the portfolio in question. The Fund's returns may vary from the returns of the index.
Stable Value Fund - The primary investment objective of the Invesco Stable Value Trust Fund will be to seek the preservation of principal and to provide interest income reasonably obtained under prevailing market conditions and rates, consistent with seeking to maintain required liquidity. The Fund’s returns are based on returns generated by an actively managed, highly diversified portfolio of investment grade, fixed and floating rate securities. The sub-adviser uses a building block approach to stable value portfolio construction by investing in a series of proprietary commingled fixed income portfolios. This strategy can provide much greater diversification than could be achieved by investing in individual bonds. This strategy also seeks to eliminate the unintended impact on portfolio characteristics created by participant cash flow. The sub-adviser takes diversification a step further by using its Diversified Return multi-manager approach for the core and intermediate bond portions of the portfolio. The style diversification provided by unaffiliated managers can lead to improved consistency. Portfolio quality will be rated AA or equivalent on average at a minimum. Duration, maturity selection, spread volatility, sector and security selection are each potential sources of return. From time to time SSgA may purchase securities that are not

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yet represented in the index or sell securities that have not yet been removed from the index.
S&P Midcap Stock Fund - The SSgA S&P Mid Cap Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the S&P MidCap 400 Index™ over the long term. The Fund is managed using a "passive" or "indexing" investment approach, by which SSgA attempts to match, before expenses, the performance of the index. SSgA will typically attempt to invest in the securities comprising the index in the same proportions as they are represented in the index. In some cases, it may not be possible or practicable to purchase all of the securities comprising the index, or to hold them in the same weightings as they represent in the index. In those circumstances, SSgA may employ a sampling or optimization technique to construct the portfolio in question. The Fund's returns may vary from the returns of the index. From time to time SSgA may purchase securities that are not yet represented in the index or sell securities that have not yet been removed from the index.
Short Term Investment Fund - The SSgA Short Term Investment Fund seeks to provide safety of principal, daily liquidity and a competitive yield over the long term. The Fund is not a "money market fund" registered with the Securities and Exchange Commission, and is not subject to the various rules and limitations that apply to such funds. There can be no assurance that the Fund will maintain a stable net asset value. The Fund invests in a diversified portfolio of U.S. dollar-denominated securities including, for example, securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities; debt securities of domestic or foreign corporations; mortgage-backed and other asset-backed securities; taxable and tax-exempt municipal bonds; obligations of international agencies or supranational entities; inflation-indexed bonds; structured notes; loan participations; delayed funding loans and revolving credit facilities; and short-term investments, such as repurchase agreements, bank certificates of deposit, fixed time deposits, and bankers' acceptances.
Long Treasury Index Fund - The SSgA U.S. Long Treasury Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Barclays Capital U.S. Long Treasury Bond Index over the long term. The Fund is managed using a "passive" or "indexing" investment approach, by which SSgA attempts to replicate, before expenses, the performance of the index. The Fund may attempt to invest in the securities comprising the index in the same proportions as they are represented in the index. However, due to the large number of securities in the index and the fact that many of the securities comprising the index may be unavailable for purchase, it may not be possible for the Fund to purchase some of the securities comprising the index. In such a case, SSgA will select securities for the Fund that SSgA believes will track the characteristics of the index. The Fund's returns may vary from the returns of the index.
International Index Fund - The SSgA International Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the MSCI EAFE® Index over the long term. The Fund is managed using a "passive" or "indexing" investment approach, by which SSgA attempts to match, before expenses, the performance of the index. SSgA will typically attempt to invest in the securities comprising the index in the same proportions as they are represented in the index. In some cases, it may not be possible or practicable to purchase all of the securities comprising the index, or to hold them in the same weightings as they represent in the index. In those circumstances, SSgA may employ a sampling or optimization technique to construct the portfolio in question. The Fund's returns may vary from the returns of the index. From time to time SSgA may purchase securities that are not yet represented in the index or sell securities that have not yet been removed from the index.
Growth Index Fund - The Fund seeks to track the performance of the MSCI US Prime Market Growth Index, a broadly diversified index made up of growth stocks of large U.S. companies. The Fund invests all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.
Value Index Fund - The Fund seeks to track the performance of the MSCI US Prime Market Value Index, a broadly diversified index predominantly made up of value stocks of large U.S. companies. The Fund invests all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.
NASDAQ 100 Index Fund - The NASDAQ 100 Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Nasdaq-100 Index® over the long term. The Fund is managed using a "passive" or "indexing" investment approach, by which SSgA attempts to match, before expenses,

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the performance of the index. SSgA will typically attempt to invest in the securities comprising the index in the same proportions as they are represented in the index. In some cases, it may not be possible or practicable to purchase all of the securities comprising the index, or to hold them in the same weightings as they represent in the index. In those circumstances, SSgA may employ a sampling or optimization technique to construct the portfolio in question. The Fund's returns may vary from the returns of the index. From time to time SSgA may purchase securities that are not yet represented in the index or sell securities that have not yet been removed from the index.
Russell 2000 Small Cap Index Fund - The SSgA Russell Small Cap Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Russell 2000® Index over the long term. The Fund is managed using a "passive" or "indexing" investment approach, by which SSgA attempts to match, before expenses, the performance of the index. SSgA will typically attempt to invest in the securities comprising the index in the same proportions as they are represented in the index. In some cases, it may not be possible or practicable to purchase all of the securities comprising the index, or to hold them in the same weightings as they represent in the index. In those circumstances, SSgA may employ a sampling or optimization technique to construct the portfolio in question. The Fund's returns may vary from the returns of the index. From time to time SSgA may purchase securities that are not yet represented in the index or sell securities that have not yet been removed from the index.
US REIT Index Fund - The SSgA/Tuckerman REIT Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Dow Jones U.S. Select REIT IndexSM over the long term. The Fund is managed using a "passive" or "indexing" investment approach, by which SSgA attempts to match, before expenses, the performance of the index. SSgA will typically attempt to invest in the securities comprising the index in the same proportions as they are represented in the index. In some cases, it may not be possible or practicable to purchase all of the securities comprising the index, or to hold them in the same weightings as they represent in the index. In those circumstances, SSgA may employ a sampling or optimization technique to construct the portfolio in question. The Fund's returns may vary from the returns of the index. From time to time SSgA may purchase securities that are not yet represented in the index or sell securities that have not yet been removed from the index.
Aggregate Bond Index Fund - The SSgA U.S. Bond Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Barclays Capital U.S. Aggregate Bond Index over the long term. The Fund is managed using a "passive" or "indexing" investment approach, by which SSgA attempts to replicate, before expenses, the performance of the index. The Fund may attempt to invest in the securities comprising the index in the same proportions as they are represented in the index. However, due to the large number of securities in the index and the fact that many of the securities comprising the index may be unavailable for purchase, it may not be possible for the Fund to purchase some of the securities comprising the index. In such a case, SSgA will select securities for the Fund that SSgA believes will track the characteristics of the index. The Fund's returns may vary from the returns of the index.
Target Retirement Income Funds - The SSgA Target Retirement Funds seek an investment return that approximates, as closely as practicable, before expenses, the performance of a custom benchmark index over the long term. Each Fund seeks to achieve its objective by investing in a set of underlying SSgA collective trust funds representing various asset classes. Each Fund (other than the SSgA Target Retirement Income Fund) is managed to a specific retirement year (target date) included in its name. Over time, the allocation to asset classes and funds change according to a predetermined “glide path”. (The glide path represents the shifting of asset classes over time and does not apply to the Income Fund.) Each Fund’s asset allocation will become more conservative as it approaches its target retirement date. This reflects the need for reduced investment risks as retirement approaches and the need for lower volatility of a portfolio, which may be a primary source of income after retiring. The allocations reflected in the glide path do not reflect tactical decisions made by SSgA to overweight or underweight a particular asset class based on its market outlook but rather management of each fund’s strategic allocation according to its glide path and applicable benchmark. Each Fund attempts to closely match the characteristics and returns of its custom benchmark as opposed to any attempts to outperform this benchmark. Once a Fund reaches its target retirement date, it will begin a five year transition period to the SSgA Target Retirement Income Fund resulting at the end of that five year period in an allocation to stocks and real estate that will remain fixed at approximately 35% of assets. The remainder of the Fund will be invested in fixed-income securities. The available Target Retirement Income Funds are the following:

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Target Retirement Income Fund.
Target Retirement 2010 Fund.
Target Retirement 2015 Fund.
Target Retirement 2020 Fund.
Target Retirement 2025 Fund.
Target Retirement 2030 Fund.
Target Retirement 2035 Fund.
Target Retirement 2040 Fund.
Target Retirement 2045 Fund.
Target Retirement 2050 Fund.
Target Retirement 2055 Fund.
Government Short Term Investment Fund - The SSgA U.S. Government Short Term Investment Fund seeks to provide safety of principal, daily liquidity and a competitive yield over the long term. The Fund is not a "money market fund" registered with the Securities and Exchange Commission, and is not subject to the various rules and limitations that apply to such funds. There can be no assurance that the Fund will maintain a stable net asset value. The Fund invests in securities issued by the U.S. Government or its agencies or instrumentalities, and in repurchase agreements with respect to such securities. Obligations of certain agencies or instrumentalities of the U.S. Government, such as Ginnie Mae, are back by the full faith and credit of the U.S. Government; obligations of other agencies or instrumentalities of the U.S. Government may not be.
U.S. Inflation Protected Bond Index Securities Fund - The SSgA U.S. Inflation Protected Bond Index Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index over the long term. The Fund is managed using a "passive" or "indexing" investment approach, by which SSgA attempts to replicate, before expenses, the performance of the index. The Fund may attempt to invest in the securities comprising the index in the same proportions as they are represented in the index. However, it may not be possible for the Fund to purchase some of the securities comprising the index. In such a case, SSgA will select securities for the Fund that SSgA believes will track the characteristics of the index. The Fund's returns may vary from the returns of the index.
For further descriptions of these investment options, you may request a prospectus for each of the investment options from the plan administrator. If no investment direction is given, all contributions to a participant’s account will be invested in a target date fund.
The investment in First Northwest common stock (through the Stock Fund) involves certain risks. No assurance can be given that units in the Stock Fund purchased pursuant to the 401(k) Plan will thereafter be able to be sold at a price equal to or in excess of the purchase price. See also “Risk Factors” in the prospectus.
Stock Fund Investment Election Procedures. You may instruct the trustee to purchase First Northwest common stock by redirecting funds from your existing 401(k) Plan investments into the Stock Fund by filing a completed Investment Election Form with the plan administrator on or prior to the election deadline. The amount of funds redirected into the Stock Fund must be allocated in whole percentage increments from investment options containing your 401(k) Plan funds. When you instruct the trustee to redirect the funds in your existing accounts into the Stock Fund in order to purchase shares of units in the Stock Fund, the trustee will liquidate funds from the appropriate investment option(s) and apply such redirected funds as requested, in order to effect the new allocation. Approximately 94% to 97% of the elected funds used to acquire units in the Stock Fund will be invested in First Northwest common stock and the remaining 3% to 6% will be invested in a money market or similar account.

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For example, you may fund an election to purchase $1,000 worth of the Stock Fund by redirecting the aggregate purchase price of $1,000 for the shares from the following investment options (provided the necessary funds are available in such investment options): (i) $100 from the Short Term Investment Fund; (ii) $300 from the S&P 500 Stock Fund; and (iii) $600 from the US REIT Index Fund. In such case, the trustee would liquidate the amount instructed from each of the selected accounts and the $1,000 will be used to acquire 100 Stock Fund units (that is, approximately 94 to 97 shares of First Northwest common stock and $30.00 to $60.00 in cash through a money market or similar investment). If your instructions cannot be fulfilled because you do not have the required funds in one or more of the investment options to purchase the units in the Stock Fund subscribed for, you will be required to file a revised Investment Election Form with the plan administrator by the election deadline. Once received in proper form, an executed Investment Election Form may not be modified, amended or rescinded without our consent unless the stock offering has not been completed by ____________________, 2014.
Adjusting Your Investment Strategy. Until changed in accordance with the terms of the 401(k) Plan, future allocations of your contributions among the various investment options would remain unaffected by the election to purchase units in the Stock Fund through the 401(k) Plan in the stock offering. You may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by telephone at 866.633.4015 or on the Internet at www.pentegra.com. Modifications and fund transfers relating to the Stock Fund will be permitted on a daily basis.
Valuation of Accounts. The 401(k) Plan uses a unit system for valuing each investment fund. Under this system, your share in any investment fund is represented by units. The unit value is determined as of the close of business each regular business day. The total dollar value of your share in any investment fund as of any valuation date is determined by multiplying the number of units held by you by the unit value of the fund on that date. The sum of the values of the funds you select represents the total value of your 401(k) Plan account.
Financial Data
Employer Contributions. For the plan year ended June 30, 2014, we made a matching contribution of $153,000 to the 401(k) Plan. Also for the plan year ended June 30, 2014, participants made 401(k) contributions in the amount of $479,000.
If we adopt other stock-based benefit plans, such as a stock option plan or a restricted stock plan, or if contributions are made to the employee stock ownership plan, which was formed as part of the conversion and stock offering, to repay a loan used by it to acquire First Northwest common stock, then we may decide to reduce our matching contributions under the 401(k) Plan, in order to reduce overall expenses.
Performance of First Northwest Common Stock. It is expected that the First Northwest common stock will be listed on the NASDAQ Capital Market. As of the date of this prospectus supplement, no shares of First Northwest common stock have been issued or are outstanding and there is no established market for our common stock. Accordingly, there is no record of the historical performance of First Northwest common stock.
Performance of Investment Options. The following table provides performance data with respect to the investment options available under the 401(k) Plan, based on information provided to First Federal by Pentegra, which provides recordkeeping services for the 401(k) Plan.

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The information set forth below with respect to the investment options has been reproduced from materials supplied by Pentegra Services, Inc., which administers the 401(k) Plan and is responsible for providing investment alternatives under the 401(k) Plan other than the Stock Fund. First Northwest and First Federal take no responsibility for the accuracy of such information (N/A indicates that the investment option was not available during the applicable year).

	For the Year Ended December 31,
	2013	2012	2011
S&P 500 Stock	31.58%	15.31%	2.11%
Stable Value	0.94%	1.30%	2.41%
S&P Midcap Stock`	32.66%	17.19%	-1.77%
Short Term Investment	-0.26%	-0.18%	0.25%
Government Short Term Investment	-0.37%	-0.33%	0.10%
U.S. Inflation Protected Bond Index Securities	-9.22%	6.26%	13.52%
Long Treasury Index	-13.27%	3.00%	29.94%
International Index	-21.22%	17.96%	-11.97%
Growth Index	31.99%	14.10%	4.64%
Value Index	31.20%	16.97%	-0.52%
NASDAQ 100 Index	36.00%	17.66%	3.70%
Russell 2000 Small Cap Index?	37.92%	15.58%	-4.10%
US REIT Index	0.50%	16.28%	9.35%
Aggregate Bond Index	-2.66%	3.54%	7.83%
Target Retirement Income	4.25%	8.79%	4.79%
Target Retirement 2010	4.75%	10.10%	7.05%
Target Retirement 2015	7.96%	11.67%	7.48%
Target Retirement 2020	12.32%	12.87%	6.08%
Target Retirement 2025	15.04%	13.38%	5.05%
Target Retirement 2030	17.22%	14.00%	3.69%
Target Retirement 2035	18.77%	14.57%	1.64%
Target Retirement 2040	20.31%	15.05%	0.18%
Target Retirement 2045	20.43%	15.04%	0.18%
Target Retirement 2050	20.43%	15.05%	0.19%
Target Retirement 2055	20.42%	15.11%	N/A
Conservative Balanced	4.61%	6.49%	N/A
Moderate Balanced	14.36%	10.31%	N/A
Aggressive Balanced	24.90%	14.10%	N/A
Additional information regarding the investment options may be available from Pentegra or First Federal. Participants should review any available additional information regarding these investments before making an investment decision under the 401(k) Plan.
Each participant should note that past performance is not an indicator of future results.
Administration of the 401(k) Plan
Trustees. The trustee is appointed by the Board of Directors of First Federal to serve at its pleasure. Currently, the 401(k) Plan Trustee is Pentegra Trust Company.
The trustee receives and holds the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the provisions of the 401(k) Plan. The trustee is responsible for following participant directions, and effectuating the investment of the 401(k) Plan assets in Stock Fund units and the other investment options.
Benefits Under the 401(k) Plan
Plan Benefits. Your 401(k) Plan benefit is based on the value of the vested portion of your 401(k) Plan accounts as of the valuation date next preceding the date of distribution to you.

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Vesting. You will always have a fully vested (nonforfeitable) interest in your 401(k) contribution account and rollover account. Your matching contribution account will become vested at a rate of 25% after completion of one year of service, 50% after completion of two years of service, 75% after completion of three years of service, and 100% after completion of four or more years of service. You also will become 100% vested in your matching contribution account if you are actively employed on your normal retirement date (age 65) or upon your death or disability while actively employed. Forfeited amounts under the 401(k) Plan are generally used to reduce employer contribution obligations or to pay permitted 401(k) Plan expenses.
Withdrawals and Distributions from the 401(k) Plan
Withdrawals Prior to Termination of Employment. You may elect to receive an in‑service distribution from your rollover account at any time. You may also receive an in-service distribution of all or part of your 401(k) deferrals (but not the earnings thereon) if you experience a hardship, as defined in the 401(k) Plan. Whether a hardship has occurred is determined in accordance with Internal Revenue Service rules. You may receive an in-service distribution of all or part of your vested 401(k) Plan accounts if you are 100% vested in the account and have attained age 59½. You may also make a withdrawal from your vested matching contribution account if you have been a participant in the 401(k) Plan for five years, or the amount you are withdrawing has been held in the 401(k) Plan for at least two years. Only one in-service distribution is permitted from each of your Plan accounts per calendar year.
Loans are also permitted from your 401(k) Plan accounts, subject to the loan administration policies then in effect and qualified plan loan limitation rules in the Internal Revenue Code.
Distribution Upon Retirement or Disability. Upon your retirement or disability, you will receive your 401(k) Plan benefits in a lump sum payment or, if the value of your 401(k) Plan accounts exceeds $1,000, in annual installments over a period of time less than your life expectancy. You elect the form of distribution. You may also elect to receive partial payments, if the partial payment amount is at least $1,000.
Distribution Upon Death. If you die prior to your benefits being paid from the 401(k) Plan, your benefits will be paid to your surviving spouse or other properly designated beneficiary, or if there is no designated beneficiary, the beneficiary determined under the Plan rules. The death benefit may be paid in a distribution form permitted by the Plan, generally either a lump sum or annual installments.
Distribution Upon Termination for any Other Reason. If you terminate your employment for any reason other than retirement, disability or death and your vested 401(k) Plan account balances exceed $1,000, your distribution will commence to be made upon the April 1 of the year following the year in which you attain age 70½ , unless you request an earlier distribution date. You may elect to have your vested 401(k) Plan accounts distributed to you in accordance with one of the distribution alternatives that are available to you had you retired or became disabled, as described above. If your vested account balances do not exceed $1,000, they will be distributed to you as soon as administratively practicable in a lump sum following your termination of employment.
Form of Distribution. Distributions from the 401(k) Plan will generally be in the form of cash. You may also elect to have that portion of your distribution that is invested in the Stock Fund distributed to you in First Northwest common stock.
Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the 401(k) Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan shall be void.
Reports to 401(k) Plan Participants
As soon as practicable after the end of each calendar quarter, the plan administrator will furnish to each participant a statement showing (i) balances in the participant’s accounts as of the end of that period, (ii) the amount of contributions allocated to his or her accounts for that period, and (iii) the number of units in each of the

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investment funds and the value thereof. Participants may also access information regarding their 401(k) Plan Accounts by using internet access made available by Pentegra, the plan administrator.
Amendment and Termination
We intend to continue to participate in the 401(k) Plan. Nevertheless, we may amend or terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then, regardless of other provisions in the 401(k) Plan, each participant affected by the termination shall become fully vested in all of his or her accounts.
Federal Income Tax Consequences
The following is a brief summary of the principal federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.
As a “tax-qualified retirement plan,” the Internal Revenue Code affords the 401(k) Plan special tax treatment, including:

•	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

•	participants pay no current income tax on their 401(k) contributions. 401(k) contributions are, however, subject to FICA (the Federal Insurance Contributions Act) and Medicare tax withholding;

•	participants pay no taxes on amounts contributed by the employer on their behalf;

•	earnings of the 401(k) Plan are tax‑deferred, thereby permitting the tax‑free accumulation of income and gains on investments; and

•	401(k) Plan distributions are eligible for tax-favored treatment.

We will administer the 401(k) Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law.
Taxation of Distributions. Generally, 401(k) Plan distributions are taxable as ordinary income for federal income tax purposes. States may also impose income taxes on 401(k) Plan distributions.
Rollovers and Direct Transfers to Another Qualified Plan or to an IRA; Mandatory Tax Withholding. Except as discussed below, you may roll over distributions from the 401(k) Plan to another tax‑favored plan or to a traditional or “Roth” IRA without regard to whether the distribution is a lump sum distribution or a partial distribution. (A Roth IRA generally provides for nondeductible contributions, no income tax on distributions that are “qualified distributions”, and exemption from certain minimum required distribution rules.) You have the right to elect to have the trustee transfer all or any portion of an “eligible rollover distribution” directly to another qualified retirement plan (subject to the provisions of the recipient qualified plan) or to an IRA. If you transfer the eligible rollover distribution to a Roth IRA, then you must include the value of the distribution in current taxable income. If you do not elect to have an “eligible rollover distribution” transferred directly to another qualified plan or to an IRA, then the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. Your state also may impose tax withholding on your taxable distribution. An “eligible rollover distribution” means any amount distributed from the 401(k) Plan except: (i) a distribution that is either one of a series of substantially equal periodic payments (not less frequently than annually) made for your life (or life expectancy) or the joint lives of you and your designated beneficiary or paid over a specified period of ten years or more; (ii) any amount required to be distributed under the minimum distribution rules; (iii) hardship distributions, and (iv) any other distributions excepted under applicable federal law.

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Ten-Year Averaging Rules. Under a special grandfather rule, if you have completed at least five years of participation in the 401(k) Plan before the taxable year in which the distribution is made, and you turned age 50 by 1986, you may elect to have your lump sum distribution taxed using a “ten-year averaging” rule. The election of the special averaging rule applies only to one lump sum distribution you or your beneficiary receive, provided such amount is received on or after you attain age 59½ and you elect to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the ten-year averaging rule or receive a lump sum distribution on account of your death.
Additional Tax on Early Distributions. A participant who receives a distribution from the 401(k) Plan prior to attaining age 59½ will be subject to an additional income tax equal to 10% of the amount of the distribution. The 10% additional income tax will not apply, however, in certain cases, including (but not limited to) distributions rolled over or directly transferred into an IRA or another qualified plan, or the distribution is (i) made to a beneficiary (or to the estate of a participant) on or after the death of the participant, (ii) attributable to the participant’s being disabled within the meaning of Section 72(m)(7) of the Internal Revenue Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the participant or the joint lives (or joint life expectancies) of the participant and his beneficiary, (iv) made to the participant after separation from service under the 401(k) Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order or (vii) made to effect the distribution of excess contributions or excess deferrals.
This is a brief description of federal income tax aspects of the 401(k) Plan which are of general application under the Internal Revenue Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences that may be particular to you of participating in and receiving distributions from the 401(k) Plan.
ERISA and Other Qualification
The 401(k) Plan is subject to certain provisions of the Employee Retirement Income Security Act of 1974, the primary federal law governing retirement plans, and is intended to be a qualified retirement plan under the Internal Revenue Code.
Restrictions on Resale
Any person receiving shares of First Northwest common stock under the 401(k) Plan who is an “affiliate” of First Northwest as the term “affiliate” is used in Rules 144 and 405 under the Securities Act of 1933, as amended (e.g., directors, officers and significant shareholders of First Northwest), may re‑offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act of 1933, as amended. Any person who may be an “affiliate” of First Northwest may wish to consult with counsel before transferring any First Northwest common stock owned by him or her. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of First Northwest common stock acquired under the 401(k) Plan, or other sales of First Northwest common stock.
Securities and Exchange Commission Reporting and Short‑Swing Profit Liability
Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons beneficially owning more than 10% of public companies such as First Northwest. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales and participation in savings and retirement plans must be reported on a Form 4 within two business days of when a change occurs. Certain other changes in beneficial ownership, such as gifts and inheritances, may be reported on a Form 4 or annually on a Form 5 within 45 days after the close of our fiscal year. Ownership of First Northwest common stock in the Stock Fund of the 401(k) Plan by our officers, directors and persons beneficially owning more than 10% of the outstanding First Northwest common

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stock must be reported to the Securities and Exchange Commission at least annually on a Form 4 or Form 5 by such individuals.
Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by us of any profits realized by an officer, director or any person beneficially owning more than 10% of the First Northwest common stock resulting from the purchase and sale or sale and purchase of First Northwest common stock within any six-month period. The Securities and Exchange Commission rules provide an exemption from the profit recovery provisions of Section 16(b) for certain transactions within an employee benefit plan, such as the 401(k) Plan, provided certain requirements are met. If you are subject to Section 16, you should consult with counsel regarding the applicability of Section 16 to specific transactions involving the 401(k) Plan.
LEGAL OPINIONS
The validity of the issuance of First Northwest common stock will be passed upon by Breyer & Associates PC, McLean, Virginia, which firm acted as special counsel for First Northwest and First Federal in connection with the conversion and stock offering.

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INVESTMENT ELECTION FORM
PARTICIPANT ELECTION TO INVEST IN
FIRST NORTHWEST BANCORP COMMON STOCK
(“STOCK FUND”)

First Federal Savings and Loan Association of Port Angeles 401(k) Plan

If you would like to participate in the stock offering using amounts currently in your account in the First Federal Savings and Loan Association of Port Angeles 401(k) Plan, please complete this form and return it to Elaine Gentilo, Chief People Officer, First Federal Savings and Loan Association of Port Angeles, 105 West 8th Street, Port Angeles, Washington 98362 by no later than 4:00 p.m., Pacific time, on ______________, 2014.

Participant’s Name (Please Print): _______________________________________________________________
Address: ___________________________________________________________________________________
Street	City	State	Zip Code

Social Security Number: __________________

1.    Background Information

First Northwest Bancorp (“First Northwest”) will be issuing shares of common stock to certain eligible depositors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) and the public in connection with the conversion of First Federal from the mutual to the stock form of organization.

Participants in the First Federal Savings and Loan Association of Port Angeles 401(k) Plan (the “401(k) Plan”) are being given an opportunity to direct the trustee of the 401(k) Plan to purchase First Northwest common stock in the offering with amounts currently in their 401(k) Plan account by acquiring units of the Stock Fund, an investment fund under the 401(k) Plan comprised of First Northwest common stock and cash. (Employees who would like to purchase shares of First Northwest common stock in the offering with funds other than amounts currently in their 401(k) Plan account may do so by completing the order form that accompanies the prospectus.) Units of the Stock Fund will be valued in the stock offering at $10.00 per unit, and will be comprised of both First Northwest Stock (likely between 94 and 97 percent of a unit) and cash or a cash equivalent (likely between 3 and 6 percent of a unit).

Because it is actually the 401(k) Plan that purchases the First Northwest common stock through the Stock Fund, participants would acquire a “participation interest” (expressed as units of the Stock Fund) in the shares and cash and would not own the shares and cash directly.

Prior to making a decision to direct the trustee to purchase units in the Stock Fund, we strongly urge you to carefully review the prospectus and the prospectus supplement that accompany this Investment Election Form. Your decision to direct the transfer of amounts credited to your account balances to the Stock Fund in order to purchase shares of First Northwest common stock in connection with the stock offering is irrevocable as of ______________. However, after the offering, you may transfer funds from the Stock Fund to other investment options in the 401(k) Plan, and from other investment options in the 401(k) Plan to the Stock Fund. Notwithstanding this irrevocability, participants may transfer out some or all of their units in the Stock Fund, if any, and into one or more of the 401(k) Plan’s other investment funds at such times as are provided for under the 401(k) Plan’s rules for such transfers.

Investing in any stock entails some risks and we encourage you to discuss your investment decision with your investment advisor before completing this form. Neither the trustee, nor the plan administrator, nor any employee of First Northwest or First Federal is authorized to make any representations about this investment. You should not rely on any information other than information contained in the prospectus and the prospectus supplement in making your investment decision.

Any shares purchased by the 401(k) Plan based on your election will be subject to the conditions and restrictions otherwise applicable to First Northwest common stock purchased directly by you in the stock offering. These restrictions are described in the prospectus and the prospectus supplement.

2.    Investment Elections

If you would like to participate in the stock offering with amounts currently in your 401(k) Plan account, please complete the table below, indicating what percentage of each of your current funds you would like to transfer into the Stock Fund. Percentages will be adjusted to the nearest $10.00, so that whole shares will be purchased. If the trustee is unable to fully implement your instructions due to an oversubscription in the stock offering, the portion that is not invested in the Stock Fund will be reallocated according to your then-current investment elections on file.

Please refer to the prospectus supplement regarding the minimum and maximum amounts that can be used to purchase Stock Fund units.

Indicate the percentage to be transferred from one or more of the following funds into the Stock Fund:

Percentage	Fund
____________%	S&P 500 Stock
____________%	Stable Value
____________%	S&P Midcap Stock
____________%	Short Term Investment
____________%	Long Treasury Index
____________%	International Index
____________%	Vanguard Growth Index
____________%	Vanguard Value Index
____________%	NASDAQ 100 Index
____________%	Russell 2000 Small Cap Index
____________%	US REIT Index
____________%	Aggregate Bond Index
____________%	Target Retirement Income
____________%	Target Retirement 2010
____________%	Target Retirement 2015
____________%	Target Retirement 2020
____________%	Target Retirement 2025
____________%	Target Retirement 2030
____________%	Target Retirement 2035
____________%	Target Retirement 2040
____________%	Target Retirement 2045
____________%	Target Retirement 2050
____________%	Target Retirement 2055
____________%	Government Short Term Investment
____________%	U.S. Inflation Protected Bond Index Securities

Note: If you do not complete this election, you will not participate in the offering by using your 401(k) Plan funds.

3.    Purchaser Information. The ability of participants in the Plan to purchase common stock in the stock offering and to direct their current account balances into the Employer Stock Fund may be based upon the participant’s status as an eligible account holder, supplemental eligible account holder or other member. Please indicate your status.

A.	[_] Eligible Account Holder - Check here if you were a depositor of First Federal with deposit account(s) totaling $50 or more as of the close of business on March 31, 2011.

B.
[_]    Supplemental Eligible Account Holder - Check here if you were a depositor of First Federal with deposit account(s) totaling $50 or more on deposit as of the close of business on _______________, 2014.

C.	[_] Other Member - Check here if you were a depositor or borrower of First Federal on the close of business on ________________, 2014, to the extent not included in a prior category.

4.    Participant Signature and Acknowledgment ‑ Required

By signing this investment election form, I authorize and direct the plan administrator and trustee to carry out my instructions. I acknowledge that I have been provided with and have received a copy of the prospectus and prospectus supplement relating to the issuance of First Northwest common stock that accompany this Investment Election Form. I am aware of the risks involved in investing in First Northwest common stock and understand that the trustee, plan administrator and any employee of First Northwest or First Federal are not responsible for my choice of investment. I understand that my failure to sign this acknowledgment will make this Investment Election Form null and void.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF FIRST NORTHWEST ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY FIRST NORTHWEST, FIRST FEDERAL OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of First Northwest common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation (FDIC) Consumer Response Center at (800) 378-9581.

Participant’s Signature: __________________________________________ Date Signed: ________________

This form must be completed and returned to __________________,

First Federal Savings and Loan Association of Port Angeles
105 West 8th Street
Port Angeles, Washington 98362
by no later than
4:00 p.m., Pacific time, on ______________, 2014.

PROSPECTUS
Up to 10,580,000 Shares of Common Stock
(Subject to increase to up to 12,167,000 shares)

FIRST NORTHWEST BANCORP (Proposed Holding Company for First Federal)
First Northwest Bancorp, a Washington corporation, is offering up to 10,580,000 shares of our common stock for sale in connection with the conversion of First Federal Savings and Loan Association of Port Angeles (“First Federal”) from the mutual to stock form of organization. As part of the conversion, First Federal will become our wholly owned subsidiary. We may increase the maximum number of shares that we sell in the offering by up to 15%, to 12,167,000 shares, as a result of the demand for shares or changes in market and financial conditions. The shares are being offered for sale at a price of $10.00 per share. We expect our common stock will be listed on the Nasdaq Capital Market under the symbol “FNBC” upon completion of the offering. There is currently no public market for the shares of our common stock and we cannot predict whether an active and liquid trading market for our common stock will develop.

We are offering these shares for sale first to our depositors and other eligible subscribers in a subscription offering. Shares not subscribed for in the subscription offering may be offered in a community offering, with a preference given to natural persons residing in Clallam, Jefferson and Kitsap counties in the state of Washington. Any shares of common stock not purchased in the subscription or community offerings may be offered to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering, or in a separate firm commitment underwritten public offering. The syndicated offering or the firm commitment underwritten offering may commence before the subscription and community offerings (including any extensions) have expired. The subscription, community, syndicated and underwritten offerings are collectively referred to in this prospectus as the offering. In order to complete the offering, we must sell, in the aggregate, at least 7,820,000 shares. The minimum purchase is 25 shares. The subscription offering is scheduled to end at 5:00 p.m., Pacific time, on _________ __, 2014 and we expect that the community offering will terminate at the same time. However, we may extend this expiration date, without notice to you, until _________ __, 2014 unless the Washington Department of Financial Institutions and the Federal Deposit Insurance Corporation approve a later date, which may not be extended beyond _________ __, 2016. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond _________ __, 2014. If the offering is extended beyond _________ __, 2014, subscribers will have the right to modify or rescind their purchase orders. First Northwest Bancorp will hold all subscribers’ funds received before the completion of the conversion in a segregated account at First Federal until the conversion is completed or terminated. We will pay interest on all funds received at a rate equal to First Federal’s statement savings rate, which is currently ___% per annum. Funds will be returned promptly with interest if the conversion is terminated.

In addition to the shares that we will sell in the offering, we intend to establish a charitable foundation in connection with the conversion and fund it with $400,000 in cash and the remainder in shares of common stock so that the total amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering.

Subscribers will not pay any commissions to purchase shares of common stock in the offering. Sandler O’Neill & Partners, L.P. will assist us in our selling efforts on a best efforts basis in the subscription and community offerings, and will serve as sole book-running manager of any syndicated or firm-commitment underwritten offering. Sandler O’Neill & Partners, L.P. is not required to purchase any of the common stock that is being offered for sale in the subscription and community offerings. No shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated or firm commitment underwritten offering.

Investing in our common stock involves a high degree of risk, including the possible loss of principal.
Please read “Risk Factors” beginning on page __.

TERMS OF THE OFFERING
Price Per Share: $10.00; Minimum Subscription: 25 shares or $250

	Minimum	Maximum	Maximum as adjusted

Number of Shares	7,820,000	10,580,000	12,167,000
Gross Offering Proceeds	$78,200,000	$105,800,000	$121,670,000
Estimated Selling Agent Fees and Expenses(1)	$796,065	$1,048,219	$1,193,207
Estimated Other Expenses	$2,105,000	$2,105,000	$2,105,000
Estimated Net Proceeds to First Northwest Bancorp	$75,298,935	$102,646,781	$118,371,793
Estimated Net Proceeds Per Share	$9.63	$9.70	$9.73

(1)
The amounts shown assume that all of the shares offered are sold in the subscription and community offerings with a fee of 1.00% payable on all shares (excluding insider purchases, shares purchased by our employee stock ownership plan and shares issued to our foundation, for which no selling agent fee will be paid) and reflect selling agent expenses, including legal fees, of $140,000. If all shares of common stock are sold in the syndicated offering or firm commitment underwritten offering (excluding insider purchases and shares purchased by the employee stock ownership plan and issued to our foundation, for which no selling agent fees will be paid), the selling fee will be 5.25% and the maximum selling agent fees and expenses would increase to $3.8 million at the minimum, $5.1 million at the maximum and $5.9 million at the adjusted maximum. For additional information regarding selling agent fees and expenses, see “The Conversion and Offering – Marketing Arrangements.”

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Washington Department of Financial Institutions, nor any other federal agency or state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For information on how to subscribe, call the stock information center at (____) ____-____.

Sandler O’Neill + Partners, L.P.
________ __, 2014

BRITISH COLUMBIA
CANADA
Whatcom County
Bellingham
San Juan Island
Skagit County
Victoria
Port Townsend
Sequim (2)
Forks
Clallam County
Port Angeles (4)
Snohomish County
Silverdale
Jefferson County
Kitsap County
Seattle
Mason County
King County
Grays Harbor
Olympia
Tacoma
Thurston County
Pierce County
WASHINGTON
Seattle
Tacoma
Olympia
Banking Offices
Loan Production Office

First Federal

Banking Offices:

Eastside
1603 E. First Street
Port Angeles, Washington 98362

Sequim Avenue
333 N. Sequim Avenue
Sequim, Washington 98382

Forks
131 Calawah Way
Forks, Washington 98331

Port Townsend
1321 Sims Way
Port Townsend, Washington 98368

Silverdale
3035 Bucklin Hill Road
Silverdale, Washington 98383

Loan Production Office:

TABLE OF CONTENTS
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of First Northwest Bancorp and its subsidiaries may change after the date of this prospectus. Delivery of this prospectus and the sales of shares made hereunder does not mean otherwise.

SUMMARY
This summary provides an overview of the key aspects of the stock offering as described in more detail elsewhere in this prospectus and may not contain all the information that is important to you. To completely understand the stock offering, you should read the entire prospectus carefully, including the sections entitled “Risk Factors” and “The Conversion and Stock Offering” beginning on pages __ and ___, respectively, and the consolidated financial statements and the notes to the consolidated financial statements beginning on page F-1, before making a decision to invest in our common stock.
Overview
As part of First Federal's conversion to stock ownership, First Northwest Bancorp is conducting this offering of between 7,820,000 and 10,580,000 shares of common stock to raise additional capital to support our continued growth. We may increase the maximum number of shares that we sell in the offering by up to 15% to 12,167,000 shares, as a result of the demand for shares or changes in market and financial conditions. The offering includes a subscription offering in which depositors of First Federal and certain other persons have prioritized subscription rights. There are limitations on how many shares a person may purchase in the offering. The amount of capital being raised is based on an appraisal of First Northwest Bancorp. Most of the terms and requirements of this offering are required by regulations of the Washington Department of Financial Institutions, or DFI, and the Federal Deposit Insurance Corporation, or FDIC and the Board of Governors of the Federal Reserve System, or Federal Reserve.
The following tables show how many shares of common stock may be issued in the offering and contributed to the foundation, exclusive of any shares to be issued if our proposed stock-based equity incentive plan is adopted.

	Shares to be sold to the public in this offering		Shares to be sold to the employee stock ownership plan(2)		Shares to be issued to the foundation(3)		Total shares of common stock to be outstanding after the offering
	Amount	%(1)	Amount	%(1)	Amount	%	Amount	%

Minimum	7,147,552	85.0%	672,448	8.0%	585,600	7.0%	8,405,600	100.0%
Midpoint	8,408,320	85.0	791,680	8.0	696,000	7.0	9,896,000	100.0
Maximum	9,669,088	84.9	910,912	8.0	806,400	7.1	11,386,400	100.0
Maximum, as adjusted	11,118,971	84.9	1,048,029	8.0	933,360	7.1	13,100,360	100.0

_________________
(1) As a percentage of total shares sold in the offering (including shares issued to the First Federal Community Foundation).
(2) Assumes 8% of the shares sold in the offering (including shares issued to the First Federal Community Foundation) are sold to the employee stock ownership plan.
(3) Assumes $400,000 in cash is contributed to the foundation and the remainder in shares of common stock so that the total amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering.

First Northwest Bancorp
First Northwest Bancorp is a newly formed Washington corporation that will hold all of the outstanding shares of First Federal following the conversion to stock ownership. First Northwest Bancorp is conducting the stock offering in connection with the conversion of First Federal from the mutual to the stock form of organization. Upon completion of the offering, First Northwest Bancorp will be a bank holding company and its primary regulator will be the Federal Reserve.
First Federal Savings and Loan Association of Port Angeles
First Federal is a Washington-chartered, community-based savings bank primarily serving the North Olympic Peninsula (Clallam and Jefferson counties) region of Washington through nine full-service banking offices, eight of which are located within Clallam and Jefferson counties, Washington, and one in Kitsap County. In addition, in July 2012, we opened a loan production office in Bellingham, Washington. We recently relocated our branch within Kitsap County and plan to continue to grow our franchise by adding up to four additional de novo full service branch offices in the contiguous counties in the Puget Sound region over the three years following the conversion. We intend to expand primarily through internal growth; however, we will also consider acquisitions of other financial institutions and bank branches located in the Puget Sound region.
As a mutual savings bank, First Federal has a board of trustees that oversees its activities. Following the conversion, First Federal’s existing board of trustees will continue as a board of directors for First Federal and for First Northwest Bancorp. For purposes of this prospectus, references to the board of directors also include the board of trustees of First Federal in its present mutual form. First Federal is a member of the Federal Home Loan Bank of Seattle, and its deposits are insured by the FDIC up to applicable limits. First Federal is subject to comprehensive regulation, examination and supervision by the DFI and the FDIC. At June 30, 2014, we had total assets of $795.3 million, deposits of $600.4 million, and equity of $81.0 million. First Federal maintains a website at www.ourfirstfed.com. The information on our website is not part of this prospectus.
Our Operating Strategy
Throughout most of our over 90-year history, we have operated as a traditional savings and loan association, attracting deposits and investing those funds primarily in residential mortgage loans and investment securities. During the past decade, recognizing our need to adapt to changing market conditions, we have revised our operating strategy to expand our lending area, diversify our loan portfolio, expand our deposit product offerings and enhance our infrastructure. We have reorganized and strengthened our senior management team and enhanced our infrastructure through investments in systems upgrades and additional personnel. We have increased the origination of commercial real estate and multi-family real estate loans, and decreased reliance on originating and retaining longer-term, fixed-rate, owner-occupied residential mortgage loans. Since 2009, we have generally sold most newly originated and refinanced, conforming single-family owner-occupied mortgage loans into the secondary market, although since 2012, we have selectively added 30-year fixed-rate mortgages to the portfolio in an effort to enhance our net interest income. We have historically offered traditional consumer and business deposit products, including transaction accounts, savings and money market accounts and certificates of deposit. Over the past several years, we have added remote deposit capture, consumer and business on-line banking and consumer mobile banking capabilities. At our new Kitsap County branch location, we installed interactive teller machines that allow our customers to conduct business with a teller through the video monitor. At June 30, 2014, transaction, money market and savings deposits comprised 77.7% of total deposits.

Our objective is to develop First Federal into an independent high performing bank focused on meeting the needs of individuals, small businesses and community organizations in the Puget Sound region through exceptional service and competitive products. After the conversion and offering, we intend to implement the following strategies to achieve our objective:

•
Increasing our portfolio of higher yielding commercial loans. Through increased originations and purchases, we intend to increase our loan to deposit ratio and the percentage of our loan portfolio consisting of higher-yielding commercial real estate and commercial business loans. These loan categories offer higher risk-adjusted returns, shorter maturities and more sensitivity to interest rate fluctuations than traditional fixed-rate, one- to four-family residential loans. Our commercial real estate, commercial business and multi-family real estate loans have increased from $99.8 million, or 20.8% of total loans, at June 30, 2010 to $190.7 million, or 37.8% of total loans, at June 30, 2014. The increase resulted in part from developing relationships with new loan referral sources, including our board of directors and loan brokers, pursuing loan purchase and participation opportunities, competing successfully in new and existing markets, and benefiting from the improvement of the economy in northwestern Washington.

•
Maintaining our focus on asset quality. We believe that strong asset quality is a key to our long-term financial success. We are focused on monitoring existing performing loans, resolving nonperforming loans and selling foreclosed assets. Nonperforming assets have decreased from their peak of $18.9 million, or 2.6% of total assets, at June 30, 2010, to $6.8 million, or 0.9% of total assets, at June 30, 2014. The level of our nonperforming assets has been reduced through write-downs, collections, modifications and sales of real estate owned and repossessed assets. We have taken proactive steps to resolve our nonperforming loans, including negotiating repayment plans, forbearances, loan modifications and loan extensions with our borrowers when appropriate. We have also accepted short payoffs on delinquent loans, particularly when such payoffs result in a smaller loss to us than foreclosure. We also retain the services of independent firms to periodically review segments of our loan portfolio and provide comments regarding our loan policies and procedures.

•
Attracting core deposits and other deposit products. Our strategy is to emphasize relationship banking with our customers to obtain a greater share of their deposits, with specific emphasis on their core transaction accounts. We believe this emphasis will help to increase our level of core deposits and locally-based retail certificates of deposit. In addition to our retail branches, we maintain state-of-the-art technology-based products, such as on-line personal financial management, business online banking, business remote deposit products, mobile remote deposit services through smartphones and tablets, account-to-account transfer services between First Federal and other banks and person to person funds transfer through smartphones and tablets that enable us to compete effectively with banks of all sizes. We have enhanced our integrated mobile banking platform by introducing applications for both smartphones and tablets and we have begun implementing a new branching structure that includes extended banking hours through interactive teller machines.

•
Expanding our market presence and capturing business opportunities resulting from changes in the competitive environment. By delivering high quality, customer-focused products and services, we believe we can attract additional borrowers and depositors and thus increase our market share and revenue generation in our primary market area. As the local economy continues to recover and loan demand strengthens, we also believe that opportunities will exist in the Puget Sound region to expand our franchise. We plan to add up to four de novo full service branch offices in the contiguous counties in the Puget Sound region during the three years following the conversion. We also expect that community bank consolidation will continue to take place and we may consider acquiring individual branches or other banks. We do not, however, currently have any understandings or agreements regarding any specific acquisitions and will be disciplined when evaluating and deciding on future acquisitions, recognizing that there may also be opportunity for increasing our market share as a result of customer dissatisfaction from other transactions or changes in strategy of market competitors. Our primary focus for expansion will be in the Northwest Washington markets we know and understand, although we may consider opportunities that arise in other parts of Western Washington.

•
Hiring experienced employees with a customer sales and service focus. Our goal is to compete by relying on the strength of our customer service and relationship building. We believe that our ability to attract banking professionals who have a significant knowledge of existing and new market areas, possess strong business banking sales and service skills, and maintain a focus on community relationships is critical to our success. We intend to hire additional experienced lenders and business development officers who are established in their communities to enhance our market position and add profitable growth opportunities.
For a more detailed description of our products and services, as well as our business operating strategy and goals, see “Business of First Federal” beginning on page __.
First Federal Community Foundation

To continue our long-standing commitment to our local communities, First Federal has established a charitable foundation, the First Federal Community Foundation, as a non-stock Washington corporation in connection with the conversion. We will fund the foundation with $400,000 in cash and the remainder in shares of common stock so that the total amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering. Based on the purchase price of $10.00 per share, we will fund the foundation with 696,000 shares of our common stock at the midpoint of the offering range. Assuming this amount, our contribution to the foundation will reduce net earnings by $4.9 million, after tax, in the quarter in which the foundation is funded. The foundation will make grants and donations to qualified charitable organizations and/or public entities in the communities in which First Federal maintains full service branches. First Federal may make future contributions to the foundation as deemed appropriate by First Federal’s board of directors, subject to any capital needs and requirements or other regulatory limitations that may be applicable. It is anticipated that the foundation will distribute at least 5% of its net investment assets each year, as necessary to comply with the private foundation rules of the Internal Revenue Code.
The Conversion and Stock Offering
We do not have shareholders in our current mutual form of ownership. The conversion is a series of transactions by which we are reorganizing from a mutual savings bank structure to a stock holding company which will be 100% owned by shareholders. As a result of the conversion, First Federal will be owned directly by First Northwest Bancorp. Voting rights in First Northwest Bancorp will be vested solely in the shareholders following the conversion.
The chart below shows our structure before the conversion and offering:

Depositors

First Federal

The chart below shows our structure after the conversion and offering:

Shareholders

100% of common stock
First Northwest Bancorp

100% of common stock
First Federal

Terms of the Offering
We are offering between 7,820,000 and 10,580,000 shares of common stock to those with subscription rights in the following order of priority:

(1)	Depositors who held at least $50 with us as of the close of business on March 31, 2011.

(2)
Tax qualified plans, including our employee stock ownership plan and 401(k) plan, will receive nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock in the offering, including shares issued to the foundation. We expect the employee stock ownership plan to purchase 8% of the common stock sold in the offering.

(3)	Depositors of First Federal (other than directors and executive officers and their associates), who held at least $50 with us as of the close of business on ________ __, 2014.

(4)	Depositors and borrowers with us as of the close of business on ________ __, 2014 to the extent not already included in a prior category.
We may increase the maximum number of shares that we sell in the offering by up to 15% to 12,167,000 shares with the approval of the DFI and the FDIC and without any notice to you as a result of market demand, regulatory considerations or changes in financial conditions. If we increase the offering up to 12,167,000 shares, you will not have the opportunity to change or cancel your stock order. The offering price is $10.00 per share. All purchasers will pay the same purchase price per share. No commission will be charged to purchase shares in the offering.
If we receive subscriptions for more shares than are being offered in the offering, shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion. Shares of common stock not subscribed for in the subscription offering may be offered to the general public in a community offering with a preference given to natural persons residing in Clallam, Jefferson, and Kitsap counties, Washington. The community offering may commence concurrently with, during or promptly after the subscription offering. Any shares remaining unsold following completion of the subscription and community offerings may be offered to the public in a syndicated offering or firm commitment underwritten offering. No shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated or firm commitment underwritten offering. See “The Conversion and Stock Offering - Subscription Offering and Subscription Rights,” “- Community Offering” and “- Syndicated or Firm Commitment Underwritten Community Offering.”

Sandler O’Neill & Partners, L.P., our selling agent in connection with the offering, will use its best efforts to assist us in selling our common stock in the subscription and community offerings. Sandler O’Neill & Partners, L.P. is not obligated to purchase any shares of common stock in the subscription and community offerings. For further information about the role of Sandler O’Neill & Partners, L.P. in the offering, see “The Conversion and Stock Offering - Marketing Arrangements.”

Reasons for the Conversion and Offering
The primary reasons for our decision to conduct the conversion and the offering are to:

•
increase our capital, which will give us the financial strength to better serve our customers by increasing our lending activities, particularly commercial real estate and commercial business lending, and exploring the development of new products and services;

•
provide us with additional financial resources to support our continued growth and expansion through additional branching activities, and to consider future acquisitions of other community banks, including the ability to offer our stock as consideration for such an acquisition, although we have no current understandings or agreements with respect to any such acquisitions;

•	help us maintain and further expand our philanthropic endeavors to the communities we serve through the formation and funding of the First Federal Community Foundation;

•	help us attract and retain qualified management;

•	provide our customers and other members of our communities with the opportunity to become owners of First Federal through the purchase of our common stock; and

•	structure our business in a form that will enable us to have more flexible access to the capital markets in the future.

How We Determined the Offering Range and the $10.00 Price Per Share
The amount of common stock we are offering is based on an independent appraisal by RP Financial, LC. (“RP Financial”), an appraisal firm experienced in appraisals of financial institutions, of the estimated pro forma market value of First Northwest Bancorp, assuming the conversion and offering are completed. The appraisal was based in part on our consolidated financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of our common stock in the offering, our establishment and funding with stock and cash of the foundation and an analysis of a peer group of publicly-traded companies utilized by RP Financial in its appraisal that RP Financial considers comparable to First Northwest Bancorp.
RP Financial concluded that, as of August 15, 2014, the estimated pro forma market value of First Northwest Bancorp was $99.0 million. This pro forma market value is the midpoint of a valuation range established in accordance with regulation of a minimum of $84.1 million and a maximum of $113.9 million, inclusive of shares to be issued to the foundation. Based on this market value and a $10.00 per share purchase price, selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions, the number of shares of our common stock that will be offered for sale will range from 7,820,000 to 10,580,000, with a midpoint of 9,200,000. If a greater demand for shares of our common stock or a change in financial or market conditions warrant, the offering range may be increased by up to 15.0%. At this adjusted maximum of the offering range, the estimated pro forma market value is $131.0 million and the number of shares of common stock offered for sale will be 12,167,000.
In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements. RP Financial also had various discussions with management and considered the following factors, among others:

•	certain historical, financial and other information relating to First Federal;

•	the projected results of operations and financial condition of First Northwest Bancorp;

•	the economic and demographic conditions in our existing market area;

•	a comparative evaluation of the operating and financial characteristics of First Federal with the peer group companies discussed below;

•	the impact of the conversion and the offering on First Northwest Bancorp’s shareholders’ equity and earnings potential;

•	the proposed dividend policy of First Northwest Bancorp; and

•	the trading market for the securities of the peer group institutions and general conditions in the stock market for all publicly traded thrift institutions.
RP Financial did not perform a detailed analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.
RP Financial also considered that we intend to issue shares of First Northwest Bancorp common stock to the First Federal Community Foundation, a charitable foundation that will be established in connection with the conversion. The intended contribution of shares of common stock to the foundation has the effect of reducing the number of shares that may be offered in the offering. The foundation will be funded with $400,000 in cash and the remainder in shares of common stock so that the total amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering. We will not receive any conversion proceeds in connection with the issuance of these shares, and thus, our pro forma book value and earnings will be lower, resulting in a lower pro forma value for First Northwest Bancorp. See “– First Northwest Bancorp has Established a Foundation” and “Comparison of Valuation and Pro Forma Information With and Without the Foundation.”
RP Financial relied primarily on a comparative market value methodology in determining the pro forma market value of our common stock. In applying this methodology, RP Financial analyzed financial and operational comparisons of First Federal with a selected peer group of publicly traded savings institutions that RP Financial considered comparable to us. The peer group used by RP Financial consists of ten companies listed in the table below. The pro forma market value of First Northwest Bancorp’s common stock was determined by RP Financial based on the market pricing ratios of the peer group, subject to certain valuation adjustments based on differences between First Federal and the institutions comprising the peer group. RP Financial took into account the after market pricing characteristics of recently converted savings institutions. RP Financial utilized the results of this overall analysis to establish pricing ratios that resulted in the determination of the pro forma market value.
The selection criteria for the peer group included consideration of geographic location, earnings, asset size, and asset quality. The peer group companies are:

Peer Group Companies (Ticker Symbol)	City and State	Assets as of June 30, 2014
		(In millions)

First Financial Northwest, Inc. (FFNW)	Renton, WA	$899
Riverview Bancorp, Inc. (RVSB)	Vancouver, WA	825
Timberland Bancorp, Inc. (TSBK)	Hoquiam, WA	728
First Savings Financial Group, Inc. (FSFG)	Clarksville, IN	702
First Clover Leaf Financial Corp. (FCLF)	Edwardsville, IL	639
Cheviot Financial Corp. (CHEV)	Cheviot, OH	581
IF Bancorp, Inc. (IROQ)	Watseka, IL	578	(1)
Eagle Bancorp Montana, Inc. (EBMT)	Helena, MT	539
FS Bancorp, Inc. (FSBW)	Mountlake Terrace, WA	436
Anchor Bancorp (ANCB)	Lacey, WA	389

(1) As of March 31, 2014.

Two measures investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and the ratio of the offering price to the issuer’s annual net income. RP Financial considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total shareholders’ equity, and represents the difference between the carrying value of the issuer’s assets and liabilities. Tangible book value is equal to total shareholders’ equity less intangible assets. Reported earnings reflect the net income recorded for the twelve months ended June 30, 2014. Core earnings represent earnings adjusted for non-operating items.
The following table presents a summary of selected pricing ratios for the peer group companies and First Northwest Bancorp (on a pro forma basis). The pricing ratios are based on book value, earnings and other information as of and for the twelve months ended June 30, 2014 or the last twelve months for which data is available, stock price information as of August 15, 2014, as reflected in RP Financial’s appraisal report, dated August 15, 2014, and the number of shares assumed to be outstanding as described in “Pro Forma Data.” Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 255.5% on a price-to-earnings basis, a premium of 255.3% on a price-to-core earnings basis, a discount of 24.9% on a price-to-book value basis, and a discount of 32.0% on a price-to-tangible book value basis.

	Price-to- earnings multiple	Price-to-core earnings multiple	Price-to-book value ratio	Price-to-tangible book value ratio

First Northwest Bancorp
Minimum of offering range	37.9x	39.2x	56.8%	56.8%
Midpoint of offering range	46.2x	47.9x	61.8%	61.8%
Maximum of offering range	55.1x	57.2x	66.1%	66.1%
Maximum of offering range, as
adjusted	66.2x	68.8x	70.2%	70.2%

Valuation of peer group companies using stock market prices as of August 15, 2014
Average	15.5x	16.1x	88.0%	97.2%
Median	15.4x	16.1x	89.5%	94.7%

Our board of directors reviewed the appraisal report of RP Financial, including the methodology and the assumptions used, and determined that the valuation range was reasonable and adequate.
The independent appraisal does not indicate per share market value. Do not assume or expect that the valuation of First Northwest Bancorp as indicated above means that, after the conversion and the offering, the shares of common stock will trade at or above the $10.00 offering price. Furthermore, the pricing ratios presented above were utilized by RP Financial to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.
For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—How We Determined our Price and the Number of Shares to be Issued in the Stock Offering.”
RP Financial will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 12,167,000 shares in the offering without notice to you. If our pro forma market value at that time is either below $84.1 million or above $131.0 million, then, after consulting with the DFI and the FDIC, we may:

•	set a new offering range;

•	take such other actions as may be permitted by the DFI, the FDIC, the Federal Reserve and the Securities and Exchange Commission (“SEC”); or

•	terminate the offering and promptly return all funds, with interest.
If we set a new offering range, we will be required to cancel your stock order and promptly return your subscription funds, with interest calculated at the statement savings rate, and cancel any authorization to withdraw funds from your deposit accounts for the purchase of shares of common stock. You will have the opportunity to place a new stock order if we establish a new offering range.
Termination of the Offering
The subscription offering and community offering will end at 5:00 p.m., Pacific time, on _________ __, 2014, unless extended. The community offering and any syndicated offering or underwritten offering must be completed 45 days after the end of the subscription offering, or by ______ ___, 2014. If we do not get orders for at least the minimum number of shares by _________ __, 2014, we will either:
(1)    promptly return any payment you made to us, with interest, or cancel any withdrawal authorization you gave us; or
(2)    extend the offering, if allowed, and give you notice of the extension and of your rights to cancel, change or confirm your order. We must complete or terminate the offering by _________ __, 2016.
How We Will Use the Proceeds Raised From the Sale of Common Stock
The following table provides information on how we intend to use the net proceeds received from the stock offering, assuming that all of the shares offered are sold in the subscription and community offerings with a fee of 1.00% payable on all shares (excluding insider purchases, shares purchased by our employee stock ownership plan and shares issued to our foundation, for which no selling agent fee will be paid) and reflect selling agent expenses, including legal fees, of $140,000 .

	Minimum(1)	Maximum (1)	Maximum, as adjusted(1)
	(Dollars in thousands)

Retained by First Northwest Bancorp	$30,925	$42,214	$48,706
Loan to employee stock ownership plan	6,724	9,109	10,480
Contributed to First Federal	37,250	50,923	58,786
Contributed to the Foundation	400	400	400
Net proceeds from stock offering	$75,299	$102,646	$118,372
__________

(1)
If all shares of common stock are sold in the syndicated or firm commitment underwritten offering (excluding insider purchases, shares purchased by our employee stock ownership plan and shares issued to our foundation, for which no selling agent fee will be paid), the commissions of the selling agent and any other broker-dealers included in the syndicated or firm commitment underwritten offering would be approximately $3.7 million, $4.3 million, $5.0 million and $5.8 million at the minimum, midpoint, maximum and maximum as adjusted levels of the offering, respectively.

First Northwest Bancorp will purchase all of the capital stock of First Federal to be issued in the offering in exchange for a portion of the net proceeds. In no event will less than 50% of the net proceeds be transferred to First Federal in exchange for its shares. The portion of the net proceeds used by First Northwest Bancorp to purchase the capital stock of First Federal will be added to First Federal’s general funds for general corporate purposes and are initially expected to be invested initially in short-term liquid investments. In addition, a majority of the net proceeds retained by First Northwest Bancorp, excluding the amount needed to fund the loan to the employee stock ownership plan, is expected to be invested initially in short-term liquid assets, providing additional funds for reinvestment in earning assets and, subject to regulatory approval, paying cash dividends and repurchasing shares of our common stock. During the first 12 months following the conversion and offering, First Northwest Bancorp may not make any distributions of capital without the prior written approval of the Federal Reserve and the prior written non-objection of the DFI. See “Pro Forma Data” and “Management - Benefits to Be Adopted.” Any repurchases of our common stock during the three year period following the conversion is subject to the prior approval of the DFI and other bank regulatory agencies, as applicable. See “How We Intend to Use the Proceeds of the Offering.”
Subsequent to the completion of the offering, we intend to establish up to four de novo full service branches in the contiguous counties in the Puget Sound region over the next three years. Beyond this, and as described above, neither First Northwest Bancorp nor First Federal has any specific plans for the investment of the proceeds of this offering, nor have they allocated a specific portion of the proceeds to any particular use.
Our Dividend Policy
Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements and approvals . However, no decision has been made with respect to the payment of dividends. See “Our Policy Regarding Dividends.”
Plans to List the Common Stock for Trading on the Nasdaq Capital Market
We plan to list our common stock for trading on the Nasdaq Capital Market under the symbol “FNBC” and have submitted an application to The Nasdaq Stock Market LLC for this purpose. Sandler O’Neill & Partners, L.P. has advised us that it currently intends to become a market maker in the common stock, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop, or if developed will be maintained. After shares of the common stock begin trading, you may contact a stockbroker to buy or sell shares. Due to the unpredictability of the stock market and other factors, persons purchasing shares may not be able to sell their shares when they want to, or at a price equal to or above $10.00 per share.
Limitations on the Purchase of Common Stock in the Conversion
The minimum purchase is 25 shares.
The maximum purchase in the subscription offering by any person or group of persons through a single deposit account is $200,000 of common stock, which equals 20,000 shares.
The maximum purchase by any person in the community offering is $200,000 of common stock, which equals 20,000 shares.
The maximum purchase in the subscription offering and community offering combined by any person, related persons or persons acting together is $400,000 of common stock, which equals 40,000 shares.
If any of the following persons purchase common stock, their purchases when combined with your purchases , cannot exceed $400,000 or 40,000 shares:

(1)	your spouse, or your relatives or your spouse’s relatives living in your house;

(2)	companies or other entities in which you have a 10% or greater equity or substantial beneficial interest or in which you serve as a senior officer or partner;

(3)	a trust or other estate if you have a substantial beneficial interest in the trust or estate or you are a trustee or fiduciary for the trust or other estate; or

(4)
other persons who may be acting together with you (including, but not limited to, persons who file jointly a Schedule 13G or Schedule 13D Beneficial Ownership Report with the SEC, persons living at the same address or persons exercising subscription rights through qualifying deposits registered at the same address, whether or not related).

Subject to DFI and FDIC approval, we may increase or decrease the purchase limitations in the offering at any time. Our tax‑qualified benefit plans, including our employee stock ownership plan, are authorized to purchase in the aggregate up to 10% of the shares sold in the offering (including shares issued to the First Federal Community Foundation) without regard to these purchase limitations, however, it is expected that the employee stock ownership plan will purchase 8% of the common stock sold in the offering. See “The Conversion and Stock Offering - Limitations on Stock Purchases.”
How to Purchase Common Stock
Once we receive your order, you cannot cancel or change it without our consent. If First Northwest Bancorp changes the offering range to fewer than 7,820,000 shares or more than 12,167,000 shares, all subscribers will be notified and given the opportunity to change or cancel their orders. If you do not respond to the notice, we will return your funds promptly with interest or cancel your withdrawal authorization.
If you want to place an order for shares, you must complete and return the enclosed Stock Order Form (“stock order form”) along with full payment. Instructions for completing your stock order form are included with the form. Your order must be received by us (not postmarked) by 5:00 p.m., Pacific time, on _______ ___, 2014. Delivery of an original stock order form (we reserve the right to reject copies or facsimiles) and full payment may be made by overnight courier to the address listed on the top of the stock order form, by mail, using the Stock Order Reply envelope provided, or in person at the Stock Information Center. Please do not mail stock order forms to any First Federal branch office. You must sign the stock order form.
You may pay for shares in any of the following ways:

•	By personal check, bank check or money order made payable to First Northwest Bancorp.

•
By authorizing a withdrawal from a savings or certificate of deposit account at First Federal, designated on the stock order form. To use funds in an individual retirement account (“IRA”) at First Federal, you must transfer your account to a self-directed IRA at an unaffiliated institution or broker. Because transferring your account will take time, please contact the stock information center as soon as possible for assistance.

You may not designate withdrawal from First Federal accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds from such an account, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. First Federal is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a First Federal line of credit or third-party check to pay for shares of our common stock.
We will pay interest on your subscription funds at the rate First Federal pays on statement savings accounts from the date it receives your funds until the date the conversion is completed or terminated. All funds received before the completion of the conversion will be held in a segregated account at First Federal. All funds authorized for withdrawal from deposit accounts with First Federal will earn interest at the applicable account rate until the conversion is completed. There will be no early withdrawal penalty for withdrawals from certificates of deposit at First Federal used to pay for stock.
As indicated above, it may be possible for you to subscribe for shares of common stock using funds you hold within an IRA. However, only a self‑directed retirement account may hold common stock. First Federal’s IRAs are not self-directed, so they cannot be invested in common stock. If you wish to use some or all of the funds in your First Federal IRA, the applicable funds must be transferred to a self-directed account with an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks before the end of the offering period, for assistance with purchases using your IRA or other retirement account that you may have. Whether you may use these funds for the purchase of shares in the stock offering may depend on timing constraints and possible limitations imposed by the institution where the funds are held.

Purchases of Common Stock by Our Officers and Directors
Collectively, our directors and executive officers intend to subscribe for 141,900 shares regardless of the number of shares sold in the offering. This number equals 1.4% of the 9,896,000 shares that would be issued at the midpoint of the offering range, including shares issued to the First Federal Community Foundation. If fewer shares are sold in the offering, then executive officers and directors will own a greater percentage of First Northwest Bancorp. These shares do not include any shares that may be awarded or issued in the future under any stock-based equity incentive plan we intend to adopt or any shares that may be earned by employees under the employee stock ownership plan. Directors and executive officers will pay the same $10.00 per share price for these shares as everyone else who purchases shares in the conversion.
These proposed purchases of common stock by our directors and executive officers ( 1.7% and 1.2% of the aggregate shares sold in the offering, including shares issued to the First Federal Community Foundation, at the minimum and maximum of the offering range, respectively), together with the purchase by the employee stock ownership plan (8% of the aggregate shares sold in the offering and including shares issued to the First Federal Community Foundation) as well as the potential acquisition of common stock through the proposed equity incentive plan (an amount equal to 14% of the aggregate shares sold in the offering and issued to the First Federal Community Foundation) may result in ownership by insiders of First Northwest Bancorp in excess of 23% of the total shares sold in the offering. As a result, it could be more difficult to obtain majority support for shareholder proposals opposed by the board and management. See “Risk Factors - Risks Related to This Offering - The amount of common stock we will control, our articles of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of First Northwest Bancorp.” In addition, we intend to fund the foundation with $400,000 in cash and the remainder in shares of common stock so that the amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering. Although the directors of the foundation include two of our directors, Federal regulations impose a pro-rata voting limitation on the common stock held by the foundation. This limitation provides that these shares must be voted in the same ratio as all other shares voting on all proposals considered by our shareholders.
Tax Consequences of the Conversion
As a general matter, the conversion and offering will not be taxable transactions for federal or state income tax purposes to First Northwest Bancorp, First Federal, or persons eligible to subscribe in the subscription offering. Silver, Freedman,Taff & Tiernan, LLP has issued an opinion to us to the effect that consummation of the transactions contemplated by the conversion and offering qualifies as a tax‑free transaction for federal income tax purposes and should not result in the imposition of income taxes to First Northwest Bancorp, First Federal, or persons eligible to subscribe in the subscription offering. The Platt Irwin Law Firm has issued an opinion to us to the effect that consummation of the transactions contemplated by the conversion and offering should qualify as a tax-free transaction for Washington State income tax purposes and should not result in the imposition of income taxes to First Northwest Bancorp, First Federal or persons eligible to subscribe in the subscription offering. See “The Conversion and Stock Offering - Effects of the Conversion - Tax Effects of the Conversion.”
Benefits to Management from the Offering
We intend to establish an employee stock ownership plan, which will purchase 8% of the aggregate shares sold in the offering, including shares issued to the First Federal Community Foundation, or, alternatively, in the open market after the conversion. A loan from First Northwest Bancorp to the employee stock ownership plan, funded by a portion of the proceeds from this offering, will be used to purchase these shares. The loan will accrue interest at a fixed rate equal to the applicable long-term federal interest rate as published by the Internal Revenue Service in effect at the time the employee stock ownership loan is made. The employee stock ownership plan will provide a retirement benefit to all employees eligible to participate in the plan.

Currently, we intend to adopt and present to shareholders for approval at an annual or special meeting of shareholders, at least six months following the completion of the conversion, an equity incentive plan that will provide for grants of stock options and restricted stock awards to directors, officers and employees. Implementation of the equity incentive plan would be subject to prior shareholder approval. If we adopt the equity incentive plan, some of these individuals will be awarded shares of our common stock at no cost to them. As a result, both the employee stock ownership plan and the equity incentive plan will increase the voting control of management without any cash being paid by the recipient.
If we adopt an equity incentive plan within one year of the closing of the conversion, the number of options granted or restricted shares awarded under the proposed equity incentive plan may not, pursuant to Federal regulations, exceed 10% and 4%, respectively, of the total shares sold in this offering (including shares sold to our employee stock ownership plan and issued to the foundation).
The employee stock ownership plan and our proposed equity incentive plan will increase our future compensation costs, thereby reducing our earnings. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices generally require that they be based on the fair market value of the options or shares of common stock at the date of the grant; however, we expect them to be significant. We will recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and will recognize expenses for restricted stock awards and stock options generally over the vesting period of awards made to recipients. We estimate, once these plans are adopted, the increase in compensation expense will be approximately $1.5 million per year on an after-tax basis, based on the maximum of the valuation range and a stock price of $10.00 per share. See “Risk Factors - Risks Related to this Offering – Our equity incentive plans will increase our costs, which will reduce our income” and “Management - Benefits to Be Adopted.” Additionally, shareholders will experience a reduction in their ownership interest if newly issued shares of common stock are used to fund stock options and restricted stock awards. In the event newly issued shares of our common stock are used to fund stock options and restricted stock awards in an amount equal to 10% and 4%, respectively, of the total shares sold in this offering, including shares to be issued to the foundation, shareholders would experience dilution in their ownership interest of 9.1% and 3.9%, respectively, or 12.9% in the aggregate.
The following table summarizes the stock benefits that our officers, directors and employees may receive following the offering at the minimum and maximum of the offering range. It assumes that the proposed equity incentive plan is approved by shareholders within one year after completion of the offering to permit the (i) granting of options to purchase a number of shares equal to 10% of the shares outstanding after the offering (including shares issued to the First Federal Community Foundation) and (ii) awarding of a number of shares of common stock equal to 4% of the shares sold in the offering (including shares issued to the First Federal Community Foundation). It further assumes that, at the maximum of the offering range, a total of 10,580,000 shares will be sold to the public and issued to the foundation and that our tangible regulatory capital is 10% or more following the offering.

Plan/Awards	Individuals Eligible to Receive Awards	Number of Shares Based on Minimum of Offering Range	Number of Shares Based on Maximum of Offering Range	As a % of Outstanding Shares Issued in the Offering(1)	Value of Benefits Based on Minimum of Offering Range(2)	Value of Benefits Based on Maximum of Offering Range(2)
					(Dollars in thousands)
Employee stock ownership plan	Employees	672,448	910,912	8.0%	$6,724	$9,109

Restricted stock	Directors/ Employees	336,224	455,456	4.0	3,362	4,555

Stock options	Directors/ Employees	840,560	1,138,640	10.0	2,614	3,541
		1,849,232	2,505,008	22.0%	$12,700	$17,205
___________
(1)Including shares to be issued to the foundation.

(2)
For purposes of this table, fair value of shares held in the employee stock ownership plan and the restricted stock awards is assumed to be the offering price of $10.00 per share. The actual value of the shares held in the employee stock ownership plan and restricted stock awards will be determined based on their fair value as of the allocation date and the date the grants are made, respectively. The fair value of stock options has been estimated at $3.11 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0.0%; expected option life of 10 years; risk free interest rate of 2.53% (based on the ten-year Treasury Note rate); and a volatility rate of 16.1% based on an index of publicly traded savings and loan holding companies. The actual expense of the stock options will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the assumptions used in the option pricing model ultimately adopted.

The value of the restricted stock awards will be based on the price of First Northwest Bancorp’s common stock at the time those shares are granted, which, subject to shareholder approval, cannot occur until at least six months after the conversion is completed. The following table presents the total value of all restricted shares to be available for award and issuance under the equity incentive plan, assuming the shares for the plan are issued in a range of market prices from $8.00 per share to $14.00 per share.

Share Price	336,224 Shares Awarded at Minimum of Range	395,840 Shares Awarded at Midpoint of Range	455,456 Shares Awarded at Maximum of Range	524,014 Shares Awarded at Maximum of Range, as adjusted
(Dollars in thousands, except per share information)
$8.00	$2,690	$3,167	$3,644	$4,192
10.00	3,362	3,958	4,555	5,240
12.00	4,035	4,750	5,465	6,288
14.00	4,707	5,542	6,376	7,336
The grant‑date fair value of the options granted under the equity incentive plan will be based in part on the price of First Northwest Bancorp’s common stock at the time the options are granted, which, subject to shareholder approval, cannot occur until at least six months after the conversion is completed. The value also will depend on the various assumptions utilized in estimating the value using an option pricing model. The following table presents the total estimated value of the options to be available for grant under the equity incentive plan, assuming the market price and exercise price for the stock options are equal, with a range of market prices for the shares from $8.00 per share to $14.00 per share.

Market/ Exercise Price Per Share	Grant-Date Fair Value Per Option	840,560 Options at Minimum of Range	989,600 Options at Midpoint of Range	1,138,640 Options at Maximum of Range	1,310,036 Options at Maximum of Range, as adjusted
(Dollars in thousands, except per share and per option information)
$8.00	$2.49	$2,093	$2,464	$2,835	$3,262
$10.00	3.11	2,614	3,078	3,541	4,074
$12.00	3.73	3,135	3,691	4,247	4,886
$14.00	4.35	3,656	4,305	4,953	5,699

We also will enter into employment agreements with certain executive officers, change in control severance agreements with other members of our executive management team and have adopted a severance plan to provide separation benefits to all other staff in the event of a change of control. For a further discussion of benefits to management, see “Management.”
Conditions to Completing the Conversion and Offering
We are conducting the conversion and offering under the terms of our plan of conversion. We cannot complete the conversion and offering unless:

•	our plan of conversion is approved by a majority of votes eligible to be cast by eligible depositors and eligible borrowers of First Federal;

•	we sell at least the minimum number of shares of common stock offered;

•	we receive approval from the DFI and no objection from the FDIC to complete the conversion and offering; and

•	we receive approval from the Federal Reserve for the formation of the bank holding company.
Stock Information Center
If you have any questions regarding the offering or our conversion to stock form, please call the Stock Information Center, toll free, at (____)____-____, to speak to a registered representative of Sandler O’Neill & Partners, L.P. The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Pacific time. You can also stop into our Stock Information Center located at 105 West 8th Street, Port Angeles, Washington, Tuesday through Thursday from _:00 a.m. to _:00 p.m. to speak with a registered representative of Sandler O’Neill & Partners, L.P. The Stock Information Center will be closed weekends and bank holidays. Our banking office personnel may not, by law, assist with investment-related questions about the offering.
Delivery of Prospectus
To ensure that you receive a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days prior to such date or hand‑deliver any prospectus later than two days prior to the date. Stock order forms may only be distributed with or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by means other than U.S. mail.
By signing the stock order form, you are acknowledging your receipt of a prospectus and your understanding that the shares are not a deposit account and are not insured or guaranteed by First Northwest Bancorp or First Federal, or the FDIC or any other federal or state governmental agency.
We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. Unless extended by us, the subscription offering and all subscription rights will expire at 5:00 p.m., Pacific time, on _________ __, 2014, whether or not we have been able to locate each person entitled to subscription rights.
Delivery of Shares of Common Stock
All shares of common stock of First Northwest Bancorp sold in the offering will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock sold in the offering will be mailed by our transfer agent to the persons entitled thereto at the address noted by them on their stock order form as soon as practicable following consummation of the conversion. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company. We expect trading in the stock to begin on the business day of or on the business day immediately following the completion of the conversion and stock offering. It is possible that until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Subscription Rights
You are not allowed to transfer your subscription rights, and we will act to ensure that you do not do so. With the exception of individual retirement account stock purchases, the subscription rights of a qualifying account may not be transferred to an account that is in a different form of ownership. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in the loss of your subscription rights.

You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person involving the transfer of the shares that you purchase. We will not accept any stock orders that we believe involve the transfer of subscription rights. Depositors who enter into agreements to allow other investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

First Northwest Bancorp Has Established a Foundation
In connection with the conversion, First Northwest Bancorp has established a foundation, the First Federal Community Foundation, in order to further its commitment to the local community. The funding of the foundation is subject to approval by a majority of the votes eligible to be cast by the depositors and borrowers of First Federal. The foundation is anticipated to distribute at least 5% of its assets each year to support charitable organizations and activities that enhance the quality of life for residents within its market area. The First Federal Community Foundation will allow the local communities to share in the anticipated future success of First Northwest Bancorp through cash dividends payable on the common stock, if any, and potential appreciation of the value of the common stock, as well as enable First Northwest Bancorp and its related entities to develop a unified charitable donation strategy. Directors of the foundation will be charged with the specific development of a donation strategy consistent with the regulations set forth in Section 501(c)(3) of the Internal Revenue Code.
First Northwest Bancorp will fund the foundation with $400,000 in cash and the remainder in shares of common stock so that the amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering. Accordingly, based on the minimum and maximum of the offering range, respectively, a minimum of 585,600 shares and a maximum of 806,400 shares, will be contributed. There are no current plans by First Northwest Bancorp to provide additional funding beyond this initial funding to the foundation. However, First Northwest Bancorp may make future contributions as deemed appropriate by First Northwest Bancorp’s board of directors, subject to any capital needs and requirements or other regulatory limitations that may be applicable. As a result of the foundation’s establishment and funding, the appraisal will be reduced and First Northwest Bancorp will sell fewer shares of common stock than if the conversion were completed without the foundation. The foundation will be issued shares of common stock from authorized but unissued shares. We will not receive any proceeds in connection with the issuance of these shares, and thus our pro forma book value and earnings will be lower, resulting in a lower pro forma value for First Northwest Bancorp. See “Comparison of Valuation and Pro Forma Information With and Without the Foundation.”
Issuing shares of common stock to the foundation will:
•    dilute the ownership interests of purchasers of shares of our common stock in the offering; and
•    result in an expense, and a reduction in earnings, during the quarter in which the contribution is made, equal to the full amount of the contribution offset in part by a corresponding tax benefit.
We have selected Stephen E. Oliver and David T. Flodstrom, who currently serve as directors of First Federal, to serve as the directors of the foundation. As required by Federal regulations, an additional person has been selected to serve on the board of directors of the foundation who will not be one of our officers, directors or employees and who will have experience with local charitable organizations and grant making. With respect to this director, we have selected Karen McCormick, the former President and Chief Executive Officer of First Federal, who served in that capacity until September 2009. Given Ms. McCormick’s vast knowledge and experience and her commitment to our communities, we believe she is a highly qualified candidate to serve as the foundation’s independent director. Federal regulations impose a pro-rata voting limitation on the common stock held by the foundation. This limitation provides that these shares must be voted in the same ratio as all other shares voting on all proposals considered by our shareholders.
See “Risk Factors – Risks Related to the Contribution to the Foundation – The contribution to the First Federal Community Foundation will decrease our profits for fiscal 2015,” “Comparison of Valuation and Pro Forma Information With and Without the Foundation” and “Business of First Federal – The First Federal Community Foundation.”
Restrictions on the Acquisition of First Northwest Bancorp
Federal regulations, as well as provisions contained in the articles of incorporation, restrict the ability of any person, firm or entity to acquire First Northwest Bancorp or a controlling interest in its capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Federal Reserve before acquiring in excess of 10% of the voting stock of First Northwest Bancorp. See “Risk

Factors - Risks Related to the Offering - The amount of common stock we will control, our articles of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of First Northwest Bancorp.”
Important Risks in Owning First Northwest Bancorp’s Common Stock
Before you decide to purchase stock, you should read the “Risk Factors” section immediately following this summary.

RISK FACTORS
You should consider these risk factors, in addition to the other information in this prospectus, in deciding whether to make an investment in First Northwest Bancorp’s stock.
Risks Related to Our Business
Our increased emphasis on commercial real estate lending subjects us to various risks that could adversely impact our results of operations and financial condition.

Since June 30, 2010, we have increased the amount of our commercial real estate and multi-family loans from $90.2 million, or 18.8% of our total gross loan portfolio, to $173.1 million, or 34.3% of our total gross loan portfolio at June 30, 2014. We intend to continue to increase, subject to market demand, our origination and purchase of commercial real estate loans after this offering.
Our increased focus on this type of lending has increased our risk profile relative to traditional one- to four-family lenders. Although commercial real estate loans are intended to enhance the average yield of our earning assets, they do involve a different level of risk of delinquency or collection than generally associated with one- to four-family loans for a number of reasons. First, the repayment of commercial real estate loans typically is dependent on the successful operation and income stream of the borrowers’ business and the value of the real estate securing the loan as collateral, which can be significantly affected by economic conditions. These loans also involve larger balances to a single borrower or groups of related borrowers. Some of our commercial borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Since commercial real estate loans generally have large balances, if we make any errors in judgment in the collectability of these loans, we may need to significantly increase our provision for loan losses as resulting charge-offs will likely be larger on a per loan basis. Consequently, this could materially adversely affect our future earnings. Collateral evaluation and financial statement analysis in these types of loans also requires a more detailed analysis at the time of loan underwriting and on an ongoing basis. Finally, if we foreclose on a commercial real estate loan, our holding period for the collateral, if any, typically is longer than for a one- to four-family residence because the secondary market for most types of commercial real estate is not readily liquid, which results in less opportunity to mitigate credit risk by selling part or all of our interest in these assets. See “Business of First Federal - Lending Activities -- Commercial Real Estate Lending.” At June 30, 2014, we had $1.9 million of nonperforming commercial real estate loans and no nonperforming multi-family loans in our portfolio.
The unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.

Our commercial loan portfolio, which includes loans secured by commercial and multi-family real estate as well as business assets, has increased from $99.8 million, or 20.8% of total loans, at June 30, 2010, to $190.7 million, or 37.8% of total loans, at June 30, 2014. Included in our commercial loan portfolio at June 30, 2014, were $21.5 million of purchased loans and loan participations. A large portion of our commercial loan portfolio is unseasoned, meaning they were originated recently. Our limited experience with these borrowers does not provide us with a significant payment history pattern with which to judge future collectability. Further, these loans have not been subjected to a downturn in economic conditions. As a result, it is difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.
We have a concentration of large loans outstanding to a limited number of borrowers that increases our risk of loss.
First Federal has extended significant amounts of credit to a limited number of borrowers, largely in connection with high-end residential real estate, and commercial and multi-family real estate loans. At June 30, 2014, the aggregate amount of loans, including unused commitments, to First Federal's five largest borrowers (including related entities) amounted to approximately $42.0 million or 8.3% of total loans. The largest 20 borrowers at June 30, 2014 totaled $118.2 million or 23.4% of total loans. At such date, none of the loans to First Federal's 20 largest borrowers were nonperforming loans.
A high concentration of credit to a limited number of borrowers increases the risk in First Federal's loan portfolio. In the event that one or more of these borrowers is not able to meet interest payments or pay scheduled amortization or maturities on such obligations, the potential loss to First Federal is more likely to have a material adverse impact on our business, financial condition and results of operations.
Slower growth in our primary market area has led us to originate and purchase loans outside of our market area which could affect the level of our nonperforming loans.

We currently have full service offices on the North Olympic Peninsula and in Kitsap County and a lending office in Whatcom County. The North Olympic Peninsula region, which represents our largest concentration of depositors and borrowers, has experienced limited population growth, and the region's unemployment rate is higher than both the state and national unemployment rates. As a result, we have recently begun to opportunistically originate and purchase loans outside of these areas in the counties surrounding the Puget Sound. As a result, at June 30, 2014, we had approximately $61.8 million of one- to four-family mortgage loans, $30.5 million of multi-family loans and $52.2 million of commercial real estate loans secured by properties located outside of the North Olympic Peninsula region and Whatcom and Kitsap counties. Included in the one- to four-family residential loans are $16.9 million and $20.4 million of one- to four-family mortgages in the states of California and Ohio, respectively. We may purchase loans with different credit and underwriting criteria than those we originate organically, as in a recent California pool of $15.6 million where $4.7 million of the loans purchased had limited documentation but with average loan to value ratios of 44.3% to help mitigate that risk. We also have multi-family and commercial real estate loans of $20.4 million and $36.4 million, respectively, located primarily in King, Pierce, and Snohomish counties around the Puget Sound region of Washington. We have not experienced significant loan delinquencies with these out of market area loans; however, declines in economic conditions or real estate values in these markets could significantly adversely affect the level of our nonperforming loans and our results of operations. See "Business of First Federal - Lending Activities - Geographic Distribution of our Loans."

Our management team has changed significantly in the past 18 months.

We rely heavily on the efforts and abilities of our executive officers, and certain other key management personnel, which make up our management team. Our president and chief executive officer, Laurence J. Hueth, the former chief financial officer of First Federal, was appointed to his position in January 2013 following the resignation of our former president and chief executive officer in December 2012. Mr. Hueth joined First Federal in December 2008. Similarly, Regina M. Wood, the former controller of First Federal, was appointed chief financial officer in March 2013. Ms. Wood joined First Federal in August 2006. In addition, our chief credit officer, Christopher A. Donohue, joined First Federal in April 2013, following the resignation of our former chief credit officer. From 2005 through 2013, Mr. Donohue worked in various lending and asset resolution positions for several banks located in Nevada. In August 2013, Kelly A. Liske, an employee of First Federal since 2006, was appointed our chief banking officer, following the resignation of our former executive vice president and chief banking officer in December 2012. Ms. Liske joined First Federal in 2006 as branch manager in Port Townsend and was later promoted to commercial relationship manager before becoming chief banking officer. In addition, Jeffrey S. Davis, our senior vice president and bank operations officer, joined First Federal on September 1, 2014, following the resignation of our former bank operations officer, Kim M. Romberg, who had served in that position since May 2013 and who had been an employee of First Federal for 26 years. Mr. Davis has over 26 years of operations management experience. Prior to joining First Federal, he had been employed since 2007 by First Merchants Corporation, Muncie, Indiana, and served in various capacities, most recently serving as Senior Vice President - Director of Retail Administration & Product Management since 2010. Prior to that, he served as First Vice President - Transaction Services of First Merchants Corporation from 2007 until 2010.

Mr. Hueth and the other members of our current management team were instrumental in developing and implementing our current operational strategy. While we believe our current management team has the knowledge and experience to continue to effectively implement this operational strategy, we recognize that these individuals will need time to develop a cohesive and unified senior management team, which could delay the implementation of our operational strategy. In addition, since our business is primarily relationship-driven, several members of our recently appointed management team are in the process of developing these customer relationships. The loss of the services of any of our current management team could have a material adverse impact on our operations because we have fewer mid-level management personnel that have the experience and expertise to readily replace these individuals. If the loss of Mr. Hueth, our other executive officers, or certain key support personnel were to occur, we would most likely have to search outside of First Federal for qualified replacements. This search may be prolonged and we cannot assure you that First Federal would be able to locate and hire qualified replacements without interruption of, or loss of momentum in, our operations. Our current market area is considered a remote area and that may make it more difficult for us to find qualified replacements as the smaller communities, sparse population and longer distance from more densely populated areas that characterize our market may not be attractive to potential qualified candidates who prefer to live in more urban and/or metropolitan areas.

Any further changes in our current management team and their responsibilities may be disruptive to our business and operations and could have a material adverse effect on our business, financial condition and results of operations. In addition, the loss of the members of our current management team could result in the loss of some of our customers. While we believe that our relationship with our management team is good, we cannot guarantee that all members of our management team will remain with our organization or successfully transition into their new roles.

Adverse economic conditions in the market areas we serve could adversely impact our earnings and could increase the credit risk associated with our loan portfolio.

Our customer base has been historically concentrated in the North Olympic Peninsula region of Washington, in particular Clallam, Jefferson and Kitsap counties. We recently expanded our lending area to include other counties surrounding the Puget Sound and to a lesser extent other parts of Washington. In the recent economic downturn, this region, as well as much of the rest of the state of Washington, experienced substantial home price declines, increased foreclosures and above average unemployment rates. Continued weakness or further deterioration of economic conditions in the market areas we serve could result in the following consequences, any of which could have a materially adverse impact on our business, financial condition and results of operations:

•	loan delinquencies, problem assets and foreclosures may increase;

•	demand for our products and services may decline, possibly resulting in a decrease in our total loans or assets;

•	collateral for loans made may decline further in value, exposing us to increased risk of loss on existing loans and reducing customers’ borrowing power;

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; and

•	the amount of our deposits may decrease and the composition of our deposits may be adversely affected.

There are local factors that may have further adverse impact on the economies in our primary market areas. For example, a study that was released in early 2012 found that areas of the Port Angeles harbor contained high concentrated levels of pollution. Clean up requirements and associated costs could materially affect local businesses and the regional economy. In addition, the healthcare industry is a significant source of employment within the region. Rising costs as well as changing insurance reimbursement levels have adversely affected the healthcare industry in recent years. If these rising costs and adverse insurance reimbursement changes continue, many healthcare organizations may be forced to reduce their operations, which could result in a reduction of the number of jobs, which would adversely affect unemployment rates within the North Olympic Peninsula region of Washington.

Changing water rights in the state of Washington could adversely affect the value of undeveloped lots and subsequent use for residential and commercial activity within our market area and potentially other rural areas of the state of Washington.

Washington Department of Ecology requirements and proposals that limit the use of water in rivers and streams, as well as the underground water in related aquifers, have increased costs for and restricted use of water in certain parts of our market area. New water use regulations currently affect both the Dungeness Valley in the east end of Clallam County and the Quilcene and Chimacum areas in Jefferson County, limiting daily use of water from new wells and increasing the cost of water usage, including the requirement of permit fees to drill new wells. These changes have had an adverse impact on the value of undeveloped lots and their subsequent use for residential or commercial activities within our market area and similar areas throughout Washington. At June 30, 2014, we had loans on 58 residential lots aggregating $3.9 million that we believe could be adversely affected, which may reduce the values of these properties.

Our branching strategy will cause our expenses to increase.
We are planning four new branch openings during the next three years following the conversion. The success of our expansion strategy into new markets, however, is contingent upon numerous factors, such as our ability to select suitable locations, assess each market's competitive environment, secure managerial resources, hire and retain qualified personnel and implement effective marketing strategies. The opening of new offices may not increase the volume of our loans and deposits as quickly or to the degree that we hope, and opening new offices will increase our operating expenses. On average, de novo branches do not become profitable until three to four years after opening. We currently expect to lease rather than own the additional branches. Further, the projected time line and the estimated dollar amounts involved in opening de novo branches could differ significantly from actual results. In addition, we may not successfully manage the costs and implementation risks associated with our branching strategy. Accordingly, any new branch may negatively impact our earnings for some period of time until the branch reaches certain economies of scale. Finally, there is a risk that our new branches will not be successful even after they have been established.

Our business may be adversely affected by credit risk associated with residential property.

At June 30, 2014, $282.6 million, or 56.0% of our total loan portfolio, consisted of one- to four-family mortgage loans and home equity loans secured by residential properties. Lending on residential property is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. The decline in residential real estate values as a result of the downturn in the Washington housing market has reduced the value of the real estate collateral securing these types of loans and increased the risk that we would incur losses if borrowers default on their loans, as reflected by our recent charge-off experience on these loans. Net charge-offs of one- to four-family residential and home equity loans secured by residential properties during fiscal 2014, 2013 and 2012 totaled $918,000, $804,000 and $3.8 million, respectively, or 75.9%, 101.5% and 72.4% of total net charge-offs during these periods, respectively. Further, a significant amount of our home equity lines of credit consist of second mortgage loans. For those home equity lines secured by a second mortgage, it is unlikely that we will be successful in recovering all or a portion of our loan balances in the event of default unless we are prepared to repay the first mortgage loan and such repayment and the costs associated with a foreclosure are justified by the value of the property. We have experienced higher rates of delinquencies, default and losses on loans secured by junior liens in the recent economic downturn and we may continue to do so.
Our non-owner-occupied residential real estate loans may expose us to increased credit risk.
At June 30, 2014, $28.8 million, or 5.7% of our total loan portfolio, was secured by non-owner-occupied residential properties consisting of one- to four-family and home equity loans. Loans secured by non-owner-occupied properties generally expose a lender to greater risk of nonpayment and loss than loans secured by owner-occupied properties because repayment of such loans depends primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-owner-occupied properties is often below that of owner-occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties. Furthermore, some of our non-owner-occupied residential loan borrowers have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to an adverse development with respect to an owner-occupied residential mortgage loan.
Repayment of our commercial business loans is often dependent on the cash flows of the borrower, which may be unpredictable, and the collateral securing these loans may fluctuate in value.
At June 30, 2014, we had $17.5 million, or 3.5% of total loans, in commercial business loans. Commercial business lending involves risks that are different from those associated with residential and commercial real estate lending. Real estate lending is generally considered to be collateral based lending with loan amounts based on predetermined loan to collateral values, with liquidation of the underlying real estate collateral being viewed as the primary source of repayment in the event of borrower default. Our commercial business loans are primarily made based on the cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. The borrowers' cash flow may be unpredictable, and collateral securing these loans may fluctuate in value. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable, or other business assets, the liquidation of collateral in the event of default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories may be obsolete or of limited use, among other things.
A portion of our loan portfolio is serviced by third parties, which may limit our ability to foreclose on such loans.

At June 30, 2014, $41.6 million of our one- to four-family and $18.9 million of our commercial real estate loan portfolios were serviced by third parties. When a loan goes into default, it is the responsibility of the third-party servicer to enforce the borrower’s obligation to repay the outstanding indebtedness. We are reliant on the servicer to bring the loan current, enter into a satisfactory loan modification or foreclose on the property on behalf of First Federal. We must comply with any loan modification entered into by the servicer even if we would not otherwise agree to the modified terms, which may result in a reduction in our interest income due to the loan modification. Delays in foreclosing on property, whether caused by restrictions under state or federal law or the failure of a third party servicer to timely pursue foreclosure action, can increase our potential loss on such property, due to factors such as lack of maintenance, unpaid property taxes and adverse changes in market conditions. These delays may adversely affect our ability to limit our credit losses.

Our lending limit may restrict our growth.

Washington law provides that Washington chartered savings banks, such as First Federal, are subject to the same loans to one borrower restrictions as Washington chartered commercial banks, which restricts total loans and extensions of credit by a bank to 20% of its unimpaired capital and surplus. As a result, under Washington law, First Federal would be limited to loans to one borrower of $17.6 million at June 30, 2014. First Federal, however, has elected to restrict its loans to one borrower to no more than the lesser of 15% of its unimpaired capital plus surplus, or up to $13.0 million unless specifically approved by the board loan/asset quality committee as an exception to policy. Under this policy, at June 30, 2014, First Federal’s limit on loans to one borrower was $13.0 million. This amount is significantly less than that of many of our competitors and may discourage potential commercial borrowers who have credit needs in excess of our loan to one borrower lending limit from doing business with us. Our loan to one borrower restriction also impacts the efficiency of our commercial lending operation because it lowers our average loan size, which means we have to generate a higher number of transactions to achieve the same portfolio volume.  We can accommodate larger loans by selling participations in those loans to other financial institutions, but this strategy is not most efficient or always available. We may not be able to attract or maintain clients seeking larger loans or may not be able to sell participations in these loans on terms we consider favorable.

Our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.
Lending money is a substantial part of our business and each loan carries a certain risk that it will not be repaid in accordance with its terms, or that any underlying collateral will not be sufficient to assure repayment. This risk is affected by, among other things:

•	cash flow of the borrower and/or the project being financed;

•	the changes and uncertainties as to the future value of the collateral, in the case of a collateralized loan;

•	the duration of the loan;

•	the character and creditworthiness of a particular borrower; and

•	changes in economic and industry conditions.

We maintain an allowance for loan losses, which we believe is an appropriate reserve to provide for probable losses in our loan portfolio. The allowance is funded by provisions for loan losses charged to expense. The amount of this allowance is determined by our management through periodic reviews and consideration of several factors, including, but not limited to:

•	our general reserve, based on our historical default and loss experience, certain macroeconomic factors, and management’s expectations of future events;

•	our specific reserve, based on our evaluation of impaired loans and their underlying collateral; and

•	an unallocated reserve to provide for other credit losses inherent in our portfolio that may not have been contemplated in the other loss factors.

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Continuing deterioration in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for loan losses. Slower sales, excess inventory and declining prices in the housing market have been the primary causes of the recent increases in delinquencies and foreclosure in our loan portfolio. If current weak conditions in the housing and real estate markets continue, we expect we will continue to experience further delinquencies and credit losses. In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of further loan charge-offs, based on judgments different than those of management. In addition, if charge-offs in future periods exceed the allowance for loan losses we will need additional provisions to replenish the allowance for loan losses. Any additional provisions will result in a decrease in net income and possibly capital, and may have a material adverse effect on our financial condition and results of operations.

If our nonperforming assets increase, our earnings will be adversely affected.
At June 30, 2014, our nonperforming assets, which consist of nonaccruing loans and real estate owned, were $6.8 million, or 0.9% of total assets. Our nonperforming assets adversely affect our net income in various ways:

•	we record interest income on a cash basis only for nonaccrual loans and any nonperforming investment securities and we do not record interest income for real estate owned;

•	we must provide for probable loan losses through a current period charge to the provision for loan losses;

•
noninterest expense increases when we write down the value of properties in our real estate owned portfolio to reflect changing market values or recognize other-than-temporary impairment on nonperforming investment securities;

•	there are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance, and maintenance fees related to our real estate owned; and

•	the resolution of nonperforming assets requires the active involvement of management, which can distract them from more profitable activity.
If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our nonperforming assets, our losses and troubled assets could increase significantly, which could have a material adverse effect on our financial condition and results of operations.
If our real estate owned is not properly valued or declines further in value, our earnings could be reduced.

We obtain updated valuations in the form of appraisals and tax assessed values when a loan has been foreclosed and the property taken in as real estate owned and at certain other times during the asset’s holding period. Our net book value of the loan at the time of foreclosure and thereafter is compared to the updated market value of the foreclosed property less estimated selling costs (fair value). A charge-off is recorded for any excess in the asset’s net book value over its fair value. If our valuation process is incorrect, or if property values decline, the fair value of our real estate owned may not be sufficient to recover our carrying value in such assets, resulting in the need for additional charge-offs. In addition, bank regulators periodically review our real estate owned and may require us to recognize further charge-offs. Significant charge-offs to our real estate owned could have a material adverse effect on our financial condition and results of operations.

We are subject to interest rate risk.
Our earnings and cash flows are largely dependent upon our net interest income. Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies, particularly the Federal Reserve. Changes in monetary policy, including changes in interest rates, could influence not only the interest we receive on loans and investments and the amount of interest we pay on deposits and borrowings, but these changes could also affect (i) our ability to originate loans and obtain deposits, (ii) the fair value of our financial assets and liabilities and (iii) the average duration of our mortgage-backed securities portfolio and other interest-earning assets. If the interest rates paid on deposits and other borrowings increase at a faster rate than the interest rates received on loans and other investments, our net interest income, and therefore earnings, could be adversely affected. Earnings could also be adversely affected if the interest rates received on loans and other investments fall more quickly than the interest rates paid on deposits and other borrowings.
Although management believes it has implemented effective asset and liability management strategies to reduce the potential effects of changes in interest rates on our results of operations, any substantial, unexpected or prolonged change in market interest rates could have a material adverse effect on our financial condition and results of operations. Also, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management and Market Risk.”
In recent years it has been the policy of the Federal Reserve Board to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, market rates on the loans we have originated and the yields on securities we have purchased have been at lower levels than available prior to 2008. This has been a significant factor in the decrease in our interest rate spread to 2.54% for the year ended June 30, 2013 from 3.03% for the year ended June 30, 2010. Our interest rate spread improved to 2.78% for the year ended June 30, 2014, principally reflecting a decline in the rate paid on our borrowings. However, our ability to further lower our interest expense is limited at these interest rate levels while the average yield on our interest-earning assets may continue to decrease. The Federal Reserve Board has previously indicated its intention to maintain low interest rates until it believes appropriate progress has been made toward its objectives of maximum employment and price stability. Accordingly, our net interest income may be adversely affected and may even decrease, which will have an adverse effect on our profitability.
Decreased volumes and lower gains on sales of mortgage loans sold could adversely impact our noninterest income.

We originate and sell one- to four-family mortgage loans. Our mortgage banking income is a significant portion of our noninterest income. We generate gains on the sale of one- to four-family mortgage loans pursuant to programs currently offered by Freddie Mac and other secondary market purchasers. Any future changes in their purchase programs, our eligibility to participate in such programs, the criteria for loans to be accepted or laws that significantly affect the activity of such entities could, in turn, materially adversely affect our results of operations. Further, in a rising or higher interest rate environment, our originations of mortgage loans may decrease, resulting in fewer loans that are available to be sold to investors. This would result in a decrease in mortgage banking revenues and a corresponding decrease in noninterest income. For example, an increase in mortgage interest rates in the latter half of fiscal 2013 resulted in a decline in our net gain on sales of loans from $1.6 million in fiscal 2013 to $762,000 in fiscal 2014. In addition, our results of operations are affected by the amount of noninterest expense associated with mortgage banking activities, such as salaries and employee benefits, occupancy, equipment and data processing expense and other operating costs. During periods of reduced loan demand, our results of operations may be adversely affected to the extent that we are unable to reduce expenses commensurate with the decline in loan originations.

If we are unable to effectively integrate new personnel hired to carry out our business plan our business may be adversely affected.
We have recently hired a number of experienced bankers, and we expect to hire additional personnel in order to successfully implement our business plan. The difficulties in hiring and training new personnel include integrating personnel with different business backgrounds and combining different corporate cultures, while retaining other key employees. The process of integrating personnel could cause an interruption of, or loss of momentum in, our operations and the loss of customers and key personnel. In addition, we may not realize expected revenue increases and other projected benefits from the increased emphasis in these areas. Any delays or difficulties encountered in connection with integrating and growing this portion of our operations could have an adverse effect on our business and results of operations or otherwise adversely affect our ability to achieve anticipated results.
We use estimates in determining the fair value of certain assets, such as mortgage servicing rights. If our estimates prove to be incorrect, we may be required to write down the value of these assets which could adversely affect our earnings.

A substantial portion of our one- to four-family loans are sold into the secondary market, including loans for which we retain the servicing rights. At June 30, 2014, we had mortgage servicing rights of $1.3 million. We use a financial model from an outside firm that uses, wherever possible, quoted market prices to value our mortgage servicing rights. This model is complex and also uses assumptions related to interest and discount rates, prepayment speeds, delinquency and foreclosure rates and ancillary fee income.

Valuations are highly dependent upon the reasonableness of our assumptions and the predictability of the relationships that drive the results of the model. The primary risk associated with mortgage servicing rights is that they will lose a substantial portion of their value as a result of higher than anticipated prepayments occasioned by declining interest rates. Conversely, these assets generally increase in value in a rising interest rate environment to the extent that prepayments are slower than anticipated. If prepayment speeds increase more than estimated or delinquency and default levels are higher than anticipated we may be required to write down the value of our mortgage servicing rights which could have a material adverse effect on our net income.

Our consideration of whole bank or branch acquisitions may expose us to financial, execution and operational risks that could adversely affect us.
After we complete the conversion and related offering, we plan to evaluate supplementing organic growth by acquiring other financial institutions or their businesses that we believe will help us fulfill our strategic objectives and enhance our earnings. There are risks associated with this strategy, however, including the following:

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We may be exposed to potential asset quality issues or unknown or contingent liabilities of the financial institutions, businesses, assets and liabilities we acquire. If these issues or liabilities exceed our estimates, our results of operations and financial condition may be materially negatively affected;

•
Our growth initiatives may require us to recruit experienced personnel to assist in such initiatives, which will increase our compensation costs. The failure to identify, hire and retain such personnel would place significant limitations on our ability to execute our growth strategy;

•	Our strategic efforts may divert resources or management’s attention from ongoing business operations and may subject us to additional regulatory scrutiny;
•
The acquisition of other entities generally requires integration of systems, procedures and personnel of the acquired entity into our company to make the transaction economically successful. This integration process is complicated and time consuming and can also be disruptive to the customers of the acquired business. If the integration process is not conducted successfully and with minimal effect on the acquired business and its customers, we may not realize the anticipated economic benefits of particular acquisitions within the expected time frame, and we may lose customers or employees of the acquired business. We may also experience greater than anticipated customer losses even if the integration process is successful;

•
To finance a future acquisition, we may borrow funds, thereby increasing our leverage and diminishing our liquidity, or raise additional capital, which could dilute the interests of our existing shareholders; and

•
We expect our income will increase following our acquisitions, however, we also expect our general and administrative expenses to also increase. Ultimately, we would expect our efficiency ratio to improve; however, if we are not successful in our integration process, this may not occur, and our acquisitions or branching activities may not be accretive to earnings in the short or long-term.

New lines of business or new products and services may subject us to additional risk.
From time to time, we may implement new lines of business or offer new products and services within existing lines of business. Currently, we are expanding our existing commercial real estate and commercial business lending programs and may evaluate expansion into additional products and services. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business and/or a new product or service. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business and/or new products or services could have a material adverse effect on our business, results of operations and financial condition.

We operate in a highly competitive industry.
We face substantial competition in all areas of our operations from a variety of different competitors, many of which are larger and may have more financial resources. These competitors primarily include national, regional and internet banks within the various markets in which we operate. We also face competition from many other types of financial institutions, including savings and loans, credit unions, mortgage banking finance companies, brokerage firms, insurance companies and other financial intermediaries. The financial services industry could become even more competitive as a result of legislative, regulatory and technological changes and continued consolidation. Also, technology has lowered barriers to entry and made it possible for nonbanks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors in these sectors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.
Our ability to compete successfully depends on a number of factors, including the following:

•	the ability to develop, maintain and build upon long-term customer relationships;

•	the ability to expand our market position;

•	the scope, relevance and pricing of products and services offered to meet customer needs and demands;

•	the rate at which we introduce new products and services relative to our competitors;

•	customer satisfaction with our products and services; and

•	industry and general economic trends.
Failure to perform in any of these areas could significantly weaken our competitive position, which could adversely affect our growth and profitability and result in a material adverse effect on our financial condition and results of operations. See “Business of First Federal - Competition.”
We participate in a multiple employer defined benefit pension plan for the benefit of our employees. If we were to withdraw from this plan, or if the plan sponsor requires us to make additional contributions, we could incur a substantial expense which would negatively impact our earnings.

We participate in the Pentegra Defined Benefit Plan for Financial Institutions, a multiple employer pension plan for the benefit of our employees. Effective February 1, 2006, we did not allow additional employees to participate in this plan. On January 31, 2010, we froze the future accrual of benefits under this plan with respect to participating employees. We paid plan contributions of $794,000 during the year ended June 30, 2014. In connection with our decision to freeze our benefit accruals under the plan, and since then, we continue to evaluate costs associated with withdrawing from the plan. Based upon the value of the plan’s assets, if we had chosen to withdraw from the plan as of June 30, 2014, we would have incurred an additional expense of up to approximately $9.7 million.

The actual expense that would be incurred in connection with a withdrawal from the plan is primarily dependent upon the timing of the withdrawal, the total value of the plan’s assets at the time of withdrawal, general market interest rates at that time, expenses imposed on withdrawal, and other conditions imposed by Pentegra as set forth in the plan. If we choose to withdraw from the plan in the future, we could incur a substantial expense in connection with the withdrawal.

Even if we do not withdraw from the plan, Pentegra, as sponsor of the plan, may request that we make additional contributions to the plan in excess of the contributions that we are regularly required to make, or obtain a letter of credit in favor of the plan, if our financial condition declines to the point that it triggers certain criteria contained in the plan. If we fail to make the contribution or obtain the requested letter of credit, then we may be forced to withdraw from the plan and establish a separate, single employer defined benefit plan that we anticipate would be underfunded to a similar extent as under the multiple employer plan.
We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive examination, supervision and comprehensive regulation by the FDIC as insurer of our deposits, and by the DFI. As a bank holding company following the conversion, First Northwest Bancorp will be subject to examination and supervision by the Federal Reserve. Such regulation and supervision will govern the activities in which we may engage, primarily for the protection of depositors and the Deposit Insurance Fund. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on an institution’s operations, require additional capital, reclassify assets, determine the adequacy of an institution’s allowance for loan losses and determine the level of deposit insurance premiums assessed.

Additionally, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has changed the bank regulatory framework. For example, it has created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, established more stringent capital standards for banks and bank holding companies and gives the Federal Reserve Board exclusive authority to regulate savings and loan holding companies. The legislation has also resulted in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as First Federal, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. Banks and savings institutions with $10 billion or less in assets will continue to be examined by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives any state attorneys general the ability to enforce applicable federal consumer protection laws.

The full impact of the Dodd-Frank Act on our business will not be known until all of the regulations implementing the statute are adopted and implemented. As a result, we cannot at this time predict the extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with these new laws and regulations may require us to make changes to our business and operations and will likely result in additional costs and divert management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition.
The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain.
On July 9, 2013, the FDIC and the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more, and top-tier savings and loan holding companies. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150.0%) to credits that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised. First Federal intends to exercise its one-time option to opt-out of the requirement under the final rule to include certain "available-for-sale" securities holdings for purposes of calculating its regulatory capital requirements. The rule limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements. The final rule becomes effective for First Federal on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.
Under the new capital standards, in order to be well-capitalized, First Federal would be required to have a common equity to tier 1 capital ratio of 6.5% and a tier 1 capital ratio of 5.0%. We have conducted a pro forma analysis of the application of these new capital requirements as of June 30, 2014, and have determined that First Federal meets all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in effect on that date.
The application of more stringent capital requirements for First Federal could, among other things, result in lower returns on invested capital, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares. Specifically, beginning in 2016, First Federal’s ability to pay dividends will be limited if First Federal does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders. See “How We Are Regulated - Regulation of First Federal - New Capital Rule.”

New regulations could restrict our ability to originate and sell mortgage loans.

The Consumer Financial Protection Bureau has issued a rule designed to clarify for lenders how they can avoid monetary damages under the Dodd-Frank Act, which would hold lenders accountable for ensuring a borrower’s ability to repay a mortgage. Loans that meet this “qualified mortgage” definition will be presumed to have complied with the new ability-to-repay standard. Under the Consumer Financial Protection Bureau’s rule, a “qualified mortgage” loan must not contain certain specified features, including:

•	excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans);

•	interest-only payments;

•	negative-amortization; and

•	terms longer than 30 years.

Also, to qualify as a “qualified mortgage,” a borrower’s total debt-to-income ratio may not exceed 43%. Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments. The Consumer Financial Protection Bureau’s rule on qualified mortgages could limit our ability or desire to make certain types of loans or loans to certain borrowers, or could make it more expensive/and or time consuming to make these loans, which could limit our growth or profitability.

In addition, the Dodd-Frank Act requires the regulatory agencies to issue regulations that require entities that securitize loans to retain not less than 5% of the credit risk for any asset that is not a “qualified residential mortgage.” The regulatory agencies have issued a proposed rule to implement this requirement. The Dodd-Frank Act provides that the definition of “qualified residential mortgage” can be no broader than the definition of “qualified mortgage” issued by the Consumer Financial Protection Bureau for purposes of its regulations (as described above). Although the final rule with respect to the retention of credit risk has not yet been issued, the final rule could have a significant effect on the secondary market for loans and the types of loans we originate, and restrict our ability to make loans.

We rely on communications, information, operating and financial control systems technology from third-party service providers, and we may suffer an interruption in those systems.
We rely heavily on third-party service providers for much of our communications, information, operating and financial control systems technology, including our internet banking services and data processing systems. Any failure or interruption of these services or systems or breaches in security of these systems could result in failures or interruptions in our customer relationship management, general ledger, deposit, loan servicing and/or loan origination systems. The occurrence of any failures or interruptions may require us to identify alternative sources of such services, and we cannot assure you that we could negotiate terms that are as favorable to us, or could obtain services with similar functionality as found in our existing systems without the need to expend substantial resources, or even be able to find comparable services at all that would meet our business needs.
We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected, by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or by other activities that may negatively impact our reputation, our business and, therefore, our operating results may be materially adversely affected.

Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses.

Our risk management framework is designed to minimize our risk and losses. We seek to identify, measure, monitor, report and control our exposure to risk, including strategic, market, liquidity, compliance and operational risks. While we use a broad and diversified set of risk monitoring and mitigation techniques, these techniques are inherently limited because they cannot anticipate the existence or future development of currently unanticipated or unknown risks. Recent economic conditions and heightened legislative and regulatory scrutiny of the financial services industry, among other developments, have increased our level of risk. Accordingly, we could suffer losses or face increased regulatory scrutiny as a result of our failure to properly anticipate and manage these risks.

Risks Related to this Offering
Our operating expenses are high as a percentage of our net interest income, making it more difficult to maintain profitability. After this offering, our expenses will increase. Our return on equity also will be low compared to other companies. These factors could negatively impact the price of our stock.
Like many smaller financial institutions, our noninterest expense, which consists primarily of the costs associated with operating our business, represents a high percentage of the income we generate. The cost of generating our income is measured by our efficiency ratio, which represents noninterest expense divided by the sum of our net interest income and our noninterest income. The lower our efficiency ratio is, the more effective our ability to generate income from our operations. For the years ended June 30, 2014, 2013 and 2012, our efficiency ratios were 82.4%, 83.8% and 83.3%, respectively. Generally, this means that we spent approximately $0.82, $0.84 and $0.83 during these respective time periods to generate $1.00 of income.
The proceeds we will receive from the sale of our common stock will increase our capital substantially. It will take us a significant period of time to fully deploy these proceeds in our business operations. Our compensation expenses will increase as a result of the costs associated with the employee stock ownership plan, the proposed stock-based equity incentive plan and the other costs of being a public company. Therefore, we expect our return on equity to be less than many of our regional and national peers. This low return on equity could hurt our stock price. We do not know when or if we will achieve returns on equity that are comparable to industry peers. For further information regarding pro forma income and expenses, see “Pro Forma Data.”
The final aggregate purchase price of the shares of common stock in the offering will be based on an independent appraisal and may not be indicative of the actual value of First Northwest Bancorp.
The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of matters, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of First Northwest Bancorp and the outlook for the financial institutions industry in our region and in general.
There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.
First Northwest Bancorp has never issued stock and, therefore, there is no current trading market for the shares of common stock. While we expect our common stock to be quoted on the Nasdaq Capital Market under the symbol “FNBC,” we cannot predict whether an active and liquid trading market for our common stock will develop. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above the initial purchase price of $10.00 per share even if a liquid trading market develops. A limited trading market for our common stock may reduce the market value of the common stock and make it difficult to buy or sell our shares on short notice. A limited trading market could also result in a wider spread between the bid and ask price for the stock, meaning the highest price being offered for shares for sale at any particular time may be further from the lowest price being offered by buyers for the stock at that moment than if the stock were more actively traded (the difference between the bid and ask price being the “spread” for the stock). This could make it more difficult to sell a large number of shares at one time and could mean the sale of a large number of shares at one time could depress the market price. See “Market for the Common Stock.”
The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.
As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the SEC, and will likely require in the same report, a report by our independent auditors on the effectiveness of our internal control over financial reporting. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.
Our equity incentive plans will increase our costs, which will reduce our income.
We anticipate that our employee stock ownership plan will purchase 8% of the total shares of common stock sold in the stock offering and contributed to the foundation, with funds borrowed from First Northwest Bancorp. We will record annual employee stock ownership plan expense in an amount equal to the fair value of shares of common stock committed to be released to employees. Assuming the employee stock ownership plan purchases 1,048,029 shares in the offering at the adjusted maximum of the offering range, and the period of time over which the loan to First Northwest Bancorp is repaid is 20 years, we will recognize additional annual pre-tax compensation expense of approximately $524,000 over a 20-year period, assuming the shares of common stock have a fair market value of $10.00 per share for the full 20-year period. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.
We also intend to adopt an equity incentive plan after the conversion closes that would award participants shares of our common stock (at no cost to them) and/or options to purchase shares of our common stock. The number of shares of restricted stock or stock options reserved for issuance under any initial equity incentive plan may not exceed 4% and 10%, respectively, of our total outstanding shares, if these plans are adopted within 12 months after the completion of the conversion. We may grant shares of common stock and stock options in excess of these amounts provided the equity incentive plan is adopted more than one year following the conversion. Assuming a $10.00 per option exercise price and an estimated grant-date fair value of the options utilizing a Black-Scholes option pricing analysis of $3.11 per option granted, with the value amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock options would be approximately $815,000 at the adjusted maximum of the offering range. In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted stock awarded under an equity incentive plan would be approximately $1.0 million at the adjusted maximum of the offering range. However, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.
The shares of restricted stock granted under an equity incentive plan will be expensed by us over their vesting period at the fair market value of the shares on the date they are awarded. If the shares of restricted stock to be granted are repurchased in the open market (rather than issued directly from authorized but unissued shares by First Northwest Bancorp) and cost the same as the purchase price in the stock offering, the reduction to shareholders’ equity due to the plan would be between $3.4 million at the minimum of the offering range and $5.2 million at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to shareholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to shareholders’ equity would be less than the range described above. See “Pro Forma Data” and “Management - Benefits to Be Adopted.” Any repurchases of our common stock during the three year period following the conversion is subject to the prior approval of the DFI and other bank regulatory agencies, as applicable.
Management and the board of directors have significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering.
Our board of directors and management will have discretion in the investment of the capital raised in this offering. We will use a portion of the net proceeds retained to finance the purchase of common stock in the offering by the employee stock ownership plan and may use the remaining net proceeds to purchase securities, deposit funds in First Federal or other financial institutions, acquire other financial services companies or for other general corporate purposes, and, subject to any applicable regulatory approval, to pay dividends to shareholders and repurchase shares of our common stock. First Federal may use the proceeds it receives to fund new loans, purchase securities, or for general corporate purposes. We have not, however, identified specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of these applications. Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the effective deployment of the proceeds, and we cannot predict how long we will need to effectively deploy the proceeds. Investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower margins than we generally earn on loans, potentially adversely affecting shareholder returns, including earnings per share, return on assets and return on equity.
We intend to enter into employment agreements and change in control agreements with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.
Following the conversion and subject to the receipt of necessary regulatory approvals, we intend to enter into employment agreements with our president and chief executive officer, chief financial officer, chief credit officer and chief banking officer, and change in control severance agreements with four additional senior officers. In the event of termination of employment other than for cause, or in the event of certain types of termination following a change in control, as set forth in the employment agreements and change in control agreement, and assuming the agreements were in effect, the agreements will provide for cash severance benefits that would cost us up to $1.2 million in the aggregate based on information as of June 30, 2014. These amounts may be reduced, if necessary, to an amount that would not qualify the payments to be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. For additional information see “Management-Executive Officer Compensation.”
The amount of common stock we will control, our articles of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of First Northwest Bancorp.
The employee stock ownership plan expects to purchase 8.0% of the aggregate shares sold in the offering, including shares issued to the First Federal Community Foundation. This ownership, as well as the potential acquisition of common stock through the proposed equity incentive plan and shares purchased by directors and executive officers in the offering could result in ownership by insiders of First Northwest Bancorp in excess of 23% of the total shares issued in the offering at the maximum of the offering range. This insider ownership and provisions in our articles of incorporation and bylaws may discourage attempts to acquire First Northwest Bancorp, pursue a proxy contest for control of First Northwest Bancorp, assume control of First Northwest Bancorp by a holder of a large block of common stock, and remove First Northwest Bancorp’s management, all of which shareholders might think are in their best interests. These provisions include a prohibition on any holder of common stock voting more than 10% of the outstanding common stock. See “Restrictions on Acquisition of First Northwest Bancorp and First Federal - Anti-takeover Provisions That are Contained in Sections of First Northwest Bancorp’s Articles of Incorporation and Bylaws.”
In addition, the business corporation law of Washington, the state where First Northwest Bancorp is incorporated, provides for certain restrictions on acquisition of First Northwest Bancorp. Furthermore, federal law restricts acquisitions of control of bank holding companies such as First Northwest Bancorp.
The implementation of an equity incentive plan may dilute your ownership interest.
We intend to adopt an equity incentive plan following completion of the Conversion. This stock-based incentive plan will be funded through either open market purchases, if permitted, or from the issuance of authorized but unissued shares of our common stock. In the event authorized but unissued shares of our common stock are used to fund stock options or awards of shares of common stock under the plan in amounts equal to 10.0% and 4.0%, respectively, of the shares to be outstanding after the offering including the shares contributed to the First Federal Community Foundation, shareholders would experience dilution in their ownership interest of 9.1% and 3.9%, respectively, or 12.9% in the aggregate. See “Pro Forma Data” and “Management - Benefits to Be Adopted.”

Our growth or future losses may require us to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high.
We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. We believe the net proceeds of this offering will be sufficient to permit First Federal to maintain regulatory capital compliance for the foreseeable future. Nonetheless, we may at some point need to raise additional capital to support continued growth or in the event we have significant losses.
Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial condition and performance. Accordingly, we may not be able to raise additional capital if needed on terms that are acceptable to us, or at all. If we cannot raise additional capital when needed, our operations could be materially impaired and our financial condition and liquidity could be materially and adversely affected. In addition, if we are unable to raise additional capital when required by FDIC and the DFI, we may be subject to adverse regulatory action. See “How We Are Regulated.”

Risks Related to the Contribution to the Foundation
The contribution to the First Federal Community Foundation will decrease our profits for fiscal 2015.
First Northwest Bancorp intends to fund the foundation with $400,000 in cash and the remainder in shares of common stock so that the amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering. This contribution will be an additional operating expense and will reduce net income during the fiscal year in which the foundation is funded, which is expected to be the fiscal year ending June 30, 2015. Assuming the offering is completed at the maximum of the offering range, the contribution to the foundation would reduce net earnings by approximately $5.6 million, after tax, in 2015. See “Pro Forma Data.”
The contribution to the First Federal Community Foundation will decrease the ownership interest and voting interest in the shares sold to the public after the contribution.
Purchasers of shares will have their ownership and voting interests diluted at the close of the conversion when First Northwest Bancorp makes a contribution to the foundation. This dilution will range from 7.0% at the minimum to 7.1% at the maximum of the offering range, as adjusted. For a further discussion regarding the effect of the contribution to the foundation, see “Pro Forma Data” and “Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation.”
Our contribution to the First Federal Community Foundation may not be tax deductible, which could decrease our profits.
We believe that our contribution to the foundation, valued at $8.5 million at the maximum of the offering range, pre-tax, will be deductible for federal income tax purposes. However, we may not have sufficient taxable income to be able to fully deduct the contribution, either in the year in which the contribution is made, or during the five-year carryover period permitted under the Internal Revenue Code. If it is more likely than not that we will be unable to fully deduct the contribution, we will be required to establish a valuation allowance related to that portion of the deferred tax asset that is not deemed to be realizable, which would negatively impact our earnings.

SELECTED FINANCIAL AND OTHER DATA
The financial condition data as of June 30, 2014 and 2013 and the operating data for the years ended June 30, 2014, 2013 and 2012 presented below are derived from the audited consolidated financial statements and related notes included elsewhere in the prospectus. The financial condition data as of June 30, 2011 and 2010 and the operating data for the years ended June 30, 2011 and 2010 are derived from audited consolidated financial statements not included in this prospectus. The following information is only a summary and you should read it in conjunction with our consolidated financial statements and related notes beginning on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	June 30,
	2014	2013	2012	2011	2010
Selected Financial Condition Data:	(In thousands)
Total assets	$795,292	$784,510	$771,864	$748,851	$738,563
Cash and cash equivalents	18,960	22,948	42,475	35,751	26,966
Loans receivable, net(1)	496,184	449,353	400,659	424,187	471,231
Investment securities available-for-sale	178,972	214,789	218,163	198,917	163,270
Investment securities held to maturity	53,244	49,579	57,385	37,081	24,534
Real estate owned and repossessed assets	810	2,265	2,864	4,475	2,073
Deposits	600,399	595,044	583,238	562,398	556,223
Borrowings	105,133	100,033	100,033	100,033	99,993
Total equity	80,995	78,623	77,300	77,220	72,648

	Year Ended June 30,
	2014	2013	2012	2011	2010
	(In thousands)
Selected Operations Data:
Total interest income	$26,559	$25,795	$26,942	$29,416	$33,896
Total interest expense	4,729	6,000	7,140	8,258	11,681
Net interest income	21,830	19,795	19,802	21,158	22,215
Provision for loan losses	1,307	1,376	7,970	926	4,373
Net interest income after provision
for loan losses	20,523	18,419	11,832	20,232	17,842
Net gain on sale of loans	762	1,563	1,503	1,472	2,525
Net gain on sale of investment securities	112	70	293	40	908
Impairment losses on investment securities, net	—	—	(419)	(829)	(3,154)
Other noninterest income	4,116	3,934	4,022	3,940	3,893
Total noninterest income	4,990	5,567	5,399	4,623	4,172
Total noninterest expense	22,105	21,246	20,991	19,765	22,615
Income (loss) before provision (benefit) for
income taxes	3,408	2,740	(3,760)	5,090	(601)
Provision (benefit) for income taxes	740	422	(1,800)	1,195	(602)
Net income (loss)	$2,668	$2,318	$(1,960)	$3,895	$1
_____________

(1)	Net of allowances for loan losses, loans in process, purchase discounts and deferred loan fees.

	At or For the Year Ended June 30,
	2014	2013	2012	2011	2010
	(Dollars in thousands)
Selected Financial Ratios and Other Data:
Performance ratios:
Return (loss) on assets	0.34%	0.30%	(0.26)%	0.52%	0.00%
Return (loss) on equity	3.33	2.94	(2.52)	5.17	0.00
Average interest rate spread	2.78	2.54	2.67	2.88	3.03
Net interest margin(1)	2.89	2.67	2.79	3.02	3.21
Efficiency ratio(2)	82.4	83.8	83.3	76.7	85.7
Average interest-earning assets to average
interest-bearing liabilities	118.3	116.5	112.2	111.5	110.8

Asset quality ratios:
Nonperforming assets to total assets at end of period(3)	0.9%	1.5%	1.7%	2.2%	2.6%
Nonperforming loans to total gross loans(4)	1.2	2.2	2.5	2.8	3.5
Allowance for loan losses to nonperforming loans(4)	135.3	80.8	72.8	39.4	38.3
Allowance for loan losses to gross loans receivable	1.6	1.7	1.8	1.1	1.3
Net charge-offs to average outstanding loans	0.3	0.2	1.3	0.6	0.2

Capital ratios:
Equity to total assets at end of period	10.2%	10.0%	10.0%	10.3%	9.8%
Average equity to average assets	10.1	10.1	10.2	10.0	9.6

Other data:
Number of full service offices	10	9	8	8	9
Full-time equivalent employees	169	161	152	149	160

__________

(1)	Net interest income divided by average interest-earning assets.

(2)	Total noninterest expense as a percentage of net interest income and total other noninterest income.

(3)	Nonperforming assets consists of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), foreclosed real estate and repossessed assets.

(4)	Nonperforming loans consists of nonaccruing loans and accruing loans more than 90 days past due.

A WARNING ABOUT FORWARD‑LOOKING STATEMENTS
This prospectus contains forward‑looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward‑looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.
These forward‑looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward‑looking statements due to, among others, the following factors:

•	changes in general economic conditions, either nationally or in our market area, that are worse than expected;

•
the credit risks of our lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets;

•	fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market area;

•	decreases in the secondary market demand for loans that we originate for sale;

•	management’s assumptions in determining the adequacy of the allowance for loan losses;

•	our ability to control operating costs and expenses, especially new costs associated with our operation as a public company;

•	whether our management team can implement our operational strategy;

•	because our management team has held their current positions for only a short period of time whether they can develop into a cohesive and unified senior management team;

•
our ability to successfully integrate any newly acquired assets, liabilities, customers, systems, and management personnel into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

•	our success in opening new branches;

•	increases in premiums for deposit insurance;

•	the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;

•	changes in the levels of general interest rates and the relative differences between short and long-term interest rates;

•	increased competitive pressures among financial services companies;

•	our ability to attract and retain deposits;

•	changes in consumer spending, borrowing and savings habits;

•	our ability to successfully manage our growth;

•
results of examinations of us by the DFI, FDIC, Federal Reserve, or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•
legislative or regulatory changes that adversely affect our business, including the effects of the Dodd-Frank Act and Basel III, changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules;

•	adverse changes in the securities markets;

•
changes in accounting policies and practices, as may be adopted by the financial institutions regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;

•	costs and effects of litigation, including settlements and judgments;

•	inability of key third-party vendors to perform their obligations to us; and

•	other economic, competitive, governmental, regulatory and technical factors affecting our operations, pricing, products and services and other risks described elsewhere in this prospectus.
Any of the forward‑looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward‑looking statements and you should not rely on such statements.
HOW WE INTEND TO USE THE PROCEEDS FROM THIS OFFERING
Although the actual net proceeds from the sale of the shares of common stock cannot be determined until the conversion is completed, we presently anticipate that the net proceeds will be between $75.3 million at the minimum of the offering range and $102.6 million at the maximum of the offering range and may be up to $118.4 million assuming an increase in the estimated offering range by 15%. See “Pro Forma Data” and “The Conversion and Stock Offering - How We Determined Our Price and the Number of Shares to Be Issued in the Stock Offering” as to the assumptions used to arrive at these amounts.
The following table provides information on how we intend to use the net proceeds received from the stock offering, assuming that all of the shares offered are sold in the subscription and community offerings with a fee of 1.00% payable on all shares (excluding insider purchases, shares purchased by our employee stock ownership plan and shares issued to our foundation, for which no selling agent fee will be paid) and reflect selling agent expenses, including legal fees, of $140,000.

	Minimum (1)	Maximum (1)	Maximum, as adjusted(1)
	(In thousands)
Retained by First Northwest Bancorp	$30,925	$42,214	$48,706
Loan to employee stock ownership plan	6,724	9,109	10,480
Contributed to First Federal	37,250	50,923	58,786
Contributed to the Foundation	400	400	400
Net proceeds from stock offering	$75,299	$102,646	$118,372
__________

(1)
If all shares of common stock are sold in the syndicated or firm commitment underwritten offering (excluding insider purchases, shares purchased by our employee stock ownership plan and shares issued to our foundation, for which no selling agent fee will be paid), the commissions of the selling agent and any other broker-dealers included in the syndicated or firm commitment underwritten offering would be approximately $3.7 million, $5.0 million and $5.8 million at the minimum, maximum and maximum as adjusted levels of the offering, respectively.

First Northwest Bancorp will purchase all of the capital stock of First Federal to be issued in the offering in exchange for a portion of the net proceeds. In no event will less than 50% of the net proceeds be transferred to First Federal in exchange for its shares. The portion of the net proceeds used by First Northwest Bancorp to purchase the capital stock of First Federal will be added to First Federal’s general funds for general corporate purposes. The net proceeds First Federal receives from First Northwest Bancorp are initially intended to be invested into short-term liquid investments. In addition, a majority of the net proceeds retained by First Northwest Bancorp, excluding the amount needed to fund the loan to the employee stock ownership plan, is expected to be invested initially in short-term liquid assets, providing additional funds for reinvestment in earning assets, and we may, subject to regulatory approval, use a portion of the proceeds to pay cash dividends and to repurchase shares of our common stock.
Except as described above, neither First Northwest Bancorp nor First Federal has any specific plans for the investment of the proceeds of this offering, nor have they allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the conversion, see “The Conversion and Stock Offering - Our Reasons for the Conversion."
First Northwest Bancorp intends to use a portion of the net proceeds to make a loan directly to the employee stock ownership plan to enable it to purchase up to 8% of the aggregate shares of common stock sold in the offering, including shares issued to the First Federal Community Foundation or, alternatively, in the open market after the conversion. Based upon the sale of 7,820,000 and 10,580,000 shares of common stock in the offering at the minimum and maximum of the estimated offering range, respectively, the loan to the employee stock ownership plan would be $6.7 million and $9.1 million, respectively. See “Management - Benefits to Be Adopted - Employee Stock Ownership Plan.”
First Northwest Bancorp will fund the First Federal Community Foundation with $400,000 in cash and the remainder in shares of common stock so that the total amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering. In addition, within one year after completion of the conversion, First Northwest Bancorp intends to adopt an equity incentive plan, subject to shareholder approval, and use a portion of its proceeds to fund the purchase of shares in the open market for the plan, subject to regulatory approval. The equity incentive plan intends to purchase in the open market 4% of the aggregate shares sold in the offering and contributed to the foundation, or $3.4 million and $4.6 million at the minimum and maximum of the estimated offering range, respectively.
The net proceeds may vary because total expenses of the conversion may be more or less than those estimated. The net proceeds will also vary if the number of shares to be issued in the conversion is adjusted to reflect a change in the estimated pro forma market value of First Federal. Payments for shares made through withdrawals from existing deposit accounts at First Federal will not result in the receipt of new funds for investment by First Federal but will result in a reduction of First Federal’s interest expense and liabilities as funds are transferred from interest‑bearing certificates or other deposit accounts.
OUR POLICY REGARDING DIVIDENDS
Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. The payment of dividends will depend upon a number of factors, including capital requirements, First Northwest Bancorp’s and First Federal’s financial condition and results of operations, tax considerations, statutory and regulatory limitations, general economic conditions and any applicable regulatory approval. No assurances can be given that any dividends will be paid or that, if paid, dividends will not be reduced or eliminated in future periods. First Northwest Bancorp intends to file consolidated tax returns with First Federal. Accordingly, it is anticipated that any cash distributions made by First Northwest Bancorp to its shareholders would be treated as cash dividends and not as a return of capital for federal and state tax purposes.

Dividends from First Northwest Bancorp will depend, in large part, upon receipt of dividends from First Federal, because First Northwest Bancorp initially will have limited sources of funds other than the portion of the proceeds retained from this offering, dividends from First Federal, earnings from the investment of proceeds retained by First Northwest Bancorp from the sale of shares of common stock and interest payments with respect to First Northwest Bancorp’s loan to the employee stock ownership plan. The receipt of dividends from First Federal, however, will be subject to certain regulations and prior regulatory approval, as applicable. Under Washington law, First Northwest Bancorp is prohibited from paying a dividend if, as a result of its payment, it would be unable to pay its debts as they become due in the normal course of business, or if its total liabilities would exceed its total assets. In addition, as a bank holding company, the policy of the Federal Reserve permits First Northwest Bancorp to pay a cash dividend only to the extent that its net income for the past year is sufficient to cover both the cash dividend and a rate of earnings retention that is consistent with its capital needs, asset quality and overall financial condition. See “How We Are Regulated – Regulation and Supervision of First Northwest Bancorp –Restrictions on Dividends.”
MARKET FOR THE COMMON STOCK
First Northwest Bancorp has never issued capital stock, and, consequently, there is no established market for the common stock at this time. First Northwest Bancorp has applied to have its common stock listed on the Nasdaq Capital Market under the symbol “FNBC.” The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there may be a limited trading market in the common stock and, therefore, should have the financial ability to withstand a longer-term investment horizon.

CAPITALIZATION
The following table presents the capitalization of First Federal at June 30, 2014, and the pro forma consolidated capitalization of First Northwest Bancorp after giving effect to the conversion, excluding assumed earnings on the net proceeds, based upon the sale of the number of shares shown below and the other assumptions set forth under “Pro Forma Data.”

		First Northwest Bancorp – Pro Forma Based Upon Sale at $10.00 Per Share
	At June 30, 2014	7,820,000 Shares (Minimum of Range)	9,200,000 Shares (Midpoint of Range)		10,580,000 Shares (Maximum of Range)	12,167,000 Shares(1) (Maximum of Range, as Adjusted)
	(Dollars in thousands)
Deposits(2)	$600,399	$600,399	$600,399		$600,399	$600,399
Borrowings	105,133	105,133	105,133		105,133	105,133
Total deposits and borrowings (2)	$705,532	$705,532	$705,532		$705,532	$705,532
Shareholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, none issued	$—	$—	$—	—	$—	$—
Common stock, $0.01 par value, 75,000,000 shares authorized; shares to be issued as reflected(3)	—	84	99	—	114	131
Additional paid-in capital	—	81,071	95,834	—	110,597	127,574
Retained earnings(4)	79,663	79,663	79,663	—	79,663	79,663
Less:
Expense of stock contribution to the First Federal Community Foundation(5)	—	(5,856)	(6,960)	—	(8,064)	(9,334)
Expense of cash contribution to the First Federal Community Foundation(5)	—	(400)	(400)	—	(400)	(400)
Plus:
Tax benefit of contribution to the First Federal Community Foundation	—	2,127	2,502	—	2,878	3,309
Accumulated other comprehensive income	1,332	1,332	1,332	—	1,332	1,332
Less:
Common stock to be acquired by the employee stock ownership plan(6)	—	(6,724)	(7,917)	—	(9,109)	(10,480)
Common stock to be acquired for restricted stock awards(7)	—	(3,362)	(3,958)	—	(4,555)	(5,240)
Total shareholders’ equity	$80,995	$147,935	$160,195		$172,456	$186,555
Total shareholders’ equity as a percentage of total assets	10.18%	17.16%	18.32%		19.45%	20.71%
Pro forma shares outstanding:
Shares issued to foundation	—	585,600	696,000		806,400	933,360
Shares offered for sale in offering	—	7,820,000	9,200,000		10,580,000	12,167,000
Total shares outstanding	—	8,405,600	9,896,000		11,386,400	13,100,360

(footnotes on following page)

_____________________

(1)
As adjusted to give effect to an increase in the number of shares of common stock which would be offered as a result of a 15% increase in the estimated offering range to reflect demand for shares, changes in market and general financial conditions following the commencement of the subscription and community offerings or regulatory considerations.

(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.

(3)
No effect has been given to the issuance of additional shares of common stock pursuant to the proposed equity incentive plan. If this plan is implemented, an amount up to 10% of the shares of First Northwest Bancorp common stock sold in the offering and contributed to the First Federal Community Foundation will be reserved for issuance upon the exercise of options under the stock option plan. See “Management – Benefits to Be Adopted.”

(4)
The retained earnings of First Federal will be substantially restricted after the conversion. Additionally, First Federal will be prohibited from paying any dividend that would reduce its regulatory capital below the amount required for the liquidation account that will be set up in connection with the conversion. The payment of dividends by First Federal also is subject to certain regulations and prior regulatory approval. See “The Conversion and Stock Offering - Effects of the Conversion - Depositors’ Rights if We Liquidate.”

(5)
Assumes a cash contribution of $400,000 and the remainder in shares of common stock so that the amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering.

(6)
Assumes that 8% of the shares sold in the offering, including shares issued to the First Federal Community Foundation, will be purchased by the employee stock ownership plan financed by a loan from First Northwest Bancorp. The loan will be repaid principally from First Federal’s contributions to the employee stock ownership plan. Since First Northwest Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on First Northwest Bancorp’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total shareholders’ equity.

(7)
Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by the proposed equity incentive plan. The funds to be used by the plan to purchase the shares will be provided by First Northwest Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As First Northwest Bancorp accrues compensation expense to reflect the vesting of shares pursuant to the restricted stock plan, the credit to equity will be offset by a charge to noninterest expense. Implementation of the restricted stock plan will require shareholder approval. See “Management – Benefits to Be Adopted.”

FIRST FEDERAL AND FIRST NORTHWEST BANCORP
EXCEED ALL REGULATORY CAPITAL REQUIREMENTS

At June 30, 2014, First Federal and First Northwest Bancorp exceeded all of their applicable regulatory capital requirements. The tables on the following pages set forth the regulatory capital of First Federal and First Northwest Bancorp at June 30, 2014 and the pro forma regulatory capital of First Federal and First Northwest Bancorp after giving effect to the conversion and offering, based upon the sale of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by First Federal of 50% of the net stock proceeds. The pro forma risk-based capital amounts assume the investment of the net proceeds received by First Federal in assets that have a risk-weight of 20% or higher under applicable regulations, as if the net proceeds had been received and so applied at June 30, 2014.

First Federal Capital Requirements

			Pro Forma at June 30, 2014
	June 30, 2014		7,820,000 Shares Sold at $10.00 per Share (Minimum of Range)		9,200,000 Shares Sold at $10.00 per Share (Midpoint of Range)		10,580,000 Shares Sold at $10.00 per Share (Maximum of Range)		12,167,000 Shares Sold at $10.00 per Share (Maximum of Range, as Adjusted)
	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)
	(Dollars in thousands)
Equity capital under generally accepted accounting principles (“GAAP”)	$80,995	10.18%	$108,158	13.04%	$113,206	13.55%	$118,255	14.05%	$124,061	14.62%

Tier I leverage	$79,657	9.92%	$106,820	12.77%	111,868	13.27%	$116,917	13.77%	$122,723	14.33%
Requirement	32,116	4.00	33,471	4.00	33,721	4.00	33,970	4.00	34,257	4.00
Excess	$47,541	5.92%	$73,349	8.77%	$78,147	9.27%	$82,947	9.77%	$88,466	10.33%

Tier I risk-based	$79,657	18.32%	$106,820	24.20%	$111,868	25.27%	$116,917	26.33%	$122,723	27.55%
Requirement	17,388	4.00	17,659	4.00	17,709	4.00	17,759	4.00	17,816	4.00
Excess	$62,269	14.32%	$89,161	20.20%	$94,159	21.27%	$99,158	22.33%	$104,907	23.55%

Total risk-based	$85,127	19.58%	$112,290	25.43%	$117,338	26.50%	$122,387	27.57%	$128,193	28.78%
Risk-based requirement	34,776	8.00	35,318	8.00	35,418	8.00	35,518	8.00	35,633	8.00
Excess	$50,351	11.58%	$76,972	17.43%	$81,920	18.50%	$86,869	19.57%	$92,560	20.78%

Reconciliation of capital infused into First Federal:
Net proceeds infused			$37,650		$44,487		$51,323		$59,186
Less:
Common stock acquired by employee stock ownership plan			(6,724)		(7,917)		(9,109)		(10,480)
Common stock acquired for restricted stock awards			(3,362)		(3,958)		(4,555)		(5,240)
Cash contribution to First Federal Community Foundation			(400)		(400)		(400)		(400)
Pro forma increase in GAAP and regulatory capital			$27,164		$32,212		$37,259		$43,066
_______________________ (1) Adjusted total or adjusted risk-weighted assets, as appropriate.

First Northwest Bancorp Capital Requirements

			Pro Forma at June 30, 2014
	June 30, 2014		7,820,000 shares Sold at $10.00 per Share (Minimum of Range)		9,200,000 Shares Sold at $10.00 per Share (Midpoint of Range)		10,580,000 Shares Sold at $10.00 per Share (Maximum of Range)		12,167,000 Shares Sold at $10.00 per Share (Maximum of Range, as Adjusted)
	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)
	(Dollars in thousands)
Equity capital under generally accepted accounting principles (“GAAP”)	$80,995	10.18%	$147,934	17.16%	$160,195	18.32%	$172,456	19.45%	$186,556	20.71%

Tier I leverage	$79,657	9.92%	$146,596	16.85%	$158,857	18.01%	$171,118	19.13%	$185,218	20.39%
Requirement	32,116	4.00	34,793	4.00	35,284	4.00	35,774	4.00	36,338	4.00
Excess	$47,541	5.92%	$111,803	12.85%	$123,573	14.01%	$135,344	15.13%	$148,880	16.39%

Tier I risk-based	$79,657	18.32%	$146,596	32.72%	$158,857	35.26%	$171,118	37.77%	$185,218	40.63%
Requirement	17,388	4.00	17,924	4.00	18,022	4.00	18,120	4.00	18,233	4.00
Excess	$62,269	14.32%	$128,672	28.72%	$140,835	31.26%	$152,998	33.77%	$166,985	36.63%

Total risk-based	$85,127	19.58%	$152,066	33.94%	$164,327	36.47%	$176,588	38.98%	$190,688	41.83%
Risk-based requirement	34,776	8.00	35,847	8.00	36,043	8.00	36,240	8.00	36,465	8.00
Excess	$50,351	11.58%	$116,219	25.94%	$128,284	28.47%	$140,348	30.98%	$154,223	33.83%
_______________________
(1) Adjusted total or adjusted risk-weighted assets, as appropriate.

PRO FORMA DATA
We cannot determine the actual net proceeds from the sale of our common stock until the conversion is completed. However, we estimate that net proceeds will be between $75.3 million and $102.6 million, or $118.4 million if the estimated offering range is increased by 15%, based upon the following assumptions:

•	all shares of common stock will be sold in the subscription offering and community offering;

•
Sandler O’Neill & Partners, L.P. will receive a fee equal to 1.00% of the gross proceeds from the subscription and community offerings, excluding shares of common stock sold to directors, executive officers and employees (and members of their immediate families), the employee stock ownership plan and the contribution to the First Federal Community Foundation;

•
total expenses, excluding the fee paid to Sandler O’Neill & Partners, L.P., are estimated to be approximately $2.2 million, including selling agent expenses and legal fees of $140,000. Actual expenses may vary from those estimated; and

•
First Northwest Bancorp will grant options under the equity incentive plan to acquire common stock equal to 10.0% of the shares of common stock outstanding after the offering, and will grant restricted stock awards in an amount equal to 4.0% of such shares. First Northwest Bancorp will acquire common stock underlying these awards through open market purchases. The estimated fair value of the options, estimated using the Black-Scholes option pricing model, is recognized as an expense over the requisite vesting period of the options. The expense recorded in the pro forma financial information assumes the retrospective method under U.S. generally accepted accounting principles.

Pro forma net income of First Northwest Bancorp have been calculated for the year ended June 30, 2014, as if the common stock to be issued in the conversion had been sold at the beginning of the period and the net proceeds had been invested at 1.62%, which represents the yield on five‑year U.S. Government securities at June 30, 2014. We believe that this rate more accurately reflects a pro forma reinvestment rate than the arithmetic average method, which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest‑earning assets and the cost of deposits for the respective periods. The effect of withdrawals from deposit accounts for the purchase of common stock has not been reflected. A tax rate of 34% has been assumed for the periods, resulting in an after-tax yield of 1.07% for the year ended June 30, 2014. Historical and pro forma earnings per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock, as adjusted to give effect to the shares purchased by the employee stock ownership plan. See Note 2 to the following tables. As discussed under “How We Intend to Use the Proceeds From this Offering,” First Northwest Bancorp intends to make a loan to fund the purchase of 8% of the common stock sold in the offering by the employee stock ownership plan, including shares issued to the First Federal Community Foundation, and intends to retain 50% of the net proceeds from the conversion.
No effect has been given in the tables to the issuance of additional shares of common stock pursuant to any stock options available for grant under the equity incentive plan. The table below gives effect to the restricted stock awards that would be available for grant under the equity incentive plan and which is expected to be adopted by First Northwest Bancorp following the conversion and presented to shareholders for approval at an annual or special meeting of shareholders to be held at least six months following the completion of the conversion. If the equity incentive plan is approved by shareholders, First Northwest Bancorp intends to acquire an amount of common stock equal to 4% of the shares of common stock issued in the conversion (including shares contributed to the First Federal Community Foundation), either through open market purchases or from authorized but unissued shares of common stock, if permissible. See “Management - Benefits to Be Adopted – Equity Incentive Plan.” The following tables assume that shareholder approval has been obtained, as to which there can be no assurance, and that the shares acquired by First Northwest Bancorp are purchased in the open market at $10.00 per share. No effect has been given to First Northwest Bancorp’s results of operations after the conversion, the market price of the common stock after the conversion, or a less than 4% purchase of common stock by First Northwest Bancorp.
In addition, no effect has been given in the tables if all shares of the common stock are sold in the syndicated or firm commitment underwritten offering. In the event this occurs, the commissions of the selling agent and any other broker-dealers included in the syndicated or firm commitment underwritten offering would be approximately $3.7 million, $4.3 million, $5.0 million and $5.8 million at the minimum, midpoint, maximum and maximum as adjusted levels of the offering, respectively. See The Conversion and Stock Offering - Syndicated or Firm Commitment Underwritten Offering - Syndicated or Firm Commitment Underwritten Offering.”

The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which the transactions actually occur and should not be taken as indicative of future results of operations. Pro forma shareholders’ equity represents the difference between the stated amount of assets and liabilities of First Northwest Bancorp computed in accordance with GAAP. Historical per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the offering, the additional employee stock ownership plan expense or expenses related to the proposed equity incentive plan. The pro forma shareholders’ equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to shareholders in the event of liquidation.

The tables on the following pages summarize historical data of First Northwest Bancorp’s pro forma data at or for the year ended June 30, 2014, based on the assumptions set forth above and in the tables and should not be used as a basis for projection of the market value of our common stock following the conversion and the offering.

	At or For the Year Ended June 30, 2014
	7,820,000 Shares Sold at $10.00 Per Share (Minimum of Range)	9,200,000 Shares Sold at $10.00 Per Share (Midpoint of Range)	10,580,000 Shares Sold at $10.00 Per Share (Maximum of Range)	12,167,000 Shares Sold at $10.00 Per Share (Maximum of Range, as Adjusted)(1)
	(Dollars in thousands)
Gross proceeds of offering	$78,200	$92,000	$105,800	$121,670
Plus: Value of shares issued to the First Federal Community Foundation	5,856	6,960	8,064	9,334
Pro forma market capitalization	$84,056	$98,960	$113,864	$131,004
Net proceeds:
Gross proceeds of offering	$78,200	$92,000	$105,800	$121,670
Less expenses	(2,901)	(3,027)	(3,153)	(3,298)
Estimated net proceeds	$75,299	$88,973	$102,647	$118,372
Less: cash contribution to Foundation	(400)	(400)	(400)	(400)
Less: common stock acquired by employee stock ownership plan(2)	(6,724)	(7,917)	(9,109)	(10,480)
Less: common stock acquired for restricted stock awards(3)	(3,362)	(3,958)	(4,555)	(5,240)
Estimated investable net proceeds	$64,813	$76,698	$88,583	$102,252
Pro forma net income for the year ended June 30, 2014:
Historical	$2,668	$2,668	$2,668	$2,668
Pro forma income on net proceeds	693	820	947	1,093
Less: pro forma employee stock ownership plan adjustment(2)	(222)	(261)	(301)	(346)
Less: pro forma restricted stock award adjustment(3)	(444)	(523)	(601)	(692)
Less: pro forma stock option adjustment(4)	(478)	(563)	(648)	(746)
Pro forma net income	$2,217	$2,141	$2,065	$1,977

Per share net income for the year ended June 30, 2014:
Historical	$0.34	$0.29	$0.25	$0.22
Pro forma income on net proceeds	0.09	0.09	0.09	0.09
Less: pro forma employee stock ownership plan adjustment(2)	(0.03)	(0.03)	(0.03)	(0.03)
Less: pro forma restricted stock award adjustment(3)	(0.06)	(0.06)	(0.06)	(0.06)
Less: pro forma stock option adjustment(4)	(0.06)	(0.06)	(0.06)	(0.06)
Pro forma net income per share(5)	$0.28	$0.23	$0.19	$0.16

Offering price as a multiple of pro forma net income per share	35.71x	43.48x	52.63x	62.50x

Number of shares outstanding for pro forma income per share calculations	7,766,774	9,143,904	10,521,034	12,104,733

(table continued on following page)	(Footnotes on page	50)

	At or For the Year Ended June 30, 2014
	7,820,000 Shares Sold at $10.00 Per Share (Minimum of Range)	9,200,000 Shares Sold at $10.00 Per Share (Midpoint of Range)	10,580,000 Shares Sold at $10.00 Per Share (Maximum of Range)	12,167,000 Shares Sold at $10.00 Per Share (Maximum of Range, as Adjusted)(1)
	(Dollars in thousands)
Pro forma shareholders’ equity at June 30, 2014:
Historical	$80,995	$80,995	$80,995	$80,955
Estimated net proceeds	75,299	88,973	102,647	118,372
Plus: Shares issued to the First Federal Community Foundation	5,856	6,960	8,064	9,334
Less: Shares contributed to the First Federal Community Foundation	(5,856)	(6,960)	(8,064)	(9,334)
Less: Cash Contribution to Foundation	(400)	(400)	(400)	(400)
Plus: Tax benefit of contribution to the First Federal Community Foundation	2,127	2,502	2,878	3,309
Less: common stock acquired by the employee stock ownership plan(2)	(6,724)	(7,917)	(9,109)	(10,480)
Less: common stock acquired for restricted stock awards(3)	(3,362)	(3,958)	(4,555)	(5,240)
Pro forma shareholders’ equity	$147,935	$160,195	$172,456	$186,516
Less: Intangibles	(5)	(5)	(5)	(5)
Pro forma tangible stockholders’equity	$147,930	$160,190	$172,451	$186,511

Pro forma shareholders’ equity per share at June 30, 2014:
Historical	$9.64	$8.18	$7.11	$6.18
Estimated net proceeds	8.96	8.99	9.01	9.04
Plus: Shares issued to the First Federal Community Foundation	0.70	0.70	0.71	0.71
Less: Shares contributed to the First Federal Community Foundation	(0.70)	(0.70)	(0.71)	(0.71)
Less: Cash Contribution to Foundation	(0.05)	(0.04)	(0.04)	(0.03)
Plus: Tax benefit of contribution to the First Federal Community Foundation	0.25	0.25	0.25	0.25
Less: common stock acquired by the employee stock ownership plan(2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock acquired by the equity incentive plan (3)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma shareholders’ equity per share(5)	$17.60	$16.18	$15.13	$14.24
Less: Intangibles per share	—	—	—	—
Pro forma tangible stockholders’ equity per share	$17.60	$16.18	$15.13	$14.24

Offering price as a percentage of pro forma shareholders’ equity	56.82%	61.80%	66.09%	70.22%
Offering price as a percentage of pro forma tangible shareholders’ equity per share	56.82%	61.80%	66.09%	70.22%
Number of shares outstanding for pro forma book value per share calculations	8,405,600	9,896,000	11,386,400	13,100,360

(Footnotes on page	50)

_________________

(1)
As adjusted to give effect to an increase in the number of shares which could occur as a result of a 15% increase in the offering range to reflect demand for the shares, changes in market and financial conditions following the commencement of the offering or regulatory considerations.

(2)
Assumes that 8% of shares of common stock sold in the offering, including shares issued to the First Federal Community Foundation, will be purchased by the employee stock ownership plan. For purposes of these tables, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from First Northwest Bancorp. First Federal intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. First Federal’s total annual payments on the employee stock ownership plan debt are based upon a 20 year loan. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by First Federal, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 34%. The unallocated employee stock ownership plan shares are reflected as a reduction of shareholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 33,622, 39,584, 45,546 and 52,401 shares were committed to be released during the year ended June 30, 2014, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations. See “Management - Benefits - Employee Stock Ownership Plan.”

(3)
If the stock-based incentive plan is approved by First Northwest Bancorp’s shareholders, First Northwest Bancorp may purchase an aggregate number of shares of common stock equal to 4.0% of the shares to be sold in the offering and contributed to the First Federal Community Foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion), to be awarded as restricted stock to officers and directors under the stock-based incentive plan. Shareholder approval of the stock-based incentive plan and purchases of stock for grant under the plan may not occur earlier than six months after the completion of the conversion. The shares may be issued directly by First Northwest Bancorp or acquired through open market purchases. The funds to be used to purchase the shares to be awarded by the stock-based incentive plan will be provided by First Northwest Bancorp. The table assumes that (i) the shares to be awarded under the stock-based incentive plan are acquired through open market purchases at $10.00 per share, (ii) 20% is expensed for the year ended June 30, 2014 (based on a five-year vesting period), and (iii) the stock-based incentive plan expense reflects an estimated marginal federal and state effective tax rate of 34%. Assuming shareholder approval of the stock-based incentive plan and that shares of common stock (equal to 4.0% of the shares sold in the offering and contributed to the First Federal Community Foundation) are awarded through the use of authorized but unissued shares of common stock, shareholders would have their ownership and voting interests diluted by approximately 3.9%.

(4)
Gives effect to the options we expect to grant under the stock-based incentive plan, which is expected to be adopted by First Northwest Bancorp following the offering and presented for shareholder approval not earlier than six months after the completion of the conversion. We have assumed that options will be granted to acquire a number of shares equal to 10% of the shares sold in the offering and contributed to the First Federal Community Foundation. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model (see “Summary – Benefits to Management from the Offering” for applicable assumptions) was $3.11 for each option and the aggregate grant-date fair value of the stock options was amortized to expense on a straight line basis over a five-year vesting period of options with a 10 year expected life. Finally, we assumed that 25% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed rate of 34%) for a deduction equal to the grant date fair value of the option. Under the above assumptions, the granting of options under the stock-based incentive plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise options under the stock-based incentive plan are obtained from the issuance of authorized but unissued shares, our net income per share and shareholders’ equity per share will decrease. This will also have a dilutive effect of up to 9.1% on the ownership interest of persons who purchase common stock in the offering.

(5)
Adjusted shares used for the pro-forma net income per share computations are determined by taking the number of shares assumed to be sold in the offering, including shares issued to the First Federal Community Foundation, and subtracting the employee stock ownership plan shares that have not been committed for release during the period. See note 2, above.

COMPARISON OF VALUATION AND PRO FORMA INFORMATION
WITH AND WITHOUT THE FOUNDATION
If First Federal does not establish or fund the foundation as part of the conversion, RP Financial has estimated that the pro forma aggregate market value of First Northwest Bancorp would be approximately $105.5 million at the midpoint of the estimated valuation range. This is approximately $6.5 million greater than the pro forma aggregate market capitalization of First Northwest Bancorp, including the foundation, and would result in a 1,350,000 share increase in the amount of common stock offered for sale in the conversion. The pro forma book value ratio would be similar, assuming the midpoint, under both the current appraisal and the estimate of the value of First Northwest Bancorp without the foundation. The pro forma shareholders’ equity per share would also be similar with or without the foundation. First Northwest Bancorp cannot assure you that, in the event the foundation is not formed, the appraisal prepared at that time would have concluded that the pro forma market value of First Northwest Bancorp would be the same as was estimated.

	At the Minimum of Estimated Price Range		At the Midpoint of Estimated Price Range		At the Maximum of Estimated Price Range		At the Maximum, As Adjusted, of Estimated Price Range
	With Foundation	No Foundation	With Foundation	No Foundation	With Foundation	No Foundation	With Foundation	No Foundation

Estimated offering amount	$78,200	$89,675	$92,000	$105,500	$105,800	$121,325	$121,670	$139,524
Pro forma market capitalization	84,056	89,675	98,960	105,500	113,864	121,325	131,004	139,524
Total assets	862,231	871,195	874,492	884,975	886,753	898,755	900,853	914,603
Total liabilities	714,297	714,297	714,297	714,297	714,297	714,297	714,297	714,297
Pro forma shareholders’ equity	147,934	156,898	160,195	170,678	172,456	184,458	186,556	200,306
Pro forma consolidated net
income	2,217	2,260	2,141	2,191	2,065	2,123	1,977	2,045
Pro forma shareholders’ equity
per share	17.60	17.49	16.18	16.18	15.13	15.21	14.24	14.36
Pro forma consolidated net
income per share	0.28	0.27	0.23	0.22	0.19	0.19	0.16	0.16

Pro forma pricing ratios:
Offering price as a percentage
pro forma shareholders’
equity per share	56.82%	57.18%	61.80%	61.80%	66.09%	65.75%	70.22%	69.64%
Offering price to pro forma
net income per share	35.7	37.0	43.5	45.5	52.6	52.6	62.5	62.5

Pro forma financial ratios:
Return on assets (annualized)	0.26%	0.26%	0.24%	0.25%	0.23%	0.24%	0.22%	0.22%
Return on shareholders’
equity (annualized)	1.50%	1.44%	1.34%	1.28%	1.20%	1.15%	1.06%	1.02%
Shareholders’ equity to assets	17.2%	18.0%	18.3%	19.3%	19.5%	20.5%	20.7%	21.9%
Total shares issued	8,405,600	8,967,500	9,896,000	10,550,000	11,386,400	12,132,500	13,100,360	13,952,375

RECENT DEVELOPMENTS

The following tables set forth our selected consolidated financial and other data at and for the dates indicated. The financial information at June 30, 2014 is derived in part from the audited consolidated financial statements that appear in this prospectus. The financial information at September 30, 2014 and for the three month periods ended September 30, 2014 and 2013 was not audited, but in the opinion of management, reflects all normal recurring adjustments necessary for a fair presentation of the financial condition and results of operations for such periods. No adjustments were made other than normal recurring entries. The results of operations for the three month period ended September 30, 2014 are not necessarily indicative of the results of operations that may be expected for the entire fiscal year or any other period. The following is only a summary and you should read it in conjunction with the business and financial information regarding us contained elsewhere in this prospectus, including our audited financial statements and related notes beginning on page F-1 and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	(Unaudited)
	September 30,		June 30,
	2014	2,014	2014
	(In thousands)
Selected Financial Condition Data:
Total assets	$788,146		$795,292
Cash and cash equivalents	27,452		18,960
Loans receivable, net (1)	489,185		496,184
Investment securities available for sale	172,445		178,972
Investment securities held to maturity	51,294		53,244
Real estate owned and repossessed assets	650		810
Deposits	605,163		600,399
Borrowings	90,033		105,133
Total equity	81,895		80,995
__________
(1) Net of allowances for loan losses, loans in process, purchase discounts and deferred loan fees.

	(Unaudited)
	Three Months Ended
	September 30,
	2014	2013
	(In thousands)
Selected Operations Data:
Total interest income	$6,630	$6,361
Total interest expense	1,107	1,231
Net interest income	5,523	5,130
Provision for loan losses	—	433
Net interest income after provision for loan losses	5,523	4,697
Net gain on sale of loans	97	203
Net loss on sale of investment securities	—	(68)
Other noninterest income	1,045	1,007
Total noninterest income	1,142	1,142
Total noninterest expense	5,517	4,966
Income before provision for income taxes	1,148	873
Provision for income taxes	299	193
Net income	$849	$680

	(Unaudited)
	At or For the Three Months Ended
	September 30,
	2014		2013
Selected Financial Ratios and Other Data:
Performance ratios: (1)
Return on assets	0.43%		0.35%
Return on equity	4.14		3.45
Average interest rate spread	2.82		2.63
Net interest margin (2)	2.94		2.75
Efficiency ratio (3)	82.8		79.2
Average interest-earning assets to average interest-bearing liabilities	120.4		117.7

Asset quality ratios:
Nonperforming assets to total assets at end of period (4)	0.8%		1.4%
Nonperforming loans to total gross loans (5)	1.2		1.9
Allowance for loan losses to nonperforming loans (5)	136.7		89.5
Allowance for loan losses to gross loans receivable	1.6		1.7
Net charge-offs to average outstanding loans	—		0.1

Capital ratios:
Equity to total assets at end of period	10.4%		9.9%
Average equity to average assets	10.4		10.1

Other data:
Number of full service offices	9	(6)	9
Full-time equivalent employees	173		164
______________

(1)	Performance ratios are annualized, where appropriate.

(2)	Net interest income divided by average interest-earning assets.

(3)	Total noninterest expense as a percentage of net interest income and total other noninterest income.

(4)	Nonperforming assets consists of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), foreclosed real estate and repossessed assets.

(5)	Nonperforming loans consists of nonaccruing loans and accruing loans more than 90 days past due.
(6) The Poulsbo office closed effective July 1, 2014, reducing the number of offices to nine.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RECENT DEVELOPMENTS
Comparison of Financial Condition at September 30, 2014 and June 30, 2014

Assets . Total assets decreased $7.1 million , or 0.9% , to $788.1 million at September 30, 2014 , from $795.3 million at June 30, 2014 . Net loans, excluding loans held for sale, decreased $7.0 million , or 1.4% , to $489.2 million at September 30, 2014 , from $496.2 million at June 30, 2014 . Securities decreased $8.5 million , or 3.7% , to $223.7 million at September 30, 2014 , from $232.2 million at June 30, 2014 , and cash and cash equivalents increased by $8.5 million , or 44.7% , to $27.5 million at September 30, 2014 from $19.0 million at June 30, 2014 .

Gross loans, excluding loans held for sale, decreased $7.3 million , or 1.4% , to $496.5 million at September 30, 2014 , from $503.8 million at June 30, 2014 . The portfolio decline was primarily a result of reductions in commercial and multi-family real estate loans which declined during the three months ended September 30, 2014 , by $10.7 million , or 6.2% , to $162.4 million at September 30, 2014 from $173.1 million at June 30, 2014 . Commercial business loans decreased $1.6 million , or 9.1% , to $15.9 million at September 30, 2014 , from $17.5 million at June 30, 2014 . The decline in commercial and multi-family real estate loans was primarily attributed to purchased loans serviced by others of $8.7 million that paid off prior to maturity. We continue to reduce our reliance on purchased commercial and multi-family real estate loans serviced by others and focus on developing commercial relationships and pursuing organic growth. We are also focused on controlled growth in our commercial loan portfolios in order to meet the objectives of our business plan and allocate sufficient resources to effectively manage that growth. These declines in commercial and multi-family loans were partially offset by an increase in one- to four-family residential loans of $5.6 million , or 2.3% , during the three months ended September 30, 2014 .

During the three months ended September 30, 2014 , we originated $15.3 million of loans, of which $14.3 million , or 93.4% , were originated in the North Olympic Peninsula, $786,000 , or 5.1% , in the Puget Sound region of Washington, and $227,000 , or 1.5% , in other areas in Washington. In addition to loan originated during the three months ended September 30, 2014 , we purchased a $10.2 million pool of one- to four-family residential loans located in the Puget Sound region of Washington.

Our allowance for loan losses was $8.0 million and $8.1 million , or 1.6% of gross loans receivable, at September 30, 2014 and June 30, 2014 , respectively. The allowance remained stable as the result of improving asset quality and decreases in nonperforming and classified loans during the three months ended September 30, 2014 .
Nonperforming loans decreased $124,000 , or 2.1% , to $5.8 million at September 30, 2014 , from $6.0 million at June 30, 2014 . Nonperforming commercial real estate loans decreased $163,000 , and nonperforming one- to four-family residential loans decreased $135,000 during the quarter, partially offset by increases of $138,000 and $29,000 in home equity lines of credit and construction and land loans, respectively. Nonperforming loans to total loans remained constant at 1.2% at September 30, 2014 and June 30, 2014 . Real estate owned and repossessed assets decreased $160,000 to $650,000 at September 30, 2014 , from $810,000 at June 30, 2014 primarily as a result of sales of these assets. At September 30, 2014 , we had $11.9 million in restructured loans, of which $8.4 million were performing in accordance with their modified terms and returned to accrual status. Classified loans decreased by $198,000 , or 1.4% , to $13.7 million at September 30, 2014 , from $13.9 million at June 30, 2014 .

The following table represents nonperforming assets and troubled debt restructurings ("TDRs") at the dates indicated.
.

	(Unaudited)
	September 30,		June 30,
	2014	2,014	2014
	(In thousands)
Nonaccruing loans:
Real estate loans:
One- to four-family	$3,408		$3,543
Commercial real estate	1,750		1,913
Construction and land	156		127
Total real estate loans	5,314		5,583

Consumer loans:
Home equity	478		340
Other	48		41
Total consumer loans	526		381

Total nonaccruing loans	5,840		5,964

Real estate owned:
One- to four-family	459		524
Commercial real estate	56		—
Construction and land	135		220
Total real estate owned	650		744

Repossessed automobiles and recreational vehicles	—		66

Total nonperforming assets	$6,490		$6,774

TDR loans:
One- to four-family	$5,762		$5,939
Multi-family	723		728
Commercial real estate	4,417		4,456
Total real estate loans	10,902		11,123

Home equity	608		615
Commercial business	423		426
Total restructured loans	$11,933		$12,164

Nonaccrual and 90 days or more past due loans as a percentage of total loans	1.2%		1.2%
Nonperforming TDRs included in total restructured loans above	$3,486		$3,536
At September 30, 2014 , the securities portfolio represented 28.4% of total assets, compared to 29.2% at June 30, 2014 . This was due to a decrease of $8.5 million , or 3.7% , to $223.7 million at September 30, 2014 , from $232.2 million at June 30, 2014 . Mortgage-backed securities represented the largest portion of our investment portfolio and were $161.2 million at September 30, 2014 , a decrease of $7.5 million , or 4.4% , from $168.7 million at June 30, 2014 . Other investment securities, including municipal bonds, were $62.5 million at September 30, 2014 , a decrease of $1.0 million , or 1.6% from $63.5 million at June 30, 2014 .

Liabilities. Total liabilities decreased $8.0 million , or 1.1% , to $706.3 million at September 30, 2014 , from $714.3 million at June 30, 2014 . This decline was primarily due to a $15.1 million repayment of our FHLB short-term cash management advance ("CMA"). Deposit account balances increased $4.8 million , or 0.8% , to $605.2 million at September 30, 2014 , from $600.4 million at June 30, 2014 . Our deposit growth during the quarter ended September 30, 2014 was attributable to normal customer activity. Transaction and savings account deposits increased $10.6 million , or 2.3% , to $477.3 million at September 30, 2014 from $466.7 million at June 30, 2014 , while certificates of deposit declined $5.8 million , or 4.3% , during this period. The change in the mix of deposits reflects the continued impact of the historically low-rate environment as depositors prefer the liquidity of savings and money market products as compared to time deposits.

Borrowings decreased $15.1 million , or 14.4% , from $105.1 million at June 30, 2014 to $90.0 million at September 30, 2014 , as cash flows from payments on loans and investments were used to repay the FHLB CMA advance. Total borrowings at September 30, 2014 consisted primarily of long term advances from the FHLB.

Equity . Total equity increased $900,000 , or 1.1% , to $81.9 million at September 30, 2014 , from $81.0 million at June 30, 2014 . The increase was a result of $849,000 in net income and a slight increase in other comprehensive income associated with changes in the market value of the available for sale investment portfolio.

Comparison of Results of Operations for the Three Months Ended September 30, 2014 and 2013

General. Net income for the three months ended September 30, 2014 was $849,000 compared to net income of $680,000 for the three months ended September 30, 2013 , an increase of $169,000 , or 24.9% . The increase in net income was primarily the result of a $393,000 increase in net interest income and a $433,000 decline in the provision for loan losses offset by increases in noninterest expense of $551,000 and the provision for income taxes of $106,000 .

Net Interest Income. Net interest income increased $393,000 to $5.5 million for the three months ended September 30, 2014 , from $5.1 million for the three months ended September 30, 2013 . The increase was the result of an increase in interest income coupled with a decrease in interest expense.

Our net interest margin increased 19 basis points to 2.94% for the three months ended September 30, 2014 , from 2.75% for the same period in 2013 , primarily due to the $39.9 million , or 8.9% , increase in average net loans receivable. The redistribution of interest-earning assets from investments to loans improved our yield, and increases in the yield on our investment portfolio more than offset a 29 basis point decrease in yield on our loan portfolio. Of the $393,000 increase in net interest income during the three months ended September 30, 2014 compared to the same period in 2013 , $499,000 was the result of an increase in volume partially offset by a $106,000 decline from the changes in rates. The cost of average interest-bearing liabilities decreased seven basis points to 0.71% for the three months ended September 30, 2014 , compared to 0.78% for the same period in the prior year, due primarily to the decreased cost of FHLB borrowings and a decline in certificates of deposit.

Interest Income. Total interest income increased $269,000 , or 4.2% , to $6.6 million for the three months ended September 30, 2014 from $6.4 million for the comparable period in 2013 . Interest income on loans increased $131,000 , or 2.4% , during the three months ended September 30, 2014 , reflecting an increase of $39.9 million in the average balance of net loans receivable outstanding compared to the comparable period in 2013 . During the three months ended September 30, 2014 , loan yields decreased 29 basis points compared to the three months ended September 30, 2013 , as higher yielding loans continued to pay off and were replaced with loans at lower interest rates.

Interest income on investment securities increased $31,000 to $317,000 for the three months ended September 30, 2014 compared to $286,000 for the three months ended September 30, 2013 . The average balance of our investment securities increased $349,000 to $63.0 million for the three months ended September 30, 2014 compared to $62.7 million for the three months ended September 30, 2013 . The yield on investment securities for the three months ended September 30, 2014 increased 19 basis points due primarily to higher reinvestment rates available in 2014.

Interest income on mortgage backed securities increased $116,000 primarily due to an increase of 48 basis points in average yields from 1.40% for the three months ended September 30, 2013 to 1.88% for the three months ended September 30, 2014 . The average balance of mortgage-backed securities decreased as cash flows were partially redeployed primarily to fund loan growth and, to a lesser extent, investment securities.

 The following table compares average earning asset balances, associated yields, and resulting changes in interest income for the three months ended September 30, 2014 and 2013 :

	Three Months Ended September 30,
	2014		2013
	Average Balance Outstanding	Yield	Average Balance Outstanding	Yield	Increase/ (Decrease) in Interest Income
	(Dollars in thousands)
Loans receivable, net	$489,256	4.52%	$449,318	4.81%	$131
Investment securities	63,046	2.01	62,697	1.82	31
Mortgage-backed securities	165,345	1.88	188,043	1.40	116
FHLB stock	10,021	0.12	10,417	0.12	—
Cash and due from banks	22,695	0.09	36,357	0.15	(9)
Total interest-earning assets	$750,363	3.53	$746,832	3.41	$269
Interest Expense. Total interest expense decreased $124,000 , or 10.3% , to $1.1 million for the three months ended September 30, 2014 , compared to $1.2 million for the three months ended September 30, 2013 . Deposit costs decreased $33,000 , or 8.2% , primarily due to a decline in the average balance of certificates of deposit, which resulted in a decrease in interest rates paid. The average balance of interest-bearing deposits decreased $2.8 million , or 0.5% , to $531.6 million for the three months ended September 30, 2014 from $534.4 million at the three months ended September 30, 2013 . This decrease was attributable to decreases in the average balance of certificates of deposit of $17.2 million partially offset by increases in the average balances for transaction accounts of $2.5 million , savings accounts of $1.8 million , and money market accounts of $10.1 million . With rates at historically low levels there has been little incentive for depositors to extend maturities and reduce the liquidity associated with savings and money market products by renewing maturing certificates of deposit. The average cost of all deposit products decreased for the three months ended September 30, 2014 , with certificates of deposit and savings accounts declining by one basis point each, while the cost of money market deposits and transaction accounts remained unchanged at 0.18% for the three months ended September 30, 2014 and 2013. Borrowing costs declined $91,000 to $736,000 for the three months ended September 30, 2014 from $827,000 for the same period last year due to the maturity of $10.0 million long-term FHLB advances and the use of less expensive borrowings on our CMA account for short-term business cash flow needs.

The following table details average balances, cost of funds and the change in interest expense for the three months ended September 30, 2014 and 2013 :

	Three Months Ended September 30,
	2014		2013		Increase/ (Decrease) in Interest Expense
	Average Balance Outstanding	Rate	Average Balance Outstanding	Rate
	(Dollars in thousands)
Savings accounts	$84,983	0.04%	$83,180	0.05%	$(1)
Transaction accounts	104,006	0.01	101,537	0.01	—
Money market accounts	210,636	0.18	200,513	0.18	6
Certificates of deposit	132,022	0.80	149,170	0.81	(38)
Borrowings	91,450	3.22	100,033	3.31	(91)
Total interest-bearing liabilities	$623,097	0.71	$634,433	0.78	$(124)
Provision for Loan Losses. There was no provision for loan losses during the three months ended September 30, 2014 , compared to $433,000 for the three months ended September 30, 2013 . This was primarily due to improving asset quality as reflected in the decrease in nonperforming loans as a percent of loans, from 1.9% at September 30, 2013 to 1.2% at September 30, 2014 . The improvements in delinquencies and nonperforming loans are attributed to the improving economic conditions allowing some borrowers to improve their financial condition. Management considers the allowance for loan losses at September 30, 2014 to be adequate to cover probable losses inherent in the loan portfolio. While management believes the estimates and assumptions used in its determination of the adequacy of the allowance are reasonable, there can be no assurance that such estimates and assumptions will not be proven incorrect in the future, or that the actual amount of future provisions will not exceed the amount of past provisions or that any increased provisions that may be required will not adversely impact our financial condition and results of operations. In addition, the determination of the amount of our allowance for loan losses is subject to review by bank regulators, as part of the routine examination process, which may result in the establishment of additional reserves based upon their judgment or information available to them at the time of their examination.

The following table details activity and information related to the allowance for loan losses for the three months ended September 30, 2014 and 2013 :

	(Unaudited)
	Three Months Ended September 30,
	2014	2013
	(Dollars in thousands)
Provision for loan losses	$—	$433
Net (charge-offs) recoveries	(89)	(225)
Allowance for loan losses	7,983	8,182
Allowance for losses as a percentage of total gross loans receivable at the end of this period	1.6%	1.7%
Total nonaccruing loans	5,840	9,163
Allowance for loan losses as a percentage of nonperforming loans at end of period	136.7%	89.3%
Nonaccrual and 90 days or more past due loans as a percentage of total loans	1.2%	1.9%
Total loans	$496,500	$476,385
Noninterest Income. Noninterest income remained unchanged for the three months ended September 30, 2014 and 2013 . Loan and deposit service fees decreased $26,000 , or 3.0%, to $835,000 for the three months ended September 30, 2014 . Decreases in the gain on sale of loans of $106,000 during the three months ended September 30, 2014 , compared to the same period in 2013 , was attributable to a planned reduction in loan sales activity during the quarter in order to increase interest earned on loans receivable.

Noninterest Expense. Noninterest expense increased $551,000 , or 11.1% , to $5.5 million for the three months ended September 30, 2014 , compared to $5.0 million for the three months ended September 30, 2013 This increase was primarily due to an increase in compensation and benefits of $405,000 , and data processing and occupancy and equipment expense of $116,000 and $85,000 , respectively. Additional staffing has been added in connection with our branch expansion into Kitsap County, and we have increased our staffing in the credit administration, production and other support areas to manage our growth and improve approval times for loans. As a result, full-time equivalent employees increased to 173 at September 30, 2014 from 164 at September 30, 2013 . Compensation and benefits during the quarter ended September 30, 2014 also increased compared to the comparable period in 2013 as a result of additional funding of our pension benefit plan in order to reduce our exposure to future funding requirements.

Provision for Income Tax. An income tax expense of $299,000 was recorded for net income for the three months ended September 30, 2014 compared to an income tax expense of $193,000 for the three months ended September 30, 2013 . This was due to an increase in income before taxes of $275,000 .

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This discussion and analysis reviews our consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the consolidated financial statements and footnotes thereto, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding First Federal as provided in this prospectus. Unless otherwise indicated, the financial information presented in this section reflects the consolidated financial condition and results of operations of First Federal and its subsidiaries.
Overview
First Federal is a community-oriented financial institution primarily serving the North Olympic Peninsula region of Washington through our nine full-service banking offices. We offer a wide range of products and services focused on the lending and depository needs of the communities we serve. Historically, lending activities have been primarily directed toward the origination of first lien one- to four-family mortgage loans, and, to a lesser extent, commercial and multi-family real estate loans, construction and land loans (including lot loans), commercial business loans, and consumer loans, consisting primarily of home equity loans and lines of credit. During the past decade, recognizing our need to adapt to changing market conditions, we have revised our operating strategy to diversify our loan portfolio, expand our deposit product offerings and enhance our infrastructure. We have increased the origination of commercial real estate and multi-family real estate loans, and decreased reliance on originating and retaining longer-term, fixed-rate, residential mortgage loans. Since 2010, we have generally sold most newly originated and refinanced, conforming single-family owner-occupied mortgage loans into the secondary market, although in 2012, we began selectively retaining 30-year fixed-rate mortgages in the portfolio in an effort to enhance our net interest income. We have historically offered traditional consumer and business deposit products, including transaction accounts, savings and money market accounts and certificates of deposit for individuals, businesses and nonprofit organizations. Deposits are our primary source of funds for our lending and investing activities.

First Federal is significantly affected by prevailing economic conditions as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, housing and financial institutions. Deposit flows are influenced by a number of factors, including interest rates paid by competitors, available alternative investments, account maturities, and the overall level of personal income and savings. Lending activities are influenced by the demand for funds, the number and quality of lenders, and regional economic cycles.
Income. Our primary source of pre-tax income is net interest income. Net interest income is the difference between interest income, which is the income that we earn on our loans and investments, and interest expense, which is the interest that we pay on our deposits and borrowings. Changes in levels of interest rates affect our net interest income. A secondary source of income is noninterest income, which includes revenue we receive from providing products and services, including service charges on deposit accounts and mortgage banking income, as well as earnings from bank-owned life insurance and gains and losses from sales of securities.

Provision for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Expenses. The noninterest expenses we incur in operating our business consist of salaries and employee benefits expenses, occupancy and equipment expenses, federal deposit insurance premiums and regulatory assessments, data processing expenses, expenses related to real estate and personal property owned and other miscellaneous expenses. Following the offering, our noninterest expenses are likely to increase as a result of operating as a public company. These additional expenses will consist primarily of increased costs for legal and accounting services, insurance, expenses of stockholder communications and meetings and stock exchange listing fees.

Salaries and employee benefits consist primarily of salaries and wages paid to our employees, payroll taxes, expenses for health insurance, retirement plans and other employee benefits. Following the offering, we will recognize additional annual employee compensation expenses stemming from the adoption of new equity benefit plans. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. For an estimate of' these expenses, see "Pro Forma Data."

Our contribution to the foundation will be an additional operating expense that will reduce net income during the quarter in which the contribution to the foundation is funded. The contribution to the foundation will result in a $4.1 million and $5.6 million after-tax expense at the minimum and maximum of the offering range, respectively. Any expense resulting from the contribution to the foundation will not be a recurring expense.

Beginning in fiscal year 2009 and continuing through much of fiscal year 2012, housing markets deteriorated in many of our market areas and we experienced significantly higher levels of delinquencies and nonperforming assets, primarily in our residential related loan portfolios. During this period, home sales activity was exceptionally slow and property values generally declined. As the effects of the recent recession became more evident and the pace of the recovery remained slow, our borrowers' ability to service their debt became more difficult, which was reflected in our increased nonperforming asset totals. As a result, during these periods our provision for loan losses was significantly higher than historical levels. This higher than normal level of delinquencies and nonaccruals also had a material adverse effect on operating income as a result of foregone interest revenues, increased loan collection costs and carrying costs, loan charge-offs and valuation adjustments for real estate owned. Beginning in fiscal 2013, home sales activity and real estate values began to modestly improve along with general economic conditions, resulting in materially lower loan charge-offs and write-downs of real estate owned. As a result, during the years ended June 30, 2014 and 2013, our provision for loan losses and our real estate owned and impairment expense decreased significantly as compared to the year ended June 30, 2012. For the years ended June 30, 2014 and 2013, we had net income of $2.7 million and $2.3 million, respectively, compared to a net loss of $2.0 million for the year ended June 30, 2012.

Our Business and Operating Strategy
Throughout most of our over 90-year history, we have operated as a traditional savings and loan association, attracting deposits and investing those funds primarily in residential mortgage loans and investment securities. During the past decade, recognizing our need to adapt to changing market conditions, we revised our operating strategy to diversify our loan portfolio, expand our deposit product offerings and enhance our infrastructure. Certain highlights of our operations in recent years are as follows:

•
Repositioning the loan portfolio. We have significantly increased the origination of commercial real estate and multi-family real estate loans, and decreased reliance on originating and retaining longer-term, fixed-rate, owner-occupied residential mortgage loans. This has been done to reduce our exposure to interest rate risk, increase the yield on our loan portfolio and shorten the maturity of the loan portfolio. In addition, given current market conditions, we are not presently emphasizing land and land development loans or construction loans.

•
Reorganized and strengthened the senior management team. During the past five years, we have experienced significant management turnover. This has resulted in a change in our senior management team, through promotions as well as external hires. During 2013 we promoted Laurence J. Hueth from executive vice president, chief financial officer, and chief operating officer to president and chief executive officer, Regina M. Wood was promoted from vice president and controller to executive vice president and chief financial officer and Kelly A. Liske was promoted from vice president and commercial relationship manager to executive vice president and chief banking officer. Mr. Hueth, Ms. Wood, and Ms. Liske have collectively been with First Federal for 18 years and collectively possess over 50 years industry experience. Christopher A. Donohue was hired as executive vice president and chief credit officer with over 30 years industry experience outside of the state of Washington. The senior management team consists of nine individuals with an average of 16 years of banking experience. These individuals are primarily responsible for the design and implementation of our business plan.

•
Selling residential mortgage loans into the secondary market. Since 2009, we have generally sold most newly originated and refinanced, conforming single-family owner-occupied mortgage loans into the secondary market on a servicing retained or servicing released basis. This strategy has helped to reduce our exposure to interest rate risk and increase our noninterest income. After reducing the retention of one- to four-family residential loans, in 2012 we began selectively adding non-conforming 30-year fixed-rate mortgages to the portfolio in an effort to meet increasing consumer demand as well as to enhance our net interest income.

•
Adding new deposit capabilities. Historically, we have offered traditional consumer and business deposit products. Over the past several years, we have added remote deposit capture, consumer and business on-line banking and consumer mobile banking capabilities. At our new Kitsap County branch location, we implemented interactive tellers machines, allowing our customers to conduct business with a teller through the video monitor. The board and management remain committed to maintaining competitive deposit products and services.

•
Enhancing our infrastructure. Over the past several years, we have focused on upgrading our infrastructure, both in terms of equipment and personnel, in order to support our changing lending and deposit capabilities and position ourselves for growth.

Our objective is to develop First Federal into an independent high performing bank focused on meeting the needs of individuals, small businesses and community organizations in the Puget Sound region through exceptional service and competitive products. After the conversion and offering, we intend to implement these strategies to achieve our objective:

•
Increasing our portfolio of higher yielding commercial loans. Through increased loan originations and purchases, we intend to increase our loan to deposit ratio and the percentage of our loan portfolio consisting of higher-yielding commercial real estate and commercial business loans. These loan categories offer higher risk-adjusted returns, shorter maturities and more sensitivity to interest rate fluctuations than traditional fixed-rate, one- to four-family residential loans. Our commercial real estate, commercial business and multi-family real estate loans have increased from $99.8 million, or 20.8% of total loans, at June 30, 2010, to $190.7 million, or 37.8% of total loans, at June 30, 2014. The increase resulted in part from developing relationships with new loan referral sources, including our board of directors and loan brokers, pursuing loan purchase and participation opportunities, competing successfully in new and existing markets, and benefiting from the improvement of the economy in northwestern Washington.

•
Maintaining our focus on asset quality. We believe that strong asset quality is a key to our long-term financial success. We are focused on monitoring existing performing loans, resolving nonperforming loans and selling foreclosed assets. Nonperforming assets have decreased from their peak of $18.9 million at June 30, 2010, to $6.8 million at June 30, 2014. The level of our nonperforming assets has been reduced through write-downs, collections, modifications and sales of real estate owned and repossessed assets. We have taken proactive steps to resolve our nonperforming loans, including negotiating repayment plans, forbearances, loan modifications and loan extensions with our borrowers when appropriate. We have also accepted short payoffs on delinquent loans, particularly when such payoffs result in a smaller loss to us than foreclosure. We also retain the services of independent firms to periodically review segments of our loan portfolio and provide comments regarding our loan policies and procedures. Given current market conditions, we are not presently emphasizing land and land development loans or construction loans. Our exposure to these categories of loans has declined to $20.5 million at June 30, 2014 compared to $40.1 million at June 30, 2010.

•
Attracting core deposits and other deposit products. Our strategy is to emphasize relationship banking with our customers to obtain a greater share of their deposits, with specific emphasis on their core transaction accounts. We believe this emphasis will help to increase our level of core deposits and locally-based retail certificates of deposit. In addition to our retail branches, we maintain state-of-the-art technology-based products, such as on-line personal financial management, business online banking, business remote deposit products, mobile remote deposit services through smartphones and tablets, account-to-account transfer services between First Federal and other banks, and person to person funds transfer through smartphones and tablets that enable us to compete effectively with banks of all sizes. We recently enhanced our integrated mobile banking platform by introducing applications for both smartphones and tablets and we have begun implementing a new branching structure that includes extended banking hours through the use of interactive teller machines.

•	Expanding our market presence and capturing business opportunities resulting from changes in the competitive environment. By delivering high quality, customer-focused products and services, we believe we can attract additional borrowers and depositors and thus increase our market share and revenue generation in our primary market area. As the local economy continues to recover and loan demand strengthens, we also believe that opportunities will exist in the Puget Sound region to expand our franchise. We plan to add up to four de novo full service branch offices in the contiguous counties in the Puget Sound region during the three years following the conversion. We also expect that community bank consolidation will continue to take place and we may consider acquiring individual branches or other banks. We do not, however, currently have any understandings or agreements regarding any specific acquisitions and will be disciplined when evaluating and deciding on future acquisitions, recognizing that there may also be opportunity for increasing our market share as a result of customer dissatisfaction from other transactions or changes in strategy of market competitors. Our primary focus for expansion will be in the Northwest Washington markets we know and understand, although we may consider opportunities that arise in other parts of Western Washington.

•
Hiring experienced employees with a customer sales and service focus. Our goal is to compete by relying on the strength of our customer service and relationship building. We believe that our ability to continue to attract and retain banking professionals who have a significant knowledge of existing and new market areas, possess strong business banking sales and service skills, and maintain a focus on community relationships will enhance our success. We intend to hire additional lenders and business development officers who are established in their communities to enhance our market position and add profitable growth opportunities.

For a more detailed description of our products and services, as well as our business operating strategy and goals, see “Business of First Federal” beginning on page __.
Critical Accounting Policies
We have certain accounting policies that are important to the assessment of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances. Facts and circumstances which could affect these judgments include, but are not limited to, changes in interest rates, changes in the performance of the economy and changes in the financial condition of borrowers. Our accounting policies are discussed in detail in Note 1 of the Notes to Consolidated Financial Statements included in this prospectus.
The following represent our critical accounting policies:
Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio as of balance sheet date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: the likelihood of default; the loss exposure at default; the amount and timing of future cash flows on impaired loans; the value of collateral; and the determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Management reviews, and the board of directors approves, at least quarterly, the level of the allowance and the provision for loan losses based on past loss experience, current economic conditions and other factors related to the collectability of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic or other conditions differ substantially from the assumptions used in making the evaluation. In addition, the FDIC and the DFI, as an integral part of their examination process, periodically review our allowance for loan losses and may require us to recognize adjustments to the allowance based on their judgment about information available at the time of their examination. A large loss could deplete the allowance and require increased provisions for loan losses to replenish the allowance, which would adversely affect earnings. See Note 3 of the Notes to Consolidated Financial Statements included in this prospectus.
Other-Than-Temporary Impairment. Investment securities are reviewed at the end of each quarter to determine whether the fair value is below the current amortized cost. When the fair value of any of our investment securities has declined below its amortized cost, management is required to assess whether the decline is other than temporary. In making this assessment, we consider such factors as the type of investment, the length of time and extent to which the fair value has been below the carrying value, the financial condition and near-term prospects of the issuer, and our intent and ability to hold the investment long enough to allow for any anticipated recovery. The decision to record a write-down, its amount and the period in which it is recorded could change if management's assessment of the above factors were different. We do not record impairment write-downs on debt securities when impairment is due to changes in interest rates, since we have the intent and ability to realize the full value of the investments by holding them to maturity. Quoted market value is considered to be fair value for actively traded securities. For privately issued securities, and for thinly traded securities where market quotes are not available, we use estimation techniques to determine fair value. Estimation techniques used include discounted cash flows for debt securities. Additional information regarding our accounting for investment securities is included in Notes 2 and 14 to the Notes to Consolidated Financial Statements.
Mortgage Servicing Rights. We record mortgage servicing rights on loans originated and subsequently sold into the secondary market. We stratify our capitalized mortgage servicing rights based on the type, term and interest rates of the underlying loans. Mortgage servicing rights are initially recognized at fair value. The value is determined through a discounted cash flow analysis, which uses interest rates, prepayment speeds and delinquency rate assumptions as inputs. All of these assumptions require a significant degree of management judgment. If our assumptions prove to be incorrect, the value of our mortgage servicing rights could be negatively affected. See Notes 1 and 6 to the Notes to Consolidated Financial Statements.

Income Taxes. Management makes estimates and judgments to calculate certain tax liabilities and to determine the recoverability of certain deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenues and expenses. We also estimate a valuation allowance for deferred tax assets if, based on the available evidence, it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. These estimates and judgments are inherently subjective. In evaluating the recoverability of deferred tax assets, management considers all available positive and negative evidence, including past operating results, recent cumulative losses - both capital and operating - and the forecast of future taxable income, both capital gains and operating. In determining future taxable income, management makes assumptions for the amount of taxable income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. These assumptions require judgments about future taxable income and are consistent with the plans and estimates to manage our business. Any reduction in estimated future taxable income may require us to record a valuation allowance against deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period and could have a significant impact on future earnings.

Real Estate Owned and Repossessed Assets. Real estate owned and repossessed assets include real estate and personal property acquired through foreclosure or repossession, and may include in-substance foreclosed properties. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

At the time of foreclosure, foreclosed real estate is recorded at the fair value less estimated costs to sell, which becomes the property’s new cost basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and property held for sale is carried at the lower of the new cost basis or fair value less estimated costs to sell. Impairment losses on property to be held and used are measured as the amount by which the carrying amount of a property exceeds its fair value.

Fair Value. Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). The JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Comparison of Financial Condition at June 30, 2014 and June 30, 2013

Assets. Total assets increased $10.8 million, or 1.4%, to $795.3 million at June 30, 2014, from $784.5 million at June 30, 2013. Loans receivable, net, increased $46.8 million, or 10.4%, to $496.2 million at June 30, 2014, from $449.4 million at June 30, 2013. Securities decreased $32.2 million, or 12.2%, to $232.2 million at June 30, 2014, from $264.4 million at June 30, 2013, and cash and cash equivalents decreased by $3.9 million, or 17.0%, to $19.0 million at June 30, 2014 from $22.9 million at June 30, 2013.

Gross loans, excluding loans held for sale, increased $46.3 million, or 10.1%, to $503.8 million at June 30, 2014, from $457.5 million at June 30, 2013. The portfolio growth was primarily a result of a $51.5 million, or 13.4%, increase in real estate secured loans to $436.1 million at June 30, 2014, from $384.6 million at June 30, 2013. The portfolio of commercial real estate loans increased during the year ended June 30, 2014, by $34.9 million, or 37.5%, to $128.0 million at June 30, 2014, from $93.1 million at June 30, 2013. At June 30, 2014, $76.1 million, or 59.5% of such loans, were secured by properties outside the North Olympic Peninsula region. Multi-family loans increased by $17.2 million, or 61.5%, to $45.1 million at June 30, 2014, as compared to $27.9 million at June 30, 2013. At June 30, 2014, $40.6 million, or 90.0% of such loans, were secured by properties outside the North Olympic Peninsula region. Commercial business loans decreased slightly by $214,000, or 1.2%, to $17.5 million at June 30, 2014, from $17.7 million at June 30, 2013, while construction and land loans increased $5.0 million, or 32.3%, to $20.5 million at June 30, 2014, from $15.5 million at June 30, 2013, reflecting the stabilizing of one- to four-family real estate values in the North Olympic Peninsula region. These increases were partially offset by a decrease in one- to four-family residential loans of $5.7 million, or 2.3%, to $242.5 million at June 30, 2014, from $248.2 million at June 30, 2014.
During the year ended June 30, 2014, we originated $113.5 million and purchased $39.9 million of loans. Of loans originated, $56.4 million, or 49.6%, were originated on the North Olympic Peninsula compared to $35.0 million, or 30.8%, in the Puget Sound region and $22.0 million, or 19.4%, in other areas. Purchased loans included $18.5 million of one- to four-family jumbo loans secured by properties located in California, $20.5 million of multi-family real estate loans secured by properties primarily located in the Puget Sound region of Washington and a $993,000 commercial real estate participation secured by property located in Eastern Washington.
Our allowance for loan losses was $8.1 million, or 1.6% of gross loans receivable at June 30, 2014, compared to $8.0 million, or 1.7% of gross loans receivable at June 30, 2013. The increase in the allowance was primarily the result of portfolio growth, partially offset by improving asset quality as evidenced by decreases in nonperforming and classified loans during the year ended June 30, 2014. Classified loans decreased by $7.8 million, or 35.9%, to $13.9 million at June 30, 2014, from $21.7 million at June 30, 2013.
Nonperforming loans decreased $3.9 million, or 39.5%, to $6.0 million at June 30, 2014, from $9.9 million at June 30, 2013, as asset quality improved in all loan categories. Nonperforming loans to total loans decreased to 1.2% at June 30, 2014, from 2.2% at June 30, 2013. Real estate owned and repossessed assets decreased $1.5 million to $810,000 at June 30, 2014, from $2.3 million at June 30, 2013 as a result of decreased foreclosure activity and sales of foreclosed assets during the period. At June 30, 2014, we had $12.2 million in troubled debt restructurings (“TDRs”), of which $8.6 million were performing in accordance with their revised terms and returned to accrual status. See “Business of First Federal – Asset Quality” for additional information.
At June 30, 2014, the securities portfolio represented 29.2% of total assets, compared to 33.7% at June 30, 2013, as proceeds from repayment and sales of securities were redeployed into loans. Mortgage-backed securities represented the largest portion of our investment portfolio and were $168.7 million at June 30, 2014, a decrease of $30.5 million, or 15.3%, from $199.2 million at June 30, 2013. Other investment securities, including municipal bonds, were $63.5 million at June 30, 2014, a decrease of $1.7 million, or 2.6%, from $65.2 million at June 30, 2013.

Liabilities. Total liabilities increased $8.4 million, or 1.2%, to $714.3 million at June 30, 2014, from $705.9 million at June 30, 2013, primarily due to deposit account balances increasing $5.4 million, or 0.9%, to $600.4 million at June 30, 2014, from $595.0 million at June 30, 2013, and borrowings increasing $5.1 million, or 5.1%, from $100.0 million at June 30, 2013, to $105.1 million at June 30, 2014.

We believe our deposit growth was attributable to our customers seeking the safety afforded by insured deposits along with our success in attracting deposits from community organizations. Transaction, savings and money market accounts increased $24.1 million, or 5.4%, to $466.7 million at June 30, 2014, from $442.6 million at June 30, 2013, while certificates of deposit declined $18.7 million, or 12.3%, during this period. The change in the mix of deposits reflects the continued impact of the historically low interest rate environment as depositors preferred the liquidity of savings and money market products as compared to time deposits.

Total borrowings were comprised primarily of advances from FHLB. The increase in borrowings during fiscal 2014 was attributable to the utilization of short-term FHLB advances to support our daily short-term cash needs, such as fluctuations in customer deposits, lending activities, loan prepayments and operating expenses.

Equity. Total equity increased $2.4 million, or 3.1%, to $81.0 million at June 30, 2014, from $78.6 million at June 30, 2013. The increase was primarily a result of $2.7 million in net income partially offset by a decline in other comprehensive income associated with mark to market adjustments on the investment portfolio.

Comparison of Results of Operations for the Years Ended June 30, 2014 and 2013

General. Net income for the year ended June 30, 2014, was $2.7 million, compared to a net income of $2.3 million for the year ended June 30, 2013. The increase in net income resulted from a $2.0 million increase in net interest income and a $69,000 decrease in the provision for loan losses, partially offset by a $577,000 decline in noninterest income, an $859,000 increase in noninterest expense and an increase of $318,000 in income tax expense.

Net Interest Income. Net interest income increased $2.0 million to $21.8 million for the year ended June 30, 2014, from $19.8 million for the year ended June 30, 2013. The increase was primarily a result of a reduction in interest expense.

Our net interest margin increased 22 basis points to 2.89% for the year ended June 30, 2014, from 2.67% for the same period in 2013, primarily due to the $50.9 million, or 12.0%, increase in average net loans receivable and the reduction in our average cost of funds. The average yield on interest-earning assets increased four basis points, as increases in the yield on our investment portfolio more than offset a 46 basis point decrease in yield on our loan portfolio. The redistribution of earning assets from investments to loans also improved our earning asset yield. The cost of average interest-bearing liabilities decreased 20 basis points to 0.74% for the year ended June 30, 2014, compared to 0.94% for the prior fiscal year, due to a reduction in rates paid on FHLB advances and customer deposits. Our funding costs have limited opportunity for further downward rate adjustments.

Interest Income. Total interest income increased $764,000, or 3.0%, to $26.6 million for the year ended June 30, 2014, from $25.8 million for the comparable period in 2013. Interest income on loans increased $432,000, or 2.0%, during the year ended June 30, 2014, reflecting an increase of $50.9 million in the average balance of net loans receivable outstanding for the year ended June 30, 2014, compared to the comparable period in 2013. During the year ended June 30, 2014, average loan yields decreased 46 basis points as higher yielding loans continued to pay off and were replaced with loans at lower interest rates.

Interest income on investment securities increased $248,000 to $1.1 million for the year ended June 30, 2014, compared to $901,000 for the year ended June 30, 2013. The average balance of our investment securities increased $1.0 million to $61.6 million for the year ended June 30, 2014, compared to $60.6 million for the year ended June 30, 2013. The yield on investment securities for the year ended June 30, 2014 increased 37 basis points due to slowing prepayment activity, which reduced premium amortization, and higher reinvestment rates available in 2014.

Interest income on mortgage-backed securities increased by $91,000, primarily due to slowing amortization of premiums along with the reinvestment of repayments and proceeds from sales of such securities into higher yielding mortgage-backed securities.

 The following table compares average earning asset balances, associated yields, and resulting changes in interest income for the year ended June 30, 2014 and 2013:

	Year Ended June 30,
	2014		2013
	Average Balance Outstanding	Yield	Average Balance Outstanding	Yield	Increase/ (Decrease) in Interest Income
	(Dollars in thousands)
Loans receivable, net	$474,222	4.72%	$423,294	5.18%	$432
Investment securities	61,620	1.86	60,581	1.49	248
Mortgage-backed securities	180,743	1.66	211,731	1.37	91
FHLB stock	10,268	0.10	10,642	—	10
Cash and due from banks	27,596	0.15	36,037	0.16	(17)
Total interest-earning assets	$754,449	3.52	$742,285	3.48	$764

Interest Expense. Total interest expense decreased $1.3 million, or 21.2%, to $4.7 million for the year ended June 30, 2014, compared to $6.0 million for the year ended June 30, 2013, primarily due to a restructuring of $89.9 million in FHLB advances in April 2013. The restructuring lengthened maturities by 47 months and decreased the average rate paid by 73 basis points to 3.26% for the year ended June 30, 2014, from 3.99% for the year ended June 30, 2013. Deposit costs decreased $431,000, or 21.9%, primarily due to a maturity of $18.6 million in higher cost certificates of deposit and increases in the average balances for lower cost interest-bearing transaction accounts of $4.2 million, savings accounts of $3.8 million, and money market accounts of $6.6 million. With rates at historically low levels there has been little incentive for depositors to renew certificates or extend maturities. The average cost of all deposit products decreased for the year ended June 30, 2014, with certificates of deposit declining by 17 basis points to 0.79% from 0.96% for the year ended June 30, 2013, while the cost of money market deposits decreased by one basis point to 0.17% for the year ended June 30, 2014, from 0.18% for the year ended June 30, 2013. The average balance of interest-bearing deposits decreased $4.0 million, or 0.8%, to $533.2 million for the year ended June 30, 2014 from $537.2 million for the year ended June 30, 2013. Borrowing costs declined $840,000 to $3.2 million for the year ended June 30, 2014 from $4.0 million for the same period last year due to a 98 basis point reduction in the average rate paid on borrowings.

The following table details average balances, cost of funds, and the change in interest expense for the years ended June 30, 2014 and 2013:

	Year Ended June 30,
	2014		2013		Increase/ (Decrease) in Interest Expense
	Average Balance Outstanding	Rate	Average Balance Outstanding	Rate
	(Dollars in thousands)
Savings accounts	$83,686	0.05%	$79,872	0.07%	$(21)
Transaction accounts	103,333	0.01	99,170	0.01	—
Money market accounts	203,375	0.17	196,809	0.18	1
Certificates of deposit	142,775	0.79	161,359	0.96	(411)
Borrowings	104,698	3.05	100,113	4.03	(840)
Total interest-bearing liabilities	$637,867	0.74	$637,323	0.94	$(1,271)

Provision for Loan Losses. The provision for loan losses decreased $69,000, or 5.0%, to $1.3 million for the year ended June 30, 2014, compared to $1.4 million for the year ended June 30, 2013. This was primarily due to improving asset quality as reflected in the decrease in nonaccrual and 90 days or more past due loans as a percent of total loans, from 2.2% of the loan portfolio at June 30, 2013 to 1.2% of the loan portfolio at June 30, 2014. The improvements in delinquencies and nonaccrual loans are attributed to improving economic conditions allowing some borrowers to improve their financial condition. This reduction in the provision for loan losses was partially offset by additional reserves needed to cover a higher average loans receivable balance and $1.2 million of net charge-offs during fiscal 2014. Management considers the allowance for loan losses at June 30, 2014 to be adequate to cover probable losses inherent in the loan portfolio based on the assessment of the above-mentioned factors. While management believes the estimates and assumptions used in its determination of the adequacy of the allowance are reasonable, there can be no assurance that such estimates and assumptions will not be proven incorrect in the future, or that the actual amount of future provisions will not exceed the amount of past provisions or that any increased provisions that may be required will not adversely impact our financial condition and results of operations. In addition, the determination of the amount of our allowance for loan losses is subject to review by bank regulators, as part of the routine examination process, which may result in the establishment of additional reserves based upon their judgment of information available to them at the time of their examination.

The following table details activity and information related to the allowance for loan losses for the years ended June 30, 2014 and 2013:

	At or For the Year Ended June 30,
	2014	2013
	(Dollars in thousands)
Provision for loan losses	$1,307	$1,376
Net (charge-offs) recoveries	(1,209)	(792)
Allowance for loan losses	8,072	7,974
Allowance for losses as a percentage of total gross loans receivable at the end of this period	1.6%	1.7%
Total nonaccruing loans	5,964	9,864
Nonaccrual and 90 days or more past due loans as a percentage of total loans	1.2%	2.2%
Allowance for loan losses as a percentage of nonperforming loans at end of period	135.3%	80.8%
Total loans	$504,441	$457,921

Noninterest Income. Noninterest income decreased $577,000, or 10.4%, to $5.0 million for the year ended June 30, 2014, from $5.6 million for the year ended June 30, 2013. The decrease in noninterest income during the 2014 fiscal year was due primarily to the impact of interest rates. Rising rates at the end of 2013 caused a reduction in loan refinance activity, affecting our ability to generate gains on sales of loans, and the general level of interest rates also reduced the returns on bank-owned life insurance. The following table provides an analysis of the changes in the components of noninterest income for the years ended June 30, 2014 and 2013:

	Year Ended June 30,		Increase (Decrease)
	2014	2013	Amount	Percent
	(Dollars in thousands)
Loan and deposit service fees	$3,447	$3,353	$94	2.8%
Mortgage servicing fees, net of amortization	284	5	279	5,580.0
Net gain on sales of loans	762	1,563	(801)	(51.2)
Net gain on sale of investment securities	112	70	42	60.0
Increase in cash surrender value of bank-owned life insurance	94	316	(222)	(70.3)
Other income	291	260	31	11.9
Total noninterest income	$4,990	$5,567	$(577)	(10.4)%

Loan and deposit service fees increased $94,000, or 2.8%, to $3.4 million for the year ended June 30, 2014 due to increases in transactional deposit accounts between these periods. Net gain on sale of investment securities was $112,000 for the year ended June 30, 2014 as selected securities with lower yields were sold to fund higher yielding investments. Decreases in the gain on sale of loans and the increase in mortgage servicing fees net of amortization during the year ended June 30, 2014, compared to the 2013 fiscal year, were attributable to reduced origination activity and the retention of a limited amount of 30-year fixed rate single family residential loans to the portfolio, reducing the opportunity to generate loan sale revenue. In addition, the increase in cash surrender value of our bank-owned life insurance declined $222,000 to $94,000 for the year ended June 30, 2014, from $316,000 for the same period last year as a result of the declining yields of the underlying investments as funds were reinvested at lower interest rates.

Noninterest Expense. Noninterest expense increased $859,000, or 4.0%, to $22.1 million for the year ended June 30, 2014, compared to $21.2 million for the year ended June 30, 2013. This increase was primarily due to an increase in compensation and benefits expense of $1.1 million, or 10.6%, to $11.7 million for the year ended June 30, 2014, compared to $10.6 million for the comparable period in 2013. Additional staffing has been added in connection with our branch expansion into Kitsap County and loan production office expansion into Whatcom County. We have also increased our staffing in the credit administration and production areas to increase our loan production and to improve our approval time for loans. As a result, full-time equivalent employees increased to 169 at June 30, 2014, from 161 at June 30, 2013. Compensation was further increased as deferral of compensation expense related to the origination of loans declined during fiscal 2013 and, to a lesser extent, increased contributions were made to our defined benefit retirement plan. Our efficiency ratio was 82.4% for the year ended June 30, 2014, compared to 83.8% for the year ended June 30, 2013. The following table provides an analysis of the changes in the components of noninterest expense:

	At or For the Year Ended June 30,		Increase (Decrease)
	2014	2013	Amount	Percent
	(Dollars in thousands)
Compensation and benefits	$11,683	$10,560	$1,123	10.6%
Real estate owned and repossessed assets expenses, net	398	244	154	63.1
Data processing	2,200	1,956	244	12.5
Occupancy and equipment	3,053	2,881	172	6.0
Supplies, postage, and telephone	695	802	(107)	(13.3)
Regulatory assessments and state taxes	381	384	(3)	(0.8)
Advertising	608	522	86	16.5
Professional fees	945	1,477	(532)	(36.0)
FDIC insurance premiums	551	680	(129)	(19.0)
Other	1,591	1,740	(149)	(8.6)
Total	$22,105	$21,246	$859	4.0%

We also had an increase in expense for data processing of $244,000 for the year ended June 30, 2014 due to costs associated with our branch expansion and the related cost increases attributed to increased transaction activity associated with deposit accounts, including mobile and internet banking. Occupancy and equipment expense increased $172,000 during the period, primarily due to branch expansion and other improvements. These increases were offset by a $532,000 reduction in professional fees that resulted from the recognition of fees related to the postponement of the conversion during the year ended June 30, 2013. Expenses associated with real estate owned and repossessed assets for the year ended June 30, 2014 reflect normal operating expenses related to repossession, disposition and foreclosure activity.

Provision (Benefit) for Income Tax. An income tax expense of $740,000 was recorded for net income for the year ended June 30, 2014, compared to an income tax expense of $422,000 for the year ended June 30, 2013. This was due to an increase in income before taxes of $668,000 as well as a change in the mix of taxable and non-taxable income as more taxable net interest income was realized and non-taxable earnings related to the increase in the cash surrender value of bank-owned life insurance decreased.

Comparison of Financial Condition at June 30, 2013 and June 30, 2012

Assets. Total assets increased $12.6 million, or 1.6%, to $784.5 million at June 30, 2013, from $771.9 million at June 30, 2012. Loans receivable net increased $48.7 million, or 12.2% to $449.4 million at June 30, 2013, from $400.7 million at June 30, 2012. Securities decreased $11.1 million, or 4.0%, to $264.4 million at June 30, 2013, from $275.5 million at June 30, 2012, and cash and cash equivalents decreased by $19.6 million, or 46.1%, to $22.9 million at June 30, 2013 from $42.5 million at June 30, 2012.

Loans, excluding loans held for sale, increased $47.9 million, or 11.7%, to $457.5 million at June 30, 2013, from $409.6 million at June 30, 2012, primarily as a result of increased loan demand in northwestern Washington and purchased mortgage loans, along with focused attention on production goals and changes in the loan underwriting and the approval process.
One- to four-family residential loans increased $32.5 million, or 15.1%, in fiscal 2013, as we began selectively adding 30-year fixed-rate mortgages to the portfolio through origination and bulk purchases in an effort to enhance our net interest income. Construction and land loans decreased $7.2 million, or 31.7%, to $15.5 million at June 30, 2013, from $22.7 million at June 30, 2012. Commercial and multi-family real estate loans increased $23.9 million or 24.6% to $121.0 million, or 26.4% of total loans at June 30, 2013, compared to $97.1 million, or 23.7%, of total loans at June 30, 2012 as we capitalized on improving economic conditions throughout northwestern Washington.
Our allowance for loan losses at June 30, 2013, was $8.0 million, or 1.7% of gross loans receivable, compared to $7.4 million, or 1.8%, of gross loans receivable at June 30, 2012. The increase in the allowance was primarily the result of loan portfolio growth between periods. Net loan charge-offs decreased to $792,000 for the year ended June 30, 2013, from $5.3 million for the year ended June 30, 2012. The reduction in net loan charge-offs reflected the improvement in our asset quality, as evidenced by a decrease in classified and nonperforming loans. Classified loans decreased by $2.2 million, or 9.2%, to $21.7 million at June 30, 2013, from $23.9 million at June 30, 2012.
Nonperforming loans decreased $288,000, or 2.8%, to $9.9 million at June 30, 2013, from $10.2 million at June 30, 2012, primarily as a result of charge-offs and foreclosures. Nonperforming loans to total loans decreased to 2.2% at June 30, 2013, from 2.5% at June 30, 2012. Real estate owned and repossessed assets totaled $2.3 million at June 30, 2013, compared to $2.9 million at June 30, 2012. The decrease reflects the write down and disposition of properties. At June 30, 2013, we also had $12.3 million in TDRs, of which $7.1 million were performing in accordance with their modified revised terms and returned to accrual status. See “Business of First Federal - Asset Quality” for additional information.
At June 30, 2013, investment securities represented 33.7% of total assets, compared to 35.7% of the total assets at June 30, 2012. Mortgage-backed securities represented the largest portion of our investment portfolio and were $199.2 million at June 30, 2013, a decrease of $14.4 million, or 6.7%, from the prior year. Other investment securities, including municipal bonds, totaled $65.2 million at June 30, 2013, an increase of $3.2 million, or 5.2%, from the prior year. As a result of improved lending conditions during the year ended June 30, 2013, we were able to increase our loan portfolio and this resulted in a reduction of the investment portfolio.

Liabilities. Total liabilities increased $11.3 million, or 1.6%, to $705.9 million at June 30, 2013, from $694.6 million at June 30, 2012, primarily due to deposit account balances increasing $11.8 million, or 2.0%, to $595.0 million at June 30, 2013, from $583.2 million at June 30, 2012. We believe our growth in deposits was attributable to our customers seeking the safe investment afforded by insured deposits. Transaction, savings and money market accounts increased $29.1 million, or 7.0%, to $442.6 million at June 30, 2013, from $413.5 million at June 30, 2012, while certificates of deposit declined $17.4 million, or 10.2%, during this period. The change in the mix of deposits reflects the continued impact of the historically low-rate environment as depositors preferred the liquidity of transaction, savings and money market products as compared to time deposits.

Borrowings of $100.0 million were unchanged between June 30, 2013 and June 30, 2012 and were comprised primarily of advances from the FHLB.

Equity. Total equity increased $1.3 million or 1.7%, to $78.6 million at June 30, 2013, from $77.3 million at June 30, 2012. The increase was primarily a result of net income of $2.3 million partially offset by a $995,000 decrease in other comprehensive income associated with mark to market adjustments on the investment portfolio.

Comparison of Results of Operations for the Years Ended June 30, 2013 and 2012
General. Our net income for the year ended June 30, 2013, was $2.3 million, compared to a net loss of $2.0 million for the year ended June 30, 2012. The change was primarily due to a $6.6 million decrease in the provision for loan losses partially offset by a $2.2 million increase in the provision for income taxes.

Net Interest Income. Net interest income was unchanged at $19.8 million for both the years ended June 30, 2013 and June 30, 2012 as the reduction in interest income during the year ended June 30, 2013 approximated the reduction in interest expense.

Our net interest margin decreased 12 basis points to 2.67% for the year ended June 30, 2013, from 2.79% for the prior year, primarily due to the lower interest rate environment, which reduced the yield on interest earning assets by 32 basis points to 3.48% for the year ended June 30, 2013. The average cost of interest-bearing liabilities decreased 19 basis points to 0.94% for the year ended June 30, 2013, compared to 1.13% for the prior fiscal year due to a reduction in deposit rates, changes in the mix of deposits and an FHLB advance restructure of $89.9 million that extended maturities on those advances from 32 months to 79 months and reduced the weighted average rates paid by 94 basis points.

Interest Income. Total interest income decreased $1.1 million, or 4.1%, to $25.8 million for the year ended June 30, 2013, from $26.9 million for the year ended June 30, 2012. Interest income on loans decreased $771,000, or 3.4%, in fiscal 2013, as average balances of net loans increased by $11.0 million, which was more than offset by a 33 basis point decrease in the yield on loans. The yields on all loan types decreased due to lower interest rates on newly originated loans and adjustable rate loans repricing to lower current market rates.

Interest income on investment securities increased by $219,000 to $901,000 for the year ended June 30, 2013. This was, in part, the result of an increase in the average balance of investment securities of $7.7 million, or 14.6%, and an improvement of yields on investment securities of 20 basis points, primarily reflecting the increase in the municipal bond portfolio.

Interest income on mortgage-backed securities decreased by $624,000, or 17.7%, primarily due to the continued high level of prepayments accelerating amortization of premiums and the resulting reinvestment into lower yielding mortgage-backed securities.

 The following table compares average earning asset balances, associated yields, and resulting changes in interest income for the years ended June 30, 2013 and 2012:

	Year Ended June 30,
	2013		2012		Increase/ (Decrease) in Interest Income
	Average Balance Outstanding	Yield	Average Balance Outstanding	Yield
	(Dollars in thousands)

Loans receivable, net	$423,294	5.18%	$412,262	5.51%	$(771)
Investment securities	60,581	1.49	52,929	1.29	219
Mortgage-backed securities	211,731	1.37	213,162	1.65	(624)
FHLB stock	10,642	—	10,819	—	—
Cash and due from banks	36,037	0.16	20,384	0.14	29
Total interest-earning assets	$742,285	3.48	$709,556	3.80	$(1,147)

Interest Expense. Total interest expense decreased $1.1 million, or 16.0%, to $6.0 million during the year ended June 30, 2013, as deposit expense declined $889,000, or 31.1%, and borrowing expense declined $251,000. The average balance of interest-bearing deposits increased $5.1 million, or 0.9%, during the year ended June 30, 2013. Increases in the average balances of transaction accounts of $6.5 million, savings accounts of $3.3 million, and money market accounts of $13.5 million were largely offset by decreases in the average balance of certificates of deposit of $18.3 million. With rates at historically low levels there has been little incentive for depositors to extend maturities and reduce the liquidity associated with transaction, savings and money market accounts by renewing maturing certificates of deposit. The average cost of all deposit products decreased, with the certificates of deposit declining by 28 basis points to 0.96% for the year ended June 30, 2013, from 1.24% for fiscal 2012.

The following table details average balances, cost of funds and the change in interest expense for the years ended June 30, 2013 and 2012:

	Year Ended June 30,
	2013		2012		Increase/ (Decrease) in Interest Expense
	Average Balance Outstanding	Rate	Average Balance Outstanding	Rate
	(Dollars in thousands)
Savings accounts	$79,872	0.07%	$76,530	0.15%	$(59)
Transaction accounts	99,170	0.01	92,663	0.04	(23)
Money market accounts	196,809	0.18	183,300	0.26	(127)
Certificates of deposit	161,359	0.96	179,665	1.24	(680)
Borrowings	100,113	4.03	100,033	4.28	(251)
Total interest-bearing liabilities	$637,323	0.94	$632,191	1.13	$(1,140)

Provision for Loan Losses. The provision for loan losses decreased $6.6 million to $1.4 million during the year ended June 30, 2013, from $8.0 million during the year ended June 30, 2012, primarily due to a stabilization in asset quality during the year ended June 30, 2013, and as a result of improving real estate values as reflected in the decline in net loan charge-offs and reductions in classified loans. Classified loans declined $2.2 million and net loan charge-offs declined $4.5 million during the year ended June 30, 2013, as compared to the year ended June 30, 2012.

The following table details activity and information related to the allowance for loan losses for the years ended June 30, 2013 and 2012:

	At or For the Year Ended June 30,
	2013	2012
	(Dollars in thousands)
Provision for loan losses	$1,376	$7,970
Net charge-offs	(792)	(5,308)
Allowance for loan losses	7,974	7,390
Allowance for losses as a percentage of total gross loans receivable at the end of this period	1.7%	1.8%
Total nonaccruing loans	9,864	10,152
Nonaccrual and 90 days or more past due loans as a percentage of total loans	2.2%	2.5%
Allowance for loan losses as a percentage of nonperforming loans at end of period	80.8%	72.8%
Total loans	$457,921	$409,987

Noninterest Income. Noninterest income increased $168,000, or 3.1%, to $5.6 million for the year ended June 30, 2013, from $5.4 million for the year ended June 30, 2012. The following table provides an analysis of the changes in the components of noninterest income for the years ended June 30, 2013 and 2012:

	Year Ended June 30,		Increase (Decrease)
	2013	2012	Amount	Percent
	(Dollars in thousands)
Loan and deposit service fees	$3,353	$3,186	$167	5.2%
Mortgage servicing fees (expenses), net of amortization	5	(19)	24	(126.3)
Net gain on sales of loans	1,563	1,503	60	4.0
Net gain on sale of investment securities	70	293	(223)	(76.1)
Net impairment losses on investment securities	—	(419)	419	(100)
Increase in cash surrender value of bank-owned life insurance	316	706	(390)	(55.2)
Other income	260	149	111	74.5
Total noninterest income	$5,567	$5,399	$168	3.1%

Noninterest income increased during the year ended June 30, 2013 primarily as a result of the impairment of investment securities recorded in 2012 for collateralized debt obligations secured by pooled trust preferred securities that were purchased prior to 2007. Noninterest income also increased due to increased loan and deposit service fees reflecting the increase in deposit accounts, offsetting the reduced gains on sale of investment securities and reduced earnings from bank-owned life insurance during fiscal 2013. The increase in other noninterest income during fiscal 2013 was primarily a result of additional income generated on the sale of non-deposit investment products.

Noninterest Expense. Noninterest expense increased $255,000 to $21.2 million for the year ended June 30, 2013, compared to $21.0 million for the year ended June 30, 2012. Our efficiency ratio was 83.8% for the year ended June 30, 2013, compared to 83.3% for the year ended June 30, 2012. The following table provides an analysis of the changes in the components of noninterest expense:

	At or For the Year Ended June 30,		Increase (Decrease)
	2013	2012	Amount	Percent
	(Dollars in thousands)

Compensation and benefits	$10,560	$9,490	$1,070	11.3%
Real estate owned and repossessed assets expense, net	244	2,519	(2,275)	(90.3)
Data processing	1,956	1,637	319	19.5
Occupancy and equipment	2,881	2,948	(67)	(2.3)
Supplies, postage, and telephone	802	756	46	6.1
Regulatory assessments and state taxes	384	385	(1)	(0.3)
Advertising	522	457	65	14.2
Professional fees	1,477	850	627	73.8
FDIC insurance premium	680	656	24	3.7
Other	1,740	1,293	447	34.6
Total	$21,246	$20,991	$255	1.2%

Compensation and benefits expenses increased $1.1 million, or 11.3%, to $10.6 million for the year ended June 30, 2013, from $9.5 million for the prior year in part due to severance expenses associated with management changes in December 2012 and additional staffing added to facilitate loan production. At June 30, 2013, we employed 161 full-time equivalent employees compared to 152 at June 30, 2012. This increase in staffing was to assure sufficient personnel would be available to provide banking services that meet customer expectations in our new and existing locations. Real estate owned and repossessed assets expenses declined $2.3 million, compared to fiscal 2012 as the value of real estate in our market areas stabilized during fiscal 2013, which resulted in a $1.1 million reduction in write-downs, a $317,000 improvement in gain on sale of real estate owned and a $632,000 decrease in the amount of loans transferred to foreclosed assets. Data processing charges increased by $319,000, or

19.5%, to $2.0 million for the year ended June 30, 2013, from $1.6 million for the prior year, which was primarily attributable to increased transaction activity associated with deposit accounts, including mobile and internet banking activity. The increase in professional fees was primarily related to the recognition of a portion of the deferred conversion expenses when the conversion was postponed in December 2012. Other noninterest expense increased $447,000 during the year ended June 30, 2013, compared to the prior year primarily due to increased expenses related to loans in foreclosure and loss reserves for sold loans and unused commitments.

Provision (Benefit) for Income Tax. The income tax provision of $422,000 for the year ended June 30, 2013 was related to our pre-tax net income as compared to an income tax benefit of $1.8 million for the year ended June 30, 2012 due to our pre-tax net loss in fiscal 2012.

Average Balances, Interest and Average Yields/Cost
The following table sets forth for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest‑earning assets and interest expense on average interest‑bearing liabilities, resultant yields, interest rate spread, net interest margin (otherwise known as net yield on interest‑earning assets), and the ratio of average interest‑earning assets to average interest-bearing liabilities. Also presented is the weighted average yield on interest-earning assets, rates paid on interest-bearing liabilities and the resultant spread at June 30, 2014. Income and all average balances are monthly average balances, which management deems to be not materially different than daily averages. Nonaccruing loans have been included in the table as loans carrying a zero yield.

	At June 30,	Year Ended June 30,
	2014	2014			2013			2012
	Yield/ Rate	Average Balance Out-standing	Interest Earned/ Paid	Yield/ Rate	Average Balance Out- standing	Interest Earned/ Paid	Yield/ Rate	Average Balance Out- standing	Interest Earned/ Paid	Yield/ Rate
	(Dollars in thousands)
Loans receivable, net (1)	4.58%	$474,222	$22,366	4.72%	$423,294	$21,934	5.18%	$412,262	$22,705	5.51%
Investment securities	2.02	61,620	1,149	1.86	60,581	901	1.49	52,929	682	1.29
Mortgage-backed securities	2.14	180,743	2,993	1.66	211,731	2,902	1.37	213,162	3,526	1.65
FHLB dividends	—	10,268	10	0.10	10,642	—	—	10,819	—	—
Cash and cash equivalents	0.26	27,596	41	0.15	36,037	58	0.16	20,384	29	0.14
Total interest-earning assets (2)	3.72	754,449	26,559	3.52	742,285	25,795	3.48	709,556	26,942	3.80

Interest-bearing liabilities:
Savings accounts	0.04	83,686	38	0.05	79,872	59	0.07	76,530	118	0.15
Transaction accounts	0.01	103,333	10	0.01	99,170	10	0.01	92,663	33	0.04
Money market accounts	0.18	203,375	354	0.17	196,809	353	0.18	183,300	480	0.26
Certificates of deposit	0.82	142,775	1,135	0.79	161,359	1,546	0.96	179,665	2,226	1.24
Total deposits	0.25	533,169	1,537	0.29	537,210	1,968	0.37	532,158	2,857	0.54
Borrowings	2.84	104,698	3,192	3.05	100,113	4,032	4.03	100,033	4,283	4.28
Total interest-bearing liabilities	0.64	637,867	4,729	0.74	637,323	6,000	0.94	632,191	7,140	1.13

Net interest income			$21,830			$19,795			$19,802
Net interest rate spread	3.08			2.78			2.54			2.67
Net earning assets		$116,582			$104,962			$77,365
Net interest margin (3)				2.89			2.67			2.79
Average interest-earning assets to average interest-bearing liabilities liabilities		118.3%			116.5%			112.2%
(1) The average loans receivable, net balances include nonaccruing loans.
(2) Includes interest-bearing deposits (cash) at other financial institutions.
(3) Net interest income divided by average interest-earning assets.

Rate/Volume Analysis
The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

	Year Ended June 30, 2014 vs. 2013			Year Ended June 30, 2013 vs. 2012
	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)
	(In thousands)
Interest earning assets:
Loans receivable	$2,639	$(2,207)	$432	$608	$(1,379)	$(771)
Investment securities	15	233	248	99	120	219
Mortgage-backed securities	(425)	516	91	(24)	(600)	(624)
FHLB stock	—	10	10	—	—	—
Other(1)	(14)	(3)	(17)	22	7	29
Total interest-earning assets	$2,215	$(1,451)	$764	$705	$(1,852)	$(1,147)

Interest-bearing liabilities:
Savings accounts
Interest-bearing transaction accounts	$3	$(24)	$(21)	$5	$(64)	$(59)
Money market accounts	7	(7)	—	2	(25)	(23)
Certificates of deposit	12	(11)	1	35	(162)	(127)
Borrowings	(178)	(233)	(411)	(227)	(453)	(680)
Total interest-bearing liabilities	185	(1,025)	(840)	3	(254)	(251)
	$29	$(1,300)	$(1,271)	$(182)	$(958)	$(1,140)

Net change in interest income	$2,186	$(151)	$2,035	$887	$(894)	$(7)

(1)    Includes interest-bearing deposits (cash) at other financial institutions.

Asset and Liability Management and Market Risk
Risk Management Overview. Managing risk is an essential part of successfully managing a financial institution. Our Enterprise Risk Management committee reports key risk indicators to the board of directors through the Audit Committee. The most prominent risk exposures management monitors are: strategic, credit, interest rate, liquidity, operational, compliance, reputational and legal risk. We utilize the services of outside firms to assist us in our asset and liability management and our analysis of market risk.

Interest Rate Risk Management. We manage the interest rate sensitivity of interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Except for certain adjustable-rate home equity lines of credit and commercial real estate loans that are tied to the prime rate, the twelve month constant maturity treasury, or the London Interbank Offered Rate ("LIBOR"), deposit accounts typically reprice more quickly in response to changes in market interest rates than mortgage loans because of their shorter maturities. As a result, sharp increases in interest rates may adversely affect earnings. Typically, decreases in interest rates beneficially affect our earnings in the short term, but with the Federal Reserve Board maintaining the federal funds rate near zero for a prolonged period, decreases in interest rates adversely affect earnings due to prepayments and refinancing associated with loans and investment securities, which are then reinvested in lower yielding assets, reducing interest income. In contrast, First Federal has little or no long-term ability to reduce funding costs associated with deposits and borrowings. To increase earnings in the short-term, management has recently begun adding a limited amount of fixed-rate conforming residential mortgage loans to the loan portfolio.

We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments to manage interest rate risk.

Interest Rate Sensitivity Analysis. Management uses an interest rate sensitivity analysis to review our level of interest rate risk. This analysis measures interest rate risk by computing changes in the present value of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. The present value of equity is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 400 basis point increase or a 100 basis point decrease in market interest rates with no effect given to any future steps that management might take to counter the impact of that interest rate movement. The following table presents the change in the present value of First Federal’s equity at June 30, 2014, that would occur in the event of an immediate change in interest rates based on management’s assumptions.

	June 30, 2014
	Economic Value of Equity
Basis Point Change in Interest Rates	$ Amount	$ Change	% Change	NPV Ratio %
	(Dollars in thousands)

400	$80,605	$(26,484)	(24.7)%	11.2%
300	88,349	(18,740)	(17.5)	12.0
200	95,548	(11,541)	(10.8)	12.6
100	102,243	(4,846)	(4.5)	13.1
0	107,089	—	—	13.3
(100)	97,972	(9,117)	(8.5)	11.9

Using the same assumptions as above, the sensitivity of our projected net interest income for the year ended June 30, 2014, is as follows:

June 30, 2014
	Projected Net Interest Income
Basis Point Change in Interest Rates	$ Amount	$ Change	% Change
	(Dollars in thousands)

400	$19,277	$(3,706)	(16.1)%
300	20,362	(2,621)	(0.1)
200	21,395	(1,588)	(0.1)
100	22,276	(707)	—
0	22,983	—	—
(100)	22,260	(723)	—

Assumptions made by management relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing tables. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets have features, such as rate caps or floors, which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity Management. Liquidity is the ability to meet current and future financial obligations of a short-term and long-term nature. Our primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of securities and borrowings from the FHLB. While maturities and scheduled amortization of loans and securities are usually predictable sources of funds, deposit flows, calls of investment securities and borrowed funds, and prepayments on loans and investment securities are greatly influenced by general interest rates, economic conditions and competition, which can cause those sources of funds to fluctuate.

Management regularly adjusts our investments in liquid assets based upon an assessment of the expected loan demand, expected deposit flows, the yields available on interest-earning deposits and securities, and the objectives of our interest-rate risk and investment policies.

Our most liquid assets are cash and cash equivalents followed by available for sale securities. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. At June 30, 2014, cash and cash equivalents totaled $19.0 million. Securities classified as available-for-sale, whose aggregate market value exceeds cost, provide additional sources of liquidity and had a market value of $179.0 million at June 30, 2014. In addition, at June 30, 2014, we had excess FHLB stock of $5.2 million and have pledged collateral to support borrowings of $105.1 million. We have also established a borrowing arrangement with the Federal Reserve Bank of San Francisco, however, no collateral has been pledged as of June 30, 2014.

At June 30, 2014, we had $191,000 in loan commitments outstanding, and an additional $38.8 million in undisbursed loans and standby letters of credit.

Certificates of deposit due within one year of June 30, 2014 totaled $69.0 million, or 51.6% of certificates of deposit. The large percentage of certificates of deposit that mature within one year reflects customers' hesitancy to invest their funds for longer periods at historically low interest rates. Management believes, based on past experience, that a significant portion of our certificates of deposit will be renewed or rolled into money market accounts. If these maturing deposits are not renewed, however, we will be required to seek other sources of funds, including other certificates of deposit and borrowings. We have the ability to attract and retain deposits by adjusting the interest rates offered. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on certificates of deposit. In addition, we believe that our branch network, which is presently comprised of nine full-service retail banking offices located throughout our primary market area, and the general cash flows from our existing lending and investment activities, will afford us sufficient long-term liquidity. See the Consolidated Statements of Cash Flows for further details on cash flow activities.

Off-Balance Sheet Activities
In the normal course of operations, First Federal engages in a variety of financial transactions that are not recorded in our financial statements. These transactions involve varying degrees of off-balance sheet credit, interest rate and liquidity risks. These transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For the years ended June 30, 2014 and June 30, 2013, we had no off-balance sheet transactions likely to have a material effect on our financial condition, results of operations or cash flows.
Contractual Obligations

At June 30, 2014, our scheduled maturities of contractual obligations were as follows:

	Within 1 Year	After 1 Year Through 3 Years	After 3 Years Through 5 Years	Beyond 5 Years	Total Balance
	(In thousands)

Certificates of deposit	$68,988	$43,594	$20,981	$129	$133,692
FHLB advances	—	—	6,924	83,000	89,924
FHLB CMA advances (1)	15,100	—	—	—	15,100
Operating leases	63	106	79	—	248
Borrower taxes and insurance	1,038	—	—	—	1,038
Total contractual obligations	$85,189	$43,700	$27,984	$83,129	$240,002
__________
(1) Short term Cash Management Advance Promissory Notes

Commitments and Off-Balance Sheet Arrangements

The following table summarizes our commitments and contingent liabilities with off-balance sheet risks as of June 30, 2014:

	Amount of Commitment Expiration - Per Period
	Total Amounts Committed	Due in One Year
	(In thousands)
Commitments to grant loans:
Fixed-rate	$191	$191
Adjustable-rate	—	—
Unfunded commitments under lines of credit or existing loans	38,538	38,538
Standby letters of credit	260	260
Total	$38,989	$38,989

Capital Resources
First Federal is subject to minimum capital requirements imposed by the FDIC. Based on its capital levels at June 30, 2014, First Federal exceeded these requirements as of that date and continues to exceed them as of the date of this prospectus. Consistent with our goals to operate a sound and profitable organization, our policy is for First Federal to maintain a “well-capitalized” status under the capital categories of the FDIC. Based on capital levels at June 30, 2014, First Federal was considered to be well-capitalized. See “How We Are Regulated - Regulatory Capital Requirements” and “Risk Factors - The short-term and long-term impact of the changing regulatory capital requirements and anticipated new capital rules is uncertain.”

Under the new capital standards, in order to be well-capitalized, First Federal would be required to have a common equity to tier 1 capital ratio of 5.0% and a tier 1 capital ratio of 5.0%. We have conducted a pro forma analysis of the application of these new capital requirements as of June 30, 2014, and have determined that First Federal meets all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in effect on that date.
The following table shows the capital ratios of First Federal at June 30, 2014.

	Actual		Minimum Capital Requirements		Minimum Required to Be Well-Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
		(Dollars in thousands)
Tier 1 Capital to total adjusted assets(1)	$79,657	9.9%	$32,116	4.0%	$40,145	5.0%
Tier 1 Capital to risk-weighted assets(2)	79,657	18.3	N/A	N/A	26,082	6.0
Total Capital to risk-weighted assets(2)	85,127	19.6	34,776	8.0	43,470	10.0
______________

(1)	Based on total adjusted assets of $802.9 million.
(2)    Based on risk-weighted assets of $434.7 million.
The capital raised in this offering, with net proceeds estimated to be between $75.3 million and $102.6 million, will significantly increase our regulatory capital levels and ratios. Based upon our existing capital, and the capital to be raised in this offering, we believe that we will have sufficient capital to carry out our proposed business plan and to meet any applicable regulatory capital requirements during that period. See “Pro Forma Data.”

Recent Accounting Pronouncements
In January 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This ASU amends ASU 2011-11 to clarify that the scope applies to derivatives, repurchase and reverse repurchase agreements, and securities borrowing and lending transactions that are either offset in accordance with Section 210-20-45 or Section 815-10-45 or subject to master netting or similar arrangements. Other types of financial assets and liabilities subject to master netting or similar arrangements are not subject to the disclosure requirements in ASU 2011-11. The amendments were effective for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this ASU did not have a material impact on our consolidated financial statements.
In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This ASU requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. The amendments were effective prospectively for reporting periods beginning after December 15, 2012. Our adoption of this ASU did not have a material impact on our consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-10, Inclusion of the Fed Funds Effective Swap Rate (or Overnight Index Swap Rate) as a Benchmark Interest Rate for Hedge Accounting Purposes. ASU No. 2013-10 permits the use of the Fed Funds Effective Swap Rate (OIS) to be used as a U.S. benchmark interest rate for hedge account purposes. The amendment is effective prospectively for qualifying new or redesiginated hedging relationships entered into on or after July 17, 2013. The adoption of this ASU did not have a material impact on First Federal’s consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. We are currently evaluating the impact of this ASU.

In January 2014, the FASB issued ASU No. 2014-01, Accounting for Investments in Qualified Affordable Housing Projects. In general, this ASU includes amendments that permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). To qualify for the proportional amortization method, a number of specific conditions must be met as stated in the ASU. A reporting entity should evaluate whether the conditions have been met to apply the proportional amortization method to an investment in a qualified affordable housing project through a limited liability entity at the time of initial investment on the basis of facts and circumstances that exist at that time. A reporting entity should reevaluate the conditions upon the occurrence of a number of factors as stated in the ASU. An investment in a qualified affordable housing project through a limited liability entity should be tested for impairment when there are events or changes in circumstances indicating that it is more likely than not that the carrying amount of the investment will not be realized. An impairment loss should be measured as the amount by which the carrying amount of an investment exceeds its fair value. A previously recognized impairment loss should not be reversed. For those investments in qualified affordable housing projects not accounted for using the proportional amortization method, the investment should be accounted for as an equity method investment or a cost method investment in accordance with Subtopic 970-323. The decision to apply the proportional amortization method of accounting is an accounting policy decision that should be applied consistently to all qualifying affordable housing project investments rather than a decision to be applied to individual investments. A reporting entity should disclose information that enables users of its financial statements to understand the nature of its investments in qualified affordable housing projects, and the effect of the measurement of its investments in qualified affordable housing projects and the related tax credits on its financial position and results of operations. The amendments in this ASU should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this ASU are effective for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014. We are currently evaluating the impact of this ASU.

In January 2014, the FASB issued ASU No. 2014-04, Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. This ASU includes amendments that clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this Update are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. We are currently evaluating the impact of this ASU.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which creates Topic 606 and supersedes Topic 605, Revenue Recognition. The core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In general, the new guidance requires companies to use more judgment and make more estimates than under current guidance, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The standard is effective for public entities for interim and annual periods beginning after December 15, 2016; early adoption is not permitted. For financial reporting purposes, the standard allows for either full retrospective adoption, meaning the standard is applied to all of the periods presented, or modified retrospective adoption, meaning the standard is applied only to the most current period presented in the financial statements with the cumulative effect of initially applying the standard recognized at the date of initial application. First Federal is currently evaluating the impact of this ASU.

In June 2014, the FASB issued ASU No. 2014-11, Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures, which changes the accounting for repurchase-to-maturity transactions and repurchase financing arrangements. It also requires additional disclosures about repurchase agreements and other similar transactions. The new guidance aligns the accounting for repurchase-to-maturity transactions and repurchase agreements executed as a repurchase financing with the accounting for other typical repurchase agreements. Going forward, these transactions would all be accounted for as secured borrowings. The ASU also requires new and expanded disclosures. This ASU is effective for the first interim or annual period beginning after December 15, 2014. The adoption of ASU No. 2014-11 is not expected to have a material impact on First Federal's consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The ASU requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718, Compensation – Stock Compensation, as it relates to awards with performance conditions that affect vesting to account for such awards. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU can be applied prospectively or retrospectively and are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015, with early adoption permitted. First Federal is currently evaluating the impact of this ASU.

In August 2014, the FASB issued ASU No. 2014-14, Receivables-Troubled Debt Restructuring by Creditors (Subtopic 310-40: Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure). The amendments in this Update require that a mortgage loan be derecognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met: (1) the loan has a government guarantee that is not separable from the loan before foreclosure; (2) at the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim of the guarantee, and the creditor has the ability to recover under that claim; and (3) at the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The amendments in this ASU are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. First Federal is currently evaluating the impact of this ASU.

Effect of Inflation and Changing Prices. The consolidated financial statements and related financial data presented in this prospectus have been prepared according to generally accepted accounting principles in the United States, which require the measurement of financial and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs and the effect that general inflation may have on both short-term and long-term interest rates. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Although inflation expectations do affect interest rates, interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF FIRST NORTHWEST BANCORP
First Northwest Bancorp was formed at the direction of First Federal in August 2012, for the purpose of owning all of the outstanding stock of First Federal to be issued in the conversion. First Northwest Bancorp is incorporated under the laws of the State of Washington, and generally is authorized to engage in any activity that is permitted by the Washington Business Corporation Act and is permissible to a bank holding company pursuant to the Bank Holding Company Act and regulations of the Federal Reserve. The business of First Northwest Bancorp initially will consist only of the business of First Federal. The holding company structure will, however, provide First Northwest Bancorp with greater flexibility than First Federal has to diversify its business activities, through existing or newly formed subsidiaries, or through acquisitions or mergers of other financial institutions as well as other companies, although there are no current arrangements, understandings or agreements regarding any such activity or acquisition.
The assets of First Northwest Bancorp will consist initially of the stock of First Federal, the loan to the employee stock ownership plan and up to 50% of the net proceeds from the conversion and stock offering (less the amount loaned to the employee stock ownership plan). Initially, any activities of First Northwest Bancorp are anticipated to be funded by the retained proceeds and the income thereon and , subject to regulatory approval, dividends from First Federal, if any. See “Our Policy Regarding Dividends” and “How We Are Regulated – Limitations on Dividends and Stock Repurchases.” Thereafter, activities of First Northwest Bancorp may also be funded through sales of additional securities, through borrowings and through income generated by other activities of First Northwest Bancorp. We will utilize the support staff and offices of First Federal and pay First Federal for these services. If we expand or change our business in the future, we may hire our own employees. At this time, there are no plans regarding such other activities other than the intended loan to the employee stock ownership plan to facilitate its purchase of common stock in the conversion. See “Management – Benefits to Be Adopted – Employee Stock Ownership Plan.”
The executive offices of First Northwest Bancorp are located at 105 West 8th Street, Port Angeles, Washington 98362. Its telephone number at that address is (360) 457-0461.
BUSINESS OF FIRST FEDERAL
General
First Federal is a community-based savings bank primarily serving the North Olympic Peninsula region of Washington through our nine full-service banking offices. Eight of our branches are located within Clallam and Jefferson counties, Washington, and one in Kitsap County. In addition, in July 2012, we opened a loan production office in Bellingham, Washington. We recently relocated our branch within Kitsap County and plan to continue to grow our franchise by adding up to four de novo full service branch offices in the contiguous counties in the Puget Sound region over the three years following the conversion. Although we intend to expand primarily through internal growth, we will also consider prudent acquisitions of other financial institutions and bank branches in the Puget Sound region.

Throughout most of our over 90-year history, we have operated as a traditional savings and loan association, attracting deposits and investing those funds primarily in residential mortgage loans and investment securities. During the past decade, recognizing our need to adapt to changing market conditions, we have revised our operating strategy to expand our lending area, diversify our loan portfolio, expand our deposit product offerings and enhance our infrastructure. We have increased the origination of commercial real estate and multi-family real estate loans, and decreased reliance on originating and retaining longer-term, fixed-rate, owner-occupied residential mortgage loans. Since 2009, we have generally sold most newly originated and refinanced, conforming single-family owner-occupied mortgage loans into the secondary market, although since 2012, we have selectively added 30-year fixed-rate mortgages to the portfolio in an effort to enhance our net interest income. We have historically offered traditional consumer and business deposit products, including transaction accounts, savings and money market accounts and certificates of deposit. Over the past several years, we have added remote deposit capture, consumer and business on-line banking and consumer mobile banking capabilities. At our new Kitsap County branch location, we installed interactive teller machines that allow our customers to conduct business with a teller through the video monitor. At June 30, 2014 transaction, money market and savings deposits comprised 77.7% of total deposits.

For the three years following the conversion and the offering, and within the parameters of our business plan approved by the FDIC and DFI, we intend to implement certain operating strategies to achieve our objective of developing First Federal into an independent high performing bank focused on meeting the needs of individuals, small businesses and community organizations in the Puget Sound region through exceptional service and competitive products. Any material deviations from, or changes to, the business plan are subject to the prior written approval of the Regional Director of the FDIC-San Francisco. For a more detailed description of these strategies, see “Summary - Our Operating Strategy” on page__.

Market Area

We conduct our operations out of our main administrative office and eight full-service branch offices in northwestern Washington for a total of nine full service branches. The administrative office is located in Port Angeles, in Clallam County, Washington. Six of our branch offices are located in Clallam County, one branch office is located in Jefferson County and one branch office is located in Kitsap County. We also have a loan production office that is located in Bellingham, in Whatcom County, Washington.
Clallam County has a population of 72,312 according to the latest information available from the U.S. Census Bureau. The estimated median family income is $64,800 for 2014 according to data provided by the FDIC, compared to $71,400 for the State of Washington. The economic base in Clallam County has been historically dependent on marine services, forest products, agriculture, technology, tourism and education industries. The primary employers in Clallam County include the Olympic Medical Center, Peninsula College, the Port Angeles School District, Clallam County government, Seven Cedars (casino, golf course and other retail businesses), Clallam Bay Corrections Center, Nippon Paper Group and the Westport Shipyard. Based on information from the Washington Center for Real Estate Research, for the quarter ended March 31, 2014, the median home sales price in Clallam County was $221,800, an increase of 0.9% from $219,800 for the same period in 2013 and a decrease of 8.3% from $242,000 for the year ended December 31, 2007. Existing home sales in Clallam County for the quarter ended March 31, 2014 decreased 10.7% from the prior year and the number of building permits increased by 68.4% to 32 for the quarter ended March 31, 2014 from 19 for the same period in the prior year. Based on data from the FDIC, the unemployment rate in Clallam County decreased to 9.3% at March 31, 2014 from 10.5% at March 31, 2013, and compared to 7.0% for the State of Washington and 6.9% for the United States at March 31, 2014.

Jefferson County has a population of 30,076 according to the latest information available from the U.S. Census Bureau. The estimated median family income is $63,200 for 2014 according to data provided by the FDIC, compared to $71,400 for the State of Washington. The economic base in Jefferson County has been historically dependent on several industry segments, including arts and culture, maritime and boat building, small-scale manufacturing, and tourism. Another industry that supports the economic base is agriculture, which has recently increased, with several successful local farmers and a local food co-op with sales over $10 million. The primary employers in Jefferson County include the Port Townsend Paper, Jefferson Healthcare, Port Townsend School District, the Port Authority of Port Townsend and related marine trade, and the Jefferson County government. Based on information from the Washington Center for Real Estate Research, for the quarter ended March 31, 2014, the median home sale price in Jefferson County was $229,400, an increase of 8.3% from $211,800 for the same period in 2013 and a decrease of 30.2% from $328,500 for the year ended December 31, 2007. Existing home sales in Jefferson County for the quarter ended March 31, 2014 increased 13.3% from the prior year and the number of building permits increased by 37.5% to 22 for the quarter ended March 31, 2014 from 16 for the same period in the prior year. Based on data from the FDIC, the unemployment rate in Jefferson County decreased to 8.9% at March 31, 2014 from 10.5% at March 31, 2013 and compared to 7.0% for the State of Washington and 6.9% for the United States at March 31, 2014.
Kitsap County has a population of 253,968 according to the latest information available from the U.S. Census Bureau. The estimated median family income is $74,000 for 2014 according to data provided by the FDIC, compared to $71,400 for the State of Washington. The economic base of Kitsap County is largely supported by the Kitsap Naval Base and other military related employment through the United States Navy. Other private industries that support the economic base are healthcare, retail and tourism. The primary employers in Kitsap County include the Harrison Medical Center, Walmart, and Port Madison Enterprises, which owns and operates the Clearwater Casino and Resort, gas stations and other retail operations. Based on information from the Washington Center for Real Estate Research, for the quarter ended March 31, 2014, the median home sale price in Kitsap County was $231,700, an increase of 3.3% from $224,200 for the same period in 2013 and a decrease of 20.2% from $290,300 for the year ended December 31, 2007. Existing home sales in Kitsap County for the quarter ended March 31, 2014 increased 2.6% from the prior year and the number of building permits decreased by 23.3% to 66 for the quarter ended March 31, 2014 from 86 for the same period in the prior year. Based on data from the FDIC, the unemployment rate in Kitsap County decreased to 6.6% at March 31, 2014 from 7.7% at March 31, 2013 and compared to 7.0% for the State of Washington and 6.9% for the United States at March 31, 2014.

In addition to our historical market area consisting of Clallam, Jefferson and Kitsap counties, our business plan includes the intent to extend our operations further into the Puget Sound Region of Washington. The Puget Sound region dominates the economy of the Pacific Northwest and is broadly defined as the area surrounding the inlet of the Pacific Ocean that extends into the northwestern section of the state of Washington. The population of this additional region (beyond our current market area) approximates 4.4 million, or 62% of the state's population. The market area is a mix of urban, suburban and rural areas, with the Seattle metropolitan area harboring a well-developed urban area along the western portion of Puget sound. The region extends from Whatcom County in the north on the Canadian border to Thurston and Pierce counties to the south. Other key metropolitan areas within the Puget Sound region include Bellingham (Whatcom County), Burlington (Skagit County), Tacoma (Pierce County) and Olympia, the state capital (Thurston County).
Key employment sectors include aerospace, military, information technology, clean technology, biotechnology, education, logistics, international trade and tourism. The region is well known for the long-term presence of The Boeing Corporation and Microsoft, two major industry leaders. The military presence includes a number of large installations serving primarily the U.S. Air Force and Navy. Given the employment profile, the region's workforce is generally highly educated. Washington's geographic proximity to the Pacific Rim along with a deepwater port has made it a center for international trade as well, which contributes significantly to the regional economy (one in three jobs in Washington is tied to foreign exports). The Washington ports make Washington the fourth largest exporting state in the nation, and the top five trading partners with Washington include China, Mexico, Canada, Japan and Korea. Tourism has also developed into a major industry for the area, due to the scenic beauty, temperate climate, and easy accessibility. Maritime industry employment, supported by the trade and fishing industries, is also an important employment sector.
The region has long experienced a relatively steady economy, not experiencing boom and bust time periods as has been common in other areas of the country. The regional economy has had a historical dependence on the aerospace industry which has had periods of strong growth, as well as reductions in activity. Over the past few years, growth rates have been steady and long-term growth trends are favorable as the market area continues to maintain a highly educated and motivated workforce, and the Puget Sound region remains a desirable place to live. In the most recent periods, similar to national trends, most of the Puget Sound region has largely recovered from the prior issues related to home value declines, foreclosure rates, and other real estate related problems that were a result of the national recession of 2007-2009.
For a discussion regarding the competition in our primary market area, see “Business of First Federal - Competition.”
Lending Activities
General. First Federal’s principal lending activities are concentrated in first lien one- to four-family mortgage loans and commercial and multi-family real estate loans. First Federal also makes construction and land loans (including lot loans), commercial business loans, and consumer loans, consisting primarily of home-equity loans and lines of credit. A substantial portion of our loan portfolio is secured by real estate, either as primary or secondary collateral.

Lending Activities
The following table represents information concerning the composition of our loan portfolio, including loans held for sale, by the type of loan at the dates indicated:

	June 30,
	2014		2013		2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate:
One- to four-family	$242,523	48.1%	$248,172	54.2%	$215,661	52.6%	$239,318	55.6%	$261,626	54.4%
Multi-family	45,100	8.9	27,928	6.1	17,175	4.2	17,088	3.9	18,322	3.8
Commercial real estate	128,028	25.4	93,056	20.3	79,965	19.5	74,810	17.3	71,898	15.0
Construction and land	20,497	4.1	15,493	3.4	22,689	5.6	23,595	5.5	40,063	8.4
Total real estate loans	436,148	86.5	384,649	84.0	335,490	81.9	354,811	82.3	391,909	81.6

Consumer:
Home equity	40,064	7.9	42,497	9.3	51,155	12.4	54,960	12.8	61,965	12.9
Other consumer	10,697	2.1	13,029	2.8	11,083	2.7	13,092	3.1	16,807	3.5
Total consumer loans	50,761	10.0	55,526	12.1	62,238	15.1	68,052	15.9	78,772	16.4

Commercial business loans	17,532	3.5	17,746	3.9	12,259	3.0	7,946	1.8	9,596	2.0

Total loans	504,441	100.0%	457,921	100.0%	409,987	100.0%	430,809	100.0%	480,277	100.0%

Less:
Deferred fees and discounts	862		622		563		597		610
(Premium) discount on purchased loans, net	(1,290)		(428)		957		1,022		1,069
Loans held for sale	613		400		418		275		947
Allowance for loan losses	8,072		7,974		7,390		4,728		6,420
Total loans, net	$496,184		$449,353		$400,659		$424,187		$471,231

Fixed-Rate and Adjustable-Rate Loans

The following table shows the composition of our loan portfolio, including loans held for sale, in dollar amounts and in percentages by fixed rates and adjustable rates at the dates indicated.

	June 30,
	2014		2013		2012		2011		2010
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Fixed-rate loans:
Real estate:
One- to four-family	$173,414	34.4%	$188,270	41.1%	$160,985	39.3%	$178,692	41.5%	$192,256	40.0%
Multi-family	2,281	0.5	2,291	0.5	3,630	0.9	7,448	1.7	8,051	1.7
Commercial real estate	46,199	9.1	43,226	9.4	46,823	11.4	49,726	11.5	70,616	14.7
Construction and land	12,575	2.5	14,153	3.1	17,444	4.3	19,780	4.6	32,119	6.7
Total real estate loans	234,469	46.5	247,940	54.1	228,882	55.9	255,646	59.3	303,042	63.1
Consumer:
Home equity	10,085	2.0	10,367	2.3	12,412	3.0	12,322	2.9	15,826	3.3
Other consumer	9,247	1.8	11,345	2.4	9,198	2.2	11,129	2.5	14,537	3.0
Total consumer loans	19,332	3.8	21,712	4.7	21,610	5.2	23,451	5.4	30,363	6.3
Commercial business loans	8,547	1.7	13,112	2.9	5,873	1.4	3,130	0.7	5,118	1.1
Total fixed-rate loans	262,348	52.0	282,764	61.7	256,365	62.5	282,227	65.5	338,523	70.5

Adjustable-rate loans:
Real estate:
One- to four-family	69,109	13.7	59,902	13.1	54,676	13.3	60,626	14.1	69,370	14.4
Multi-family	42,819	8.5	25,637	5.6	13,545	3.3	9,640	2.2	10,271	2.1
Commercial real estate	81,829	16.2	49,830	10.9	33,142	8.1	25,084	5.8	1,282	0.3
Construction and land	7,922	1.6	1,340	0.3	5,245	1.3	3,815	0.9	7,944	1.7
Total real estate loans	201,679	40.0	136,709	29.9	106,608	26.0	99,165	23.0	88,867	18.5

Consumer:
Home equity	29,979	5.9	32,130	7.0	38,743	9.4	42,638	9.9	46,139	9.6
Other consumer	1,450	0.3	1,684	0.4	1,885	0.5	1,963	0.5	2,270	0.5
Total consumer loans	31,429	6.2	33,814	7.4	40,628	9.9	44,601	10.4	48,409	10.1
Commercial business loans	8,985	1.8	4,634	1.0	6,386	1.6	4,816	1.1	4,478	0.9
Total adjustable-rate loans	242,093	48.0	175,157	38.3	153,622	37.5	148,582	34.5	141,754	29.5

Total loans	504,441	100.0%	457,921	100.0%	409,987	100.0%	430,809	100.0%	480,277	100.0%
Less:
Deferred fees and discounts	862		622		563		597		610
(Premium) discount on purchased loans, net	(1,290)		(428)		957		1,022		1,069
Loans held for sale	613		400		418		275		947
Allowance for loan losses	8,072		7,974		7,390		4,728		6,420
Total loans, net	$496,184		$449,353		$400,659		$424,187		$471,231

Loan Maturity

The following table illustrates the contractual maturity of our loan portfolio at June 30, 2014. Mortgages that have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due. The total amount of loans due after June 30, 2015 that have fixed interest rates is $251.0 million, while the total amount of loans due after such date that have adjustable interest rates is $231.6 million. The table does not reflect the effects of unpredictable principal prepayments.

	Real Estate
	One- to Four-				Commercial Real		Construction						Commercial
	Family		Multi-family		Estate		and Land		Home Equity		Other Consumer		Business		Total(1)
		Weighted		Weighted		Weighted		Weighted		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average		Average		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate

	(Dollars in thousands)
2014(2)	$5	2.69%	$236	5.16%	$11,335	4.65%	$5,829	4.38%	$50	4.93%	$1,639	9.74%	$2,724	5.00%	$21,818	4.99%
2015	1,205	5.19	598	3.00	6,766	6.31	239	5.48	242	5.80	254	6.01	1,171	5.22	10,475	5.83
2016	251	6.09	2,094	3.17	2,009	6.47	210	5.87	345	5.51	1,051	5.93	828	4.52	6,788	5.05
2017	295	5.22	5	5.76	2,955	5.59	333	6.16	715	6.47	2,116	4.78	1,709	4.58	8,128	5.26
2018 to 2020	2,507	5.27	571	5.19	11,099	5.61	522	7.12	6,265	5.05	3,474	6.19	1,544	4.83	25,982	5.50
2021 to 2024	6,144	4.57	14,617	4.21	92,019	4.38	2,277	6.49	8,789	5.18	1,185	7.73	9,556	3.78	134,587	4.44
2023 to 2028	55,253	3.56	5,740	4.04	874	4.97	8,288	6.88	17,792	5.04	187	8.26	—	—	88,134	4.23
2029 and beyond	176,863	4.58	21,239	4.41	971	9.05	2,799	4.29	5,866	3.89	791	9.07	—	—	208,529	4.58
Total	$242,523	4.36%	$45,100	4.24%	$128,028	4.71%	$20,497	5.74%	$40,064	4.94%	$10,697	6.82%	$17,532	4.26%	$504,441	4.59%

(1) Excludes deferred fees and discounts of $862,000.
(2) Includes demand loans, loans having no stated maturity, overdraft loans and loans held for sale.

Geographic Distribution of our Loans
The following table shows at June 30, 2014 the geographic distribution of our loan portfolio in dollar amounts and percentages.

	North Olympic Peninsula (1)		Other Western Washington		Other Washington		Total in Washington State		All Other States		Total
	Amount	% of Total in Category	Amount	% of Total in Category	Amount	% of Total in Category	Amount	% of Total in Category	Amount	% of Total in Category	Amount	% of Total in Category
Real estate loans:	(Dollars in thousands)
One- to four-family	$168,523	69.4%	$25,657	10.6%	$3,768	1.6%	$197,948	81.6%	$44,575	18.4%	$242,523	48.1%
Multi-family	4,516	10.0	30,450	67.5	4,590	10.2	39,556	87.7	5,544	12.3	45,100	8.9
Commercial real estate	51,897	40.6	60,328	47.1	15,803	12.3	128,028	100.0	—	—	128,028	25.4
Construction and land	13,946	68.1	2,141	10.4	4,410	21.5	20,497	100.0	—	—	20,497	4.1
Total real estate loans	238,882	54.7	118,576	27.2	28,571	6.6	386,029	88.5	50,119	11.5	436,148	86.5

Consumer loans:
Home equity	36,021	89.9	3,409	8.5	634	1.6	40,064	100.0	—	—	40,064	7.9
Other consumer	7,695	71.9	1,238	11.6	783	7.3	9,716	90.8	981	9.2	10,697	2.1
Total consumer loans	43,716	86.1	4,647	9.2	1,417	2.8	49,780	98.1	981	1.9	50,761	10.0

Commercial business loans	10,301	58.8	7,231	41.2	—	—	17,532	100.0	—	—	17,532	3.5

Total loans	$292,899	58.1%	$130,454	25.9%	$29,988	5.9%	$453,341	89.9%	$51,100	10.1%	$504,441	100.0%
____________
(1) Includes Clallam and Jefferson counties.

One- to Four-Family Real Estate Lending. At June 30, 2014, one- to four-family residential mortgage loans totaled $242.5 million, or 48.1%, of our gross loan portfolio. At that date, $44.6 million or 18.4% of our one- to four-family residential mortgage loan portfolio consisted of loans secured by properties outside the state of Washington. We originate both fixed and adjustable-rate loans which can be sold in the secondary market or retained in our residential portfolio based on our asset objectives. Residential loans are underwritten to secondary market standards or to other acceptable underwriting standards, which may not meet all of Freddie Mac and Fannie Mae eligibility requirements.
Fixed-rate residential mortgages are offered with repayment terms between 10 and 30 years, and we use Freddie Mac posted daily pricing, as well as other economic considerations, to establish pricing for our residential mortgage loans. Adjustable-rate residential mortgage products with similar amortization terms are also offered; however, the interest rate is typically fixed for an initial period. For example, the interest rate and payment will remain fixed between one to five years, with annual adjustments thereafter. Future interest rate adjustments are usually limited to increases or decreases of no more than 2% per adjustment and carry a typical lifetime cap of 5% to 6% above the initial interest rate, with no borrower prepayment restrictions. Currently, we are retaining adjustable-rate mortgages that we originate in our portfolio.
Borrower demand for adjustable-rate mortgage loans typically increases when borrowers expect lower mortgage rates in the future. Adjustable-rate mortgage loans could increase credit risk because as interest rates rise, the borrower’s payments rise, increasing the potential for default. In addition, adjustable-rate mortgages may be offered with an initial discounted rate, which may be less than the fully indexed rate and lower than comparable fixed-rate loans, which could also contribute to a higher risk of delinquency, default and foreclosure when the interest rate and payment on the loan adjusts. To mitigate and balance this risk for both the borrower and First Federal, these loans usually contain both periodic and lifetime interest rate caps that limit the amount of payment changes. In addition, depending on market conditions, we may underwrite the borrower at a higher interest rate and payment amount than the initial discount rate. We do not offer adjustable-rate mortgages with deep discount teaser rates. At June 30, 2014, the average interest rate on our adjustable-rate mortgage loans was approximately 13.7% over the fully indexed rate. As of June 30, 2014, we had $69.1 million, or 28.5%, of adjustable-rate residential mortgage loans in our residential loan portfolio.

All of our residential loans are evaluated at the time they are originated using underwriting criteria that meet the Freddie Mac Loan Prospector guidelines other than loans guaranteed by the Department of Veterans Affairs, which we began originating in July 2013. This underwriting process considers a variety of factors including, but not limited to, credit history, debt to income ratios, property type, loan to value ratio and occupancy. For loans with over 80% loan to value ratios, we typically require private mortgage insurance, which reduces our loan to value risk exposure in the event of a default on the loan and liquidation of the collateral for repayment. Other tools we use to reduce credit risk include, but are not limited to, title insurance, hazard insurance and flood insurance as required under current regulations. All residential mortgage loans which require appraisals are appraised by independent fee appraisers approved by First Federal. Fee appraisers submit documentation to First Federal to complete a formal review in conjunction with loan approval.
In connection with the new rules issued by the CFPB, which includes a definition for “qualified mortgage” loans based on the borrower’s ability to repay the loan, we believe that generally all of the mortgage loans approved by First Federal meet this standard. As indicated above, we have historically evaluated all of our residential loans at the time they are originated using underwriting criteria that meet the Freddie Mac Loan Prospector guidelines. This process helps to reduce our risk in approving loans that do not meet the definition of being considered a qualified mortgage loan under CFPB standards.

First Federal does not actively engage in subprime lending, either through advertising, marketing, underwriting and/or risk selection, and has no established program to originate or purchase subprime loans to be held in its portfolio.

Commercial and Multi-Family Real Estate Lending. At June 30, 2014, $128.0 million, or 25.4%, and $45.1 million, or 8.9%, of our total loan portfolio was secured by commercial and multi-family real estate property, respectively. At June 30, 2014, we have identified $43.6 million of our commercial real estate portfolio as owner-occupied commercial real estate, of which $13.2 million, $14.0 million, and $16.4 million are included in the real estate retail, real estate healthcare, and other owner-occupied commercial real estate categories, respectively. The remaining $129.5 million is secured by income producing, or non-owner-occupied, commercial real estate, of which $45.1 million, $46.2 million, $21.3 million, and $16.9 million are included in the multi-family, real estate retail, real estate hospitality, and other non-owner-occupied commercial real estate, respectively. Our commercial real estate loans include, but are not limited to, loans secured by hotels and motels, office/warehouse, retail strip centers, self-storage facilities, medical and professional office buildings, combination gas stations and convenience stores, and assisted living facilities located within our market areas. Substantially all of our commercial real estate and multi-family loans are primarily secured by properties located in Washington.
These loans are generally priced at a higher rate of interest than one- to four-family residential loans, as these loans have higher loan balances, are more difficult to evaluate and monitor, and involve a greater degree of risk than one- to four-family residential loans. Repayment on loans secured by commercial or multi-family properties is dependent on successful management or utilization of the land and improvements by the property owner to create gross revenues and sufficient net operating income to meet the debt service requirements and provide a return to the owner. Changes in economic and real estate market conditions can affect net operating income, capitalization rates and ultimately the valuation and marketability of the collateral. As a result, we analyze market data including, but not limited to, vacancy rates, absorption percentages, leasing rates and competing projects under development. Interest rate, occupancy and capitalization rate stress testing are required as part of our underwriting analysis. If the borrower is a corporation, we generally require and obtain personal guarantees from the corporate principals, which include underwriting of their personal financial statements, tax returns, cash flows and individual credit reports, which provides us with additional support and a secondary source for repayment of the debt.
We offer both fixed- and adjustable-rate loans on commercial and multi-family real estate, which may include balloon loans. As of June 30, 2014, we had $42.8 million in adjustable-rate multi-family loans and $81.8 million in adjustable-rate commercial real estate loans. Commercial and multi-family real estate loans with adjustable rates generally adjust after an initial period of five years. These loans generally have maturity dates between five and 10 years. Amortization terms are generally limited to terms up to 25 years on commercial real estate loans and up to 30 years on multi-family loans. Adjustable-rate multi-family residential and commercial real estate loans are generally priced to market indices with appropriate margins, which may include the U.S. Constant Maturity Treasury Rate, LIBOR, The Wall Street Journal prime rate, or other acceptable index. Substantially all adjustable-rate commercial and multi-family real estate loans are subject to a floor rate, and the weighted average floor rate on these loans was 2.91% at June 30, 2014. Of all of the adjustable-rate commercial loans, 90% are subject to a ceiling rate, and the weighted average ceiling rate on those loans was 8.42% at June 30, 2014. In 2011, we began including pre-payment penalties on loans we originated. The maximum loan to value ratio for commercial and multi-family real estate loans is typically limited to 80% of the appraiser opinion of market value or determined by the income to debt service ratio, which is 1.20x for non-owner-occupied properties and 1.10x for owner-occupied properties. In addition, aggregate debt service ratios, including the guarantor’s cash flow and the borrower’s other projects, are required by policy, to have a minimum income to debt service ratio of 1.20x. We require independent appraisals or evaluations on all loans secured by commercial real estate from an approved appraisers list. We require most of our commercial and multi-family real estate loan borrowers to submit annual financial statements and/or rent rolls on the subject property. These properties may also be subject to annual inspections with pictures to support that appropriate maintenance is being performed by the owner/borrower. All commercial real estate loans over $750,000 are reviewed at least annually along with each commercial real estate borrower and as applicable, each guarantor. The loan and its borrowers and/or guarantors are subject to an annual risk certification verifying that the loan is properly risk rated based upon covenant compliance and other terms as provided for in the loan agreements. While this process does not prevent loans from becoming delinquent, it provides us with the opportunity to better identify problem loans in a timely manner and to work with the borrower prior to the loan becoming delinquent.

The following table provides information on multi-family and commercial real estate loans by type at the dates indicated:

	June 30,
	2014		2013		2012
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Multi-family	$45,100	26.0%	$27,928	23.1%	$17,175	17.7%
Real estate retail	59,378	34.3	43,596	36.0	24,338	25.1
Real estate health care	13,995	8.1	15,316	12.7	17,253	17.8
Real estate hospitality	21,289	12.3	3,320	2.7	3,394	3.5
Other non-owner-occupied commercial real estate	16,924	9.8	12,705	10.5	10,752	11.1
Other owner-occupied commercial real estate	16,442	9.5	18,119	15.0	24,228	24.8
Total	$173,128	100.0%	$120,984	100.0%	$97,140	100.0%

If we foreclose on a multi-family or commercial real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be a lengthy process with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial.

The average outstanding loan size in our commercial real estate portfolio was $663,000 as of June 30, 2014. We target individual commercial real estate loans between $250,000 and $10.0 million to small and mid-size owners and investors in our market areas as well as other parts of Washington. We will also make commercial real estate loans in other states if we have a pre-existing relationship with the borrower.

Our largest single commercial and multi-family borrowing relationship at June 30, 2014 is for $10.7 million, was originated in September 2013 and is secured by a hotel in King County (the Seattle area). Our next largest borrowing relationship at June 30, 2014 is for $9.0 million with a builder/developer with loans secured by properties in Island County. The original commitment was made in October 2012 for $15.0 million of which $5.8 million was participated with two other lenders. The third largest relationship was a $7.6 million multi-loan relationship that began in July 1998 with an entity in Clallam County. At June 30, 2014, we had 19 additional commercial loan relationships above $3.0 million, ranging from $3.3 million to $7.5 million, aggregating $97.5 million. At June 30, 2014, these loans were all performing in accordance with their repayment terms.

Construction and Land Lending. At June 30, 2014, our construction and land loans were $20.5 million, or 4.1% of the total loan portfolio. First Federal offers an “all-in-one” residential adjustable-rate custom construction loan product, which upon completion of the construction phase may be placed in our loan portfolio. We also originate construction loans for certain commercial real estate projects. These projects include, but are not limited to, multi-family, retail, office/warehouse and office buildings. Underwriting criteria on these loans include, but are not limited to, minimum debt service coverage requirements of 1.20x or better, loan to value limitations, pre-leasing requirements, construction cost over-run contingency reserves, interest and absorption period reserves, occupancy, capitalization rates and interest rate stress testing, as well as other underwriting criteria.
Construction loan applications require the borrower to provide architectural and working plans, a material specifications list, detailed cost breakdown and a construction contract. Construction loan advances are based on progress payments for “work in place” based on detailed line item construction budgets. Independent construction inspectors are used to evaluate the construction draw request relative to the progress and “work in place.” Our construction administrator reviews all construction projects, inspection reports and construction loan advance requests to ensure they are appropriate and in compliance with all loan conditions. Other risk management tools include title insurance, date down endorsements and periodic lien inspections prior to the payment of construction loan advances. In some cases, general contractors may be required to provide sub-contractor lien releases for any work performed prior to the filing of our deed of trust or prior to each construction loan advance.
Land acquisition, development and construction loans are available on a limited basis to local contractors and developers for the purpose of holding and/or developing residential building sites and homes when market conditions warrant such activity. Land acquisition loans are secured by a first lien on the property and are generally limited to 50% of the acquisition price or the appraised value, whichever is less. Development land loans are generally limited to 75% of the discounted appraised value based on the projected lot sale absorption rate and associated carry and liquidation costs of the developed lots and homes. Underwriting criteria for acquisition and development loans include, but are not limited to, evidence of preliminary plat approval, compliance with state and Federal environmental protection and disclosure laws, engineering plans, detailed cost breakdowns and marketing plans. These loans have been limited to projects within the Puget Sound region. Other risk management tools include, but are not limited to, title insurance, feasibility and market absorption reports, environmental questionnaires, and other supplementary information as may be required to determine if the project and proposed lots represent acceptable collateral for timely repayment of the loan. The success of land acquisition, development and construction lending is largely dependent upon future sales for repayment of the loan. Economic and market conditions can be unpredictable and can have a significant adverse impact on the value and marketability of the collateral for land acquisition, development and construction loans.

We also originate individual lot loans, which are secured by a first lien on the property, for borrowers who are planning to build on the lot within the next five years. Generally, these loans have a maximum loan to value ratio of 75% for improved lands (legal access, water and power) and 50% to 65% for unimproved land. The interest rate on these loans is fixed with a 10-year amortization and a 1.5-year term. At June 30, 2014, individual lot loans totaled $12.3 million or 2.4% of the total loan portfolio.
At the dates indicated, the composition of our construction and land portfolio was as follows:

	June 30,
	2014	2013	2012	2011
	(In thousands)

One- to four-family residential	$2,385	$1,020	$2,457	$974
Multi-family residential	4,363	—	—	951
Commercial real estate	1,474	167	3,300	1,635
Land	12,275	14,306	16,932	20,035
Total construction and land	$20,497	$15,493	$22,689	$23,595

Most of our construction and land loans are secured by properties located in Clallam, Jefferson or Kitsap counties, Washington, and we have, to a lesser extent, originated construction and land loans in the counties surrounding the Puget Sound.

Construction lending for custom construction as well as speculative construction requires additional underwriting measures to effectively manage the construction process and future collateral value. Valuations on construction loans are based on the assumption that the finished improvements will be built in strict accordance with plans and specifications submitted to us at the time of the loan application. The appraiser must take into consideration the proposed design and market appeal of the improvements, based on current market conditions and demand for homes, although the improvements may not be completed for six to 12 months or longer, depending on the complexity of the plans and specifications and market conditions.

Numerous variables can adversely affect the value and marketability of the collateral, as well as the borrower’s ability to complete the project and repay the debt. For example, unknown site issues can be discovered at the time of excavation, design problems, voluntary and involuntary cost over-runs, economic and market conditions, contractor expertise, professional capacity, unexpected injuries, lawsuits and other unpredictable health and financial changes can occur, which could compromise timely completion of the project and repayment of the debt.

Under certain circumstances we may have to declare a default, foreclose and sell the project “as is” to another party, typically at a discount, for assuming the responsibility and unknown risk of taking on a failed project or we may choose to complete the project and assume the market risk of selling the project at a future market price, which may or may not enable us to fully recover unpaid loan funds and associated construction and liquidation costs.

Consumer Lending. We offer a variety of consumer loans, including home equity loans and lines of credit, new and used automobile loans, loans on other miscellaneous vehicles including recreational vehicles, travel trailers and motorcycles, and personal lines of credit. At June 30, 2014, home equity loans and lines of credit totaled $40.1 million, or 7.9% of the loan portfolio. Our interest rates on home equity loans are risk priced adjusted based on credit score, loan to value and overall credit quality of the applicant. Home equity loans are made for, among other purposes, the improvement of residential properties, weatherization, and other consumer needs. Some of these loans are secured by first liens; however, the majority of these loans are secured by a second deed of trust on the residential property. Fixed-rate, fully-amortizing home equity loans are available up to a maximum loan amount of $250,000 with repayment periods ranging from five to 15 years. We also offer a home equity line of credit product, which was revised in 2013 to address concerns about a borrower's ability to repay or refinance the remaining principal balance at maturity. Previously, home equity lines of credit were originated as interest only for the term of the loan, usually 15 to 20 years, with the remaining principal balance due, in the form of a balloon payment, at the end of the term, up to a maximum of $50,000. Our new home equity product has a five year, interest-only term with the remaining balance at the end of the term, which may be up to a maximum of $250,000, fully amortized over a period of 15 years. Home equity lines of credit are tied to the prime rate during the interest-only period. Home equity loans and lines of credit have greater risk than one- to four-family residential mortgage loans because they are secured by mortgages subordinated to the existing first mortgage on the property, which we may or may not hold, and do not have private mortgage insurance coverage.

We also offer a weatherization loan program guaranteed by either the City of Port Angeles or the Clallam County Public Utility District. The purpose of these loans is to promote energy conservation by weatherizing homes and providing a low interest rate program for consumers to achieve lower energy costs and tax rebates. These are one-year adjustable-rate loans indexed to LIBOR.
We offer several options for vehicle purchase or refinance with a maximum term of up to 84 months depending on the age and condition of the vehicle. Loan rates for auto lending, as well as all other consumer loans, are priced based on the specific loan type and the risk involved. Direct and indirect lending sources are used to originate auto loans, which includes online as well as in person applications at our branch locations.
We also make indirect auto loans through an auto dealer loan program with two local franchised car dealerships. We have provided our underwriting criteria and pricing to the dealers but require further underwriting review and final approval prior to funding. In an attempt to increase our volume of auto loans, we have also engaged a third-party vendor with a well-known, web-based program that allows consumers living in Washington, Idaho and Oregon to apply online for auto refinances. The vendor facilitates the approval process (based on our underwriting criteria and pricing) and submits the loan to us for our approval. Our consumer underwriting department re-underwrites the loan, and either approves or denies the loan request. If approved, the vendor provides the documentation to the borrower and, after the loan is funded, the borrower remits monthly payments directly to us. If denied, the vendor handles all the adverse action and notification requirements. At June 30, 2014, we had $930,000 of auto loans to borrowers located outside the state of Washington.
Consumer loans represent additional and unique underwriting risks, because of the mobility and rapidly depreciating nature of consumer assets such as automobiles, RVs, boats and trailers in contrast to real estate based collateral. If a borrower defaults, repossession and liquidation of the collateral may not provide sufficient sales proceeds to satisfy the outstanding loan balance. Many factors account for potential loan losses on consumer loans, a number of which are largely outside the control of the lenders and include deferred maintenance, damages, depreciation and borrowers who relocate to other states. While subsequent legal actions and judgments against defaulted borrowers may be appropriate, such collection efforts and costs may not always be warranted and are evaluated after determining the cost of such collection efforts and the probability of any future loan recovery. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability and are more likely to be adversely affected by job loss, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on these loans.
Commercial Business Lending. As of June 30, 2014, commercial business loans totaled $17.5 million, or 3.5% of our loan portfolio. These loans are primarily originated as loans to business borrowers, which include lines of credit, term loans and letters of credit. These loans are typically secured by business assets and are used for general business purposes, including seasonal and permanent working capital, equipment financing, capital, and general investments. Loan terms vary from one to seven years. The interest rates on such loans are generally floating rates indexed to LIBOR, The Wall Street Journal prime rate or other acceptable indices depending on prevailing economic and market conditions. A typical requirement for us to extend business credit is for the borrower to have a business deposit relationship with us which, in most cases, includes multiple accounts and related services from which we realize low cost deposits plus service and ancillary fee income.
Commercial business loans typically have shorter maturity terms and higher interest spreads than real estate loans, but generally involve more credit risk because of the type and nature of the collateral. We are focusing our efforts on small-to-medium sized, privately-held companies with local or regional businesses that operate in our market area. Our commercial business lending policy includes credit file documentation and analysis of the borrower’s background, capacity to repay the loans and the adequacy of the borrower’s capital, as well as an evaluation of other conditions affecting the borrower. Analysis of the borrower’s past, present and future cash flows, as well as the collateral pledged as security is also an important aspect of our credit analysis. We generally obtain personal guarantees on our commercial business loans.
Primary repayment of our commercial loans is often dependent on cash flows of the borrower, which may be unpredictable due to normal business cycles, industry changes, and economic and political conditions. Furthermore, collateral securing these loans may fluctuate in value based on market conditions or other factors. Our commercial business loans are originated primarily based on the identified cash flow of the borrowing entity and secondarily on the underlying collateral and revenue provided by the borrower and guarantors. Most often, this collateral consists of real estate, accounts receivable, inventory or equipment. Secondary sources of repayment and/or recovery for most of these loans are based on the liquidation of the pledged collateral, and may include enforcement of personal guaranties.

Secondary underwriting and collection efforts may include accounts receivable, or other third party payments, whereby availability of funds for repayment of these loans may be substantially dependent on the ability of the borrower or a third party to collect amounts due from its customers. In addition, collateral secured by business assets may become functionally or economically obsolete, which can become problematic from a valuation, collection and liquidation perspective.
Loan Solicitation and Processing. Our loan originations are obtained from a variety of sources, including existing or walk-in customers, business development by our relationship managers (“RMs”), and referrals from our directors, business owners, investors, entrepreneurs, builders, realtors, existing customers and other professional third parties, including brokers. Loan originations are further supported by lending services offered through our internet website, direct mail, advertising, cross-selling, employees’ community service and in the case of auto loans, through dealers or web-based established third-party internet solicitors. All of our consumer loan products, including residential mortgage loans, secured and unsecured consumer loans are processed through our centralized processing and underwriting center. Commercial business loans, including commercial and multi-family real estate loans, are processed by the RMs, assistants and credit underwriters with formalized credit presentations submitted to our senior loan committee for approval. The senior loan committee consists of the president/chief executive officer, chief financial officer, chief credit officer, chief banking officer, director of lending, and commercial credit administrator. Exceptions are fully disclosed to the approving authority, either individual or senior loan committee prior to commitment. Exceptions are reported to the board of directors monthly. During the years ended June 30, 2014 and 2013, there were seven exceptions and 13 exceptions, respectively.
Lending Authority. Our board of directors has delegated loan approval authority as follows: Overdrafts may be approved by select named positions up to $10,000. The chief credit officer along with an underwriter or the mortgage and consumer credit administrator can approve mortgage loans up to $500,000. Mortgage loans in amounts over $500,000 up to $2.9 million require the approval of the senior loan committee, and any loan or relationship in excess of $3.0 million requires the approval of the board loan asset/quality committee.
For commercial loan approval, two or more signatures from designated individuals are required. To provide approval for commercial loan relationships, we have created three categories and each category consists of two individuals, one that is senior to the other individual. The first category consists of the chief credit officer and the commercial credit administrator, who are authorized individually to approve commercial loan relationships up to $300,000 and $200,000, respectively; the second category consists of the chief banking officer or director of lending, who are authorized individually to approve commercial loan~~s~~ relationships up to $200,000 respectively; and the third category consists of the chief executive officer or chief financial officer, who are authorized individually to approve commercial loans up to $100,000. The approval is required from two of the three levels, regardless of the loan relationship amount, and their approval authorities can be aggregated not to exceed $500,000. Thus, the chief credit officer, the chief banking officer or the chief executive officer can approve a $500,000 commercial loan relationship. The approval of any commercial loan~~s~~ relationship in excess of $500,000 and up to $2.9 million follows the same category of authorization, with the chief credit officer or the commercial credit administrator required to approve each loan, and subsequently approved by the senior loan committee. Any commercial loan relationship with a lending relationship of $3.0 million or more is required to be approved by the senior loan committee and then the majority of the board loan committee. In certain circumstances, the chief credit officer, individually, or the commercial credit administrator and the chief banking officer may approve Automated Clearing House and Remote Deposit Capture transactions up to any amount. In addition, where there is an existing relationship with a commercial borrower with loans outstanding in excess of $3.0 million, the board loan committee has the authority to authorize the senior loan committee to approve additional commercial loans to this borrower in excess of $3.0 million, with the total amount of such loans not to exceed $300,000.
In November 2011, the board of directors eliminated the requirement for approval of loans by the board of directors (with the exception of loans to executive officers and directors). Effective July 2014, the board of directors reinstated the requirement of board approval for all loans or relationships of $3.0 million or greater (in addition to the existing requirement with respect to loans to executive officers and directors). The board loan/asset quality committee and full board continue to provide direction through policy approval and oversight for key credit risk management, such as lending to percentage of capital, loans to one borrower limits, and underwriting criteria. The board loan committee reviews all loan approvals by the senior loan committee each quarter. The board of directors will also review the approvals of the board loan/asset quality committee. The board loan/asset quality committee will also review all policy exceptions, concentrations of credit and compliance with all lending policies. The board loan/asset quality committee meets at least quarterly to discuss asset quality, loan production, and policy compliance, as well as to review industry trends.

Washington law provides that Washington chartered savings banks, such as First Federal, are subject to the same loans to one borrower restrictions as Washington chartered commercial banks, which restricts total loans and extensions of credit by a bank to 20% of its unimpaired capital and surplus. As a result, under Washington law, First Federal would be limited to loans to one borrower of $17.6 million at June 30, 2014. First Federal, however, has elected to restrict its loans to one borrower to no more than the lesser of 15% of its unimpaired capital plus surplus, or up to $13.0 million unless specifically approved by the board loan/asset quality committee as an exception to policy. Under this policy, at June 30, 2014, First Federal’s limit on loans to one borrower was $13.0 million. At June 30, 2014 there were 43 loans, or $124.3 million, with relationships over $3.0 million. No relationship over $3.0 million was past-due, on nonaccrual status, or was a TDR as of June 30, 2014. The following table provides a summary of our five largest relationships at June 30, 2014.

Total Commitment	Number of Loans in Relationship	Primary Collateral Type
(In thousands)
$10,718	1	Commercial Real Estate
9,010	2	Commercial Real Estate
7,580	4	Commercial Real Estate
7,470	2	Multi-family Real Estate
7,194	1	Commercial Real Estate

Loan Originations, Servicing, Purchases and Sales. We originate mortgage, consumer, multi-family and commercial real estate, and commercial business loans for our portfolio utilizing fixed- and adjustable-rate loan products. Occasionally we will purchase whole and participation loans on a servicing retained or released basis, including loans that may be located outside our primary market areas. Our ability to originate sufficient loan volume to meet our asset and liability management objectives is limited within our historical market as a result of consumer demand, population demographics and economic conditions. During the past few years, we, like many other financial institutions, have experienced significant prepayments on loans due to prevailing economic conditions, and low interest rates. In periods of economic uncertainty, like we are currently experiencing, the ability of financial institutions, including us, to originate real estate loans is substantially reduced, which results in a decrease in interest income. During the years ended June 30, 2014, 2013 and 2012, our total originations were $113.5 million, $175.0 million and $115.6 million, respectively.
In addition to loan originations, we also purchase loans and enter into loan participations. During the years ended June 30, 2014, 2013 and 2012 we purchased $39.9 million, $43.0 million and $2.8 million of loans, respectively. As examples of these purchases, in July 2013, we purchased a $2.5 million pool of three loans located in Washington and California. In March 2014, we purchased a $15.6 million pool of 27 single family jumbo mortgage loans, of which 12 loans were to borrowers who provided limited or no documentation of their income or stated income at an average loan to value ratio of 44.3%. These loans are secured by properties located in southern California. Further, in December 2012, we purchased a $26.5 million pool of single family loans with a remaining balance of $21.0 million at June 30, 2014, secured by properties located throughout Kentucky and Ohio. We also purchased a pool of 11 multi-family loans in February 2014 aggregating $20.4 million secured by properties located in Washington. In December 2013 we also participated 29.8%, or $993,000, in a commercial real estate loan secured by property located in eastern Washington.

We actively sell residential first mortgage loans in the secondary market, and we make a decision, at the time of sale, whether to also sell the servicing. The majority of all residential mortgages we originate are fixed-rate mortgages, which primarily are sold to the secondary market at the time of origination to improve our interest rate risk. In 2012, we began selectively adding 30 year fixed-rate mortgages to our loan portfolio in an effort to enhance our net interest income. During the years ended June 30, 2014, 2013 and 2012, we sold $28.8 million, $46.8 million and $63.8 million of residential mortgage loans, respectively. Our secondary market relationship is primarily with Freddie Mac. These sales allow for a servicing fee on loans when the servicing is retained by us. Most one- to four-family loans sold by us are sold with servicing retained. Loans in general are sold on a non-recourse basis, whenever possible, subject to a provision for repurchase upon breach of representation, warranty or covenant. Sales of real estate loans through secondary market conduits can be beneficial to us since these sales generate income at the time of sale, produce future servicing income, provide funds for additional lending, and assist us in managing our interest rate risk.
During fiscal 2008, we sold loans with “life of the loan” recourse provisions to Freddie Mac, requiring us to repurchase the loan if it defaults. There have been three loans repurchased since 2008 that had a life of the loan recourse provision. The remaining balance of loans serviced for others with life of the loan recourse provisions was $8.6 million at

June 30, 2014. One loan was repurchased during the year ended June 30, 2014 for $239,000, one loan was repurchased during the year ended June 30, 2013 for $150,000 and one loan was repurchased during the year ended June 30, 2012 for $214,000. No loans were put back to First Federal for a breach of general representations and warranties during the years ended June 30, 2014, 2013 or 2012. We earned mortgage servicing income of $606,000, $659,000, and $826,000 for the years ended June 30, 2014, 2013 and 2012, respectively. At June 30, 2014, we were servicing $235.2 million of residential mortgage loans for Freddie Mac and other secondary market purchasers. These mortgage servicing rights had a fair value at June 30, 2014, of $2.2 million. See Note 6 of the Notes to Consolidated Financial Statements included in this prospectus.
Gains, losses and transfer fees on sales of one- to four-family loans and participations are recognized at the time of the sale. Our net gain on sales of residential loans was $762,000, $1.6 million and $1.5 million for the years ended June 30, 2014, 2013 and 2012, respectively.
The following table shows our loan origination, sale and repayment activities for the periods indicated (includes loans held for sale):

	Year Ended June 30,
	2014	2013	2012
	(In thousands)
Originations by type:

Fixed-rate:
One- to four-family	$36,626	$84,723	$76,163
Multi-family	132	397	102
Commercial real estate	3,745	16,037	7,798
Construction and land	1,103	398	207
Home equity	1,489	269	364
Other consumer	2,127	5,658	2,520
Commercial business	1,271	12,023	4,669
Total fixed-rate	46,493	119,505	91,823
Adjustable-rate:
One- to four-family	3,263	4,242	2,987
Multi-family	—	8,041	5,449
Commercial real estate	49,180	26,693	8,377
Construction and land	5,328	10,104	2,747
Home equity	1,221	1,839	740
Other consumer	3	1	—
Commercial business	8,053	4,600	3,499
Total adjustable-rate	67,048	55,520	23,799
Total loans originated	113,541	175,025	115,622

Purchases by type:
One- to four-family	18,477	37,405	—
Multi-family	20,463	58	—
Home equity	—	—	2,761
Commercial real estate	993	5,544	—
Total loans purchased	39,933	43,007	2,761
Sales and Repayments:
One- to four-family loans sold	28,769	46,798	63,799
Commercial real estate loans sold	5,865	—	—
Total principal repayments, charge-offs and transfers to other real estate owned and personal property owned	72,320	123,300	75,406
Total reductions	106,954	170,098	139,205
Net loan activity	$46,520	$47,934	$(20,822)

Loan Origination and Other Fees. Loan origination fees generally represent a percentage of the principal amount of the loan that is paid by the borrower. Accounting standards require that certain fees received, net of certain origination costs, be deferred and amortized over the contractual life of the loan. Net deferred fees or costs associated with loans that are prepaid or sold are recognized as income at the time of prepayment. We had $862,000, $622,000 and $563,000 of net deferred loan fees and costs at June 30, 2014, 2013 and 2012. In addition, we receive fees for loan commitments, late payments and miscellaneous services.

Asset Quality
Management of asset quality is accomplished by internal controls, monitoring and reporting of key risk indicators, and both internal and independent third party loan reviews. The primary objective of our loan review process is to measure borrower performance and assess risk for the purpose of identifying loan weakness in order to minimize loan loss exposure. From the time of loan origination through final repayment, all loans are assigned a risk rating based on pre-determined criteria and levels of risk. The risk rating is monitored annually for most loans, and may change during the life of the loan as appropriate.
Internal and independent third party loan reviews vary by loan type, as well as the nature and complexity of the loan. Some loans may warrant detailed individual review, while other loans may have less risk based upon size, or be of a homogeneous nature reducing the need for detailed individual analysis. Assets with these characteristics, such as consumer loans and loans secured by residential real estate, may be reviewed on the basis of risk indicators such as delinquency or credit rating. In cases of significant concern, a total re-evaluation of the loan and associated risks are documented by completing a loan risk assessment and action plan. Some loans may be re-evaluated in terms of their fair market value or net realizable value in order to determine the likelihood of potential loss exposure and, consequently, the adequacy of specific and general loan loss reserves.
We generally assess late fees or penalty charges on delinquent loans of five percent of the monthly payment amount due. Substantially all first lien residential fixed-rate and adjustable-rate mortgage loan payments are due on the first day of the month; however, a borrower is given a 15-day grace period to make the loan payment. When a mortgage loan borrower fails to make a required payment when it is due, we institute collection procedures. The first notice is mailed to the borrower on the 16th day requesting payment and assessing a late charge. Attempts to contact the borrower by telephone generally also begin upon the 16th day of delinquency. If a satisfactory response is not obtained, continual follow-up contacts are attempted until the loan has been brought current. Before the 90th day of delinquency, attempts to interview the borrower are made to establish the cause of the delinquency, determine whether the cause is temporary, assess the attitude of the borrower toward repayment of the debt, and attempt to reach a mutually satisfactory arrangement for curing the default. If the borrower is chronically delinquent and all reasonable means of obtaining payments have been exercised, we will pursue all permissible remedies according to the terms of the security instruments and applicable law. In the event of an unsecured loan, we will either seek legal action against the borrower or refer the loan to an outside collection agency.
The following table shows our delinquent loans by type of loan and number of days delinquent as of June 30, 2014.

	Loans Delinquent For:
	60-89 Days			90 Days and Over			Total Loans Delinquent 60 Days or More
			Percent of			Percent of			Percent of
			Loan			Loan			Loan
	Number	Amount	Category	Number	Amount	Category	Number	Amount	Category
	(Dollars in thousands)
Real estate loans:
One- to four-family	8	$969	0.4%	8	$1,181	0.5%	16	$2,150	0.9%
Multi-family	—	—	—	—	—	—	—	—	—
Commercial real estate	—	—	—	2	98	0.1	2	98	0.1
Construction and land	2	45	0.2	2	53	0.3	4	98	0.5
Total real estate loans	10	1,014	0.2	12	1,332	0.3	22	2,346	0.5

Consumer loans:
Home equity	2	111	0.3	12	114	0.3	14	225	0.6
Other	3	60	0.6	8	—	—	11	60	0.6
Total consumer loans	5	171	0.3	20	114	0.3	25	285	0.6
Commercial business loans	—	—	—	—	—	—	—	—	—
Total loans	15	$1,185	0.2%	32	$1,446	0.3%	47	$2,631	0.5%
At June 30, 2014, our total loan delinquencies of 60 days or more were $2.6 million, or 0.5% of our total loan portfolio, compared to $4.0 million, or 0.9%, and $7.9 million, or 1.9%, at June 30, 2013 and 2012, respectively. Delinquent loans other than nonperforming and impaired loans were $489,000, $571,000 and $2.9 million at June 30, 2014, 2013 and 2012, respectively.

Nonperforming Assets. The following table sets forth information with respect to our nonperforming assets and troubled debt restructurings. The troubled debt restructurings include nonperforming and performing loans. Nonperforming assets includes all nonperforming loans, including nonperforming TDRs and loans 90 days past due and still accruing, and real estate owned and repossessed assets. Nonperforming assets as a percent of total assets was 0.9% at June 30, 2014, compared to 1.5% and 1.7% at June 30, 2013 and 2012, respectively. At each of the dates indicated, there were no loans delinquent more than 90 days that were accruing interest.
As of June 30, 2014, five commercial real estate loans of $1.9 million and no multi-family real estate loans were on nonaccrual status. At June 30, 2014 and 2013, total delinquent commercial real estate loans were $98,000 and $445,000, respectively, and total loans on nonaccrual status were $1.9 million and $2.8 million, respectively. No commercial real estate TDRs were delinquent at June 30, 2014 or 2013. During the year ended June 30, 2014, $125,000 of commercial real estate loans was charged-off.

As of June 30, 2014, net consumer loans totaling $381,000 were delinquent in excess of 90 days or on nonaccrual status. Consumer loan net charge-offs were $487,000 and $498,000 during the years ended June 30, 2014 and 2013, respectively.

	June 30,
	2014	2013	2012	2011	2010
	(Dollars in thousands)
Nonaccruing loans:
Real estate loans:
One- to four-family	$3,543	$5,643	$5,410	$5,041	$9,079
Multi-family	—	—	—	—	—
Commercial real estate	1,913	2,823	3,626	5,008	4,255
Construction and land	127	236	132	769	2,264
Total real estate loans	5,583	8,702	9,168	10,818	15,598

Consumer loans:
Home equity	340	1,062	882	883	570
Other	41	100	102	290	78
Total consumer loans	381	1,162	984	1,173	648
Commercial business loans	—	—	—	—	538
Total nonaccruing loans	5,964	9,864	10,152	11,991	16,784

Real estate owned:
One- to four-family	524	1,920	2,546	3,630	1,233
Commercial real estate	—	195	41	632	211
Construction and land	220	119	233	134	323
Total real estate loans	744	2,234	2,820	4,396	1,767
Home equity	—	—	—	—	69
Total real estate owned	744	2,234	2,820	4,396	1,836

Repossessed automobiles and recreational vehicles	66	31	45	79	237

Total nonperforming assets	$6,774	$12,129	$13,017	$16,466	$18,857

TDR loans:
One- to four-family	5,939	6,318	4,946	4,798	3,401
Multi-family	728	280	287	—	—
Commercial real estate	4,456	4,701	2,894	3,140	3,923
Construction and land	—	—	—	—	1,361
Total real estate loans	11,123	11,299	8,127	7,938	8,685
Home equity	615	740	742	594	417
Other consumer	—	2	30	61	—
Commercial business	426	308	—	—	460
Total restructured loans	$12,164	$12,349	$8,899	$8,593	$9,562

Nonaccrual and 90 days or more past due loans as a percentage of total loans	1.2%	2.2%	2.5%	2.8%	3.5%
Nonperforming TDRs included in total restructured loans above	$3,536	$5,263	$4,107	$5,279	$9,098

For the years ended June 30, 2014 and 2013, gross interest income which would have been recorded had the nonaccruing loans been current in accordance with their original terms amounted to $196,000, and $267,000, respectively. The amount that was included in interest income on impaired loans was $774,000, $516,000 and $529,000, respectively, for the years ended June 30, 2014, 2013 and 2012.
Real Estate Owned and Repossessed Property. Real estate we acquire as a result of foreclosure, deed in lieu, or non-merger deed in lieu of foreclosure is classified as real estate owned until it is sold. When the property is acquired, it is recorded at the lower of its cost, which is the unpaid principal balance of the related loan, or the fair market value of the property less selling costs. Other repossessed collateral, including automobiles, are also recorded at the lower of cost or fair market value. As of June 30, 2014, First Federal had eight properties in real estate owned with an aggregate book value of $744,000. Of the eight properties, $220,000 were commercial land and/or residential lot properties and $524,000 were single family residential properties. Our real estate owned properties are all located in Washington. The properties included in real estate owned are listed with a real estate broker for sale, included in the multiple listing service, and are actively being marketed. The largest of these properties had an aggregate book value of $230,000 and the second largest had an aggregate book value of $123,000. Both of these properties were single family residences located in Port Angeles, Washington.
Restructured Loans. According to GAAP, we are required to account for certain loan modifications or restructurings as “troubled debt restructurings.” In general, the modification or restructuring of a debt is considered a TDR, if we, for economic or legal reasons related to a borrower’s financial difficulties, grant a concession to the borrower under more favorable terms and conditions than we would grant to an ordinary bank customer under a normal course of business standard.
General loan restructures and modifications not considered as TDRs may include lowering interest rates, extending the maturity date, deferring or re-amortizing monthly payments or other concessions. These general loan restructures and modifications are made on a case-by-case basis provided that such concessions are not below market rates nor considered material and outside of the terms and conditions granted to other borrowers under normal course of business standards.
Adversely classified loans which are subsequently modified and placed in nonaccrual status must remain in nonaccrual status for a period of not less than six months with consecutive satisfactory payment performance and be further supported by current financial information and analysis which demonstrates the borrowers have the financial capacity to meet future debt service before being returned to accrual status.
As of June 30, 2014, we had 69 loans with an aggregate principal balance of $12.2 million which we have identified as TDRs, of which $8.6 million were performing in accordance with their revised payment terms and on accrual status. TDRs are placed on accrual status after a sustained period of payment performance after modification, usually six months or longer. Included in the allowance for loan losses at June 30, 2014, is a reserve of $363,000 related to these loans in conformance with GAAP. As of June 30, 2014, there were $3.5 million of TDRs on nonaccrual, of which $823,000 was non-accruing because they were newly restructured or modified within six months of June 30, 2014 and the balance represents TDRs restructured or modified prior to June 30, 2013, whose accrual status continues to be evaluated by management and that remain on non-accrual due to a lack of sustained payment performance after modification. Non-accruing TDRs are classified as substandard and the appropriate loss history and qualitative factors determine the allowance. Accruing TDRs may be classified special mention or pass depending upon verified repayment sources, collateral values and repayment history. The amount of the allowance is determined based on the current risk rating and the amount that is needed determines the amount that is needed to fund the reserve.
Classified Assets. Federal regulations provide for the classification of lower quality loans and other assets as substandard, doubtful or loss. An asset is considered substandard when material conditions are identified which raise issues about the financial capacity, collateral or other conditions which may compromise the borrower’s promise and ability to satisfactorily perform under the terms of the loan. Substandard assets considered impaired include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all the weaknesses inherent in those classified as impaired with the added characteristic that the weaknesses present make near term collection or liquidation highly questionable and improbable. Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets with the establishment of a specific loss reserve is not warranted.

In accordance with ASC 310 and ASC 450, when we classify problem assets as substandard, doubtful, and impaired, we conduct individual loan and collateral analysis to establish a specific loan loss allowance in an amount we deem prudent, based on the unique circumstances of each loan. Our Credit Administration, Special Assets Group and senior management review the analysis and approve the specific loan loss allowance for these loans.
General reserve loan loss allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances on impaired loans, have not been specifically allocated to particular problem assets. When an insured institution identifies a problem asset as an unavoidable and imminent loss, it is required to partially or fully charge-off such assets in the period in which they are deemed uncollectible. Assets that do not currently expose us to sufficient risk to warrant classification as substandard or doubtful but possess identified weaknesses are classified by us as either watch or special mention assets. Our determination as to the classification of our assets and the amount of our valuation allowances is subject to review by the DFI and the FDIC, which can order specific charge-offs or the establishment of additional loan loss allowances.
We review, at least quarterly, the problem assets in our portfolio to determine whether any assets require reclassification. On the basis of our review, as of June 30, 2014, we had classified loans of $13.9 million and $5.2 million of special mention loans. The amount classified represented 17.2% of equity capital and 1.8% of assets at that date.
The following table shows the aggregate amounts of our classified assets at the dates indicated.

	June 30,
	2014	2013	2012
	(In thousands)
Loans:
Substandard loans	$13,943	$21,515	$23,735
Doubtful loans	—	156	197
Loss loans	—	—	—
Total classified loans	13,943	21,671	23,932

Securities:
Substandard	—	—	—

Total classified securities	—	—	—

Total classified assets	$13,943	$21,671	$23,932

Included in our classified loans at June 30, 2014 are $1.3 million of loans made to not-for-profit organizations. We continue to work with these nonprofit entities to improve their finances and encourage ongoing debt repayment.

The following table shows at June 30, 2014, the geographic distribution of our classified assets in dollar amounts and percentages.

	North Olympic Peninsula		Other Western Washington		Other Washington		Total in Washington State		All Other States		Total
	Amount	% of Total in Category	Amount	% of Total in Category	Amount	% of Total in Category	Amount	% of Total in Category	Amount	% of Total in Category	Amount	% of Total in Category
					(Dollars in thousands)
Real estate loans:
One- to four-family	$5,158	3.1%	$318	1.2%	$—	—%	$5,476	2.8%	$65	0.1%	$5,541	2.3%
Multi-family	884	19.6	—	—	—	—	884	2.2	—	—	884	2.0
Commercial real estate	3,149	6.1	971	1.6	1,548	9.8	5,668	4.4	—	—	5,668	4.4
Construction and land	363	2.6	—	—	—	—	363	1.8	—	—	363	1.8
Total real estate loans	9,554	4.0	1,289	1.1	1,548	5.4	12,391	3.2	65	0.1	12,456	2.9

Consumer loans:
Home equity	638	1.8	19	0.6	38	6.0	695	1.7	—	—	695	1.7
Other consumer	128	1.7	—	—	—	—	128	1.3	15	1.5	143	1.3
Total consumer loans	766	1.8	19	0.4	38	2.7	823	1.7	15	1.5	838	1.7

Commercial business loans	649	6.3	—	—	—	—	649	3.7	—	—	649	3.7

Total loans	$10,969	3.7%	$1,308	1.0%	$1,586	5.3%	$13,863	3.1%	$80	0.2%	$13,943	2.8%

Allowance for Loan Losses. Management recognizes that loan losses may occur over the life of a loan and the allowance for loan losses must be maintained at a level necessary to absorb specific losses on impaired loans and probable losses inherent for the total loan portfolio. Monthly, our chief credit officer prepares a report of the allowance for loan losses and establishes the provision for credit losses based on the risk composition of our loan portfolio, delinquency levels, loss experience, economic conditions, regulatory examination results, seasoning of the loan portfolios, and other factors related to the collectability of the loan portfolio. This allowance for loan losses report is reviewed monthly by our Asset Quality Committee consisting of the chief credit officer, chief banking officer, chief financial officer and chief executive officer. The qualitative factors, which have an impact on the allowance for loan losses, are approved by our board of directors on a quarterly basis. Quarterly, the allowance for loan losses with the adjusted qualitative factors is reviewed by the board of director's board loan asset quality committee and presented for approval to the full board of directors. The allowance is increased by the provision for loan losses, which is charged against current period operating results, and decreased by the amount of actual loan charge-offs, net of recoveries.
We believe the quantitative and qualitative analysis necessary to calculate accounting estimates for loan loss reserves is a critical process; however, we also recognize that economic, market, industry and political changes can adversely affect loan quality. Unpredictable personal events or other undisclosed information by individual borrowers can occur at any time, which can result in immediate significant changes in, as well as management’s assumptions about, probable losses inherent in the loan portfolio. The impact of such events can quickly deplete the allowance and potentially require increased provisions to replenish the allowance, which could negatively affect current and future earnings.
Our methodology for analyzing the allowance for loan losses consists of two components: general and specific allowances. The formula for the general loan loss reserve allowance is determined by applying an estimated quantified loss percentage, as well as qualitative factors, to various groups of loans. The loss percentages are generally based on various historical measures such as the amount and type of classified loans, past due ratios, loss experience, and economic conditions, which could affect the collectability of the respective loan types. Qualitative factors and adjustments to the loan loss reserve calculations are largely subjective but also include objective variables such as unemployment rates, falling or rising real estate values, real estate and retail sales, demographics and other known material economic indicators. A specific allowance is established when management believes the borrower’s financial and/or collateral condition has materially deteriorated to a point of impairment and loss is highly probable.
The allowance for loan losses was $8.1 million at June 30, 2014, compared to $8.0 million and $7.4 million at June 30, 2013 and 2012, respectively. The fluctuation was a result of the changes in asset quality reflected in our delinquent, nonperforming, and classified loans, together with our recognition of qualitative factors which reflect the challenges that exist in our primary market areas within which we do business. The loss history used in the calculation of our allowance for loan losses was 57 basis points and qualitative factors were 91 basis points for year ended June 30, 2014 compared to the loss history utilized for the fiscal year ended June 30, 2013 of 73 basis points and for qualitative factors 66 basis points. In addition, our actual loss history has improved as further time has elapsed since the significant charge-offs taken in 2011 and 2012 as a result of the recession of 2007 to 2009. First Federal uses a two year loss history as part of its allowance for loan losses methodology. We continually monitor local, regional, and national economic trends.
We define a loan as being impaired when, based on current information and events, it is probable we will be unable to collect amounts due under the contractual terms of the loan agreement. Large groups of smaller balance homogenous loans such as residential mortgage loans and consumer loans are grouped together for impairment analysis and reserve calculation. All other loans are evaluated for impairment on an individual basis. In the process of identifying loans as impaired, management takes into consideration factors which include payment history, collateral value, financial condition of the borrower, and the probability of collecting scheduled payments in the future. Minor payment delays and insignificant payment shortfalls typically do not result in a loan being classified as impaired. The significance of payment delays and shortfalls is considered by management on a case-by-case basis, after taking into consideration the totality of circumstances surrounding the loans and borrowers, including payment history and amounts of any payment shortfall, length and reason for delay, and likelihood of return to stable performance.
In determining the allowance for loan losses, management utilizes the valuation shown in the most recent appraisal obtained, unless additional information is known, which can result in additional adjustments to the valuation of collateral pledged.

Appraisals or evaluations may be updated subsequent to the time of origination, whenever management identifies a loan as impaired or potentially being impaired. Events which may trigger an updated appraisal or evaluation include, but are not limited to, borrower delinquency, material technical defaults, annual review of borrower’s financial condition, property tax and/or assessment delinquency, deferred maintenance or other information known or discovered by us.
Impaired collateral dependent loans require a current appraisal and analysis to determine the net value of the collateral for loan loss reserve purposes. Our policy is to update these appraisals every 12 months as long as the loan and collateral remains impaired, except for smaller balance, homogenous loans, which are applied a reserve according to their risk weighting and loan class. Certain types of collateral, depending on market conditions, may require more frequent appraisals, updates or evaluations. When the results of the impairment analysis indicate a potential loss, the loan is classified as substandard and a specific reserve amount is established or adjusted to reflect any further deterioration in the value of the collateral that may occur prior to liquidation or reinstatement. The impairment analysis takes into consideration the primary, secondary, and tertiary sources of repayment, whether impairment is likely to be temporary in nature or liquidation is anticipated.
The allowance for loan losses was $8.1 million, or 1.6% of total loans outstanding, as of June 30, 2014, compared to $7.4 million and $8.0 million, or 1.7% and 1.8%, respectively, of total loans outstanding as of June 30, 2013 and June 30, 2012, respectively. The level of the loan loss reserve allowance as of June 30, 2014, is based on our current qualitative and quantitative methodology, which includes best efforts identification of loans which may have loss potential in the foreseeable future; however, actual losses may vary from the estimates. Management will continue to review the adequacy of the allowance for loan losses and make adjustments to the allowance for loan losses based on loan growth, economic conditions, charge-offs and portfolio composition. For the years ended June 30, 2014, 2013 and 2012, the provision for loan losses was $1.3 million, $1.4 million and $8.0 million, respectively.
As of June 30, 2014, we had impaired loans of $14.7 million, compared to $17.3 million and $15.8 million at June 30, 2013 and 2012, respectively.
Management believes that our allowance for loan losses as of June 30, 2014, was adequate to absorb the known and inherent risks of loss in the loan portfolio at that date. While management believes the estimates and assumptions used in its determination of the adequacy of the allowance are reasonable, there can be no assurance that such estimates and assumptions will not be proven incorrect in the future, or that the actual amount of future provisions will not exceed the amount of past provisions or that any increased provision that may be required will not adversely impact our financial condition and results of operations. In addition, the determination of the amount of our allowance for loan losses is subject to review by bank regulators, as part of the routine examination process, which may result in the establishment of additional reserves based upon their judgment of information available to them at the time of their examination.

The following table summarizes the distribution of our allowance for loan losses at the dates indicated.

	June 30,
	2014		2013		2012		2011		2010
	Amount	Percent of loans in each category to total	Amount	Percent of loans in each category to total	Amount	Percent of loans in each category to total	Amount	Percent of loans in each category to total	Amount	Percent of loans in each category to total
	(Dollars in thousands)
Allocated at end of period to:
One- to four- family	$3,408	48.1%	$3,667	54.2%	$3,464	52.6%	$2,025	55.5%	$2,032	54.5%
Multi-family	475	8.9	230	6.1	78	4.2	73	4.0	12	3.8
Commercial real estate	1,491	25.4	1,321	20.3	876	19.5	962	17.4	896	15.0
Construction and land	397	4.1	297	3.4	230	5.5	502	5.5	2,022	8.3
Home equity	1,289	7.9	1,562	9.3	1,773	12.5	666	12.8	591	12.9
Other consumer	389	2.1	453	2.8	395	2.7	166	3.0	396	3.5
Commercial business	388	3.5	223	3.9	574	3.0	294	1.8	471	2.0
Unallocated	235	—	221	—	—	—	40	—	—	—
Total	$8,072	100.0%	$7,974	100.0%	$7,390	100.0%	$4,728	100.0%	$6,420	100.0%

The following table sets forth an analysis of our allowance for loan losses:

	June 30,
	2014	2013	2012	2011	2010
	(Dollars in thousands)
Allowance at beginning of period	$7,974	$7,390	$4,728	$6,420	$3,068
Charge-offs:
One- to four-family	662	548	2,482	890	209
Multi-family	—	—	—	2	—
Commercial real estate	125	—	577	194	—
Construction and land	35	222	314	1,274	125
Home equity	434	463	1,465	283	144
Other consumer	181	169	301	152	415
Commercial business	10	—	364	115	204
Total charge-offs	1,447	1,402	5,503	2,910	1,097

Recoveries:
One- to four-family	92	180	95	188	—
Multi-family	—	—	—	1	—
Commercial real estate	—	269	—	13	—
Construction and land	2	—	—	49	—
Home equity	86	27	7	3	7
Other consumer	42	106	47	19	36
Commercial business	16	28	46	19	33
Total recoveries	238	610	195	292	76

Net charge-offs	(1,209)	(792)	(5,308)	(2,618)	(1,021)
Provision for loan losses	1,307	1,376	7,970	926	4,373
Balance at end of period	$8,072	$7,974	$7,390	$4,728	$6,420

Net charge-offs as a percentage of average loans outstanding	0.3%	0.2%	1.3%	0.6%	0.2%

Net charge-offs as a percentage of average nonperforming assets	13.0%	6.2%	36.0%	14.0%	6.8%

Allowance as a percentage of nonperforming loans	135.3%	80.8%	72.8%	39.4%	38.3%

Allowance as a percentage of total loans	1.6%	1.7%	1.8%	1.1%	1.3%

Average consolidated loans, net	$474,222	$423,294	$412,262	$447,677	$513,152
Average total loans	$482,276	$432,431	$418,954	$454,736	$520,185

Investment Activities
General. Under Washington law, savings banks are permitted to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, banker’s acceptances, repurchase agreements, federal funds, commercial paper, investment grade corporate debt securities, and obligations of states and their political sub-divisions.

Our chief financial officer has the basic responsibility for the management of our investment portfolio, in consultation with our chief executive officer, and the direction and guidance of the board of directors. Various factors are considered when making investment decisions, including the marketability, maturity and tax consequences of the proposed investment. The maturity structure of investments will be affected by various market conditions, including the current and anticipated slope of the yield curve, the level of interest rates and our anticipated liquidity needs.
The general objective of our investment portfolio is to provide sufficient liquidity to fund lending, deposit withdrawal, operations of First Federal and support earnings while satisfactorily managing risk, including credit risk, reinvestment risk, liquidity risk and interest rate risk. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Asset and Liability Management and Market Risk.” We expect that a portion of the net proceeds of this offering initially will be used to invest in U.S. Government and federal agency securities of various maturities, mortgage-backed or other marketable securities, and other permissible investments, until they can be deployed in an orderly fashion.
As a member of the FHLB, we had an average balance of $10.3 million in stock of the FHLB for the year ended June 30, 2014. We received $10,000 in dividends from the FHLB during the year ended June 30, 2014, and none during the years ended June 30, 2013 and 2012.

Securities. The table below sets forth information regarding the composition of our securities portfolio and other investments at the dates indicated. At June 30, 2014, our securities portfolio did not contain securities of any issuer with an aggregate book value in excess of 10% of our equity capital, excluding those issued by the United States Government or its agencies.

	June 30,
	2014		2013		2012
	Book Value	Fair Value	Book Value	Fair Value	Book Value	Fair Value
	(In thousands)
Securities available-for-sale:
Municipal bonds	$7,418	$7,525	$6,213	$5,986	$2,353	$2,460
Asset-backed and government agency	10,585	10,140	4,609	4,447	—	—
Small Business Administration	28,355	28,944	35,901	36,925	40,121	40,728
U.S. Treasury	—	—	—	—	—	—
Trust preferred securities	—	—	—	—	—	—
Mortgage-backed:
Agency	130,654	132,363	165,599	167,431	167,154	170,383
Corporate	—	—	—	—	4,561	4,592
Total available-for-sale	177,012	178,972	212,322	214,789	214,189	218,163

FHLB stock	5,166	5,166	5,710	5,710	6,921	6,921

Securities held to maturity:
Municipal bonds and other	15,826	16,007	16,583	16,250	17,390	17,426
Small Business Administration	1,080	1,083	1,232	1,239	1,382	1,388
Trust preferred securities	—	—	—	—	—	—
Mortgage-backed:
Agency	36,338	36,892	31,764	31,977	38,613	39,236
Total held to maturity	53,244	53,982	49,579	49,466	57,385	58,050

FHLB stock	4,881	4,881	4,723	4,723	3,898	3,898

Total securities	$240,303	$243,001	$272,334	$274,688	$282,393	$287,032

Maturity of Securities. The composition and contractual maturities of our investment portfolio at June 30, 2014 and June 30, 2013, excluding FHLB stock, are indicated in the following table. The yields on municipal bonds have not been computed on a tax equivalent basis.

	June 30, 2014
	1 year or less		Over 1 year to 5 years		Over 5 to 10 years		Over 10 years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Fair Value
	(Dollars in thousands)
Securities available-for-sale:
Municipal bonds	$—	—%	$—	—%	$102	2.75%	$7,316	3.27%	$7,418	3.27%	$7,525
Asset-backed agency	—	—	—	—	—	—	10,585	1.78	$10,585	1.78	10,140
Small Business Administration Securities	—	—	—	—	1,947	2.30	26,408	1.53	28,355	1.58	28,944
U.S. Treasury	—	—	—	—	—	—	—	—	—	—	—
Mortgage-backed:
Agency	—	—	—	—	5,030	2.62	125,624	2.00	130,654	2.02	132,363
Corporate	—	—	—	—	—	—	—	—	—	—	—
Total available-for-sale	—	—%	—	—%	7,079	2.53%	169,933	1.97%	177,012	1.99%	178,972
Securities held to maturity:
Municipal bonds	250	3.73	562	3.82	—	—	15,014	2.42	15,826	2.49	16,007
Small Business Administration Securities	—	—	—	—	370	0.75	710	0.76	1,080	0.76	1,083
Mortgage-backed:
Agency	—	—	157	4.70	8,671	1.56	27,510	2.87	36,338	2.57	36,892
Total held to maturity	250	3.73	719	4.01	9,041	1.53	43,234	2.68	53,244	2.51	53,982
Total securities	$250	3.73%	$719	4.01%	$16,120	1.97%	$213,167	2.11%	$230,256	2.11%	$232,954

	June 30, 2013
	1 year or less		Over 1 year to 5 years		Over 5 to 10 years		Over 10 years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Fair Value
	(Dollars in thousands)
Securities available-for-sale:
Municipal bonds	$100	3.45%	$—	—%	$—	—%	$6,113	3.08%	$6,213	3.08%	$5,986
Small Business Administration securities	—	—	—	—	2,604	1.95	33,297	1.38	35,901	1.42	36,925
Asset-backed agency	—	—	—	—	—	—	4,609	1.78	4,609	1.78	4,447
Mortgage-backed:
Agency	—	—	—	—	5,190	2.64	160,409	1.58	165,599	1.61	167,431
Corporate	—	—	—	—	—	—	—	—	—	—	—
Total available-for-sale	100	3.45%	—	—%	7,794	2.41%	204,428	1.60%	212,322	1.63%	214,789
Securities held to maturity:
Municipal bonds	471	3.43	814	3.79	789	2.35	14,509	2.42	16,583	2.51	16,250
Small Business Administration securities	—	—	—	—	—	—	1,232	0.76	1,232	0.76	1,239
Mortgage-backed:
Agency	72	4.96	383	4.83	11,967	1.71	19,342	1.87	31,764	1.85	31,977
Total held to maturity	543	3.64	1,197	4.13	12,756	1.75	35,083	2.06	49,579	2.05	49,466
Total securities	$643	3.61%	$1,197	4.13%	$20,550	2.00%	$239,511	1.66%	$261,901	1.71%	$264,255

Deposit Activities and Other Sources of Funds
General. Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings from the FHLB are used to supplement the availability of funds from other sources and also as a source of term funds to assist in the management of interest rate risk.
Our deposit composition reflects a mixture with certificates of deposit accounting for 22.3% of the total deposits at June 30, 2014, and interest and noninterest-bearing checking, savings and money market accounts comprising the balance of total deposits. We rely on marketing activities, convenience, customer service and the availability of a broad range of deposit products and services to attract and retain customer deposits. We did not have any brokered deposits at June 30, 2014.
Deposits. Deposits are attracted from within our market area through the offering of a broad selection of deposit instruments, including checking accounts, money market deposit accounts, savings accounts and certificates of deposit with a variety of rates. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the development of long-term profitable customer relationships, current market interest rates, current maturity structure and deposit mix, our customer preferences and the profitability of acquiring customer deposits compared to alternative sources.
Deposit Activity. The following table sets forth our total deposit activities for the periods indicated.

	Year Ended June 30,
	2014	2013	2012
	(Dollars in thousands)
Beginning balance	$595,044	$583,238	$562,398
Net deposits	3,818	9,838	17,983
Interest credited	1,537	1,968	2,857
Ending balance	$600,399	$595,044	$583,238

Net increase	$5,355	$11,806	$20,840

Percent increase	0.9%	2.0%	3.7%

Types of Deposits. The following table sets forth the dollar amount of deposits in the various types of deposits programs we offered at the dates indicated.

	June 30,
	2014		2013		2012
		Percent		Percent		Percent
	Amount	of Total	Amount	of Total	Amount	of Total
Transactions and Savings Deposits:	(Dollars in thousands)

Interest-bearing transaction	$103,467	17.2%	$101,995	17.2%	$95,955	16.5%
Noninterest-bearing transaction	69,241	11.5	58,962	9.9	46,662	8.0
Savings accounts	84,394	14.1	82,883	13.9	78,007	13.4
Money market accounts	209,605	34.9	198,774	33.4	192,847	33.1

Total transaction and savings deposits	466,707	77.7	442,614	74.4	413,471	71.0

Certificates:

0.00 – 0.99%	91,023	15.2	112,276	18.9	108,020	18.5
1.00 – 1.99%	32,539	5.4	23,416	3.9	37,575	6.4
2.00 – 2.99%	8,844	1.5	10,053	1.7	13,802	2.4
3.00 – 3.99%	902	0.2	3,119	0.5	4,093	0.7
4.00 – 4.99%	197	—	3,389	0.6	6,103	1.0
5.00 and over	187	—	177	—	174	—

Total certificates	133,692	22.3	152,430	25.6	169,767	29.0

Total deposits	$600,399	100.0%	$595,044	100.0%	$583,238	100.0%

Deposit Flow. The following table sets forth the balances of savings deposits in the various types of savings accounts offered by First Federal at the dates indicated.

	June 30,
	2014			2013			2012			2011			2010
	Amount	Percent of Total	Increase/ (Decrease)	Amount	Percent of Total	Increase/ (Decrease)	Amount	Percent of Total	Increase/ (Decrease)	Amount	Percent of Total	Increase/ (Decrease)	Amount	Percent of Total	Increase/ (Decrease)
	(Dollars in thousands)
Savings accounts	$84,394	14.0%	$1,511	$82,883	13.9%	$4,876	$78,007	13.4%	$4,075	$73,932	13.1%	$(1,882)	$75,814	13.6%	$(22,791)
Transaction accounts	172,708	28.8	11,751	160,957	27.1	18,340	142,617	24.5	15,516	127,101	22.6	14,154	112,947	20.3	18,247
Money-market accounts	209,605	34.9	10,831	198,774	33.4	5,927	192,847	33.1	23,082	169,765	30.2	6,141	163,624	29.4	48,950
Fixed-rate certificates which mature in the year ending :
Within 1 year	68,988	11.5	(25,395)	94,383	15.9	(15,492)	109,875	18.8	(22,603)	132,478	23.6	857	131,621	23.7	(47,196)
After 1 year but within 2 years	31,108	5.2	5,425	25,683	4.3	(7,769)	33,452	5.7	(1,059)	34,511	6.1	(5,719)	40,230	7.2	20,540
After 2 years but within 5 years	33,467	5.6	1,198	32,269	5.4	6,033	26,236	4.5	2,102	24,134	4.3	(7,354)	31,488	5.7	7,697
Certificates maturing thereafter	129	—	34	95	—	(109)	204	—	(273)	477	0.1	(22)	499	0.1	(46)
Total	$600,399	100.0%	$5,355	$595,044	100.0%	$11,806	$583,238	100.0%	$20,840	$562,398	100.0%	$6,175	$556,223	100.0%	$25,401

Deposit Maturities. The following table sets forth the rate and maturity information of our time deposit certificates at June 30, 2014.

	0.00- 0.99%	1.00- 1.99%	2.00- 2.99%	3.00- 3.99%	4.00- 4.99%	5.00% or higher	Total	Percent of Total
Certificate accounts maturing in quarter ending:	(Dollars in thousands)

September 30, 2014	$27,721	$1,434	$—	$902	$1	$187	$30,245	22.7%
December 31, 2014	14,909	1,017	322	—	79	—	16,327	12.2
March 31, 2015	11,403	1	661	—	33	—	12,098	9.0
June 30, 2015	8,266	47	1,926	—	79	—	10,318	7.7
September 30, 2015	4,161	459	1,369	—	5	—	5,994	4.5
December 31, 2015	4,915	70	1,033	—	—	—	6,018	4.5
March 31, 2016	11,401	215	1,742	—	—	—	13,358	10.0
June 30, 2016	4,017	609	1,112	—	—	—	5,738	4.3
September 30, 2016	869	2,132	668	—	—	—	3,669	2.7
December 31, 2016	1,129	1,492	11	—	—	—	2,632	2.0
March 31, 2017	1,478	1,443	—	—	—	—	2,921	2.2
June 30, 2017	754	2,510	—	—	—	—	3,264	2.4
Thereafter	—	21,110	—	—	—	—	21,110	15.8

Total	$91,023	$32,539	$8,844	$902	$197	$187	$133,692	100.0%

Percent of total	68.2%	24.3%	6.6%	0.7%	0.1%	0.1%	100.0%

Jumbo Certificates. The following table indicates the amount of our jumbo certificates of deposit by time remaining until maturity as of June 30, 2014. Jumbo certificates of deposit are certificates in amounts of $100,000 or more.

	Maturity
	3 Months or Less	Over 3 to 6 Months	Over 6 to 12 Months	Over 12 Months	Total
	(In thousands)
Certificates of deposit less than $100,000	$15,916	$9,318	$14,648	$28,892	$68,774
Certificates of deposit of $100,000 or more	14,329	7,009	7,768	35,812	64,918

Total certificates	$30,245	$16,327	$22,416	$64,704	$133,692

The Federal Reserve requires First Federal to maintain reserves on transaction accounts or non-personal time deposits. These reserves may be in the form of cash or noninterest-bearing deposits with the Federal Reserve Bank of San Francisco. Negotiable order of withdrawal (NOW) accounts and other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to the reserve requirements, as are any non-personal time deposits at a savings bank. As of June 30, 2014, our deposit with the Federal Reserve Bank of San Francisco and vault cash exceeded our reserve requirements.

Borrowings. Although customer deposits are the primary source of funds for our lending and investment activities, we have used advances from the FHLB, including short-term Cash Management Advance Promissory Notes ("CMA borrowings") and longer term advances to supplement our supply of lendable funds, to meet short-term deposit withdrawal requirements and also to provide longer-term funding to better match the duration of selected loan and investment maturities.
Depending upon the retail banking activity and the availability of excess post-conversion capital that may be provided to us, we will consider and may undertake additional leverage strategies within applicable regulatory requirements or restrictions. These borrowings would be expected to primarily consist of FHLB advances.
As a member of the FHLB, we are required to own capital stock in the FHLB and are authorized to apply for advances on the security of that stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are individually made under various terms pursuant to several different credit programs, each with its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. We maintain a committed credit facility with the FHLB and currently have excess FHLB stock of $5.2 million and have pledged loan and security collateral to support a borrowing capacity of $174.9 million at June 30, 2014. We had outstanding advances from the FHLB of $105.0 million, which included CMA borrowings of $15.1 million at June 30, 2014, leaving a remaining borrowing capacity of $69.9 million. In April 2013, we restructured substantially all of our FHLB advances by extending maturities and taking advantage of the lower interest rate environment. This is reflected in the lower weighted average interest rate on FHLB advances for the year ended June 30, 2014 compared to the prior year ended June 30, 2013.
Included in borrowings at June 30, 2014, is a fixed-rate promissory note in the amount of $109,000 held by Craft3 Development IV, LLC, a subsidiary of First Federal (the “Craft 3 Promissory Note”). Simple interest of 4.50% per annum is calculated on the outstanding principal balance and is due monthly. The entire unpaid principal balance plus any remaining interest due is payable on July 1, 2015.
The following tables set forth information regarding our borrowings at the end of and during the periods indicated. The tables include both long- and short-term borrowings.

	June 30,
	2014	2013	2012
	(Dollars in thousands)
Maximum balance:
FHLB advances	$99,924	$99,924	$99,924
CMA borrowings	31,000	1,500	4,000
Craft3 Promissory Note	109	109	109

Average balances:
FHLB advances	$96,591	$99,924	$99,924
CMA borrowings	7,967	125	333
Craft3 Promissory Note	109	109	109

Weighted average interest rate:
FHLB advances	3.26%	3.99%	4.22%
CMA borrowings	0.29	0.46	0.77
Craft3 Promissory Note	4.50	4.50	4.50

	June 30,
	2014	2013	2012
	(Dollars in thousands)
Balance outstanding at end of period:
FHLB advances	$89,924	$99,924	$99,924
CMA borrowings	15,100	—	—
Craft3 Promissory Note	109	109	109
Total borrowings	$105,133	$100,033	$100,033

Weighted average interest rate at end of period:
FHLB advances	3.24%	3.28%	4.22%
CMA borrowings	0.30	—	—
Craft3 Promissory Note	4.50	4.50	4.50
Subsidiary and Other Activities
First Federal has one subsidiary, North Olympic Peninsula Services, Inc. (“NOPS”), which is wholly-owned and has been inactive for approximately nine years. We made an initial capital investment on May 19, 1982 in NOPS of $25,000 and an additional capital investment on May 7, 1985 of $475,000. As of June 30, 2014 we had not made any subsequent investment in NOPS.

NOPS was established for the purpose of conducting various activities including, but not limited to: (i) the acquisition, development, improvement and management of real or personal property; (ii) the origination, sale, purchase, and servicing of secured and unsecured loans; (iii) providing services to financial institutions and other corporate entities, including serving as an insurance agent or broker; acting as a partner, member, associate, or manager of any partnership, limited partnership, joint venture, trust or other enterprise.

In addition, NOPS owns a building located at 139 West First Street, Port Angeles, Washington, that is adjacent to First Federal’s Downtown Port Angeles branch located at 141 West First Street, Port Angeles, Washington. At June 30, 2014, the building was valued at $205,000. The one-story building, including a small basement area, is approximately 4,668 square feet and all of the space is currently rented to First Federal for use as office space and storage. The current lease between NOPS and First Federal has a three year term and a rental rate of $5.14 per square foot. First Federal has no plans to utilize NOPS in the future in any capacity.

In 2008, First Federal partnered with Craft3, Inc., a Washington nonprofit corporation, to form two limited liability companies for the purpose of participating in the new markets tax credit program (“NMTC”). First Federal made an initial capital investment of 99.99% in Craft3 Development, IV, LLC (“Craft3 Development”) for $4.9 million in the form of $2.4 million of debt and $2.5 million of equity. Craft3 Development then made a 100% equity investment of $4.9 million into another company, Craft3 Investment IV, LLC (“Craft3 Investment”). Craft3 Investment distributed those funds in the form of a loan to the Downtown Ambulatory Health Center, LLC for construction of a medical facility in Port Angeles, Washington. First Federal will participate in the NMTC program until its expiration in June 2015 and realize tax credits totaling $1.9 million over the seven year period. As of June 30, 2014, First Federal has realized approximately $1.6 million in tax credits.

At the completion of the seven years in June 2015, it is expected that Craft3 Development and Craft3 Investment will be dissolved and the loan to the Downtown Ambulatory Health Center, LLC refinanced with First Federal or another lender. If the loan to the Downtown Ambulatory Health Center LLC cannot be traditionally refinanced, it will be treated as a troubled debt and evaluated by First Federal’s credit department for further collection and possible workout. At the time of the dissolution of Craft3 Development and Craft3 Investment, it is expected that First Federal will receive a $4.6 million reimbursement for its debt and equity contributions. The $300,000 difference between the amount of First Federal's investment ($4.9 million) and the amount of the expected reimbursement ($4.6 million) is being amortized over the new markets tax period of seven years.

The First Federal Community Foundation

General. In furtherance of our commitment to the communities we serve, we have voluntarily established a foundation in connection with our conversion from the mutual to stock form of organization. The plan of conversion provides that the foundation will be established as a non-stock corporation and will be funded with $400,000 in cash and the remainder in shares of common stock so that the total amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering. The contribution of common stock to the foundation will be dilutive to the interests of shareholders. First Northwest Bancorp has no plans to provide additional funding beyond this initial contribution over the next three years. First Federal may make future contributions as deemed appropriate by First Federal’s Board of Directors, subject to any capital needs and requirements or other regulatory limitations that may be applicable. The contribution of common stock to the foundation will not be included in determining whether the minimum number of shares of common stock (7,820,000 shares) has been sold in order to complete the offering.

Purpose of the Foundation. The purpose of the First Federal Community Foundation is to provide funding to support charitable causes and community development activities in the communities we serve. The First Federal Community Foundation is being formed as a complement to our existing community activities. We currently contribute funds to support local community activities and actively encourage our employees to volunteer their time, raise funds and contribute their personal funds to a wide range of charitable organizations. The foundation is completely dedicated to community activities and the promotion of charitable causes and may be able to support these activities in ways that are not currently available to us.

We believe the establishment of a foundation is consistent with our long-term commitment to community service. The board of directors further believes that the funding of the foundation with common stock of First Northwest Bancorp is a means of enabling the communities served by us to share in the growth and success of First Northwest Bancorp long after completion of the conversion. The foundation will accomplish that goal by providing for continued ties between the foundation and First Federal, thereby forming a partnership with our community. The establishment of the foundation will also enable First Northwest Bancorp and First Federal to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds.

Structure of the First Federal Community Foundation. The foundation has been incorporated under Washington law as a non-stock corporation. Its initial board of directors will consist of persons who are directors or employees of First Federal, as well as at least one independent director. We have selected Stephen E. Oliver and David T. Flodstrom, who currently serve as directors of First Federal, to serve as the directors of the foundation. With respect to the independent director, we have selected Karen McCormick, the former President and Chief Executive Officer of First Federal, who served in that capacity until September 2009. The two directors of the foundation who are affiliated with First Federal are not expected to be paid additional compensation for their service on the foundation’s board. The articles of incorporation of the foundation provide that the corporation is organized exclusively for charitable purposes, including development in the local community, as set forth in Section 501(c)(3) of the Internal Revenue Code. The foundation’s articles of incorporation or bylaws also provide that no part of its earnings will inure to the benefit of, or be distributable to, its directors, officers or members.

The authority for the affairs of the foundation will be vested in its board of directors. The directors of the foundation are responsible for establishing the foundation’s policies with respect to grants or donations by the foundation, consistent with the purpose for which the foundation was established. Although no formal policy governing the foundation grants exists at this time, the foundation’s board of directors will adopt such a policy prior to receiving the contribution. As directors of a not-for-profit corporation, directors of the foundation are at all times bound by their fiduciary duty to advance the foundation’s charitable goals, to protect the assets of the foundation and to act in a manner consistent with the charitable purpose for which the foundation was established. The directors of the foundation are also responsible for directing the foundation’s activities, including the management of the common stock of First Northwest Bancorp. The board of directors of the foundation will appoint such officers as may be necessary to manage its operation. The foundation may use employees of First Federal as its volunteer support staff.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the foundation is required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets.

Upon completion of the conversion and the contribution of shares to the foundation, First Northwest Bancorp would have 8,405,600, 9,896,000 and 11,386,400 shares issued and outstanding at the minimum, midpoint and maximum of the estimated valuation range. Because First Northwest Bancorp will have an increased number of shares outstanding, the voting and ownership interests of purchasers of common stock in the offering will be diluted by 7.0% and 7.1% at the minimum and maximum of the offering, respectively, as compared to their interests in First Northwest Bancorp if the foundation was not established. For additional discussion of the dilutive effect, see “Pro Forma Data.” If the foundation was not established and funded as part of the conversion, RP Financial estimates that the pro forma valuation of First Northwest Bancorp would be greater; and as a result, a greater number of shares of common stock would be issued in the offering. At the minimum, midpoint and maximum of the valuation range, the pro forma valuation of First Northwest Bancorp is $84.1 million, $99.0 million, and $113.9 million with the foundation, as compared with $89.7 million, $105.5 million, and $121.3 million, respectively, without the foundation. See “Comparison of Valuation and Pro Forma Information With and Without the Foundation.”

Regulatory Conditions Imposed on the First Federal Community Foundation. The Federal Reserve and the FDIC impose numerous requirements on the establishment and operation of a charitable foundation. As a result, the foundation is subject to these requirements, including but not limited to the following:

(a)	examination by the Federal Reserve and the FDIC , at the foundation’s expense, and compliance with supervisory directives imposed by the Federal Reserve;

(b)	the foundation must provide the Federal Reserve and the FDIC with a copy of the annual report it submits to the Internal Revenue Service;

(c)
as long as the foundation controls shares of First Northwest Bancorp, those shares must be voted in the same ratio as all other shares are voted on each proposal considered by the shareholders, subject to certain exceptions;

(d)	the foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy; and

(e)	the foundation must not engage in self-dealing, and must comply with all laws necessary to maintain the foundation’s tax-exempt status.
Competition
We face competition in originating loans. Competition in originating real estate loans comes primarily from other savings institutions, commercial banks, credit unions, life insurance companies and mortgage bankers. Other savings institutions, commercial banks, credit unions and finance companies provide vigorous competition in consumer lending, including our indirect lending. Commercial business competition is primarily from commercial banks, some of which have a nationwide presence. We compete by delivering high-quality, personal service to our customers that result in a high level of customer satisfaction.
We attract our deposits through our branch office system. Competition for those deposits is principally from other savings institutions, commercial banks and credit unions located in the same community, as well as mutual funds and other alternative investments. We compete for these deposits by offering superior service and a variety of deposit accounts at competitive rates. Based on  the most recent branch data provided by the FDIC, as of June 30, 2013, First Federal’s share of bank, savings bank and savings and loan association deposits in Clallam and Jefferson counties was 35.5% and 16.2%, respectively.

Our market area has a high concentration of financial institutions, many of which are branches of large money center and regional banks. These include such large national lenders as Wells Fargo, Bank of America, Chase, US Bank, Key Bank and others in our market area that have greater resources than we do and offer services that we do not provide. Customers who seek “one-stop shopping” may be drawn to institutions that offer services that we do not.
Employees
At June 30, 2014, we had 169 full-time equivalent employees. Our employees are not represented by any collective bargaining group. We consider our employee relations to be good.
Properties
At June 30, 2014, we had our administrative office, nine full-service banking offices and one loan production office with an aggregate net book value of $8.9 million. In October 2012, the loan production office in Poulsbo, Washington became a full service branch and in July 2012 a loan production office was established in Bellingham, Washington. On June 16, 2014, we opened a branch in Silverdale, Washington and on June 30, 2014, the operations and customer relationships of the Poulsbo Office were transferred to the Silverdale branch and the Poulsbo office was closed. The following table sets forth certain information concerning our offices at June 30, 2014. In the opinion of management, the facilities are adequate and suitable for our needs.

Location	Leased or owned	Lease expiration date	Square footage	Net book value at June 30, 2014 (1)
				(In thousands)
ADMINISTRATION CENTER
105 W. Eighth Street Port Angeles, Washington 98362	Owned	--	18,913	1,811
BRANCH OFFICES
Downtown Port Angeles 141 W. First Street Port Angeles, Washington 98362	Owned	--	6,912	448
Eastside 1603 E. First Street Port Angeles, Washington 98362	Owned	--	3,322	299
Sixth Street 227 E. Sixth Street Port Angeles, Washington 98362	Owned	--	2,382	517
Sequim Avenue 333 N. Sequim Avenue Sequim, Washington 98382	Owned	--	9,376	1,544
Sequim Village Marketplace 1201 W. Washington Street Sequim, Washington 98382	Owned	--	5,380	2,935
	(table continued on following page)

Location	Leased or owned	Lease expiration date	Square footage	Net book value at June 30, 2014(1)
				(In thousands)
Forks 131 Calawah Way Forks, Washington 98331	Owned	--	2,159	369
Port Townsend 1321 Sims Way Port Townsend, Washington 98368	Owned	--	4,637	1,024
Silverdale (2) 3035 Bucklin Hill Road Silverdale, Washington 98383	Leased	12/31/2018	2,200	—
Bellingham Loan Production Office (3) 1313 E. Maple Street, Suite 230 Bellingham, Washington 98225	Leased	Month-to-Month	340	—
____________

(1)	Includes value of the land.

(2)
Silverdale branch opened June 16, 2014. The lease agreement is for five years beginning January 2014 with two five-year renewal options thereafter. The facility houses four branch personnel, one residential lender, and one commercial relationship manager.

(3)	Established in July 2012. Lease was for a six month period from July 12, 2012 until January 31, 2013, has no specific renewal terms and is being leased on a month-to-month basis.

We maintain depositor and borrower customer files on an on-line basis, utilizing a telecommunications network, portions of which are leased. The book value of all data processing and computer equipment utilized by First Federal at June 30, 2014, was $973,000. Management has a business continuity plan in place with respect to the data processing system, as well as First Federal’s operations.
Legal Proceedings
First Federal from time to time is involved in various claims and legal actions arising in the ordinary course of business. There are currently no matters that, in the opinion of management, would have material adverse effect on our financial position, results of operation or liquidity.

MANAGEMENT
Management Structure
The board of directors of First Northwest Bancorp consists of the same ten individuals who currently serve as directors of First Federal. The composition of our board of directors and the board of First Federal will remain unchanged following the conversion. In addition, following the conversion, each of the executive officers of First Northwest Bancorp will continue to serve as an executive officer of First Federal.
Currently, First Federal compensates all of the executive officers and directors. First Northwest Bancorp reimburses First Federal on a quarterly basis for the time that executive officers spend on holding company matters. Following the conversion, we intend to continue these practices unless First Northwest Bancorp begins engaging in significant business apart from being the holding company of First Federal, in which case, First Northwest Bancorp may begin compensating its executive officers and directors separately.
Our Directors
The directors of First Northwest Bancorp are the same persons who currently serve as directors of First Federal. Each director will serve until the first annual meeting of shareholders of First Northwest Bancorp, at which time each director will stand for re-election. Currently, the directors of First Federal are elected by its members. Following the conversion, the directors of First Northwest Bancorp will be divided into three classes so that, after the first annual meeting of shareholders, approximately one-third of the directors will be elected at each annual meeting of shareholders. First Northwest Bancorp will elect the directors of First Federal, as its sole shareholder.
The table below sets forth certain information regarding the members of the board of directors of First Federal, including the term of office for each board member.

Name	Age as of June 30, 2014	Positions Held With First Federal	Director Since	Term of Office Expires (1)

Stephen E. Oliver	66	Chairman of the Board	2001	2017
David A. Blake	66	Vice Chairman of the Board	2005	2015
Richard G. Kott	79	Director	1998	2015
Lloyd J. Eisenman	74	Director	1985	2015
Cindy H. Finnie	64	Director	2012	2016
David T. Flodstrom	67	Director	2002	2016
Laurence J. Hueth	51	President and Chief Executive Officer	2010	2017
Jennifer Zaccardo	62	Director	2011	2017
Norman J. Tonina, Jr.	50	Director	2013	2015
Craig Curtis	53	Director	2014	2016
_________
(1) The 2014 annual meeting was held on October 22, 2014. Directors Oliver, Hueth and Zaccardo have been nominated for three-year terms and Director Curtis is has been nominated for a two-year term. Director Kott was nominated for a one-year term.

The Business Background of Our Directors
The business experience of each director for at least the past five years is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Unless otherwise indicated, directors have held their positions for at least the past five years.
Stephen E. Oliver is an attorney with over 31 years of experience in the areas of banking, real estate development, environmental and municipal law. Currently, he owns the legal consulting firm, S.E. Oliver, Inc., which he started in 2010. Prior to starting his consulting firm, Mr. Oliver was a stockholder in the Platt Irwin Law Firm (which serves as general counsel to First Federal), beginning his affiliation in 1978 and serving as President from 1991 through 2009. Mr. Oliver is President of the Board of Directors of the Northwest Maritime Center, Port

Townsend, Washington, and a member and past president of the Board of Directors of the Olympic Medical Center Foundation, Port Angeles, Washington.
David A. Blake is the Operations Manager and a partner at Blake Sand and Gravel, an aggregates and crushed rock producer located in Sequim, Washington. He also served as the Chief Executive Officer of Blake Tile and Stone, a retail masonry, tile and stone business from 1980 to 2010, and has been affiliated with both companies since 1969. Mr. Blake is a member of the Board of Directors of the Albert Haller Foundation and served on the Sequim School District Board of Directors for 31 years.
Richard G. Kott retired as president and owner of Atlas Trucking Inc. located in Port Angeles, Washington, in 2003, selling the company which he operated for 22 years. He began a phased retirement in 2001 when he and a partner sold Atlas Columbia Warehouse Inc., located in Tacoma, Washington, a company which they started in 1986. The two companies provided transportation, warehousing and nationwide distribution and export services for the pulp, paper and lumber industries. They employed about 50 people, operating profitably for the years he was an owner. Prior to this, Mr. Kott spent 24 years in the pulp and paper industry working in technical, engineering and operating positions. He served as resident manager for major integrated paper mills in Washington, Oregon and Louisiana owned by Crown Zellerbach Corporation. For a number of years , he also successfully ran his own consulting business in the pulp and paper industry. Mr. Kott is a chemical engineer and former Fulbright Scholar. In retirement, he continues serving as a director of Lumber Traders , Inc. and its affiliated corporations. He also assists with local charities serving youth activities and education on the Olympic Peninsula.
Lloyd J. Eisenman is retired after a 39-year career in accounting and finance. Prior to his retirement, he served as the Chief Financial Officer of First Federal from 1998 until 2005, and had been employed by First Federal since 1973. Mr. Eisenman began his career as a Certified Public Accountant, working in public accounting for seven years and he possesses an active CPA license with the Tennessee State Board of Accountancy. He is also a member of the American Institute of Certified Public Accountants. His career has given him a wealth of expertise, particularly in the areas of risk management and financial reporting. Mr. Eisenman is a past president of the Kiwanis Club of Port Angeles and also served as a Lt. Governor of the Pacific Northwest District of Kiwanis International. He is currently a board member of the Olympic Peninsula Chapter of The American Red Cross. He is a past director of the Feiro Marine Life Center and is a member of the Chamber of Commerce of Port Angeles. Mr. Eisenman also serves as a director of Lumber Traders, Inc. and its affiliated companies.
Cindy H. Finnie retired in 2011 from Allstate Insurance Company after 38 years of leadership experience. Her range of responsibilities included property and casualty underwriting, sales management, business development, agency management, financial management and developing insurance agencies. Ms. Finnie was also responsible for introducing and developing the financial services market in her area. Ms. Finnie is the co-owner and President of Rainshadow Properties, Inc., a boutique hotel and property management company that she co-founded in 1995. Ms. Finnie is also a director and past president of the Centrum Foundation, past Chair of the Washington State Arts Commission, Chair of the Fort Worden Public Development Authority, a former director of the Jefferson County Community Foundation and a member of the City of Port Townsend Lodging Tax Advisory Committee.
David T. Flodstrom, P.E. is retired after a 36-year career in municipal management and industrial relations. During his career, he served as the City Engineer for Port Angeles for five years, the Port Angeles City Manager for ten years and worked in industrial relations and human resources for private industries for 15 years. Mr. Flodstrom's career has provided him with expertise in management, human resources and governance. Mr. Flodstrom is the past president of Nor’ Western Rotary Club, served as a member of the Olympic Medical Foundation board, currently is a Commissioner of the Peninsula Housing Authority, past board member of the Washington Business Association, and has spent over 30 years as a coach and umpire for youth baseball clubs.
Laurence J. Hueth was elected President and Chief Executive Officer on March 26, 2013 after serving in an interim capacity following management changes in December 2012. Mr. Hueth joined First Federal in 2008 and was promoted to Senior Vice President, Chief Financial Officer in March 2009. In subsequent years, he assumed responsibility for operational and risk areas, adding the title of Chief Operating Officer in March 2012. Mr. Hueth has over 30 years of progressive responsibility in finance and risk management areas within the banking industry. Prior to joining First Federal, Mr. Hueth was employed for 15 years at PFF Bank & Trust located in Pomona, California where he held positions in finance, treasury and risk management, including serving as Vice President, Operational Risk Manager and Bank Treasurer from 2005 until November 2008. Mr. Hueth is active with numerous charitable and civic organizations in Clallam and Jefferson counties.

Jennifer Zaccardo is Treasurer and Tax Partner of Baker, Overby & Moore Inc., P.S, a public accounting firm with which she has been affiliated since 1983. She is a Certified Public Accountant with particular expertise in the timber industry and small business financial reporting and taxation, and is a member of the Washington Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Ms. Zaccardo is a past president and treasurer of the Peninsula College Foundation Board of Governors and served on the Quillayute Valley School Board of Directors for 10 years.
Norman J. Tonina, Jr. is Advisor to the President and Business Management Team at Grameen Foundation, a position he has held since November 2013. He has been employed by the Grameen Foundation since 2010, having previously served as Vice President of Organization Effectiveness and Chief Human Resources Officer. He also serves as a member of Grameen Foundation Executive Committee. Prior to his retirement from Microsoft in 2008, Mr. Tonina’s experience included various Human Resources and Finance positions where he directed major strategic global HR initiatives and was responsible for HR strategy development. Mr. Tonina graduated from the premier global Human Resources Executive Program at the University of Michigan. He also earned a Bachelor of Science Degree in Business Administration from Northeastern University and a Master’s Degree in Organizational Psychology from Antioch University. Mr. Tonina is Treasurer of the Fort Worden Public Development Authority, serves on the Magnuson Park Community Center Advisory Board, and volunteers for various school and youth sports activities.
Craig Curtis is an architect and has worked at The Miller Hull Partnership for 25 years where he has been a partner since 1994. Miller Hull is a 65-person architectural firm with offices in Seattle and San Diego. Mr. Curtis' role in the firm is Design Leader, and he has been responsible for leading numerous projects across the country, including the Land Port of Entry in San Diego, California, and the Bullitt Center in Seattle, Washington. Mr. Curtis has degrees in Architecture and Construction Management from Washington State University, and currently chairs the External Advisers board for the Washington State University Center for Environmental Research and Education Outreach. A resident of Kitsap County for 22 years, Mr. Curtis has served on committees for the North Kitsap School District and the Suquamish Community Advisory Board.
Director Qualifications and Experience. The following table highlights the experience, qualifications, attributes and skills that the board of directors considered in making its decision to nominate directors to our board; however, the fact that a particular attribute was not considered should not be construed to be a determination that the director lacks such an attribute.

	Blake	Curtis	Eisen-man	Finnie	Flod-strom	Hueth	Kott	Oliver	Tonina	Zac-cardo
Experience, Qualification, Skill or Attribute
Professional standing in chosen field	x	x	x	x	x	x	x	x		x
Expertise in financial services or related industry			x	x		x	x			x
Audit Committee Financial Expert			x				x			x
Civic and community involvement	x	x	x	x	x	x	x	x	x	x
Other public company experience						x	x		x
Leadership and team-building skills	x	x	x	x	x	x	x	x	x	x
Diversity by race, gender or culture				x						x
Specific skills/knowledge:
Finance			x	x		x	x			x
Technology		x				x			x	x
Marketing	x	x		x
Public affairs	x	x	x		x
Human resources	x				x		x		x	x
Governance	x		x	x	x		x	x	x	x

Directors' Compensation
The following table provides compensation information for each member of the board of directors of First Federal during the year ended June 30, 2014, except for Mr. Hueth, our President and Chief Executive Officer, whose compensation is presented in the Summary Compensation Table in the section entitled “Executive Compensation” below.

Name	Fees Earned or Paid in Cash ($)	Total ($)

Stephen E. Oliver	30,271	30,271
Richard G. Kott	26,150	26,150
David A. Blake	26,125	26,125
Lloyd J. Eisenman	22,861	22,861
Cindy H. Finnie	28,406	28,406
David T. Flodstrom	30,928	30,928
Jennifer Zaccardo	26,320	26,320
Norman J. Tonina, Jr. (1)	16,438	16,438
Craig Curtis (2)	6,950	6,950
_________

(1)	Mr. Tonina was appointed to the Board effective September 24, 2013.

(2)	Mr. Curtis was appointed to the Board effective January 28, 2014.
The non-employee (outside) directors of First Federal receive compensation for their service on the board. In setting their compensation, the board of directors considers the significant amount of time and level of skill required for director service. Outside directors currently receive an annual retainer, as follows: Chairman, $15,000; Vice Chairman and Committee Chairs, $12,000; and all other directors, $9,000. In addition, outside directors receive a fee of $825 for each board meeting attended, with the exception of the Chairman of the Board, who receives $975 per meeting. Committee members also receive fees for committee meeting attendance of $325 per meeting for regular members and $425 per meeting for committee chairs. Fees for interim committee meetings called for a particular purpose and not to discuss regular agenda items are paid at half the committee meeting fee.
Deferred Compensation Plan. In order to encourage the retention of qualified directors, we offer a deferred compensation plan whereby directors may defer all or a portion of their regular fees until a permitted distribution event occurs under the plan. Each director may direct the investment of the deferred fees among investment options made available by First Federal. We have established a grantor trust to hold the plan investments. Grantor trust assets are considered part of our general assets, and the directors have the status of unsecured creditors of First Federal with respect to the trust assets. The plan permits the payment of benefits upon a separation from service (on account of termination of service, pre-retirement death or disability), a change in control, an unforeseeable emergency or upon a date specified by the director, in an amount equal to the value of the director’s account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case). A director may elect, at the time he or she makes a deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years. A director may subsequently elect to change when or how he or she receives his or her plan benefit, if certain required conditions are met. At June 30, 2014, our estimated deferred compensation liability accrual with respect to non-employee directors under the deferred compensation plan was $183,585.
Meetings and Committees of the Board of Directors
In connection with the completion of the conversion, First Northwest Bancorp will establish a nominating and corporate governance committee, a compensation committee and an audit committee. All of the members of these committees will be independent directors as defined in the listing standards of The Nasdaq Stock Market. We plan to have written charters for each committee available on our website at www.ourfirstfed.com.
The board of directors of First Federal generally meets monthly. During the year ended June 30, 2014, the board of directors held 15 meetings. First Federal has standing Audit and Compliance, Compensation and Loan/Asset Quality committees. No current director attended fewer than 75% of the total meetings of the board of directors and committees on which such board member served during this period.

The Audit and Compliance Committee consists of Directors Zaccardo (Chair), Blake, Eisenman and Kott. This committee's primary responsibilities are to: engage the independent accounting firm to audit First Federal's financial statements; review the findings and recommendations from regulatory examinations, audits and compliance self-assessments together with management responses to ensure that appropriate action is taken to oversee the integrity of the financial statements and internal controls; oversee the Enterprise Risk Management Program and management’s assessment of exposure to risks in every facet of the business (i.e., strategic, credit, interest rate, liquidity, operational, compliance, reputational, and legal); and monitor the regulatory environment that may change First Federal’s risk profile. The Audit and Compliance Committee meets quarterly and on an as needed basis. The committee met six times during the year ended June 30, 2014.
The Compensation Committee consists of Directors Finnie (Chair), Blake, Flodstrom, Oliver and Tonina. This committee meets annually and on an as needed basis, and provides general oversight regarding the personnel, compensation and benefits matters of First Federal. The Compensation Committee met six times during the year ended June 30, 2014.
The Loan/Asset Quality Committee consists of Directors Flodstrom (Chair), Curtis, Finnie, Hueth, Oliver and Tonina. This committee is responsible for the review and approval of loan relationships of $13.0 million and above, exercises oversight of the lending function, including the review and recommendation for board approval of the lending policies, reviews reports related to asset quality and lending, and reviews and discusses marketing strategies as related to assessing the impact of such trends on First Federal's ability to execute its lending strategy. The Loan Committee meets quarterly and on an as needed basis, and met seven times during the year ended June 30, 2014.
Corporate Governance
We are committed to establishing and maintaining high standards of corporate governance. In connection with the completion of the conversion, we will establish a nominating and corporate governance committee to ensure compliance with the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations of the SEC and The Nasdaq Stock Market.
Corporate Governance Policy and Code of Ethics. First Federal has adopted a Code of Ethics that is applicable to all directors, officers and employees. The Code addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code is designed to deter wrongdoing and to promote honest and ethical conduct in every respect.

Following the conversion, First Northwest Bancorp will adopt a corporate governance policy. The corporate governance policy is expected to cover such matters as the following:
•    the duties and responsibilities of each director;
•    the composition, responsibilities and operation of the board of directors;
•    the establishment and operation of board committees, including audit, nominating and corporate governance, and compensation committees;
•    succession planning;
•    convening executive sessions of independent directors;
•    the board of directors’ interaction with management and third parties; and
•    the evaluation of the performance of the board of directors and the Chief Executive Officer.

Board Leadership Structure. First Federal has separated the positions of Chairman and Chief Executive Officer. The Chairman, who is an independent director, leads the board and presides at all board meetings, while the President and Chief Executive Officer runs the day-to-day business of First Federal. The board supports having an independent director in a board leadership position and has had an independent chairman for many years. Having an independent chairman enables non-management directors to raise issues and concerns for board consideration without immediately involving management. The Chairman also serves as a liaison between the board and senior management.
Board Role in Risk Oversight. As part of its overall responsibility to oversee the management, business and strategy of our company, one of the primary responsibilities of our board of directors is to oversee the amount and types of risk taken by management in executing the corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks. The board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies; and regular monitoring of risk such as interest rate risk exposure, liquidity and problem assets. Some oversight functions are delegated to committees of the board, with such committees regularly reporting to the full board the results of their oversight activities. For example, the Audit Committee is responsible for oversight of the independent auditors and meets directly with the auditors at various times during the course of the year.
Business Relationships and Transactions with Executive Officers, Directors and Related Persons
First Federal may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. These transactions are subject to the review and approval of the board of directors of First Federal. During the year ended June 30, 2014, there were no transactions of this nature.
First Federal has followed a policy of granting loans to executive officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions with persons not related to First Federal prevailing at the time (unless made pursuant to the employee loan program described below), in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans to directors and executive officers and their related persons at June 30, 2014 were performing in accordance with their terms.
Employee Loan Program. First Federal offers an employee loan program to all employees to assist employees with loans for a variety of personal, family or household credit needs, or for the purchase, construction or refinancing of a home which is the employee’s primary residence. All loans offered to employees are closed on the same terms as those available to members of the general public except following closing, the terms of employee loans are modified to reflect a preferential interest rate. Existing loans may be modified to conform to the terms of the employee loan program. Currently all fixed-rate loans are offered to employees at the market rate offered to the general public. A discount from the market rate is offered on adjustable rate loans as follows: 25 basis points for mortgage loans on the employee's primary residence only; and 50 basis points for one consumer loan. If an employee terminates employment at First Federal, the interest rate on the loan reverts to the original rate for the general public. The table below provides information regarding our directors and executive officers who had indebtedness and principal payable thereon pursuant to the employee loan program that exceeded $120,000 during the year ended June 30, 2014.

Name	Type of Loan	Amount Involved in the Transaction ($)(1)	Amount Outstanding as of June 30, 2014($)	Principal Paid During the Year Ended June 30, 2014 ($)	Interest Paid During the Year Ended June 30, 2014 ($)	Interest Rate (Current Note Rate) (%)	Interest Rate (Discount) (%)

Elaine T. Gentilo	First Mortgage	364,194	352,784	11,411	14,257	4.625	4.125
	Second Fixed Home Equity	42,136	40,069	2,066	2,286	6.550	5.550
	Home Equity Line of Credit	15,228	14,449	779	781	3.000	2.000

David A. Blake	First Mortgage	155,428	152,085	3,343	5,771	4.000	3.750
__________
(1)Consists of the largest aggregate amount of principal outstanding during the year ended June 30, 2014.
Executive Officers of First Federal Who Are Not Directors
Each of the executive officers of First Federal will retain his or her office following the conversion. Executive officers are appointed annually by the board of directors of First Federal. The business experience for at least the past five years for each of the executive officers of First Federal who do not serve as directors is set forth below.
Patrick E. Brady, 45 is our Senior Vice President and Chief Risk Officer, a position he has held since March 2013. Prior to that, he served as interim Chief Risk Officer and Vice President from December 2012 through March 2013. In addition to being First Federal's Chief Risk Officer, Mr. Brady is also responsible for First Federal's Enterprise Risk Management Program. Mr. Brady is a member of the Institute of Certified Bankers (ICB), where he holds the Certified Regulatory Compliance Management (CRCM) designation. Prior to being hired by First Federal,

Mr. Brady worked as a Correctional Investigator from 1998 to 2004, for the Washington State Department of Corrections.
Jeffrey S. Davis, 49, is our Senior Vice President and Bank Operations Officer, a position he has held since September 1, 2014. Prior to joining First Federal, Mr. Davis had been employed since 2007 by First Merchants Corporation, Muncie, Indiana, and served in various capacities, most recently serving as Senior Vice President - Director of Retail Administration & Product Management since 2010. Prior to that, he served as First Vice President - Transaction Services of First Merchants Corporation from 2007 until 2010.

Christopher A. Donohue, 58, is our Executive Vice President and Chief Credit Officer, a position he has held since April 2013. Prior to joining First Federal, Mr. Donohue worked at the Bank of Nevada from August 2012 as a Vice President-Senior Assets Officer. He worked from September 2010 to September 2011 with the Bank of George as a Senior Vice President and Credit Administrator. Prior to working with the Bank of George, Mr. Donohue worked for five years with SouthwestUSA Bank, attaining the position in 2007 of Executive Vice President and Chief Credit Officer, until its FDIC receivership in 2010. These banks are located in Las Vegas, Nevada.
Elaine T. Gentilo, 63, is our Executive Vice President and Chief People Officer, a position she has held since June 2010. Prior to that, she served as First Federal's Human Resource Director from 2005 until June 2010. Ms. Gentilo served as the Human Resources Director at the Peninsula Light Company from 2004 to 2005 and Human Resources Director at the Public Utility District #1 of Chelan County, Washington from 1998 to 2004. Ms. Gentilo is currently certified as a Senior Professional in Human Resources (SPHR), a Certified Compensation Professional (CCP) and Certified Benefits Professional (CBP).
Kelly A. Liske, 38, is our Executive Vice President and Chief Banking Officer, a position she has held since July 2013. Kelly served as a Commercial Relationship Manager and Vice President for First Federal from July 2011 to July 2013. Prior to that she served as the Branch Manager, Assistant Vice President for First Federal’s Port Townsend Branch from 2006 until 2011.
Regina M. Wood, 44, is our Executive Vice President, Chief Financial Officer, a position she has held since March 2013. Prior to that, she served as interim Chief Financial Officer and Vice President from December 2012 through March 2013 and Vice President Controller of First Federal from August 2006 to December 2012. Ms. Wood was the Controller of the Central Washington Grain Growers, Inc. from 2002 to 2006 and Assistant Controller from 1999 to 2002. Ms. Wood is a certified public accountant licensed in the state of Washington.
Executive Compensation
Compensation Discussion and Analysis. This section provides an overview and analysis of First Federal's compensation programs, the material compensation policy decisions it has made under those programs and the material factors considered in making those decisions. Following this discussion is a series of tables that contain specific information about compensation paid or payable to the following individuals, who are First Federal's "named executive officers:"

•	Laurence J. Hueth, President and Chief Executive Officer;

•	Regina M. Wood, Executive Vice President, Chief Financial Officer and Treasurer;

•	Christopher Donohue, Executive Vice President and Chief Credit Officer;

•	Kelly A. Liske, Executive Vice President and Chief Banking Officer;

•	Elaine T. Gentilo, Executive Vice President and Chief People Officer; and

•	Kim M. Romberg, Former Senior Vice President and Bank Operations Officer.

Compensation Philosophy and Objectives. First Federal's executive compensation policies are designed to establish an appropriate relationship between executive pay and First Federal's performance. The principles underlying the executive compensation policies include the following:

•	attract and retain key executives who are vital to First Federal's long-term success;

•	provide levels of compensation competitive with First Federal's peers and commensurate with its performance;

•	compensate executives in ways that inspire and motivate them; and

•	properly align risk-taking and compensation.

Role of the Compensation Committee. The Compensation Committee is responsible for setting the policies and compensation levels for First Federal's directors, officers and employees. The Committee is responsible for evaluating the performance of the Chief Executive Officer and setting his compensation, while the Chief Executive Officer evaluates the performance of other senior officers and makes recommendations to the Committee regarding compensation levels. The Chief Executive Officer is not involved in decisions regarding his own compensation.
The Compensation Committee regularly reviews executive compensation. The recent economic downturn has impacted and will continue to impact compensation for the foreseeable future. In particular, we did not pay incentive compensation to our named executive officers for the year ended June 30, 2014 and have not adopted incentive compensation goals for 2015.
Compensation Program Elements. The Compensation Committee focuses primarily on the following components in forming the total compensation package for First Federal's named executive officers:

•	base salary;

•	incentive compensation;

•	retirement benefits; and

•	health and welfare benefits.
In connection with the conversion and stock offering, we intend to establish an employee stock ownership plan. This plan will give eligible employees an equity interest in First Northwest Bancorp and an additional retirement benefit in the form of First Northwest Bancorp common stock. Following the offering, we plan to submit to First Northwest Bancorp shareholders for their approval an equity incentive plan that will allow for the grant of stock options and restricted stock awards to eligible participants. Although we have not identified the amount or the individuals that will receive awards, we expect that this stock-based plan will help us to attract and retain employees consistent with our growth plans. We expect that the proposed equity incentive plan will play a significant role in our future compensation considerations, particularly for our named executive officers. For additional information regarding these plans, see "Benefits to Be Adopted—Employee Stock Ownership Plan" and "—Equity Incentive Plan."
Base Salary. We provide the opportunity for our named executive officers and other executives to earn a competitive base salary. We do so in order to attract and retain key executives who are vital to First Federal's success. The Compensation Committee takes a number of factors into account when setting the base salaries of the named executive officers. These factors include the officer's level of experience, the responsibilities assigned to the officer and the officer's performance during the previous year.
Incentive Compensation. In past years, the named executive officers have had to opportunity to earn incentive compensation by meeting a set of predefined goals. These goals included profitability and risk management. Due to the recent state of the economy and First Federal's performance, the Compensation Committee has temporarily suspended incentive compensation for the named executive officers. Incentive compensation may be reinstated when conditions improve.
Retirement Benefits. We offer a tax-qualified 401(k) plan to all of our employees who meet minimum eligibility requirements. This plan allows our employees to save money for retirement in a tax-advantaged manner. The plan is described in further detail below, under "Summary Compensation Table—401(k) Plan." During the fiscal year ended June 30, 2014, we matched employee contributions, to the extent allowed under qualified plan limitations, in the amount of 50% of the first six percent of participants' contributions.
We offer a pension plan which provides a benefit upon retirement to eligible employees hired prior to February 1, 2006. The benefit is generally two percent of years of service multiplied by final average compensation (disregarding service and compensation after January 31, 2010). The plan is described in further detail below, under "Pension Benefits."
We also offer a deferred compensation plan whereby certain officers may defer all or a port of their annual salary until a permitted distribution event occurs under the plan. Officers who participate may direct the investment of the deferred salary among investment options made available by First Federal. The plan is described in further detail below, under "Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans."

Health and Welfare Benefits. We offer a range of benefits, in which all employees generally may participate, including medical and dental insurance coverage, vision care coverage, group life insurance coverage and long-term disability insurance coverage.
Compensation Consultant/Peer Group Analysis. In January 2014, the Compensation Committee engaged the services of Pearl Meyer & Partners ("PM&P") to conduct a total compensation benchmarking analysis for executive management. PM&P is retained by, and reports directly to, the Committee, and provides no other services to First Federal. As part of the analysis, PM&P and First Federal reviewed and revised First Federal's previous peer group to include 19 financial holding companies ranging in total assets from $400 million to $1.2 billion headquartered in the Western United States and Washington, as follows:

American River Bankshares	Riverview Bancorp, Inc.
Anchor Bancorp	Timberland Bancorp, Inc.
Bank of Commerce Holdings	United Security Bancshares
Central Valley Community Bancorp	Home Federal Bancorp, Inc.
First Northern Community Bancorp	First Financial Northwest, Inc.
FNB Bancorp	Simplicity Bancorp, Inc.
Northrim BanCorp	Eagle Bancorp Montana, Inc.
North Valley Bancorp	Idaho Independent Bank
Oak Valley Bancorp	Sound Financial Bancorp, Inc.
Pacific Financial Corp.
The benchmarking analysis performed by PM&P determined that the base salaries for Mr. Hueth, Ms. Wood, Ms. Liske and Mr. Donohue each fell below the 10th percentile when compared to their peers’ salaries.  In addition, it was determined from published survey data that Ms. Romberg’s salary was slightly under-competitive for her role and responsibilities.  Accordingly, the Board of Directors voted to increase the base salary of Mr. Hueth, Ms. Wood and Ms. Liske by ten percent, Ms. Romberg by seven percent and Mr. Donohue by five percent in order to maintain equity with our peers in the market. The increases were effective in February 2014.
Summary Compensation Table. The following table presents information regarding the compensation for the fiscal years ended June 30, 2014 and 2013, of our named executive officers: (1) Laurence J. Hueth, our President and Chief Executive Officer; (2) Regina M. Wood, our Chief Financial Officer; (3) our next most highly compensated executive officers, who are Christopher A. Donohue, Kelly A. Liske, Elaine T. Gentilo and Kim M. Romberg.

Name and Principal Position	Fiscal Year	Salary ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)

Laurence J. Hueth	2014	206,154	—	4,524	210,768
President and Chief Executive Officer	2013	185,192		2,404	187,596

Regina M. Wood	2014	128,846	—	4,120	132,966
Executive Vice President, Chief Financial Officer and Treasurer	2013	100,769		3,088	103,857

Christopher A. Donohue (3)	2014	157,385	—	1,062	158,446
Executive Vice President, Chief Credit Officer	2013	28,615		34	28,649

Kelly A. Liske	2014	128,858	—	3,999	132,856
Executive Vice President, Chief Banking Officer	2013	85,274		2,445	87,719

Elaine T. Gentilo	2014	115,000	9,000	3,677	127,677
Executive Vice President,	2013	105,769	(4)	3,318	109,083
Chief People Officer

Kim M. Romberg (5)	2014	93,133	40,000	32,633	165,766
Former Senior Vice President	2013	100,035	(4)	3,142	103,173
Bank Operations Officer

______________

(1)
Consists of the aggregate change in the actuarial present value of the officer's accumulated benefit under the pension plan (described below) from the pension plan measurement date used for financial statement reporting purchases with respect to First Federal's audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to First Federal's audited financial statements for the covered fiscal year.

(2)
Consists of 401(k) matching contribution and payment of life insurance premiums. For Ms. Romberg, also includes a payout of $29,000 representing accumulated sick leave and vacation time in connection with her resignation.

(3)	Mr. Donohue was hired effective April 24, 2013.

(4)	The value of the executives' accumulated benefits under the pension plan decreased as follows in 2013: Ms. Gentilo, $4,000; and Ms. Romberg, $30,000.

(5)	Ms. Romberg resigned, effective May 14, 2014.
Employment Agreements for Executive Officers.  In connection with the conversion, First Northwest Bancorp and First Federal intend to enter into three-year employment agreements with Mr. Hueth, Ms. Wood, Mr. Donohue and Ms. Liske.  Under the employment agreements, the initial base salary levels for Mr. Hueth, Ms. Wood, Mr. Donohue and Ms. Liske will be $220,000, $137,500, $162,750, and $137,500, respectively, which amounts will be paid by First Northwest Bancorp and First Federal and may be increased at the discretion of the board of directors or an authorized committee of the board.  On each anniversary of the initial date of the employment agreements, the term of the agreements will be extended for an additional year upon review and approval by the board or an authorized committee, unless notice is given by First Northwest Bancorp or First Federal to the executive, or by the executive to First Northwest Bancorp or First Federal, at least 90 days prior to the anniversary date.
The agreements also provide that the executives may participate, to the same extent as executive officers of First Northwest Bancorp and First Federal generally, in all plans of First Northwest Bancorp and First Federal relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof. In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites which are generally available to executive officers of First Northwest Bancorp or First Federal, including supplemental retirement, deferred compensation programs, supplemental medical or life insurance plans, company cars, club dues, physical examinations, financial planning and tax preparation services. The executives also will receive an annual paid vacation, and voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the board or an authorized committee of the board may determine.
The agreements include noncompetition provisions that restrict the executives, during the one-year period following termination of the agreement, from becoming a director, officer or employee of or consultant to any bank, savings bank, savings and loan association, credit union or similar financial institution or holding company of any such entity in any county in which First Federal or any other affiliate of First Federal operates a full service branch office or lending center on the date of termination of the agreement. However, the noncompetition provisions do not apply in connection with an involuntary termination and the executives may acquire and own an interest in a business that is dissimilar from that of First Northwest Bancorp or First Federal, or solely as a passive investor in any business. The agreements also include confidentiality and non-solicitation restrictions.

401(k) Plan. We currently offer a qualified, tax-exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Generally, all employees who have attained age 21 are eligible to make 401(k) contributions as of the first day of the month following the commencement of employment. Employees are eligible to be allocated matching contributions as of the first day of the month following attainment of age 21 and completion of one year of service.
Participants are permitted to make pre-tax contributions to the 401(k) Plan of up to 20% of their annual salary and commissions up to $50,000, up to a maximum of $17,500 in 2014. In addition, participants who have attained age 50 may defer an additional $5,500 annually as a 401(k) "catch-up" contribution. First Federal matches 50% of the first six percent of participants' contributions to the 401(k) Plan, including catch-up contributions. A participant's 401(k) contributions (other than catch-up contributions) and matching contributions are subject to nondiscrimination requirements imposed by the Internal Revenue Code. All participant 401(k) contributions and earnings are fully and immediately vested. Matching contributions and related earnings vest at a rate of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment and 100% after four years of employment.
Participants may invest amounts contributed by them, as well as employer contributions, to their 401(k) Plan accounts in one or more investment options available under the 401(k) Plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement which provides information regarding, among other things, the market value of his or her investments and contributions made to the 401(k) Plan on his or her behalf. Participant account balances are updated daily. Participants are permitted to borrow against their account balances in the 401(k) Plan subject to plan rules.
Distribution of a participant's vested account may be made upon termination of employment. In addition, hardship distributions are also permitted as are in-service distributions after attaining age 59½. One in-service distribution is permitted per calendar year. Distributions may be made in a lump sum or in annual payments, as and when elected by the participant but subject to plan rules.
Pension Benefits. The following table provides information regarding each plan that provides for payments or other benefits at, following or in connection with retirement, as of June 30, 2014.

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Laurence J. Hueth	—	—	—	—
Regina M. Wood	—	—	—	—
Christopher A. Donohue	—	—	—	—
Kelly A. Liske	—	—	—	—
Elaine T. Gentilo	Pension Plan	3.8	92,000	—
Kim M. Romberg	Pension Plan	20.7	298,000	—
_______________

(1)	Represents the time from when the employee first became a participant in the plan until February 1, 2010, the date on which benefit accruals were frozen.

(2)
Calculated using the accrued benefit multiplied by a present value factor based on an assumed age 65 retirement date, 50% of the benefit using the 2000 RP Mortality table (generational mortality table for annuities) and 50% of the benefit using the 2000 RP Mortality table (static mortality table for lump sums) and rates of interest of 4.81% and 4.33%, respectively.

First Federal participates in a multiple-employer defined benefit plan (the "Pension Plan"), which provides a benefit upon retirement to eligible employees of First Federal. Employees hired on or after February 1, 2006 are not eligible to participate in the Pension Plan. Ms. Gentilo and Ms. Romberg were the only named executive officers who participated in the Pension Plan during the year ended June 30, 2014. The Pension Plan benefit is generally two percent times years of service times final average compensation (disregarding service and compensation after January 31, 2010). The Pension Plan also provides for a post-retirement benefit increase. Upon completion of three years of employment with First Federal or upon reaching age 65, the employee is 100 percent vested. Benefits are available under the Pension Plan upon retirement, death or termination of employment, if vested. Early retirement payments that commence prior to normal retirement date are subject to actuarial reduction. Ms. Gentilo is currently eligible for early retirement payments under the plan; Ms. Romberg resigned from First Federal in May 2014 and received a distribution of her pension plan funds in July 2014. Participants may elect to have their Pension Plan benefit paid as an annuity, with various annuity forms being available, or as a lump sum or partial lump sums if certain requirements are met, all as provided under the terms of the Plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans. The following table provides information regarding each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified for the year ended June 30, 2014.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)

Laurence J. Hueth	16,410	—	913	—	24,324
Regina M. Wood	—	—	—	—	—
Christopher A. Donohue	—	—	—	—	—
Kelly A. Liske	—	—	—	—	—
Elaine T. Gentilo	—	—	—	—	—
Kim M. Romberg	—	—	—	—	—

In order to encourage the retention of qualified officers, we offer a deferred compensation plan whereby certain officers may defer all or a portion of their annual salary until a permitted distribution event occurs under the plan. Each officer may direct the investment of the deferred salary among investment options made available by First Federal. We have established a grantor trust to hold the plan investments. Grantor trust assets are considered part of our general assets, and the officers have the status of unsecured creditors of First Federal with respect to the trust assets. The plan permits the payment of benefits upon a separation from service (whether on account of termination of employment, pre-retirement death, disability), a change in control, an unforeseeable emergency or upon a date specified by the officer, in an amount equal to the value of the officer's account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case). An officer may elect, at the time of the deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years. An officer may subsequently elect to change when or how he or she receives his or her plan benefit, if certain required conditions are met. Currently, Mr. Hueth is the only named executive officer who participates in this plan. In 2014, the Board of Directors voted to begin making an annual contribution to Mr. Hueth's deferred compensation plan account in an amount equal to ten percent of his base salary, with a pro-rated amount of five percent of his base salary for 2014. Payment will be made to Mr. Hueth of the then value of his account (adjusted for gains and losses) upon his separation from service from First Federal or at a later date selected by Mr. Hueth, as permitted by the deferred compensation plan.
At June 30, 2014, our estimated deferred compensation liability accrual with respect to executive officers under the deferred compensation plan was $24,324.

Potential Payments Upon Termination. The following table provides information regarding each contract, agreement, plan or arrangement that provides for payments to a named executive officer at, following or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of First Federal, or a change in the named executive officer's responsibilities, assuming that such termination occurred on June 30, 2014. Although the employment agreements and change in control severance agreements had not been adopted at that date, the table provides information assuming they were.

Name	Without Cause by Employer or for Good Reason by Employee ($)	Change in Control ($)	Early Retirement($)	Normal Retirement ($)		Disability ($)		Death ($)

Laurence J. Hueth
Employment Agreement	220,000	220,000	—	—		—	(1)	—
Deferred Compensation Plan	—	—	24,324	24,324		24,324		24,324

Regina M. Wood
Employment Agreement	137,500	137,500	—	—		—	(1)	—
Deferred Compensation Plan (2)	—	—	—	—		—		—

Christopher A. Donohue
Employment Agreement	162,750	162,750	—	—		—	(1)	—
Deferred Compensation Plan (2)	—	—	—	—		—		—

Kelly A. Liske
Employment Agreement	137,500	137,500	—	—		—	(1)	—
Deferred Compensation Plan (2)	—	—	—	—		—		—

Elaine T. Gentilo
Severance Agreement	—	115,000	—	—		—		—
Deferred Compensation Plan (2)	—	—	—	—		—		—
Pension Plan	—	—	5,997(3)	—	(4)	—		43,178

Kim M. Romberg (5)
Pension Plan	—	—	14,834 (3)	—	(4)	—		108,154
__________

(1)	Any potential disability payment is dependent upon the effective date of the employment agreement. Because the agreements have not yet been entered into, it is not possible to calculate this amount.

(2)	Although eligible, does not participate in this plan.

(3)	Annual payment.

(4)	Not yet eligible.

(5)	Not employed by First Federal at June 30, 2014.
Employment Agreements. In connection with the conversion, First Northwest Bancorp and First Federal intend to enter into three-year employment agreements with Mr. Hueth, Ms. Wood, Mr. Donohue and Ms. Liske. These agreements will provide for potential payments upon an executive's involuntary termination in certain situations, or upon death or disability. The agreements may be terminated by the board of directors at any time.  If an executive's employment is terminated other than for cause, without the executive's consent or by the executive for good reason, then for one year after the date of termination First Northwest Bancorp and First Federal would be required to pay the executive's salary at the rate in effect immediately prior to the date of termination and the pro rata portion of any incentive award or bonus, the amount of which will be determined by First Federal's board of directors in its sole discretion, and continue the executive's coverage under First Northwest Bancorp's and First Federal's health, life and disability programs. The amount of the executive's salary paid in connection with such a termination shall be pro-rated based on the executive's number of years of continuous employment, with the executive receiving 20% of his or her salary for each completed year of continuous employment. Accordingly, the executive will receive 100% of salary after the completion of five years of continuous employment. "Good reason" means any of the following, unless consented to in writing by the executive: (1) a requirement that the executive be based at any place other than Port Angeles, Washington, or within a radius of 35 miles from the location of First Federal’s administrative offices; (2) a material demotion; (3) a material reduction in the number or seniority of personnel reporting to the executive; (4) a 20 percent or more reduction in the executive’s base salary; (5) a material permanent increase in the required hours of work or workload; or (6) the failure of the First Federal board of directors to elect the executive to the position specified in the executive’s employment agreement.
The employment agreements will also provide for severance payments and other benefits if an executive is involuntarily terminated not for cause (or terminates his or her employment for "good reason," as defined above) during the period that begins six months prior to the effective time of a change in control and ends on the second anniversary of the effective time of the change in control. The agreements will define the term "change in control" as having occurred when, among other things: (1) an offeror other than First Northwest Bancorp purchases shares of stock of First Northwest Bancorp or First Federal pursuant to a tender or exchange offer for the shares; (2) certain events occur as specified by federal regulations in connection with a change in control of First Northwest Bancorp or First Federal; (3) any person, as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, is or becomes the beneficial owner of securities of First Northwest Bancorp or First Federal representing 25% or more of the combined voting power of First Northwest Bancorp's or First Federal's outstanding securities; (4) a majority of the membership of the board of directors of First Northwest Bancorp or First Federal changes as the result of a contested election; or (5) upon the consummation of a plan of reorganization, merger, acquisition, consolidation, sale of all or substantially all of the assets of First Northwest Bancorp or a similar transaction in which First Northwest Bancorp is not the resulting entity.
In the event of a termination in connection with a change in control, the employment agreements provide that the value of the maximum benefit be distributed in the form of a lump sum cash payment equal to the executive's annual salary, and continued coverage under First Northwest Bancorp's and First Federal's health, life and disability programs for a one -year period following the termination. Subsequent to the completion of the conversion, First Northwest Bancorp will consider increasing the amount of the severance payments subject to required regulatory approval. It will consider increasing the total severance benefit to a multiple of the executive’s "base amount" but in no event will the total value exceed 2.99 times the executive's base amount.  An executive's "base amount" is generally the average of the executive's taxable compensation for the past five years preceding the year in which a change in control occurs. Section 280G of the Internal Revenue Code provides that if payments made in connection with a change in control equal or exceed three times the individual's base amount, then a portion of those payments are deemed to be "excess parachute payments."  Individuals are subject to a 20% excise tax on the amount of such excess parachute payments, and First Northwest Bancorp and First Federal would not be entitled to deduct the amount of such excess parachute payments.  The employment agreements will provide that severance and other payments that are subject to a change in control will be reduced to the extent necessary to ensure that no amounts payable to the executives will be considered excess parachute payments.
If an executive becomes entitled to benefits under the terms of First Northwest Bancorp's or First Federal's then-current disability plan, if any, or becomes otherwise unable to fulfill the duties required under the employment agreement, the executive shall be entitled to receive such group and other disability benefits as are then provided for executive employees.  In the event of an executive's disability, the employment agreements will not be suspended, except that the obligation to pay the executive's salary will be reduced in accordance with the amount of any disability income benefits received such that, on an after-tax basis, the executive realizes from the sum of disability income benefits and salary the same amount as the executive would realize on an after-tax basis from the executive's salary if the executive had not become disabled.  Upon a resolution adopted by a majority of the disinterested members of the board of directors or an authorized committee, First Northwest Bancorp and First Federal may discontinue payment of an executive's salary beginning six months after a determination that the executive become entitled to benefits under the disability plan or is otherwise unable to fulfill his or her duties under the employment agreement.
In the event of an executive's death while employed under an employment agreement and prior to any termination of employment, First Northwest Bancorp and First Federal will pay to the executive's estate, or such person as the executive may have previously designated, the salary which was not previously paid and which the executive would have earned if he or she had continued to be employed under the agreement through the last day of the month in which the executive died, together with the benefits provided under the employment agreement through that date.

Change in Control Severance Agreements. In connection with the conversion, First Northwest Bancorp and First Federal intend to enter into three-year change in control severance agreements with Ms. Gentilo and four others who are not named executive officers. On each anniversary of the initial date of the severance agreements, the term of each agreement will be extended for an additional year upon review and approval by the board or an authorized committee, unless notice is given by First Northwest Bancorp or First Federal to the executive, or by the executive to First Northwest Bancorp or First Federal, at least 90 days prior to the anniversary date. These agreements will provide for potential payments upon an executive's involuntary termination in connection with a change in control, operating similarly to the employment agreements described above.
The severance agreements will provide for severance payments and other benefits if an executive is involuntarily terminated not for cause (or terminates her own employment for good reason) during the period that begins six months prior to the effective time of a change in control and ends on the second anniversary of the effective time of the change in control. "Good reason" and "change in control" are defined as in the employment agreements described above. In the event of a termination in connection with a change in control, the executives will receive a lump sum cash payment equal to the executive's annual salary (as defined above with respect to the employment agreements), and continued coverage under First Northwest Bancorp's or First Federal's health, life and disability programs for a one-year period following the termination. Subsequent to the completion of the conversion, First Northwest Bancorp will consider increasing the amount of the severance payments subject to any required regulatory approval. It will consider increasing the total severance benefit to a multiple of the executive’s "base amount" but in no event will the total value exceed 2.99 times the executive's base amount. As with the employment agreements, the severance agreements will provide that severance and other payments will be reduced to the extent necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.
Deferred Compensation Plan. First Federal offers a deferred compensation plan whereby certain officers may defer all or a portion of their annual salary until a permitted distribution event occurs under the plan. Currently, Mr. Hueth is the only named executive officer who participates in this plan. Payment will be made to Mr. Hueth of the then value of his account (adjusted for gains and losses) upon his separation from service from First Federal or at a later date selected by Mr. Hueth, in a cash lump sum. Payment is made from the general assets of First Federal, subject to claims of creditors in the event of First Federal's bankruptcy or insolvency.
Pension Plan. First Federal participates in a pension plan which provides a benefit upon retirement to eligible employees of First Federal. Ms. Gentilo and Ms. Romberg are the only named executive officers who participate in the Pension Plan. The Pension Plan benefit is generally two percent times years of service times final average compensation (disregarding service and compensation after January 31, 2010). Benefits are available under the Pension Plan upon normal retirement, late retirement, early retirement and death. Early retirement payments that commence prior to normal retirement date are subject to actuarial reduction. Participants may elect to have their Pension Plan benefit paid as an annuity, with various annuity forms being available, with the annuity being paid over the life of the participant or the participant and a designated beneficiary, depending on the annuity selected, or as a lump sum or partial lump sums if certain requirements are met. Payment will be made from the trust established under the Pension Plan.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee are Cindy H. Finnie (Chair), David A. Blake, David T. Flodstrom, Stephen E. Oliver and Norman J. Tonina, Jr. No members of the Compensation Committee were officers or employees of First Federal or any of its subsidiaries during the year ended June 30, 2014. No member of the committee is a former officer of First Federal or any of its subsidiaries, or had any relationships otherwise requiring disclosure.

Benefits to Be Adopted

Employee Stock Ownership Plan. We intend to adopt an employee stock ownership plan for employees of First Northwest Bancorp and First Federal to become effective upon the conversion. Employees of First Northwest Bancorp and First Federal who have attained age 21 and have been credited with at least 1,000 hours of service during a twelve-month period will be eligible to participate in the employee stock ownership plan.
As part of the conversion, it is anticipated that the employee stock ownership plan will borrow funds from First Northwest Bancorp. The employee stock ownership plan will use these funds to purchase a number of shares of common stock up to 8.0% of the shares of common stock to be outstanding after this offering. It is anticipated that this loan will equal 100% of the aggregate purchase price of the common stock acquired by the employee stock ownership plan. The loan to the employee stock ownership plan will be repaid primarily from First Federal's contributions to the employee stock ownership plan over a period of 20 years, and from dividends on common stock held by the employee stock ownership plan. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The interest rate for the loan which will be a fixed rate, which is expected to be set at the applicable long-term federal rate as published by the IRS in effect at the time the loan is funded. In addition to making contributions to repay the employee stock ownership plan loan, First Federal or First Northwest Bancorp may, in any plan year, make additional discretionary contributions to the employee stock ownership plan for the benefit of plan participants. These contributions may be made either in cash or in shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders, upon the original issuance of additional shares by First Northwest Bancorp or upon the sale of treasury shares by First Northwest Bancorp. The timing, amount and manner of future contributions to the employee stock ownership plan will be affected by various factors, including the terms of the employee stock ownership loan, prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.
Shares purchased by the employee stock ownership plan with the proceeds of the loan will be held in a suspense account and released to participants' accounts as debt service payments are made. Shares released from the employee stock ownership plan suspense account will be allocated to each eligible participant's employee stock ownership plan account based on the ratio of each such participant's eligible compensation to the total eligible compensation of all eligible employee stock ownership plan participants. A participant is eligible for an employee stock ownership plan allocation if he or she is credited with 1,000 or more hours of service during the plan year, and is actually employed on the last day of the plan year (or the participant terminated employment during the plan year on account of death, disability or after attaining age 65 with five years of plan participation - the normal retirement age). The account balances of participants within the employee stock ownership plan will vest at a rate of 25% for each year of service as defined in the plan with 100% vesting upon completion of four years of service. Forfeitures of nonvested accounts will be reallocated among remaining participating employees in the same manner as an employer contribution. In the case of a "change in control," as defined in the employee stock ownership plan, which triggers a termination of the employee stock ownership plan, participants immediately will become fully vested in their account balances. Benefits are payable upon retirement or other separation from service, or upon termination of the plan. First Federal's and First Northwest Bancorp's contributions to the employee stock ownership plan are not fixed (except as is necessary to make the current payment due on the employee stock ownership plan), and the value of the common stock cannot be determined in advance, so benefits payable under the employee stock ownership plan cannot be estimated.
Pentegra Service, Inc. of White Plains, New York, is expected to serve as trustee of the employee stock ownership plan. Under the employee stock ownership plan, the trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of the participating employees, and unallocated shares generally will be voted in the same ratio on any matter as those allocated shares for which instructions are given.
Generally accepted accounting principles require that any third-party borrowing by the employee stock ownership plan be reflected as a liability on First Northwest Bancorp's statement of financial condition. Since the employee stock ownership plan is borrowing from First Northwest Bancorp, such obligation is not treated as a liability, but will be excluded from stockholders' equity. If the employee stock ownership plan purchases newly issued shares from First Northwest Bancorp, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the employee stock ownership plan participants.
The employee stock ownership plan will be subject to the requirements of the Internal Revenue Code of 1986, Employment Retirement Income Security Act ("ERISA"), each as in effect from time to time, and the regulations of the IRS and the Department of Labor thereunder.
Equity Incentive Plan. Currently, we intend to adopt, within one year after completion of the offering, an equity incentive plan providing for stock options and restricted stock for the benefit of selected directors, officers and employees. We anticipate that the plan will have reserved a number of shares equal to 10.0% and 4.0% of the common stock to be outstanding after this offering for stock option and restricted stock awards, respectively. Grants of restricted stock will be issued without cost to the recipient. If a determination is made to implement a plan for stock options and restricted stock, the plan will be submitted to shareholders for their consideration, at which time the shareholders would be provided with detailed information regarding such plan. If such plan is approved and effected, it will have a dilutive effect on First Northwest Bancorp's shareholders as well as affect First Northwest Bancorp's net income and shareholders' equity, although the actual results cannot be determined until the plan is implemented.

Employee Severance Compensation Plan. In connection with the conversion, First Federal's board of directors intends to establish the First Federal Savings and Loan Association of Port Angeles Employee Severance Compensation Plan which will provide eligible employees with severance pay benefits in the event of a change in control of First Federal or First Northwest Bancorp following the conversion. The severance plan will define the term "change in control" in the same manner as the executive officer employment agreements described above.
Management personnel with employment agreements or severance agreements will not be eligible to participate in the severance plan. Generally, employees will be eligible to participate in the severance plan if they have completed at least one year of service with First Federal. For this purpose, employees will be credited with service prior to adoption of the plan. The severance plan will vest in each participant a contractual right to the benefits the participant is entitled to thereunder. Under the plan, in the event of a change in control of First Federal or First Northwest Bancorp, eligible employees who are involuntarily terminated or who voluntarily terminate for a reason specified in the plan (generally, because of a reduction in the employer's base salary or wages or because the employee's employment location is any place other than within a radius of 35 miles from the employee's former location) will be entitled to receive a severance payment. Eligible employees will be entitled to receive a severance payment in accordance with the following schedule:

•	Employees who have completed at least one year of service will receive a cash severance payment equal to three times their monthly compensation.

•	Employees with two to three years will receive a cash severance payment equal to six times their monthly compensation.

•
Employees with more than three years of service will receive a cash severance payment equal to six months plus one month for each year of continuous employment over three years up to a maximum payment equal to the employee's then-annual compensation.

•
An employee who is an assistant vice president of First Federal prior to the change in control and has less than three years of service will receive a minimum payment equal to one-half of the employee's then-annual salary.

•	Employees who are vice presidents and above of First Federal prior to the change in control will receive a minimum payment equal to the employee's then-annual salary.

These payments may tend to discourage takeover attempts by increasing costs to be incurred by First Federal in the event of a takeover. If the provisions of the severance plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $5.5 million. It is management's belief, however, that substantially all of First Federal's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the severance plan would be considerably less than the total amount that could possibly be paid under the severance plan.

PROPOSED PURCHASES BY MANAGEMENT
The following table sets forth for each of the directors and executive officers of First Northwest Bancorp and First Federal and for all of the directors and executive officers as a group, the proposed purchases of common stock, assuming sufficient shares are available to satisfy their subscriptions. Collectively, our directors and executive officers intend to subscribe for 141,900 shares regardless of the number of shares sold in the offering. This number equals 1.4% of the 9,896,000 shares that would be sold at the midpoint of the offering range, including shares issued to the First Federal Community Foundation. The amounts include shares that may be purchased through individual retirement accounts, other retirement accounts and by associates. These purchases are intended for investment purposes only, and not for resale. Directors, officers, their associates and employees will pay the same price as all other subscribers for the shares for which they subscribe.
.

Name	Amount	Number of Shares

Directors:

Stephen E. Oliver	$75,000	7,500
David A. Blake	50,000	5,000
Craig Curtis	40,000	4,000
Lloyd J. Eisenman	95,000	9,500
Cindy H. Finnie	100,000	10,000
David T. Flodstrom	40,000	4,000
Laurence J. Hueth(1)	200,000	20,000
Richard G. Kott	400,000	40,000
Norman J. Tonina, Jr.	50,000	5,000
Jennifer Zaccardo	200,000	20,000

Executive officers who are not directors:

Christopher A. Donohue	5,000	500
Elaine T. Gentilo	4,000	400
Kelly A. Liske	40,000	4,000
Patrick E. Brady	20,000	2,000
Regina M. Wood	50,000	5,000
Jeffrey S. Davis	50,000	5,000

All directors and executive officers as a group (15 persons)	$1,419,000	141,900
_______
(1) Mr. Hueth is also an executive officer of First Federal.

HOW WE ARE REGULATED
The following is a brief description of certain laws and regulations applicable to First Northwest Bancorp and First Federal. Descriptions of laws and regulations here and elsewhere in this prospectus do not purport to be complete and are qualified in their entirety by reference to the actual laws and regulations. Legislation is introduced from time to time in the United States Congress or the Washington State Legislature that may affect the operations of First Northwest Bancorp and First Federal. In addition, the regulations governing us may be amended from time to time. Any such legislation or regulatory changes in the future could adversely affect our operations and financial condition by the FDIC, DFI, Federal Reserve and the Consumer Financial Protection Bureau (“CFPB”). See "Restrictions on Acquisitions of First Northwest Bancorp and First Federal" for information on regulatory limits and requirements on persons or companies seeking to acquire control of those entities.
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted in July 2010, imposed new restrictions and an expanded framework of regulatory oversight for financial institutions, including depository institutions and their holding companies. Among other changes, the Dodd-Frank Act established the CFPB as an independent bureau of the Federal Reserve Board. The CFPB assumed responsibility for the implementation of the federal financial consumer protection and fair lending laws and regulations and has authority to impose new requirements. First Federal is subject to consumer protection regulations issued by the CFPB, but as a smaller financial institution, we are generally subject to supervision and enforcement by the FDIC and the DFI with respect to our compliance with consumer financial protection laws and CFPB regulations.

Many aspects of the Dodd-Frank Act are subject to rulemaking by the federal banking agencies, which has not been completed and will not take effect for some time, and will take effect over several years, making it difficult to anticipate the overall financial impact of the Dodd-Frank Act on First Northwest Bancorp, First Federal and the financial services industry more generally.

Regulation of First Federal

General. First Federal, as a state-chartered savings bank, is subject to applicable provisions of Washington law and to regulations and examinations of the DFI. As an insured institution, it also is subject to examination and regulation by the FDIC, which insures the deposits of First Federal to the maximum permitted by law. During these state or federal regulatory examinations, the examiners may require First Federal to provide for higher general or specific loan loss reserves, which can impact our capital and earnings. This regulation of First Federal is intended for the protection of depositors and the deposit insurance fund of the FDIC and not for the purpose of protecting shareholders of First Federal or First Northwest Bancorp. First Federal is required to maintain minimum levels of regulatory capital and is subject to some limitations on the payment of dividends to First Northwest Bancorp. See "- Regulatory Capital Requirements" and "- Limitations on Dividends and Stock Repurchases."

Federal and State Enforcement Authority and Actions. As part of its supervisory authority over Washington-chartered savings banks, the DFI may initiate enforcement proceedings to obtain a cease-and-desist order against an institution believed to have engaged in unsafe and unsound practices or to have violated a law, regulation, or other regulatory limit, including a written agreement. The FDIC also has the authority to initiate enforcement actions against insured institutions for similar reasons and may terminate the deposit insurance if it determines that an institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition. Both these agencies may utilize less formal supervisory tools to address their concerns about the condition, operations or compliance status of a savings bank.
Regulation by the Washington Department of Financial Institutions. State law and regulations govern First Federal's ability to take deposits and pay interest, to make loans on or invest in residential and other real estate, to make consumer loans, to invest in securities, to offer various banking services to its customers, and to establish branch offices. As a state savings bank, First Federal must pay semi-annual assessments, examination costs and certain other charges to the DFI.
Washington law generally provides the same powers for Washington savings banks as federally and other-state chartered savings institutions and banks with branches in Washington, subject to the approval of the DFI. Washington law allows Washington savings banks to charge the maximum interest rates on loans and other extensions of credit to Washington residents which are allowable for a national bank in another state if higher than Washington limits. In addition, the DFI may approve applications by Washington savings banks to engage in an otherwise unauthorized activity, if the DFI determines that the activity is closely related to banking, and First Federal is otherwise qualified under the statute. This additional authority, however, is subject to review and approval by the FDIC if the activity is not permissible for national banks.
Insurance of Accounts and Regulation by the FDIC.  The deposit insurance fund of the FDIC insures deposit accounts in First Federal up to $250,000 per separately insured depositor.  As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. Our deposit insurance premiums for the year ended June 30, 2014, were $551,000.

The Dodd-Frank Act requires that FDIC deposit insurance assessments be based on assets instead of deposits.  The FDIC has issued rules, under which the assessment base for a bank is equal to its total average consolidated assets less average tangible capital.  The FDIC assessment rates range from approximately five basis points to 35 basis points, depending on applicable adjustments for unsecured debt issued by an institution and brokered deposits (and to further adjustment for institutions that hold unsecured debt of other FDIC-insured institutions), until such time as the FDIC’s reserve ratio equals 1.15%. Once the FDIC’s reserve ratio reaches 1.15% and the reserve ratio for the immediately prior assessment period is less than 2.0%, the applicable assessment rates may range from three basis points to 30 basis points (subject to adjustments as described above).  If the reserve ratio for the prior assessment period is equal to, or greater than 2.0% and less than 2.5%, the assessment rates may range from two basis points to 28 basis points and if the prior assessment period is greater than 2.5%, the assessment rates may range from one basis point to 25 basis points (in each case subject to adjustments as described above).  No institution may pay a dividend if it is in default on its federal deposit insurance assessment.
The FDIC conducts examinations of and requires reporting by state non-member banks, such as First Federal. The FDIC also may prohibit any insured institution from engaging in any activity determined by regulation or order to pose a serious risk to the deposit insurance fund.
The FDIC may terminate the deposit insurance of any insured depository institution, including First Federal, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of First Federal's deposit insurance.
Prompt Corrective Action. Federal statutes establish a supervisory framework based on five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. An institution’s category depends upon where its capital levels are in relation to relevant capital measures, which include a risk-based capital measure, a leverage ratio capital measure and certain other factors. The federal banking agencies have adopted regulations that implement this statutory framework. Under these regulations, an institution is treated as well capitalized if its ratio of total capital to risk-weighted assets is 10% or more, its ratio of core capital to risk-weighted assets is 6% or more, its ratio of core capital to adjusted total assets (leverage ratio) is 5% or more, and it is not subject to any federal supervisory order or directive to meet a specific capital level. In order to be adequately capitalized, an institution must have a total risk-based capital ratio of not less than 8%, a core capital to risk-weighted assets ratio of not less than 4%, and a leverage ratio of not less than 4%. An institution that is not well capitalized is subject to certain restrictions on brokered deposits, including restrictions on the rates it can offer on its deposits generally. Any institution which is neither well capitalized nor adequately capitalized is considered undercapitalized.

Undercapitalized institutions are subject to certain prompt corrective action requirements, regulatory controls and restrictions which become more extensive as an institution becomes more severely undercapitalized. Failure by First Federal to comply with applicable capital requirements would, if unremedied, result in restrictions on its activities and lead to enforcement actions, including, but not limited to, the issuance of a capital directive to ensure the maintenance of required capital levels and, ultimately, the appointment of the FDIC as receiver or conservator. Banking regulators will take prompt corrective action with respect to depository institutions that do not meet minimum capital requirements. Additionally, approval of any regulatory application filed for their review may be dependent on compliance with capital requirements. At June 30, 2014, First Federal was categorized as “well capitalized” under the prompt corrective action regulations of the FDIC. For additional information, see Note 11 of the Notes to Consolidated Financial Statements.

Capital Requirements. Federally insured financial institutions, such as First Federal are required by FDIC regulation to maintain minimum levels of regulatory capital. On July 2, 2013, the Federal Reserve approved a final rule (“Final Rule”) to establish a new comprehensive regulatory capital framework for all U.S. financial institutions and their holding companies. On July 9, the Final Rule was approved as an interim final rule by the FDIC. The Final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act, which is discussed below in the section entitled “-New Capital Rules.” The following is a discussion of the capital requirements First Federal was subject to as of June 30, 2014.
FDIC regulations recognize two types, or tiers, of capital: core (Tier 1) capital and supplementary (Tier 2) capital. Tier 1 capital generally includes common shareholders' equity and noncumulative perpetual preferred stock, less most intangible assets. Tier 2 capital, which is limited to 100 percent of Tier 1 capital, includes such items as qualifying general loan loss reserves, cumulative perpetual preferred stock, mandatory convertible debt, term subordinated debt and limited life preferred stock; however, the amount of term subordinated debt and intermediate term preferred stock (original maturity of at least five years but less than 20 years) that may be included in Tier 2 capital is limited to 50 percent of Tier 1 capital.

The FDIC currently measures an institution's capital using a leverage limit together with certain risk-based ratios. The FDIC's minimum leverage capital requirement for a bank to be considered adequately capitalized specifies a minimum ratio of Tier 1 capital to average total assets of 4%. At June 30, 2014, First Federal had a Tier 1 leverage capital ratio to average assets of 9.9%. The FDIC retains the right to require a particular institution to maintain a higher capital level based on its particular risk profile.
FDIC regulations also establish a measure of capital adequacy based on ratios of qualifying capital to risk-weighted assets. Assets are placed in one of four categories and given a percentage weight based on the relative risk of that category. In addition, certain off-balance sheet items are converted to balance-sheet credit equivalent amounts, and each amount is then assigned to one of the four categories. Under the guidelines, for a bank to be considered adequately capitalized the ratio of total capital (Tier 1 capital plus Tier 2 capital) to risk-weighted assets (the total risk-based capital ratio) must be at least 8.0%, and the ratio of Tier 1 capital to risk-weighted assets (the Tier 1 risk-based capital ratio) must be at least 4.0%. In evaluating the adequacy of a bank's capital, the FDIC may also consider other factors that may affect the bank's financial condition, such as interest rate risk exposure, liquidity, funding and market risks, the quality and level of earnings, concentration of credit risk, risks arising from nontraditional activities, loan and investment quality, the effectiveness of loan and investment policies, and management's ability to monitor and control financial operating risks.
The FDIC may impose additional restrictions on institutions that are undercapitalized and generally is authorized to reclassify an institution into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition. The imposition by the FDIC of any of these measures on First Federal may have a substantial adverse effect on its operations and profitability. Institutions with at least a 4.0% Tier 1 capital ratio, a 4.0% Tier 1 risk-based capital ratio and an 8.0% total risk-based capital ratio are considered "adequately capitalized." An institution is deemed "well capitalized" if it has at least a 5% Tier 1 capital ratio, a 6.0% Tier 1 risk-based capital ratio and 10.0% total risk-based capital ratio. Institutions that are not well capitalized are subject to certain restrictions on brokered deposits and interest rates on deposits. At June 30, 2014, First Federal was considered a "well capitalized" institution. For a complete description of First Federal's required and actual capital levels on June 30, 2014, see "First Federal Exceeds All Regulatory Capital Requirements."

New Capital Rules. The Final Rules approved by the Federal Reserve and subsequently approved as an interim final rule by the FDIC substantially amends the regulatory risk-based capital rules applicable to First Northwest Bancorp and First Federal.

Effective in 2015 (with some changes generally transitioned into full effectiveness over two to four years), First Federal will be subject to new capital requirements adopted by the FDIC. These new requirements create a new category and a required risk weighted asset ratio for common equity Tier 1 capital, increases the leverage and Tier 1 capital ratios, changes the risk-weights of certain assets for purposes of the risk-based capital ratios, creates an additional capital conservation buffer over the required capital ratios and changes what qualifies as capital for purposes of meeting these various capital requirements. Beginning in 2016, failure to maintain the required capital conservation buffer will limit the ability of First Federal to pay dividends, repurchase shares or pay discretionary bonuses.

When these new requirements become effective in 2015, First Federal's leverage ratio of 4% of adjusted total assets and total capital ratio of 8% of risk-weighted assets will remain the same; however, the Tier 1 capital ratio requirement will increase from 4.0% to 6.5% of risk-weighted assets. In addition, First Federal will be required to meet the 4.5% of risk-weighted assets capital ratio established for “common Tier 1” capital as a subset of Tier 1 capital limited to common equity. In addition, the prompt corrective action standards will change when the new capital rule ratios become effective. Under the new standards, in order to be considered well-capitalized, First Federal would be required to meet the new common equity Tier 1 ratio of 6.5%, an increased Tier 1 ratio of 8% (increased from 6%), a total capital ratio of 10% (unchanged) and a leverage ratio of 5% (unchanged).

For all of these capital requirements, there are a number of changes in what constitutes regulatory capital, some of which are subject to a two-year transition period. These changes include the phasing-out of certain instruments as qualifying capital. First Federal does not have any of these instruments as a result of First Federal’s total assets being below the $15 billion threshold. Under the new requirements for total capital, Tier 2 capital is no longer limited to the amount of Tier 1 capital included in total capital.

Mortgage servicing rights, certain deferred tax assets and investments in unconsolidated subsidiaries over designated percentages of common stock will be deducted from capital, subject to a two-year transition period. In addition, Tier 1 capital will include accumulated other comprehensive income, which includes all unrealized gains and losses on available for sale debt and equity securities, subject to a two-year transition period. Because of its asset size, First Federal has the one-time option of deciding in the first quarter of 2015 whether to permanently opt-out of the inclusion of accumulated other comprehensive income in its capital calculations. First Federal will take advantage of this opt-out to reduce the impact of market volatility on its regulatory capital levels.

The new requirements also include changes in the risk-weights of assets to better reflect credit risk and other risk exposures. These include a 150% risk weight (up from 100%) for certain high volatility commercial real estate acquisition, development and construction loans and for non-residential mortgage loans that are 90 days past due or otherwise in nonaccrual status; a 20% (up from 0%) credit conversion factor for the unused portion of a commitment with an original maturity of one year or less that is not unconditionally cancellable (currently set at 0%); a 250% risk weight (up from 100%) for mortgage servicing and deferred tax assets that are not deducted from capital; and increased risk-weights (0% to 600%) for equity exposures.

The application of these more stringent capital requirements could, among other things, result in lower returns on invested capital, over time require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements.  Implementation of changes to asset risk weightings for risk based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy and could limit our ability to make distributions, including paying out dividends or buying back shares.  Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Any additional changes in our regulation and oversight, in the form of new laws, rules and regulations could make compliance more difficult or expensive or otherwise materially adversely affect our business, financial condition or prospects.

Standards for Safety and Soundness. The federal banking regulatory agencies have prescribed, by regulation, guidelines for all insured depository institutions relating to internal controls, information systems and internal audit systems; loan documentation; credit underwriting; interest rate risk exposure; asset growth; asset quality; earnings; and compensation, fees and benefits. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. Each insured depository institution must implement a comprehensive written information security program that includes administrative, technical, and physical safeguards appropriate to the institution’s size and complexity and the nature and scope of its activities. The information security program must be designed to ensure the security and confidentiality of customer information, protect against any unanticipated threats or hazards to the security or integrity of such information, protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer, and ensure the proper disposal of customer and consumer information. Each insured depository institution must also develop and implement a risk-based response program to address incidents of unauthorized access to customer information in customer information systems. If the FDIC determines that an institution fails to meet any of these guidelines, it may require an institution to submit to the FDIC an acceptable plan to achieve compliance.
Federal Home Loan Bank System. First Federal is a member of the FHLB, which is one of 12 regional FHLBs that administer the home financing credit function of savings institutions. As a member, First Federal is required to purchase and maintain stock in the FHLB of Seattle. At June 30, 2014, First Federal had $10.0 million in FHLB stock, which was in compliance with this requirement. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans or advances to members in accordance with policies and procedures, established by the Board of Directors of the FHLB, which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing. See "Business of First Federal - Deposit Activities and Other Sources of Funds - Borrowings."
The FHLB of Seattle announced in July 2014 that it had entered into an exclusivity agreement for a potential merger with the FHLB of Des Moines. The merger would require the approval from the Federal Housing Finance Agency and the member-owners of the FHLB of Seattle and the FHLB of Des Moines. As of June 30, 2014, the FHLB of Des Moines had $82.2 billion in assets and serves approximately 1,200 member financial institutions in the Midwest, compared to the FHLB of Seattle, which had $36.5 billion in assets and serves approximately 330 member financial institutions in eight Western states and several Pacific territories. It is anticipated that the combined FHLB will be located in Des Moines and will provide funding for over 1,500 member financial institutions in 13 states, as well as the U.S. territories of American Samoa and Guam and the Commonwealth of the Northern Mariana Islands. The proposed merger follows the FHLB of Seattle’s recovery from not being adequately capitalized. The FHLB of Seattle had a risk-based capital deficiency under the regulations of the Federal Housing Finance Agency as of December 31, 2008, and all dividends and the repurchase and redemption of outstanding common stock were suspended. In September 2012, the FHLB announced that the Federal Housing Finance Agency reclassified the FHLB of Seattle as adequately capitalized and in July 2013 the Board of Directors declared a $0.025 per share cash dividend representing the FHLB of Seattle's return to normal operations. As a result, First Federal received $10,000 in FHLB dividends during the year ended June 30, 2014. The FHLB also announced that it had been granted authority to repurchase up to $25 million of excess capital stock per quarter, provided they receive a non-objection from the Federal Housing Finance Agency.

The FHLBs continue to contribute to low- and moderately-priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of First Federal's FHLB stock may result in a corresponding reduction in its capital.
Activities and Investments of Insured State-Chartered Financial Institutions. Federal law generally limits the activities and equity investments of FDIC insured, state-chartered banks to those that are permissible for national banks. An insured state bank is not prohibited from, among other things, (1) acquiring or retaining a majority interest in a subsidiary, (2) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank’s total assets, (3) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors’ and officers’ liability insurance coverage or bankers’ blanket bond group insurance coverage for insured depository institutions, and (4) acquiring or retaining the voting shares of a depository institution if certain requirements are met.

Washington State has enacted a law regarding financial institution parity. Primarily, the law affords Washington-chartered commercial banks the same powers as Washington-chartered savings banks. In order for a bank to exercise these powers, it must provide 30 days' notice to the Director of the Washington Division of Financial Institutions and the Director must authorize the requested activity. In addition, the law provides that Washington-chartered commercial banks may exercise any of the powers that the Federal Reserve has determined to be closely related to the business of banking and the powers of national banks, subject to the approval of the Director in certain situations. Finally, the law provides additional flexibility for Washington-chartered commercial and savings banks with respect to interest rates on loans and other extensions of credit. Specifically, they may charge the maximum interest rate allowable for loans and other extensions of credit by federally-chartered financial institutions to Washington residents.
Dividends. Dividends from First Federal along with the funds we retain from the offering, constitute the major source of funds for dividends which may be paid by First Northwest Bancorp to shareholders after the conversion. The amount of dividends payable by First Federal to First Northwest Bancorp will depend upon First Federal’s earnings and capital position, is limited by federal and state laws, regulations and policies, and is subject to prior regulatory approval . According to Washington law, First Federal may not declare or pay a cash dividend on its capital stock if it would cause its net worth to be reduced below (1) the amount required for liquidation accounts or (2) the net worth requirements, if any, imposed by the Director of the DFI. Dividends on First Federal’s capital stock may not be paid in an aggregate amount greater than the aggregate retained earnings of First Federal, without the approval of the Director of the DFI.

The amount of dividends actually paid during any one period will be strongly affected by First Federal’s policy of maintaining a strong capital position. Federal law further provides that no insured depository institution may pay a cash dividend if it would cause the institution to be “undercapitalized,” as defined in the prompt corrective action regulations. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments are deemed to constitute an unsafe and unsound practice.
Affiliate Transactions. Federal laws strictly limit the ability of banks to engage in certain transactions with their affiliates, including their bank holding companies. Transactions deemed to be a “covered transaction” under Section 23A of the Federal Reserve Act and between a subsidiary bank and its parent company or the nonbank subsidiaries of the bank holding company are limited to 10% of the bank subsidiary’s capital and surplus and, with respect to the parent company and all such nonbank subsidiaries, to an aggregate of 20% of the bank subsidiary’s capital and surplus. Further, covered transactions that are loans and extensions of credit generally are required to be secured by eligible collateral in specified amounts. Federal law also requires that covered transactions and certain other transactions listed in Section 23B of the Federal Reserve Act between a bank and its affiliates be on terms as favorable to the bank as transactions with non-affiliates.

Community Reinvestment Act. First Federal is subject to the provisions of the Community Reinvestment Act of 1977 (CRA), which requires the appropriate federal bank regulatory agency to assess a bank’s performance under the CRA in meeting the credit needs of the community serviced by the bank, including low-and moderate income neighborhoods. The regulatory agency’s assessment of a bank’s record is made available to the public. Further, a bank’s CRA performance rating must be considered in connection with a bank’s application to, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. First Federal received a “satisfactory” rating during its most recent CRA examination.

Privacy Standards. The Gramm-Leach-Bliley Financial Services Modernization Act of 1999 (GLBA) modernized the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. First Federal is subject to FDIC regulations implementing the privacy protection provisions of the GLBA. These regulations require First Federal to disclose its privacy policy, including informing consumers of its information sharing practices and informing consumers of its rights to opt out of certain practices.
Environmental Issues Associated with Real Estate Lending. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") is a federal statute that generally imposes strict liability on, all prior and present "owners and operators" of sites containing hazardous waste. However, Congress asked to protect secured creditors by providing that the term "owner and operator" excludes a person whose ownership is limited to protecting its security interest in the site. Since the enactment of the CERCLA, this "secured creditor exemption" has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for cleanup costs on contaminated property that they hold as collateral for a loan. To the extent that legal uncertainty exists in this area, all creditors, including First Federal, that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for cleanup costs, which costs often substantially exceed the value of the collateral property.
Federal Reserve System. The Federal Reserve Board requires that all depository institutions maintain reserves on transaction accounts or non-personal time deposits. These reserves may be in the form of cash or noninterest-bearing deposits with the regional Federal Reserve Bank. Negotiable order of withdrawal (NOW) accounts and other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to the reserve requirements, as are any non-personal time deposits at a savings bank. As of June 30, 2014, First Federal's deposit with the Federal Reserve Bank and vault cash exceeded its reserve requirements.

Other Consumer Protection Laws and Regulations. The Dodd-Frank Act established the CFPB and empowered it to exercise broad regulatory, supervisory and enforcement authority with respect to both new and existing consumer financial protection laws. First Federal is subject to consumer protection regulations issued by the CFPB, but as financial institutions with assets of less than $10 billion, First Federal is generally subject to supervision and enforcement by the FDIC and the DFI with respect to our compliance with consumer financial protection laws and CFPB regulations.

First Federal is subject to a broad array of federal and state consumer protection laws and regulations that govern almost every aspect of its business relationships with consumers. While the list set forth below is not exhaustive, these include the Truth-in-Lending Act, the Truth in Savings Act, the Electronic Fund Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Right to Financial Privacy Act, the Home Ownership and Equity Protection Act, the Consumer Leasing Act, the Fair Credit Billing Act, the Homeowners Protection Act, the Check Clearing for the 21st Century Act, laws governing flood insurance, laws governing consumer protections in connection with the sale of insurance, federal and state laws prohibiting unfair and deceptive business practices, and various regulations that implement some or all of the foregoing. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits, making loans, collecting loans, and providing other services. Failure to comply with these laws and regulations can subject First Federal to various penalties, including but not limited to, enforcement actions, injunctions, fines, civil liability, criminal penalties, punitive damages, and the loss of certain contractual rights.

Regulation and Supervision of First Northwest Bancorp
General. Upon the completion of the conversion, First Northwest Bancorp will be a bank holding company registered with the Federal Reserve and the sole shareholder of First Federal. Bank holding companies are subject to comprehensive regulation by the Federal Reserve under the Bank Holding Company Act of 1956, as amended (“BHCA”), and the regulations promulgated thereunder. This regulation and oversight is generally intended to ensure that First Northwest Bancorp limits its activities to those allowed by law and that it operates in a safe and sound manner without endangering the financial health of First Federal.
As a bank holding company, First Northwest Bancorp is required to file quarterly and annual reports with the Federal Reserve and any additional information required by the Federal Reserve and is subject to regular examinations by the Federal Reserve. The Federal Reserve also has extensive enforcement authority over bank holding companies, including the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.
The Bank Holding Company Act. Under the BHCA, First Northwest Bancorp will be supervised by the Federal Reserve. The Federal Reserve has a policy that a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, the Federal Reserve provides that bank holding companies should serve as a source of strength to its subsidiary banks by being prepared to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity, and should maintain the financial flexibility and capital raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligation to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve to be an unsafe and unsound banking practice or a violation of the Federal Reserve's regulations, or both.
Under the BHCA, the Federal Reserve may approve the ownership of shares by a bank holding company in any company the activities of which the Federal Reserve has determined to be so closely related to the business of banking or managing or controlling banks as to be a proper incident thereto. These activities generally include, among others, operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and U.S. Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers.
Acquisitions. The BHCA prohibits a bank holding company, with certain exceptions, from acquiring ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company and from engaging in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. A bank holding company that meets certain supervisory and financial standards and elects to be designed as a financial holding company may also engage in certain securities, insurance and merchant banking activities and other activities determined to be financial in nature or incidental to financial activities. The BHCA prohibits a bank holding company, with certain exceptions, from acquiring ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company and from engaging in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries.
Regulatory Capital Requirements. The Federal Reserve has adopted capital guidelines pursuant to which it assesses the adequacy of capital in examining and supervising a bank holding company and in analyzing applications under the BHCA. These guidelines apply on a consolidated basis to bank holding companies with $500 million or more in assets, or with fewer assets but certain risky activities, and on a bank-only basis to other companies. These bank holding company capital adequacy guidelines are similar to those imposed on First Federal by the FDIC. For a bank holding company with less than $500 million in total consolidated assets, the capital guidelines apply on a bank only basis and the Federal Reserve expects the holding company's subsidiary banks to be well capitalized under the prompt corrective action regulations. In July 2013, the Federal Reserve and the FDIC approved a new rule that will substantially amend the regulatory risk-based capital rules to implement the Basel III regulatory capital reforms and changes required by the Dodd-Frank Act. For a discussion of the new capital rules, see the section above entitled “- Regulation of First Federal - New Capital Rules.”
Interstate Banking. The Federal Reserve must approve an application of a bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than the holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve may not approve the acquisition of a bank that has not been in existence for the minimum time period, not exceeding five years, specified by the law of the host state. Nor may the Federal Reserve approve an application if the applicant controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. Federal law does not affect the authority of states to limit the percentage of total insured deposits in the state that may be held or controlled by a bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in the federal law.

The federal banking agencies are authorized to approve interstate merger transactions without regard to whether the transaction is prohibited by the law of any state, unless the home state of one of the banks adopted a law prior to June 1, 1997, which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches will be permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions will also be subject to the nationwide and statewide insured deposit concentration amounts described above.

Restrictions on Dividends. First Northwest Bancorp's ability to declare and pay dividends is subject to the Federal Reserve limits and Washington law, and it may depend on its ability to receive dividends received from First Federal.
A policy of the Federal Reserve limits the payment of a cash dividend by a bank holding company if the holding company's net income for the past year is not sufficient to cover both the cash dividend and a rate of earnings retention that is consistent with capital needs, asset quality and overall financial condition. A bank holding company that does not meet any applicable capital standard would not be able to pay any cash dividends under this policy. A bank holding company not subject to consolidated capital requirements is expected not to pay dividends unless its debt-to-equity ratio is less than 1:1, and it meets certain additional criteria. The Federal Reserve also has indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends.
Except for a company that meets the well-capitalized standard for bank holding companies, is well managed, and is not subject to any unresolved supervisory issues, a bank holding company is required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10.0% or more of the company's consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation or regulatory order, condition, or written agreement. A bank holding company is considered well-capitalized if on a consolidated basis it has a total risk-based capital ratio of at least 10.0% and a Tier 1 risk-based capital ratio of 6.0% or more, and is not subject to an agreement, order, or directive to maintain a specific level for any capital measure.
In addition, during the 12 months following the conversion and stock offering, First Northwest Bancorp may not make any distributions of capital without the written approval of the Federal Reserve and the written non-objection of the DFI. In addition, any material deviations from, or changes to, the business plan are subject to the prior written approval of the Regional Director of the FDIC-San Francisco.
Under Washington corporate law, First Northwest Bancorp generally may not pay dividends if after that payment it would not be able to pay its liabilities as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities.

Stock Repurchases. Any repurchases of our common stock during the three year period following the conversion is subject to the prior approval of the DFI and other bank regulatory agencies, as applicable. A bank holding company, except for certain “well-capitalized” and highly rated bank holding companies, is required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding twelve months, is equal to 10% or more of its consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve order or any condition imposed by, or written agreement with, the Federal Reserve.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. On July 21, 2010, the Dodd-Frank Act was signed into law. The Dodd-Frank-Act imposes new restrictions and an expanded framework of regulatory oversight for financial institutions, including depository institutions and implements new capital regulations that First Northwest Bancorp will become subject to and that are discussed above under “- Regulation of First Federal - New Capital Rules.” In addition, among other changes, the Dodd-Frank Act requires public companies, which First Northwest Bancorp will be upon completion of the conversion, to (i) provide their shareholders with a non-binding vote (a) at least once every three years on the compensation paid to executive officers and (b) at least once every six years on whether they should have a “say on pay” vote every one, two or three years; (ii) have a separate, non-binding shareholder vote regarding golden parachutes for named executive officers when a shareholder vote takes place on mergers, acquisitions, dispositions or other transactions that would trigger the parachute payments; (iii) provide disclosure in annual proxy materials concerning the relationship between the executive compensation paid and the financial performance of the issuer; and (iv) amend Item 402 of Regulation S-K to require companies to disclose the ratio of the Chief Executive Officer's annual total compensation to the median annual total compensation of all other employees. For certain of these changes, the implementing regulations have not been promulgated, so the full impact of the Dodd-Frank Act on public companies cannot be determined at this time.

Federal Securities Law. The stock of First Northwest Bancorp will be registered with the SEC under the Securities Exchange Act of 1934, as amended. As a result, First Northwest Bancorp will become subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.
First Northwest Bancorp stock held by persons who are affiliates of First Northwest Bancorp may not be resold without registration unless sold in accordance with certain resale restrictions. Affiliates are generally considered to be officers, directors and principal shareholders. If First Northwest Bancorp meets specified current public information requirements, each affiliate of First Northwest Bancorp will be able to sell in the public market, without registration, a limited number of shares in any three-month period.
The SEC has adopted regulations and policies under the Sarbanes-Oxley Act of 2002 that apply to First Northwest Bancorp as a registered company under the Securities Exchange Act of 1934. The stated goals of these Sarbanes-Oxley requirements are to increase corporate responsibility, provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The SEC and Sarbanes-Oxley-related regulations and policies include very specific additional disclosure requirements and new corporate governance rules. The Sarbanes-Oxley Act represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.
TAXATION
Federal Taxation
General. First Northwest Bancorp and First Federal are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to First Northwest Bancorp or First Federal. First Federal is no longer subject to U.S. federal income tax examinations by tax authorities for years ended before June 30, 2010. See Note 9 of the Notes to Consolidated Financial Statements included in this prospectus.
First Northwest Bancorp anticipates that it will file a consolidated federal income tax return with First Federal commencing with the first taxable year after completion of the conversion. Accordingly, it is anticipated that any cash distributions made by First Northwest Bancorp to its shareholders would be considered to be taxable dividends and not as a non‑taxable return of capital to shareholders for federal and state tax purposes.
Method of Accounting. For federal income tax purposes, First Federal currently reports its income and expenses on the accrual method of accounting and uses a fiscal year ending on June 30 for filing its federal income tax return.
Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, called alternative minimum taxable income. The alternative minimum tax is payable to the extent such alternative minimum taxable income is in excess of an exemption amount. Net operating losses can offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. First Federal has been subject to the alternative minimum tax, and at June 30, 2014 has credits for carryover of approximately $14,000.
Corporate Dividends‑Received Deduction. First Northwest Bancorp may eliminate from its income dividends received from First Federal as a wholly owned subsidiary of First Northwest Bancorp if it elects to file a consolidated return with First Federal. The corporate dividends-received deduction is 100%, or 80%, in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, depending on the level of stock ownership of the payor of the dividend. Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct 70% of dividends received or accrued on their behalf.
The First Federal Community Foundation
Tax Considerations. First Federal has been advised by its outside tax advisors that an organization created and operated for charitable purposes would generally qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code, and that this type of an organization would likely be classified as a private foundation as determined in Section 509 of the Internal Revenue Code. The foundation submitted request to the Internal Revenue Service to be recognized as an exempt organization under Section 501(c)(3) of the Internal Revenue Code, and on August 24, 2014, the Internal Revenue Service determined that the foundation would be so recognized.

First Federal’s outside tax advisor, Silver, Freedman, Taff & Tiernan LLP, however, has not rendered any advice on the regulatory condition to the contribution to require that all shares of common stock of First Northwest Bancorp held by the foundation must be voted in the same ratio as all other outstanding shares of common stock of First Northwest Bancorp on all proposals considered by shareholders of First Northwest Bancorp. In the event that First Northwest Bancorp or the foundation receives an opinion of its legal counsel that compliance with this voting restriction would have the effect of causing the foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the foundation, or subject the foundation to an excise tax under Section 4941 of the Internal Revenue Code, it is expected that the Federal Reserve would waive such voting restriction upon submission of a legal opinion(s) by First Northwest Bancorp or the foundation satisfactory to them. See “Business of First Federal – Charitable Foundation – Regulatory Conditions Imposed on the First Federal Community Foundation.”
Under Washington law, First Northwest Bancorp is authorized by statute to make charitable contributions and by law has recognized the benefits of such contributions to a Washington corporation. In this regard, Washington law provides that a charitable gift must be within reasonable limits to be valid.
Under the Internal Revenue Code, First Northwest Bancorp is generally allowed a deduction for charitable contributions made to qualifying donees within the taxable year of up to 10% of its taxable income of the consolidated group of corporations (with certain modifications) for that year. Charitable contributions made by First Northwest Bancorp in excess of the annual deductible amount will be deductible over each of the five succeeding taxable years, subject to certain limitations. First Federal believes that the conversion presents a unique opportunity to establish and fund a foundation given the substantial amount of additional capital being raised in the conversion. In making this determination, First Federal considered the dilutive impact of the contribution of common stock to the foundation on the amount of common stock available to be offered for sale in the stock offering. Based on this consideration, First Federal believes that the contribution to the foundation in excess of the 10% annual deduction limitation is justified given First Federal’s capital position and its earnings, the substantial additional capital being raised in the stock offering, the potential benefits of the foundation to the communities served by First Federal and that some or all of the excess charitable contribution could be deductible in succeeding years. In this regard, assuming the sale of shares at the maximum of the estimated offering range, First Northwest Bancorp would have pro forma shareholders’ equity of $172.5 million or 19.5% of pro forma consolidated assets. See “Capitalization,” “First Federal Exceeds All Regulatory Capital Requirements,” “Pro Forma Data” and “Comparison of Valuation and Pro Forma Information With and Without the Foundation.”
First Northwest Bancorp anticipates receiving an opinion of its outside tax advisors, that the contribution of its own stock to the foundation should not constitute an act of self-dealing. However, any opinion received from outside tax advisors is not binding on the Internal Revenue Service or the State of Washington Department of Revenue. First Northwest Bancorp should also be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the foundation may be required to pay to First Northwest Bancorp for such stock, subject to the annual deduction limitation described above. First Northwest Bancorp, however, would be able to carry forward any unused portion of the deduction for five years following the contribution, subject to certain limitations. First Northwest Bancorp’s outside tax advisors, however, have not rendered advice as to fair market value for purposes of determining the amount of the tax deduction. Assuming the close of the offering at the maximum of the estimated price range, First Northwest Bancorp estimates that all or a substantial portion of the contribution should be deductible over the six-year period. First Federal may make further contributions to the foundation following the initial contribution, although this is not anticipated. In addition, First Northwest Bancorp and First Federal may also continue to make charitable contributions to other qualifying organizations. First Federal may make future contributions as deemed appropriate by First Federal’s Board of Directors, subject to any capital needs and requirements or other regulatory limitations that may be applicable.
Although First Northwest Bancorp has received an opinion of its outside tax advisors that it will more likely than not be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize the foundation as a Section 501(c)(3) exempt organization or that a deduction for the charitable contribution will be allowed. In either case, First Northwest Bancorp’s contribution to the foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes the determination.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private foundation will generally be subject to a federal excise tax of 2.0%. The foundation will be required to make an annual filing with the Internal Revenue Service. The foundation also will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of the public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant. Numerous other restrictions exist in the operation of the foundation including transactions with related entities, level of investment and distributions for charitable purposes.
Washington Taxation
First Federal is subject to a business and occupation tax imposed under Washington law at the rate of 1.5% of gross receipts. Interest received on loans secured by mortgages or deeds of trust on residential properties and certain investment securities are exempt from this tax.
THE CONVERSION AND STOCK OFFERING
The board of directors of First Federal has adopted the plan of conversion, and an application for approval of the plan of conversion has been filed with the DFI and the FDIC. The DFI has approved our application with the condition that the plan of conversion is approved by our members and that certain other conditions imposed are satisfied. The DFI’s approval does not constitute a recommendation or endorsement of the plan of conversion. We also must receive a letter of non-objection to the conversion from the FDIC to consummate the conversion. A holding company application has also been filed with, and must be approved by, the Federal Reserve.
General
On May 22, 2012, we adopted a plan of conversion, which was subsequently amended on November 20, 2012, pursuant to which we will convert from a state chartered mutual savings bank to a state chartered stock savings bank and at the same time become a wholly owned subsidiary of First Northwest Bancorp, a new Washington corporation. The conversion will include adoption of the proposed articles of incorporation and bylaws, which will authorize us to issue capital stock. Under the plan, First Federal common stock is being sold to First Northwest Bancorp and First Northwest Bancorp’s common stock is being offered to our eligible depositors, the employee stock ownership plan, other depositors, and then to the public. The conversion will be accounted for at historical cost. First Northwest Bancorp has filed an application with the Federal Reserve to become a bank holding company and to acquire all of First Federal's common stock to be issued in the conversion.
We intend to contribute 50% of the net proceeds of the offering to First Federal and lend our employee stock ownership plan cash to enable the plan to buy up to 8% of the shares sold in the offering, including shares issued to the First Federal Community Foundation. We will retain the balance of the net proceeds. We also intend to establish the foundation. The conversion will be completed only upon the sale of at least 7,820,000 shares of our common stock offered pursuant to the plan of conversion.
The shares of First Northwest Bancorp common stock are first being offered in a subscription offering to holders of subscription rights. To the extent shares of common stock remain available after the subscription offering, shares may be offered in a community offering on a best efforts basis through Sandler O’Neill & Partners, L.P. in such a manner as to promote a wide distribution of the shares. We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated or firm commitment underwritten offering in which Sandler O’Neill & Partners, L.P. will be sole book-running manager. See “-Syndicated or Firm Commitment Underwritten Offering” herein. We have the right, in our sole discretion, to accept or reject, in whole or in part, any orders to purchase shares of common stock received in the community offering and any syndicated offering or firm commitment underwritten offering. See “– Community Offering” and “– Syndicated or Firm Commitment Underwritten Offering.”

Subscriptions for shares will be subject to the maximum and minimum purchase limitations set forth in the plan of conversion. See “– Limitations on Stock Purchases.”
We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of First Northwest Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. No commission will be charged to purchasers. The independent valuation will be updated and the final number of shares of our common stock to be issued in the offering will be determined at the completion of the offering. See “– How We Determined Our Price and the Number of Shares to Be Issued in the Stock Offering.”
The completion of the offering is subject to market conditions and other factors beyond our control. No assurance can be given as to the length of time following approval of the plan of conversion by our members that will be required to complete the sale of shares. If we experience delays, significant changes may occur in the estimated offering range with corresponding changes in the offering price and the net proceeds to be realized by us from the sale of the shares. If the conversion is terminated, we will charge all related expenses against current income and any funds collected by us in the offering will be promptly returned, with interest, to each subscriber.
The following is a brief summary of the conversion and the applicable provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at First Federal, the DFI, and the FDIC. The plan of conversion is also filed as an exhibit to the registration statement of which this prospectus is a part and the application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the SEC and DFI, respectively. See “Where You Can Find More Information.”
Our Reasons for the Conversion
The primary reasons for our decision to conduct the conversion and the offering are to:

•
increase our capital, which will give us the financial strength to better serve our customers by increasing our lending activities, particularly commercial real estate and commercial business lending, and exploring the development of new products and services;

•
provide us with additional financial resources to support our continued growth and expansion through additional branching activities, and to consider future acquisitions of other community banks, including the ability to offer our stock as consideration for such an acquisition, although we have no current understandings or agreements with respect to any such acquisitions;

•	help us maintain and further expand our philanthropic endeavors to the communities we serve through the formation and funding of the First Federal Community Foundation;

•	help us attract and retain qualified management;

•	provide our customers and other members of our communities with the opportunity to become owners of First Federal through the purchase of our common stock; and

•	structure our business in a form that will enable us to have more flexible access to the capital markets in the future.

Effects of the Conversion
General. The conversion will have no effect on First Federal’s present business of accepting deposits and investing its funds in loans and other investments permitted by law. Following completion of the conversion, First Federal will continue to be subject to regulation by the DFI, and its accounts will continue to be insured by the FDIC, up to applicable limits, without interruption. After the conversion, First Federal will continue to provide services for depositors and borrowers under current policies and by its present management and staff.
Deposits and Loans. Each holder of a deposit account in First Federal at the time of the conversion will continue as an account holder in First Federal after the conversion, and the conversion will not affect the deposit balance, interest rate or other terms of the depositor’s accounts. Each account will be insured by the FDIC to the same extent as before the conversion. Depositors in First Federal will continue to hold their existing certificates, statement savings and other evidence of their accounts. The conversion will not affect the loan terms of any borrower from First Federal. The amount, interest rate, maturity, security for and obligations under each loan will remain as they existed prior to the conversion. See “- Voting Rights” and “- Depositors’ Rights if We Liquidate” below for a discussion of the effects of the conversion on the voting and liquidation rights of the depositors of First Federal.
Continuity. The board of directors presently serving First Federal will serve as the board of directors of First Federal after the conversion. The board of directors of First Northwest Bancorp consists of the same individuals who serve as directors of First Federal. After the conversion, the voting shareholders of First Northwest Bancorp will elect approximately one‑third of its directors annually. All current officers of First Federal will retain their positions with First Federal after the conversion.
Voting Rights. After completion of the conversion, members will have no voting rights in First Federal or First Northwest Bancorp and, therefore, will not be able to elect directors of either entity or to control their affairs. After the conversion, voting rights in First Northwest Bancorp will be vested exclusively in the shareholders of First Northwest Bancorp. Each holder of common stock will be entitled to vote on any matter to be considered by the shareholders of First Northwest Bancorp. After completion of the conversion voting rights in First Federal will be vested exclusively in its sole shareholder, First Northwest Bancorp.
Depositors’ Rights if We Liquidate. We have no plans to liquidate. However, if there should ever be a complete liquidation of First Federal, either before or after the conversion, deposit account holders would receive the protection of insurance by the FDIC up to applicable limits. In addition, liquidation rights before and after the conversion would be as follows:
Liquidation Rights in Present Mutual Institution. In addition to the protection of FDIC insurance up to applicable limits, in the event of the complete liquidation of First Federal, each holder of a deposit account would receive his or her pro rata share of any assets of First Federal remaining after payment of claims of all creditors (including the claims of all depositors in the amount of the withdrawal value of their accounts). Each holder’s pro rata share of the remaining assets, if any, would be in the same proportion of the assets as the balance in his or her deposit account was to the aggregate balance in all our deposit accounts at the time of liquidation.
Liquidation Rights After the Conversion. In the unlikely event that First Federal were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the liquidation account (described below) to depositors and borrowers as of March 31, 2011 and _________ __, 2014, who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to First Northwest Bancorp, as the holder of First Federal’s capital stock.
First Federal will, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in this prospectus. The liquidation account will be a memorandum account on the records of First Federal and there will be no segregation of assets of First Federal related to it.
The liquidation account will be maintained subsequent to the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their deposit accounts in First Federal. Each eligible account holder and supplemental eligible account holder will, with respect to each deposit account held, have a related inchoate interest in a portion of the liquidation account balance called a subaccount.
The initial subaccount balance for a deposit account held by an eligible account holder or a supplemental eligible account holder will be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder’s qualifying deposit in the deposit account and the denominator is the total amount of the qualifying deposits of all such holders. The initial subaccount balance will not be increased, and it will be subject to downward adjustment as provided below.

If the balance in any deposit account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing date subsequent to the effective date of the conversion is less than the lesser of (1) the balance in the deposit account at the close of business on any other annual closing date subsequent to March 31, 2011 or _________ __, 2014, as applicable, or (2) the amount of the qualifying deposit in the deposit account on March 31, 2011 or _________ __, 2014, as applicable, then the subaccount balance for the deposit account will be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. In the event of a downward adjustment, the subaccount balance will not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related deposit account. If any such deposit account is closed, the related subaccount balance will be reduced to zero.
In the event of a complete liquidation of First Federal (and only in that event), each eligible account holder and supplemental eligible account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for the deposit account(s) then held by the holder before any liquidation distribution may be made to shareholders. No merger, consolidation, bulk purchase of assets with assumptions of deposit accounts and other liabilities or similar transactions with another federally insured institution in which First Federal is not the surviving institution will be considered to be a complete liquidation. In any such transaction, the liquidation account will be assumed by the surviving institution.
Tax Effects of the Conversion. We have received an opinion from our special counsel, Silver, Freedman, Taff & Tiernan LLP, Washington, D.C. that the conversion will constitute a tax free reorganization under the Internal Revenue Code and that no gain or loss will be recognized for federal income tax purposes by First Federal or First Northwest Bancorp as a result of the completion of the conversion. However, this opinion is not binding on the Internal Revenue Service or the State of Washington Department of Revenue.
If the liquidation rights in First Federal or subscription rights to purchase First Northwest Bancorp common stock have a market value when received, or in the case of subscription rights, when exercised, then depositors receiving or exercising these rights may have a taxable gain. Any gain will be limited to the fair market value of these rights.
Liquidation rights are the proportionate interest of certain depositors of First Federal in the special liquidation account to be established by First Northwest Bancorp under the plan of conversion. See “- Depositors’ Rights if We Liquidate” above. Special counsel believes that the liquidation rights will have no fair market or economic value.
The subscription rights are the preferential rights of eligible subscribers to purchase shares of First Northwest Bancorp common stock in the conversion. See “- Subscription Offering and Subscription Rights.” Because the subscription rights are acquired without cost, are not transferable, last for only a short time period and give the recipients a right to purchase stock in the conversion only at fair market value, special counsel believes these rights do not have any taxable value when they are granted or exercised. Special counsel’s opinion states that it is not aware of the Internal Revenue Service claiming in any similar conversion transaction that subscription rights have any market value. Because there are no judicial opinions or official Internal Revenue Service positions on this issue, however, special counsel’s opinion relating to subscription rights comes to a reasoned conclusion instead of an absolute conclusion on this issue. Special counsel’s conclusion is supported by a letter from RP Financial which states that the subscription rights do not have any value when they are distributed or exercised.
If the Internal Revenue Service disagrees and says the subscription rights have value, income may be recognized by recipients of these rights, in certain cases whether or not the rights are exercised. This income may be capital gain or ordinary income, and First Northwest Bancorp and First Federal could recognize gain on the distribution of these rights. Eligible subscribers are encouraged to consult with their own tax advisor regarding their own circumstances and any tax consequences if subscription rights are deemed to have value.
The opinion of special counsel relies on certain factual matters contained in a representation letter of First Federal. These factual representations are the same as those that would be contained in a representation of First Federal to the Internal Revenue Service if it were seeking a private letter ruling relating to the federal income tax consequences of the conversion. Special counsel’s opinion is based on the Internal Revenue Code, regulations now in effect or proposed, current administrative rulings and practice and judicial authority, all of which are subject to change. Any change may be made with retroactive effect. Unlike private letter rulings received from the Internal Revenue Service, special counsel’s opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a position contrary to the positions reflected in special counsel’s opinion, or that special counsel’s opinion will be upheld by the courts if challenged by the Internal Revenue Service.
First Federal is required to file an information statement with its federal income tax return for the year ending after the conversion setting forth, among other things, shifts in ownership and whether an ownership change has occurred. If the independent accountants of First Federal concur at the time of the preparation of the information statement that the conversion did not result in an ownership change by reason of the cash issuance exception (after taking into account any applicable post-conversion shifts in ownership), then First Federal intends to reflect no ownership change on this information statement.
First Federal has also obtained an opinion from the Platt Irwin Law Firm, Port Angeles, Washington, that the income tax effects of the conversion under Washington tax laws will be substantially the same as the federal income tax consequences described above.
How We Determined Our Price and the Number of Shares to Be Issued in the Stock Offering
The plan of conversion requires that the purchase price of the common stock must be based on the appraised pro forma market value of First Northwest Bancorp and First Federal, as determined on the basis of an independent valuation. We have retained RP Financial, a financial services industry consulting firm with over 20 years of experience in valuing financial institutions for mutual to stock conversions, to make this valuation. We have no prior relationship with RP Financial, other than when we engaged them to prepare our business plan in March 2010. For its services in making this appraisal, RP Financial’s fees and out-of-pocket expenses are estimated to be $150,000. We have agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement, untrue statement of a material fact or omission to state a material fact in the information we supply to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.
The amount of common stock we are offering is based on an independent appraisal by RP Financial of the estimated pro forma market value of First Northwest Bancorp, assuming the conversion and offering are completed. The appraisal was based in part on our consolidated financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of our common stock in the offering, and an analysis of a peer group of publicly-traded companies utilized by RP Financial in its appraisal that RP Financial considers comparable to First Northwest Bancorp.
RP Financial concluded that, as of August 15, 2014 the estimated pro forma market value of First Northwest Bancorp was $99.0 million. This pro forma market value is the midpoint of a valuation range established by regulation with a minimum of $84.1 million and a maximum of $113.9 million, inclusive of shares to be issued to the foundation. Based on this market value and a $10.00 per share purchase price, the number of shares of our common stock that will be offered for sale will range from 7,820,000 to 10,580,000 with a midpoint of 9,200,000. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. If a greater demand for shares of our common stock or a change in financial or market conditions warrant, the offering range may be increased by 15.0%. At this adjusted maximum of the offering range, the estimated pro forma market value of $131.0 million and the number of shares of common stock offered for sale will be 12,167,000.
In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements. RP Financial also had various discussions with management and considered the following factors, among others.

•	certain historical, financial and other information relating to First Federal;

•	the projected results and financial condition of First Northwest Bancorp;

•	the economic and demographic conditions in our existing market area;

•	a comparative evaluation of the operating and financial characteristics of First Federal with the peer group companies discussed below;

•	the impact of the conversion and the offering on First Northwest Bancorp’s shareholders’ equity and earnings potential;

•	the proposed dividend policy of First Northwest Bancorp; and

•	the trading market for the securities of the peer group institutions and general conditions in the stock market for all publicly traded thrift institutions.
RP Financial did not perform a detailed analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.
RP Financial also considered that we intend to issue shares of First Northwest Bancorp common stock to the First Federal Community Foundation, a charitable foundation that will be established in connection with the conversion. The intended contribution of shares of common stock to the foundation has the effect of reducing the number of shares that may be offered in the offering. The foundation will be funded with $400,000 in cash and the remainder in shares of common stock so that the total amount contributed is equal to 8% of the gross offering proceeds received by First Northwest Bancorp in the offering. We will not receive any conversion proceeds in connection with the issuance of these shares, and thus, our pro forma book value and earnings will be lower, resulting in a lower pro forma value for First Northwest Bancorp. See “Business of First Federal – The First Federal Community Foundation” and “Comparison of Valuation and Pro Forma Information With and Without the Foundation.” RP Financial’s independent valuation will be updated before we complete our offering.
RP Financial relied primarily on a comparative market value methodology in determining the pro forma market value of our common stock. In applying this methodology, RP Financial analyzed financial and operational comparisons of First Federal with a selected peer group of publicly traded savings institutions that RP Financial considered comparable to us. The peer group used by RP Financial consists of ten companies listed in the table below. The pro forma market value of First Northwest Bancorp’s common stock was determined by RP Financial based on the market pricing ratios of the peer group, subject to certain valuation adjustments based on differences between First Federal and the institutions comprising the peer group. RP Financial took into account the after market pricing characteristics of recently converted savings institutions. RP Financial utilized the results of this overall analysis to establish pricing ratios that resulted in the determination of the pro forma market value.
The selection criteria for the peer group included consideration of geographic location, earnings, asset size and asset quality. The peer group companies are:

Peer Group Companies (Ticker Symbol)	City and State	Assets as of June 30, 2014
		(In millions)

First Financial Northwest, Inc. (FFNW)	Renton, WA	$899
Riverview Bancorp, Inc. (RVSB)	Vancouver, WA	825
Timberland Bancorp, Inc. (TSBK)	Hoquiam, WA	728
First Savings Financial Group, INc. (FSFG)	Clarksville, IN	702
First Clover Leaf Financial Corp. (FCLF)	Edwardsville, IL	639
Cheviot Financial Corp. (CHEV)	Cheviot, OH	581
IF Bancorp, Inc. (IROQ)	Watseka, IL	578	(1)
Eagle Bancorp Montana, Inc. (EBMT)	Helena, MT	539
FS Bancorp, Inc. (FSBW)	Mountlake Terrace, WA	436
Anchor Bancorp (ANCB)	Lacey, WA	389
(1) As of March 31, 2014

Two measures investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and the ratio of the offering price to the issuer’s annual net income. RP Financial considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total shareholders’ equity, and represents the difference between the issuer’s assets and liabilities. Tangible book value is equal to total shareholders’ equity less intangible assets. Reported earnings reflect the net income recorded for the fiscal year ended June 30, 2014. Core earnings represent earnings adjusted for non-operating items.
The following table presents a summary of selected pricing ratios for the peer group companies and First Northwest Bancorp (on a pro forma basis). The pricing ratios are based on book value, earnings and other information as of and for the twelve months ended June 30, 2014 or the last twelve months for which data is available, stock price information as of August 15, 2014, as reflected in RP Financial’s appraisal report, dated August 15, 2014, and the number of shares assumed to be outstanding as described in “Pro Forma Data.” Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 255.5% on a price-to-earnings basis, a premium of 255.3% on a price-to-core earnings basis, a discount of 24.9% on a price-to-book value basis, and a discount of 32.0% on a price-to-tangible book value basis.

	Price-to- earnings multiple	Price-to-core earnings multiple	Price-to-book value ratio	Price-to-tangible book value ratio

First Northwest Bancorp
Minimum of offering range	37.9x	39.2x	56.8%	56.8%
Midpoint of offering range	46.2x	47.9x	61.8%	61.8%
Maximum of offering range	55.1x	57.2x	66.1%	66.1%
Maximum of offering range, as
adjusted	66.2x	68.8x	70.2%	70.2%

Valuation of peer group companies using stock market prices as of August 15, 2014
Average	15.5x	16.1x	88.0%	97.2%
Median	15.4x	16.1x	89.5%	94.7%

Our board of directors reviewed the appraisal report of RP Financial, including the methodology and the assumptions used, and determined that the valuation range was reasonable and adequate.
RP Financial’s valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing these shares. RP Financial did not independently verify the financial statements and other information we provided, nor did RP Financial value independently our assets or liabilities. The valuation considers First Federal as a going concern and should not be considered as an indication of the liquidation value of First Federal. Moreover, because this valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the offering will thereafter be able to sell these shares at prices at or above the purchase price or in the range of the valuation described above.
RP Financial will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 12,167,000 shares in the offering without notice to you. No sale of shares of common stock in the offering may be completed unless, prior to the completion, RP Financial confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of First Northwest Bancorp. If our pro forma market value at that time is either below $84.1 million or above $131.0 million, then, after consulting with the DFI and the FDIC, we may:

•	set a new offering range;

•	take such other actions as may be permitted by the DFI, the FDIC, the Federal Reserve, and the SEC; or

•	terminate the offering and promptly return all funds, with interest.
If we set a new offering range, we will be required to cancel your stock order and promptly return your subscription funds, with interest calculated at the statement savings rate, and cancel any authorization to withdraw funds from your deposit accounts for the purchase of shares of common stock. You will have the opportunity to place a new stock order.
An increase in the number of shares of common stock as a result of an increase in the estimated pro forma market value would decrease both a subscriber’s ownership interest and First Northwest Bancorp’s pro forma net income and shareholders’ equity on a per share basis while decreasing pro forma net income and increasing shareholders’ equity, respectively, on an aggregate basis. A decrease in the number of shares of common stock would increase both a subscriber’s ownership interest and First Northwest Bancorp’s pro forma net income and shareholders’ equity on a per share basis while increasing pro forma net income and decreasing shareholders’ equity, respectively, on an aggregate basis. See “Risk Factors - Risks Related to This Offering - The implementation of an equity incentive plan may dilute your ownership interest” and “Pro Forma Data.”
Copies of the appraisal report of RP Financial, LC., including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the office of First Federal and as specified under “Where You Can Find More Information.” In addition, the appraisal report is an exhibit to the registration statement of which this prospectus is a part. The registration statement is available on the SEC’s website (http://www.sec.gov).
Subscription Offering and Subscription Rights
Under the plan of conversion, rights to subscribe for the purchase of common stock have been granted to the following persons in the following order of descending priority:

•	depositors of First Federal with account balances of at least $50 as of the close of business on March 31, 2011 (“Eligible Account Holders”);

•	tax qualified plans, including our employee stock ownership plan and 401(k) plan (“Tax-Qualified Employee Stock Benefit Plans”);

•
depositors of First Federal, other than directors and executive officers and their associates, with account balances of at least $50 as of the close of business on _________ __, 2014 (“Supplemental Eligible Account Holders”); and

•	depositors and borrowers of First Federal, as of the close of business on _______, 2014, other than Eligible Account Holders or Supplemental Eligible Account Holders (“Other Members”).
All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion and as described below under “- Limitations on Stock Purchases.”
Preference Category No. 1: Eligible Account Holders. Each Eligible Account Holder shall receive, without payment, first priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:
(1)    $200,000 or 20,000 shares of common stock;
(2)    one‑tenth of one percent of the total offering of shares of common stock; or

(3)
15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in First Federal in each case on the close of business on March 31, 2011 (the “Eligibility Record Date”), subject to the overall purchase limitations.

See “- Limitations on Stock Purchases.”
If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. For example, if an Eligible Account Holder with an unfilled subscription has qualifying deposits totaling $100, and the total amount of qualifying deposits for Eligible Account Holders with unfilled subscriptions was $1,000, then the number of shares that may be allocated to fill this Eligible Account Holder’s subscription would be 10% of the shares remaining available, up to the amount subscribed for.
To ensure proper allocation of stock, each Eligible Account Holder must list on his or her subscription order form all accounts in which he or she has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of First Federal or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding March 31, 2011.
Preference Category No. 2: Tax-Qualified Employee Stock Benefit Plans. The plan of conversion provides that each Tax‑Qualified Employee Stock Benefit Plan, excluding the 401(k) plan, shall receive nontransferable subscription rights to purchase up to 8% of the common stock sold in the offering, including shares issued to the First Federal Community Foundation, provided that individually or in the aggregate these plans (other than that portion of these plans which is self‑directed) shall not purchase more than 8% of the shares of common stock, including shares issued to the First Federal Community Foundation, and any increase in the number of shares of common stock after the date hereof as a result of an increase of up to 15% in the maximum of the estimated valuation range. The proposed employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering, including shares issued to the First Federal Community Foundation, or 672,448 shares and 910,912 shares based on the minimum and maximum of the estimated offering range, respectively. Subscriptions by the Tax-Qualified Employee Stock Benefit Plans will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and community offerings, including subscriptions of any of First Federal’s directors, officers, employees or associates thereof. Subscription rights received pursuant to this category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Preference Category No. 1. If the employee stock ownership plan’s subscription is not filled in its entirety, the plan may, with the approval of the DFI and the FDIC, purchase shares in the open market. See “Management - Benefits - Employee Stock Ownership Plan.”
Preference Category No. 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Stock Benefit Plans, each Supplemental Eligible Account Holder shall be entitled to receive, without payment therefore, third priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:
(1)    $200,000 or 20,000 shares of common stock;
(2)    one-tenth of one percent of the total offering of shares of common stock; or

(3)
15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in First Federal in each case on the close of business on _________ __, 2014 (the “Supplemental Eligibility Record Date”), subject to the overall purchase limitations.

See “- Limitations on Stock Purchases.”
If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.
Preference Category No. 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, each Other Member shall receive, without payment therefore, fourth priority, nontransferable subscription rights to subscribe for shares of common stock, up to the greater of:
(1)    $200,000 or 20,000 shares of common stock; or

(2)	one-tenth of one percent of the total offering of shares of common stock in the offerings, subject to the overall purchase limitations.
See “- Limitations on Stock Purchases.”
In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, is in excess of the total number of shares of common stock offered in the conversion, available shares will be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.
Expiration Date for the Subscription Offering. The subscription offering will expire at 5:00 p.m., Pacific time, on _________ __, 2014, unless extended for the full 45 day period to __________ __, 2014, and may be extended an additional 45 days to _________ __, 2014 without the approval of the DFI. Any further extensions of the subscription offering must be approved by the DFI. The subscription offering may not be extended beyond

_________ __, 2016. Subscription rights which have not been exercised prior to _________ __, 2014 (unless extended) will become void.
First Northwest Bancorp and First Federal will not execute orders until at least the minimum number of shares of common stock, 7,820,000 shares, have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold by _________ __, 2014, unless this period is extended with the consent of the DFI, all funds delivered to First Federal pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond _________ __, 2014 is granted, First Northwest Bancorp and First Federal will notify subscribers of the extension of time and of any rights of subscribers to confirm, modify or rescind their subscriptions. This is commonly referred to as a “resolicitation offering.”
In a resolicitation offering, First Northwest Bancorp would mail you a supplement to this prospectus if you subscribed for stock to let you confirm, modify or cancel your subscription. If you fail to respond to the resolicitation offering, it would be as if you had canceled your order and all subscription funds, together with accrued interest, would be returned to you. If you authorized payment by withdrawal of funds on deposit at First Federal, that authorization would terminate. If you affirmatively confirm your subscription order during the resolicitation offering, First Northwest Bancorp and First Federal would continue to hold your subscription funds until the end of the resolicitation offering. Your resolicitation order would be irrevocable without the consent of First Northwest Bancorp and First Federal until the conversion is completed or terminated.
Community Offering
To the extent that shares remain available for purchase after satisfaction of all subscription rights discussed above, we anticipate offering shares pursuant to the plan of conversion to members of the general public who receive a prospectus, with a preference given to natural persons residing in Clallam, Jefferson and Kitsap counties. These natural persons are referred to as preferred subscribers. We may limit total subscriptions in the community offering to ensure that the number of shares available for the syndicated or underwritten community offering may be up to a specified percentage of the number of shares of common stock. The opportunity to subscribe for shares of common stock in any community offering will be subject to our right, in our sole discretion, to accept or reject any such orders either at the time of receipt of an order or as soon as practicable following _________ __, 2014. The community offering, if any, will begin at the same time as, during or promptly after the subscription offering and will not be for more than 45 days after the end of the subscription offering.
The price at which common stock would be sold in the community offering will be the same price at which shares are offered and sold in the subscription offering. No person, may purchase more than $200,000 of common stock in the community offering, and no person together with an associate or group of persons acting in concert, may purchase more than $400,000 of common stock in the community offering, subject to the maximum purchase limitations. See “- Limitations on Stock Purchases.” In the event of an oversubscription for shares in the community offering, shares may be allocated, to the extent shares remain available, on a pro rata basis to such person based on the amount of their respective subscriptions.
Syndicated or Firm Commitment Underwritten Offering
If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings to selected members of the general public in a syndicated or firm commitment underwritten offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.
If a syndicated or firm commitment underwritten offering is held, Sandler O’Neill & Partners, L.P. will serve as sole book-running manager.  In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5.25% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering to the book-running manager and any other broker-dealers included in the syndicated or firm commitment underwritten offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offerings. No person may purchase more than $200,000 of common stock in a syndicated or firm commitment underwritten offering, and no person together with an associate or group of persons acting in concert, may purchase more than $400,000 of common stock in the community offering, subject to the maximum purchase limitations. See “- Limitations on Stock Purchases.”
In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to First Northwest Bancorp for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at First Federal by wire transfers). See “—Procedure for Purchasing Shares in the Subscription Offering.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated offering to the extent consistent with Rules 10b-9 and 15c2-4 and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

In the event of a firm commitment underwritten offering, the proposed underwriting agreement will not be entered into with Sandler O’Neill & Partners, L.P., First Northwest Bancorp and First Federal until immediately prior to the completion of the firm commitment underwritten offering. At that time, Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the firm commitment underwritten offering will represent that they have received sufficient indications of interest to complete the offering. Pursuant to the terms of the underwriting agreement, and subject to certain customary provisions and conditions to closing, upon execution of the underwriting agreement, Sandler O’Neill & Partners, L.P. and any other underwriters will be obligated to purchase all the shares subject to the firm commitment underwritten offering.

If for any reason we cannot affect a syndicated or firm commitment underwritten offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible.  The DFI and the Financial Industry Regulatory Authority must approve any such arrangements.

Syndicated or Firm Commitment Underwritten Offering. In the event that shares of common stock are sold in a syndicated or firm commitment underwritten offering, we will pay fees of 5.25% of the aggregate amount of common stock sold in the syndicated or firm commitment underwritten offering to Sandler O'Neill & Partners, L.P. and any other broker-dealers included in the syndicated or firm commitment underwritten offering. If all shares of common stock were sold in the syndicated or firm commitment underwritten offering, the selling agent and underwriters’ commissions would be approximately $3.7 million, $4.3 million, $5.0 million and $5.8 million at the minimum, midpoint, maximum and maximum as adjusted levels of the offering, respectively.

Persons Who Are Not Permitted to Participate in the Stock Offering
We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which the granting of subscription rights or the offer or sale of shares of common stock to such persons would require any of us or our officers, directors or employees, under the laws of such state to register as a broker, dealer, salesperson or selling agent or to register or otherwise qualify the securities of First Northwest Bancorp for sale in such state.
Limitations on Stock Purchases
The plan of conversion includes the following limitations on the number of shares of First Northwest Bancorp common stock which may be purchased in the conversion:

(1)	No fewer than 25 shares of common stock may be purchased, to the extent shares are available;

(2)	Each Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

a.	$200,000 or 20,000 shares of common stock;

b.	one-tenth of one percent of the total offering of shares of common stock; or

c.
15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in First Federal in each case as of the close of business on the Eligibility Record Date, subject to the overall limitation in clause (7) below;

(3)
Tax qualified plans, including our employee stock ownership plan and 401(k) plan, will receive nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock in the offering, including shares issued to the foundation. We expect the employee stock ownership plan to purchase 8% of the common stock sold in the offering, including shares issued to the foundation.

(4)	Each Supplemental Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

a.	$200,000 or 20,000 shares of common stock;

b.	one-tenth of one percent of the total offering of shares of common stock; or

c.
15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in First Federal in each case as of the close of business on the Supplemental Eligibility Record Date, subject to the overall limitation in clause (7) below;

(5)	Each Other Member may subscribe for and purchase in the subscription offering up to the greater of:

a.	$200,000 or 20,000 shares of common stock; or

b.	one-tenth of one percent of the total offering of shares of common stock, subject to the overall limitation in clause (7) below;

(6)
Persons purchasing shares of common stock in the community offering, syndicated offering, or firm commitment underwritten offering may purchase up to $200,000 or 20,000 shares of common stock, subject to the overall limitation in clause (7) below; and

(7)
Except for the Tax-Qualified Employee Stock Benefit Plans, and the Eligible Account Holders and Supplemental Eligible Account Holders whose subscription rights are based upon the amount of their deposits, as a result of (2)(c) and (4)(c) above, the maximum number of shares of First Northwest Bancorp common stock subscribed for or purchased in all categories of the offerings by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed $400,000 or 40,000 shares of common stock.

Subject to any required DFI or other regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of First Federal, the boards of directors of First Northwest Bancorp and First Federal may, in their sole discretion, increase the maximum individual amount permitted to be subscribed to provide that any person, group of associated persons, or persons otherwise acting in concert subscribing for five percent, may purchase between five and ten percent as long as the aggregate amount that the subscribers purchase does not exceed ten percent of the total stock offering. Requests to purchase additional shares of common stock will be allocated by the boards of directors on a pro rata basis giving priority in accordance with the preference categories set forth in this prospectus.

The term “associate” when used to indicate a relationship with any person means:

•
any corporation or organization (other than First Federal, First Northwest Bancorp or a majority-owned subsidiary of any of them) of which the person is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

•	any trust or other estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity;

•
any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of First Federal, First Northwest Bancorp or any subsidiary of First Federal or First Northwest Bancorp; and

•	any person acting in concert with any of the persons or entities specified above;
provided, however, that Tax-Qualified Employee Plans shall not be deemed to be an associate of any director or officer of First Federal or First Northwest Bancorp. When used to refer to a person other than an officer or director of First Federal, the board of directors of First Federal or officers delegated by the board of directors in their sole discretion may determine the persons that are associates of other persons.
The term “acting in concert” means knowing participation in a joint activity or parallel action towards a common goal whether or not pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any arrangement. A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that the Tax-Qualified Employee Stock Benefit Plans will not be deemed to be acting in concert with their trustees or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by each plan will be aggregated. The determination of whether a group is acting in concert shall be made solely by the board of directors of First Federal or officers delegated by the board of directors and may be based on any evidence upon which the board or delegates chooses to rely.
Marketing Arrangements
We have engaged Sandler O’Neill & Partners, L.P., a broker-dealer registered with the Financial Industry Regulatory Authority, as a financial advisor in connection with the offering of our common stock. In its role as financial advisor, Sandler O’Neill & Partners, L.P., will:

•	provide advice on the financial and securities market implications of the plan of conversion and related corporate documents, including our business plan;

•	assist in structuring our stock offering, including developing and assisting in implementing a market strategy for the stock offering;

•	review all offering documents, including this prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary;

•	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, including printers, transfer agents and appraisal firms;

•	assist us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

•	meet with the board of directors and management to discuss any of these services; and

•	provide such other financial advisory and investment banking services in connection with the stock offering as may be agreed upon by Sandler O’Neill & Partners, L.P., and us.
For its services, Sandler O’Neill & Partners, L.P. will receive a success fee of 1.00% of the aggregate purchase price of shares of common stock sold in the subscription offering and community offering, less any shares of common stock sold to our directors, officers and employees (or members of their immediate family) and the Tax-Qualified Employee Stock Benefit Plans, and the First Federal Community Foundation. If selected dealers are used to assist in the sale of shares of First Northwest Bancorp common stock in the syndicated or firm commitment underwritten offering, these dealers will be paid a fee of up to 5.25% of the total purchase price of the shares sold by the dealers. We have agreed to indemnify Sandler O’Neill & Partners, L.P. against certain claims or liabilities, including certain liabilities under the Securities Act of 1933, as amended, and will contribute to payments Sandler O’Neill & Partners, L.P. may be required to make in connection with any such claims or liabilities. In addition, Sandler O’Neill & Partners, L.P. will be reimbursed for the fees and expenses of its legal counsel, and other actual out of pocket expenses, in an amount not to exceed $140,000 if no syndicated offering is held and maximum of $150,000 if a syndicated or firm commitment underwritten offering is held.

We have also engaged Sandler O’Neill & Partners, L.P., to act as our records management agent in connection with the offering. In its role as records management agent, Sandler O’Neill & Partners, L.P., will, among other things:

•	consolidate accounts and calculate eligible depositor votes;

•	prepare account data for proxy forms;

•	tabulate proxies and ballots;

•	act as inspector of election at the special meeting of members;

•	assist us in establishing and managing the Stock Information Center;

•	assist our financial printer with labeling of stock offering materials;

•	process stock order forms;

•	provide our transfer agent with shareholder data for stock statements;

•	advise us on interest and refund calculations; and

•	create tax forms for interest reporting.

For its services as records management agent, Sandler O'Neill & Partners, L.P. will receive a fee of $45,000, $25,000 of which has been paid to date, and will be reimbursed for its expenses in an amount not to exceed $50,000.

If the plan of conversion is terminated or if Sandler O’Neill & Partners, L.P.’s engagement is terminated in accordance with the provisions of the agreement, Sandler O’Neill & Partners, L.P. will be entitled to the advance payment and also receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses (including legal fees) related to or arising out of Sandler O’Neill & Partners, L.P.’s engagement as our conversion agent and performance of services as our conversion agent.

Sales of shares of First Northwest Bancorp common stock will be made by registered representatives affiliated with Sandler O’Neill & Partners, L.P. or by the broker‑dealers managed by Sandler O’Neill & Partners, L.P. Sandler O’Neill & Partners, L.P. has undertaken that the shares of First Northwest Bancorp common stock will be sold in a manner which will ensure that the distribution standards of The Nasdaq Stock Market will be met. A stock information center will be established at First Federal’s executive office located at 105 West 8th Street, in Port Angeles, Washington. First Northwest Bancorp will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 and sales of First Northwest Bancorp common stock will be conducted within the requirements of this rule, so as to permit officers, directors and employees to participate in the sale of First Northwest Bancorp common stock in those states where the law permits. No officer, director or employee of First Northwest Bancorp or First Federal will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of common stock, as well as the establishment of the foundation.
Procedure for Purchasing Shares in the Subscription Offering
To ensure that each purchaser receives a prospectus at least 48 hours before _________ __, 2014 the subscription expiration date, unless extended, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to that date or hand delivered any later than two days prior to that date. Execution of the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order forms will only be distributed with, or preceded by, a prospectus.
To purchase shares in the subscription offering, an executed stock order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at First Federal must be received by First Federal by 5:00 p.m., Pacific time, on _________ __, 2014 unless extended. In addition, First Northwest Bancorp and First Federal will require a prospective purchaser to execute a certification in the form required by the DFI. Stock order forms which are not received by this time, are executed defectively, are received without full payment or appropriate withdrawal instructions, or are submitted on photocopied or facsimile stock order forms are not required to be accepted. In addition, First Federal will not accept orders without an executed certification. First Federal has the right to waive or permit the correction of incomplete or improperly executed forms, but does not represent that it will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of First Federal, unless the conversion has not been completed within 45 days after the end of the subscription offering, or this period has been extended.
In order to ensure that Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date, March 31, 2011, the Supplemental Eligibility Record Date, ________ __, 2014, or the Other Members Record Date, _______ __, 2014, must list all accounts on the stock order form giving all names in each account and the account numbers.
Payment for subscriptions may be made:

•	By personal check, bank check or money order made payable to First Northwest Bancorp.

•
By authorizing a withdrawal from a savings or certificate of deposit account at First Federal, designated on the stock order form. To use funds in an individual retirement account (“IRA”) at First Federal, you must transfer your account to a self-directed IRA at an unaffiliated institution or broker. Because transferring your account will take time, please contact the stock information center as soon as possible for assistance.

No wire transfers will be accepted in the subscription offering. Funds received before the completion of the conversion will be held in a segregated account at First Federal. Interest will be paid on payments made by cash, check or money order at our then-current statement savings rate from the date payment is received until completion of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rate, but may not be used by the subscriber until all of First Northwest Bancorp’s common stock has been sold or the plan of conversion is terminated, whichever is earlier. If a subscriber authorizes First Federal to withdraw the amount of the purchase price from his or her deposit account, First Federal will do so as of the effective date of the conversion. First Federal will waive any applicable penalties for early withdrawal from certificate accounts for the purpose of purchasing stock in the offering.
If any amount of a subscription order is unfilled, First Federal will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after completion of the conversion. If the conversion is not consummated, purchasers will have refunded to them all payments made, with interest, and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at First Federal.
If any Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the subscription offering, these plans will not be required to pay for the shares subscribed for at the time they subscribe, but rather, they may pay for shares of common stock subscribed for at the purchase price upon completion of the subscription offering and community offering, if all shares are sold, or upon completion of the syndicated or underwritten offering if shares remain to be sold in that offering. If, after the completion of the subscription offering, the amount of shares to be issued is increased above the maximum of the estimated valuation range included in this prospectus, the Tax-Qualified Employee Stock Benefit Plans will be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the estimated valuation range, provided that such subscription will continue to be subject to applicable purchase limits and stock allocation procedures.
It may be possible for you to subscribe for shares of common stock using funds you hold within an IRA. However, common stock must be held in a self‑directed retirement account. First Federal’s IRAs are not self‑directed, so they cannot be invested in common stock. If you wish to use some or all of the funds in your First Federal IRA, the applicable funds must be transferred to a self‑directed account reinvested by an independent trustee, such as a brokerage firm. If you do not have this type of account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks before the end of the offering period, for assistance with purchases using your IRA or any other retirement account that you may have. Whether you may use these funds for the purchase of shares in the stock offering may depend on timing constraints and possible limitations imposed by the institution where the funds are held.
The records of First Federal will control all matters related to the existence of subscription rights and/or one’s ability to purchase shares of common stock in the subscription offering.
Should an oversubscription result in an allocation of shares, the allocation of shares will be completed in accordance with the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order form will be final. If a partial payment for your shares is required, we will first take the funds from the cash or check you paid with and secondly from any account from which you wanted funds withdrawn.
Restrictions on Transfer of Subscription Rights and Shares
Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. With the exception of individual retirement account stock purchases, the subscription rights of a qualifying account may not be transferred to an account that is in a different form of ownership. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in the loss of your subscription rights. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal and state regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or shares of common stock before the completion of the offering.

First Federal will refer to the DFI and the FDIC any situations that it believes may involve a transfer of subscription rights and will not honor orders believed by it to involve the transfer of such rights.
Issuance of First Northwest Bancorp’s Common Stock
All shares of First Northwest Bancorp common stock sold will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order form as soon as practicable following consummation of the conversion. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Required Approvals
In order to complete the conversion, we will need to receive the final approval of the DFI and a final non-objection letter from the FDIC. We also will need to have our members approve the plan of conversion and contribution to the foundation at a special meeting of members, which will be called for that purpose. Finally, the Federal Reserve must approve First Northwest Bancorp’s application to become a bank holding company and to acquire all of First Federal’s common stock, as well as the establishment of the foundation.
First Northwest Bancorp may be required to make certain filings with state securities regulatory authorities in connection with the issuance of First Northwest Bancorp common stock in the offerings.
Restrictions on Purchase or Transfer of Shares After the Conversion
All shares of common stock purchased in connection with the conversion by a director or an executive officer of First Northwest Bancorp and First Federal will be subject to a condition imposed by the FDIC, unless waived, that the shares not be sold for a period of three years following the conversion except in the event of the death of the director or officer or pursuant to a merger or similar transaction approved by the FDIC . Ownership statements issued to holders of restricted shares will give notice of this restriction, and instructions will be issued to the transfer agent to the effect that any transfer within the first year of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to the restricted stock will be subject to the same restrictions.
Purchases of common stock of First Northwest Bancorp by directors, executive officers and their associates during the three-year period following completion of the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the DFI. This restriction does not apply, however, to negotiated transactions involving more than 1% of First Northwest Bancorp’s outstanding common stock or to certain purchases of stock pursuant to an employee stock benefit plan.
For information regarding the proposed purchases of common stock by officers and directors of First Federal and First Northwest Bancorp, see “Proposed Purchases by Management.” Any purchases made by the officers and directors of First Federal and First Northwest Bancorp are intended for investment purposes only, and not for resale, including any purchases made for the purpose of meeting the minimum of the offering range.
Any repurchases of common stock by First Northwest Bancorp during the three year period following the conversion is subject to the prior approval of the DFI and other bank regulatory agencies, as applicable.

RESTRICTIONS ON ACQUISITION OF FIRST NORTHWEST BANCORP
AND FIRST FEDERAL
The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire First Northwest Bancorp, First Federal or their respective capital stock are summarized below. Also discussed are certain provisions in First Northwest Bancorp’s articles of incorporation and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire it. These provisions include a prohibition on any holder of common stock voting more than 10% of the outstanding common stock.
Prior Approval of Acquisition of Control
Under federal law and Washington law, the written consent of the DFI and either the Federal Reserve or the FDIC is required prior to any person or company acquiring “control” of a Washington-chartered savings bank or its holding company. Generally, control is conclusively presumed to exist if, among other things, an individual or company or group acting in concert acquires the power to direct the management or policies of First Northwest Bancorp or First Federal or to vote 25% or more of any class of voting stock. Control is rebuttably presumed to exist under federal law if, among other things, a person acquires more than 10% of any class of voting stock, and the issuer’s securities are registered under Section 12 of the Securities and Exchange Act of 1934 or the person would be the single largest shareholder. A company that acquires control thereby becomes a bank holding company, subject to restrictions applicable to the operations of bank holding companies and any conditions imposed by the Federal Reserve in connection with its approval of such acquisition. Such restrictions and conditions may deter potential acquirers from seeking to obtain control of First Northwest Bancorp. See “How We Are Regulated - Regulation and Supervision of First Northwest Bancorp.
Anti‑takeover Provisions That are Contained in Sections of First Northwest Bancorp’s Articles of Incorporation and Bylaws
The articles of incorporation and bylaws of First Northwest Bancorp contain certain provisions that are intended to encourage a potential acquirer to negotiate any proposed acquisition of First Northwest Bancorp directly with its board of directors. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the board of directors believes it is in the best interests of First Northwest Bancorp and its shareholders to encourage potential acquirers to negotiate directly with management. The board of directors believes that the provisions in the articles of incorporation and bylaws will encourage negotiations and discourage hostile takeover attempts. The board also believes that these provisions should not discourage persons from proposing a merger or transaction at prices reflective of the true value of First Northwest Bancorp and that otherwise is in the best interests of all shareholders. However, these provisions may have the effect of discouraging offers to purchase First Northwest Bancorp or its securities that are not approved by the board of directors but which certain of First Northwest Bancorp’s shareholders may deem to be in their best interests or pursuant to which shareholders would receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions will also render the removal of the current board of directors and management more difficult. The boards of directors of First Federal and First Northwest Bancorp believe these provisions are in the best interests of the shareholders because they will assist First Northwest Bancorp’s board of directors in managing the affairs of First Northwest Bancorp in the manner they believe to be in the best interests of shareholders generally and because a company’s board of directors is often best able in terms of knowledge regarding the company’s business and prospects, as well as resources, to negotiate the best transaction for its shareholders as a whole.
The following description of certain of the provisions of the articles of incorporation and bylaws of First Northwest Bancorp is necessarily general and reference should be made in each instance to the articles of incorporation and bylaws. See “Where You Can Find More Information” regarding how to obtain a copy of these documents.
Board of Directors. The articles of incorporation provide that the number of directors shall not be less than five nor more than 15. The initial number of directors is nine, but this number may be changed by resolution of the board of directors. The board of directors is divided into three groups, with each group containing one-third of the total number of directors, or as near as may be. This may make it more difficult for a person seeking to acquire control of First Northwest Bancorp to gain majority representation on the board of directors in a relatively short period of time. First Northwest Bancorp believes this is important in ensuring continuity in the composition and policies of the board of directors.
Cumulative Voting. The articles of incorporation specifically do not permit cumulative voting for the election of directors. Cumulative voting in an election of directors entitles a shareholder to cast a total number of votes equal to the number of directors to be elected multiplied by the number of his or her shares and to distribute that number of votes among the number of nominees as the shareholder chooses. The absence of cumulative voting for directors limits the ability of a minority shareholder to elect directors. Because the holder of less than a majority of First Northwest Bancorp’s shares cannot be assured representation on the board of directors, the absence of cumulative voting may discourage accumulations of First Northwest Bancorp’s shares or proxy contests that would result in changes in First Northwest Bancorp’s management. The board of directors believes that elimination of cumulative voting will help to assure continuity and stability of management and policies; directors should be elected by a majority of the shareholders to represent the interests of the shareholders as a whole rather than the special representatives of particular minority interests; and efforts to elect directors representing specific minority interests are potentially divisive and could impair the operations of First Northwest Bancorp.
Special Meetings. The articles of incorporation of First Northwest Bancorp provide that special meetings of shareholders of First Northwest Bancorp may be called only by the chief executive officer or by the board of directors. If a special meeting is not called, shareholder proposals cannot be presented to the shareholders for action until the next annual meeting. Shareholders are not permitted to call special meetings.
Authorized Capital Stock. The articles of incorporation of First Northwest Bancorp authorize the issuance of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide First Northwest Bancorp’s board of directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of First Northwest Bancorp. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. First Northwest Bancorp’s board of directors currently has no plan to issue additional shares, other than the issuance of additional shares pursuant to the proposed stock-based equity incentive plan.
Director Nominations. The articles of incorporation of First Northwest Bancorp require a shareholder who intends to nominate a candidate for election to the board of directors at a shareholders’ meeting to give written notice to the secretary of First Northwest Bancorp at least 90 days (but not more than 120 days) in advance of the date of the meeting at which such nominations will be made. The nomination notice is also required to include specified information concerning the nominee and the proposing shareholder. The board of directors of First Northwest Bancorp believes that it is in the best interests of First Northwest Bancorp and its shareholders to provide sufficient time for the board of directors to study all nominations and to determine whether to recommend to the shareholders that any of these nominees be considered.
Supermajority Voting Provisions. First Northwest Bancorp’s articles of incorporation require the affirmative vote of 80% of the outstanding shares entitled to vote to approve a merger, consolidation or other business combination, unless the transaction is approved, prior to consummation, by the vote of at least two‑thirds of the number of the continuing directors (as defined in the articles of incorporation) on First Northwest Bancorp’s board of directors. “Continuing directors” generally includes all members of the board of directors who are not affiliated with any individual, partnership, trust or other person or entity (or the affiliates and associates of such person or entity) which is a beneficial owner of 10% or more of the voting shares of First Northwest Bancorp. This provision could tend to make the acquisition of First Northwest Bancorp more difficult to accomplish without the cooperation or favorable recommendation of First Northwest Bancorp’s board of directors.
Amendment of Articles of Incorporation and Bylaws. First Northwest Bancorp’s articles of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of its common stock, except that the provisions of the articles of incorporation governing the duration of the corporation, the purpose and powers of the corporation, authorized capital stock, denial of preemptive rights, the number and staggered terms of directors, removal of directors, shareholder nominations and proposals, approval of certain business combinations, the evaluation of certain business combinations, limitation of directors’ liability, indemnification of officers and directors, calling of special meetings of shareholders, the authority to repurchase shares and the manner of amending the bylaws and articles of incorporation may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of First Northwest Bancorp. This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of First Northwest Bancorp from circumventing any of the foregoing provisions by amending the articles of incorporation to delete or modify one of such provisions.
First Northwest Bancorp’s bylaws may only be amended by a majority vote of the board of directors of First Northwest Bancorp or by the holders of at least 80% of the outstanding stock by First Northwest Bancorp.
Purpose and Takeover Defensive Effects of First Northwest Bancorp’s Articles of Incorporation and Bylaws. The board of directors believes that the provisions described above are prudent and will reduce First Northwest Bancorp’s vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by the board. These provisions will also assist in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The board of directors believes these provisions are in the best interest of First Federal, and First Northwest Bancorp and its shareholders. In the judgment of the board of directors, First Northwest Bancorp’s board will be in the best position to determine the true value of First Northwest Bancorp and to negotiate more effectively for what may be in the best interests of its shareholders. Accordingly, the board of directors believes that it is in the best interest of First Northwest Bancorp and its shareholders to encourage potential acquirers to negotiate directly with the board of directors of First Northwest Bancorp and that these provisions will encourage these negotiations and discourage hostile takeover attempts. It is also the view of the board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of First Northwest Bancorp and that is in the best interest of all shareholders.
Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the board of directors present to shareholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of First Northwest Bancorp for its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of First Northwest Bancorp’s assets.
An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause great expense. Although a tender offer or other takeover attempt may be made at a price substantially above current market prices, these offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining shareholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive First Northwest Bancorp’s remaining shareholders of benefits of certain protective provisions of the Securities Exchange Act of 1934, if the number of beneficial owners became less than 1,200, thereby allowing for deregistration.
Despite the belief of First Federal and First Northwest Bancorp as to the benefits to shareholders of these provisions of First Northwest Bancorp’s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by First Northwest Bancorp’s board of directors, but pursuant to which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. These provisions will also render the removal of First Northwest Bancorp’s board of directors and of management more difficult. The boards of directors of First Federal and First Northwest Bancorp, however, have concluded that the potential benefits outweigh the possible disadvantages.
Following the conversion, pursuant to applicable law and, if required, following the approval by shareholders, First Northwest Bancorp may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Washington business corporation.

The cumulative effect of the restrictions on acquisition of First Northwest Bancorp contained in the articles of incorporation and bylaws of First Northwest Bancorp and in Federal and Washington law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain shareholders of First Northwest Bancorp may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.
DESCRIPTION OF CAPITAL STOCK OF FIRST NORTHWEST BANCORP
General
First Northwest Bancorp is authorized to issue 75,000,000 shares of common stock having a par value of $0.01 per share and 5,000,000 shares of preferred stock having a par value of $0.01 per share. First Northwest Bancorp currently expects to issue up to 11,386,400 shares of common stock (including shares contributed to the First Federal Community Foundation), subject to adjustment up to 13,100,360 shares, and no shares of preferred stock in the conversion. Each share of First Northwest Bancorp’s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, in accordance with the plan of conversion, all the stock will be duly authorized, fully paid and nonassessable.
The common stock of First Northwest Bancorp represents nonwithdrawable capital. The common stock is not a savings or deposit account and is not insured by the FDIC or any other government agency.
Common Stock
Dividends. First Northwest Bancorp can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. The payment of dividends by First Northwest Bancorp is subject to limitations which are imposed by law and applicable regulation. See “Our Policy Regarding Dividends” and “How We Are Regulated.” The holders of common stock of First Northwest Bancorp will be entitled to receive and share equally in the dividends declared by the board of directors of First Northwest Bancorp out of funds legally available therefore. If First Northwest Bancorp issues preferred stock, the holders of preferred stock may have a priority over the holders of the common stock with respect to dividends.
Stock Repurchases. Regulations of Federal Reserve place certain limitations on the repurchase of First Northwest Bancorp’s capital stock. See “How We Are Regulated.”
Voting Rights. Upon conversion, the holders of common stock of First Northwest Bancorp will possess exclusive voting rights in First Northwest Bancorp. They will elect First Northwest Bancorp’s board of directors and act on other matters as are required to be presented to them under Washington law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of First Northwest Bancorp and First Federal,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If First Northwest Bancorp issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See “Restrictions on Acquisition of First Northwest Bancorp and First Federal.”
As a state‑chartered stock savings bank that is the subsidiary of a holding company, voting rights are vested exclusively in the owners of the shares of capital stock of First Federal, all of which will be owned by First Northwest Bancorp and voted at the direction of First Northwest Bancorp’s board of directors. Consequently, the holders of the common stock will not have direct control of First Federal.
Liquidation. In the event of any liquidation, dissolution or winding up of First Federal, First Northwest Bancorp, as holder of First Federal’s capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of First Federal, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of First Federal available for distribution. In the event of liquidation, dissolution or winding up of First Northwest Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of First Northwest Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.
Preemptive Rights. Holders of the common stock of First Northwest Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.
Preferred Stock
None of the shares of First Northwest Bancorp’s authorized preferred stock will be issued in the conversion and there are no current plans to issue the preferred stock. Preferred stock may be issued with the designations, powers, preferences and rights as the board of directors may determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
Restrictions on Acquisition
Acquisitions of First Northwest Bancorp are restricted by provisions in its articles of incorporation and bylaws and by the rules and regulations of various regulatory agencies. See “How We Are Regulated - Regulation and Supervision of First Northwest Bancorp” and “Restrictions on Acquisition of First Northwest Bancorp and First Federal.”
TRANSFER AGENT AND REGISTRAR
The transfer agent and registrar for First Northwest Bancorp common stock is Computershare Trust Company, N.A., Cranford, New Jersey.
EXPERTS
The consolidated balance sheets of First Federal as of June 30, 2014 and 2013 and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended June 30, 2014, included in this prospectus have been audited by Moss Adams LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon the report of this firm given upon the authority as experts in accounting and auditing.
RP Financial, LC. has consented to the publication herein of the summary of its report to First Federal setting forth its opinion as to the estimated pro forma market value of the First Northwest Bancorp common stock upon conversion and its letter with respect to subscription rights.
LEGAL AND TAX OPINIONS
The legality of the common stock has been passed upon for First Federal by Breyer & Associates PC, McLean, Virginia, special counsel to First Federal and First Northwest Bancorp. The federal income tax consequences of the conversion have been passed upon for First Federal by Silver, Freedman,Taff & Tiernan LLP, Washington D.C. The Washington State income tax consequences of the conversion have been passed upon for First Northwest Bancorp and First Federal by the Platt Irwin Law Firm, Port Angeles, Washington. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Luse Gorman Pomerenk & Schick, P.C., Washington D.C.
WHERE YOU CAN FIND MORE INFORMATION
First Northwest Bancorp has filed with the SEC a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. This information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, and copies of this material can be obtained from the SEC at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including First Northwest Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each statement is qualified by reference to the contract or document. We believe, however, that we have included the material information an investor needs to consider in making an investment decision. First Federal also maintains a website (http://www.ourfirstfed.com), which contains various information about First Federal. In addition, First Federal files quarterly call reports with the FDIC, which are available at the FDIC’s website (http://www.fdic.gov).
First Federal has filed with the DFI an Application for Approval of Conversion, which includes proxy materials for the special meeting of members and certain other information. This prospectus omits certain information contained in the Application for Approval of Conversion. The Application for Approval of Conversion, including the proxy materials, exhibits and certain other information, may be inspected, without charge, at the office of the Washington Department of Financial Institutions, Division of Banks, Department of Financial Institutions, 150 Israel Road SW, Tumwater, Washington 98501. A copy of the Application for Approval of Conversion has also been filed with the FDIC.
In connection with the conversion, First Northwest Bancorp has registered its common stock with the SEC under Section 12 of the Securities Exchange Act of 1934, and, upon that registration, First Northwest Bancorp and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% shareholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, First Northwest Bancorp has undertaken that it will not terminate this registration for a period of at least three years following the conversion.
A copy of the plan of conversion, the articles of incorporation and bylaws of First Northwest Bancorp and First Federal are available without charge from First Federal. Requests for this information should be directed to: Laurence J. Hueth, Chief Executive Officer, First Federal, 105 West 8th Street, Port Angeles, Washington 98362.

FIRST FEDERAL

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements

Consolidated Balance Sheets as of June 30, 2014 and 2013	F-3

Consolidated Statements of Income for the Years Ended June 30, 2014, 2013, and 2012	F-4

Consolidated Statements of Comprehensive Income for the Years Ended June 30, 2014, 2013, and 2012	F-5

Consolidated Statements of Equity for the Years Ended June 30, 2014, 2013, and 2012	F-6

Consolidated Statements of Cash Flows for the Years Ended June 30, 2014, 2013, and 2012	F-7 – F-8

Notes to Consolidated Financial Statements	F-9 – F-52

All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.

The financial statements of First Northwest Bancorp have been omitted because First Northwest Bancorp has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than that of an organizational nature.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
First Federal Savings and Loan Association
of Port Angeles and Subsidiaries
Port Angeles, Washington

We have audited the accompanying consolidated balance sheets of First Federal Savings and Loan Association of Port Angeles and Subsidiaries (First Federal) as of June 30, 2014 and 2013, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended June 30, 2014. These consolidated financial statements are the responsibility of First Federal’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. First Federal is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of First Federal’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Federal Savings and Loan Association of Port Angeles and Subsidiaries as of June 30, 2014 and 2013, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Everett, Washington
August 28, 2014

F-2

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF
PORT ANGELES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (In thousands)

	June 30,
	2014	2013
ASSETS
Cash and due from banks	$14,228	$12,765
Interest-bearing deposits in banks	4,732	10,183
Total cash and cash equivalents	18,960	22,948
Investment securities available for sale, at fair value	178,972	214,789
Investment securities held to maturity, at amortized cost	53,244	49,579
Loans held for sale	613	400
Loans receivable (net of allowance for loan losses
of $8,072 and $7,974)	496,184	449,353
Federal Home Loan Bank (FHLB) stock, at cost	10,047	10,433
Accrued interest receivable	2,272	2,329
Premises and equipment, net	12,287	11,444
Mortgage servicing rights, net	1,266	1,434
Bank-owned life insurance, net	18,066	17,972
Real estate owned and repossessed assets	810	2,265
Prepaid expenses and other assets	2,571	1,564
Total assets	$795,292	$784,510

LIABILITIES AND EQUITY
LIABILITIES
Deposits	$600,399	$595,044
Borrowings	105,133	100,033
Deferred tax liability, net	1,110	1,619
Accrued interest payable	262	288
Accrued expenses and other liabilities	6,355	8,235
Advances from borrowers for taxes and insurance	1,038	668
Total liabilities	714,297	705,887
COMMITMENTS AND CONTINGENCIES (NOTE 13)
EQUITY
Retained earnings	79,663	76,995
Accumulated other comprehensive income, net of tax	1,332	1,628
Total equity	80,995	78,623
Total liabilities and equity	$795,292	$784,510

F-3	See accompanying notes.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF
PORT ANGELES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (In thousands)

	Years Ended June 30,
	2014	2013	2012
INTEREST INCOME
Interest and fees on loans receivable	$22,366	$21,934	$22,705
Interest on mortgage-backed and related securities	2,993	2,902	3,526
Interest on investment securities	1,149	901	682
Interest-bearing deposits and other	41	58	29
FHLB dividends	10	—	—
Total interest income	26,559	25,795	26,942
INTEREST EXPENSE
Deposits	1,537	1,968	2,857
Borrowings	3,192	4,032	4,283
Total interest expense	4,729	6,000	7,140
Net interest income	21,830	19,795	19,802
PROVISION FOR LOAN LOSSES	1,307	1,376	7,970
Net interest income after provision for loan losses	20,523	18,419	11,832
NONINTEREST INCOME
Loan and deposit service fees	3,447	3,353	3,186
Mortgage servicing fees (expense), net of amortization	284	5	(19)
Net gain on sales of loans	762	1,563	1,503
Net gain on sale of investment securities	112	70	293
Net impairment losses on investment securities	—	—	(419)
Increase in cash surrender value of bank-owned life
insurance	94	316	706
Other income	291	260	149
Total noninterest income	4,990	5,567	5,399
NONINTEREST EXPENSE
Compensation and benefits	11,683	10,560	9,490
Real estate owned and repossessed assets expenses, net	398	244	2,519
Data processing	2,200	1,956	1,637
Occupancy and equipment	3,053	2,881	2,948
Supplies, postage, and telephone	695	802	756
Regulatory assessments and state taxes	381	384	385
Advertising	608	522	457
Professional fees	945	1,477	850
FDIC insurance premium	551	680	656
Other	1,591	1,740	1,293
Total noninterest expense	22,105	21,246	20,991
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR
INCOME TAXES	3,408	2,740	(3,760)
PROVISION (BENEFIT) FOR INCOME TAXES	740	422	(1,800)
NET INCOME (LOSS)	$2,668	$2,318	$(1,960)

See accompanying notes.	F-4

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF
PORT ANGELES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

	Years Ended June 30,
	2014	2013	2012

NET INCOME (LOSS)	$2,668	$2,318	$(1,960)

Other comprehensive (loss) income, net of tax
Unrealized (loss) gain on securities
Unrealized holding (loss) gain, net of taxes of
$(114), $(488), and $841, respectively	(222)	(949)	1,633
Reclassification adjustments for gains on sales
of securities, net of taxes of $(38), $(24),
and $(100), respectively	(74)	(46)	(193)
Reclassification adjustments for other-than-
temporary impairment on securities, net of taxes
of $0, $0, and $309, respectively	—	—	600

Other comprehensive (loss) income, net	(296)	(995)	2,040

COMPREHENSIVE INCOME	$2,372	$1,323	$80

F-5	See accompanying notes.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF
PORT ANGELES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY (In thousands)

	Retained Earnings	Accumulated Other Comprehensive Income (Loss), Net of Tax	Total Equity

BALANCE, June 30, 2011	$76,637	$583	$77,220

Net loss	(1,960)		(1,960)
Other comprehensive income, net of tax		2,040	2,040

Comprehensive income			$80

BALANCE, June 30, 2012	$74,677	$2,623	$77,300

Net income	2,318		2,318
Other comprehensive loss, net of tax		(995)	(995)

Comprehensive income			$1,323

BALANCE, June 30, 2013	$76,995	$1,628	$78,623

Net income	2,668		2,668
Other comprehensive loss, net of tax		(296)	(296)

Comprehensive income			$2,372

BALANCE, June 30, 2014	$79,663	$1,332	$80,995

See accompanying notes.	F-6

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF
PORT ANGELES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Years Ended June 30,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,668	$2,318	$(1,960)
Adjustments to reconcile net income (loss) to net cash
from operating activities:
Depreciation and amortization	1,129	1,225	1,474
Amortization and accretion of premiums and discounts
on investments, net	1,782	2,942	2,574
Other-than-temporary impairment loss on investment securities	—	—	419
Amortization of deferred loan fees, net	(111)	(678)	(239)
Amortization of mortgage servicing rights	323	720	777
Additions to mortgage servicing rights	(154)	(214)	(224)
(Recoveries) impairments on the valuation allowance
on mortgage servicing rights, net	(1)	(67)	68
Provision for loan losses	1,307	1,376	7,970
(Gain) loss on sale of real estate owned and repossessed assets	(25)	(255)	62
Deferred federal income taxes	(356)	(810)	463
Gain on sale of loans	(762)	(1,563)	(1,503)
Gain on sale of securities available for sale	(112)	(70)	(576)
Loss on sale of securities held to maturity	—	—	283
Write-down on real estate owned and repossessed assets	306	349	1,435
Increase in cash surrender value of life insurance	(94)	(316)	(706)
Origination of loans held for sale	(28,982)	(46,780)	(63,940)
Proceeds from loans held for sale	29,531	48,361	65,302
Change in assets and liabilities:
Decrease (increase) in accrued interest receivable	57	210	(49)
Decrease (increase) in prepaid expenses and other assets	(1,007)	3,249	(2,241)
Increase (decrease) in accrued interest payable	(26)	(28)	1
Increase (decrease) in accrued expenses and other liabilities	(1,880)	739	479
Net cash from operating activities	3,593	10,708	9,869
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale	(34,951)	(57,947)	(106,391)
Proceeds from maturities, calls, and principal repayments
of securities available for sale	37,071	50,868	59,255
Proceeds from sales of securities available for sale	26,492	6,811	28,718
Purchase of securities held to maturity	(5,961)	(7,274)	(34,322)
Proceeds from maturities, calls, and principal repayments
of securities held to maturity	7,382	14,344	13,191
Proceeds from sales of securities held to maturity	—	—	389
Proceeds from FHLB stock redemption	386	386	—
Proceeds from sale of real estate owned and repossessed assets	2,312	3,470	3,711
Loan originations, net of repayments, write-offs, and recoveries	(49,165)	(52,357)	12,217
Purchase of premises and equipment, net	(1,972)	(469)	(834)
Net cash from investing activities	(18,406)	(42,168)	(24,066)

F-7	See accompanying notes.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF
PORT ANGELES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (In thousands)

	Years Ended June 30,
	2014	2013	2012
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	5,355	11,806	20,840
Proceeds from FHLB advances	116,600	89,924	—
Repayment of FHLB advances	(111,500)	(89,924)	—
Net increase in advances from borrowers
for taxes and insurance	370	127	81
Net cash from financing activities	10,825	11,933	20,921

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,988)	(19,527)	6,724

CASH AND CASH EQUIVALENTS, beginning of period	22,948	42,475	35,751
CASH AND CASH EQUIVALENTS, end of period	$18,960	$22,948	$42,475

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest on deposits and other borrowings	$4,755	$6,028	$7,139

Income taxes	$1,120	$340	$765

NONCASH INVESTING ACTIVITIES
Unrealized (loss) gain on securities available for sale	$(508)	$(1,507)	$2,181

Amount of credit loss on other-than-temporarily-impaired
securities previously recognized in comprehensive income	$—	$—	$(909)

Loans foreclosed upon with repossession transferred to
real estate owned and repossessed assets	$1,138	$2,965	$3,597

Transfer of securities from available for sale to held to maturity	$5,570	$—	$—

See accompanying notes.	F-8

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

Nature of operations - First Federal Savings and Loan Association of Port Angeles (First Federal) provides commercial and consumer banking services to residents and businesses located primarily on the Olympic Peninsula in the state of Washington. These services include deposit and lending transactions that are supplemented with other borrowing and investing activities.

Plan of conversion and change in corporate form - On May 22, 2012, the Board of Directors of First Federal adopted a plan of conversion (Plan). The Plan sets forth that First Federal proposes to convert into a stock savings bank structure with the establishment of a stock holding company, First Northwest Bancorp, as parent of First Federal. First Federal will convert to the stock form of ownership, followed by the issuance of all of First Federal’s outstanding stock to First Northwest Bancorp. Pursuant to the Plan, First Federal will determine the total offering value and number of shares of common stock based upon a valuation by an independent appraiser. The First Federal Board of Directors' Plan includes adopting an employee stock ownership plan (ESOP) that will subscribe for 8% of the common stock sold in the offering. The Plan also includes establishing and funding a charitable foundation with a combination of cash and common stock equal to approximately 8% of the gross offering proceeds received by First Northwest Bancorp. First Northwest Bancorp was organized as a corporation incorporated under the laws of the state of Washington and will own all of the outstanding common stock of First Federal upon completion of the conversion. In order to complete the conversion, First Federal will need to receive the final approval of the Washington State Department of Financial Institutions (DFI) and a final non-objection letter from the U.S. Federal Deposit Insurance Corporation (FDIC). First Federal also will need to have its members approve the Plan at a special meeting of members, which will be called for that purpose. Finally, the Board of Governors of the Federal Reserve (Federal Reserve Board) must approve First Northwest Bancorp’s application to become a bank holding company and to acquire all of First Federal’s common stock.

The costs of issuing the common stock will be deferred and deducted from the sales proceeds of the offering. If the conversion is unsuccessful, all deferred costs will be charged to operations. First Federal had $1.4 million and $598,000 in incurred and deferred conversion costs as of June 30, 2014 and 2013, respectively. At the completion of the conversion to stock form, First Federal will establish a liquidation account in the amount of retained earnings contained in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at First Federal after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The liquidation account balance is not available for payment of dividends.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make assumptions. These assumptions result in estimates that affect the reported amounts of assets and liabilities, revenues and expenses, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to a determination of the allowance for loan losses, mortgage servicing rights, fair value of financial instruments, deferred tax assets and liabilities, and the valuation of impaired loans and real estate owned and repossessed assets.

Principles of consolidation - The consolidated financial statements include the accounts of First Federal Savings and Loan Association of Port Angeles, its wholly owned subsidiary, North Olympic Peninsula Services, Inc., and majority-owned Craft3 Development IV, LLC (collectively, First Federal). North Olympic Peninsula Services, Inc. owns a building currently rented in whole to First Federal and receives an immaterial amount of income from insurance contracts. Craft3 is a partnership investment which offers loans qualifying under the New Markets Tax Credit rules. All material intercompany accounts and transactions have been eliminated in consolidation.

Subsequent events - First Federal has evaluated subsequent events for potential recognition and disclosure and determined there are no such events or transactions requiring recognition or disclosure.

F-9

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (continued)

Cash and cash equivalents - Cash and cash equivalents consist of currency on hand, due from banks, and interest-bearing deposits with financial institutions with an original maturity of three months or less. The amounts on deposit fluctuate and, at times, exceed the insured limit by the FDIC, which potentially subjects First Federal to credit risk. First Federal has not experienced any losses due to balances exceeding FDIC insurance limits.

Restricted assets - Federal Reserve Board regulations require maintenance of certain minimum reserve balances on deposit with the Federal Reserve Bank. The amount required to be on deposit was approximately $4.2 million and $3.7 million at June 30, 2014 and 2013, respectively. First Federal was in compliance with reserve requirements at June 30, 2014 and 2013.

Investment securities - Investment securities are classified into one of three categories: (1) held-to-maturity, (2) available-for-sale, or (3) trading. First Federal had no trading securities at June 30, 2014 or 2013. Investment securities are categorized as held-to-maturity when First Federal has the positive intent and ability to hold those securities to maturity.

Securities that are held-to-maturity are stated at cost and adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income.

Investment securities categorized as available for sale are generally held for investment purposes (to maturity), although unanticipated future events may result in the sale of some securities. Available-for-sale securities are recorded at fair value, with the unrealized holding gain or loss reported in other comprehensive income (OCI), net of tax, as a separate component of equity. Realized gains or losses are determined using the amortized cost basis of securities sold using the specific identification method and are included in earnings. Dividend and interest income on investments are recognized when earned. Premiums and discounts are recognized in interest income using the level yield method over the period to maturity.

First Federal reviews investment securities for other-than-temporary impairment (OTTI) on a quarterly basis. For debt securities, First Federal considers whether management intends to sell a security or if it is likely that First Federal will be required to sell the security before recovery of the amortized cost basis of the investment, which may be maturity. For debt securities, if management intends to sell the security or it is likely that First Federal will be required to sell the security before recovering its cost basis, the entire impairment loss would be recognized as OTTI and charged against earnings. If management does not intend to sell the security and it is not likely that First Federal will be required to sell the security, but management does not expect to recover the entire amortized cost basis of the security, only the portion of the impairment loss representing credit losses would be recognized in earnings. The credit loss on a security is measured as the difference between the amortized cost basis and the present value of the cash flows expected to be collected. Projected cash flows are discounted by the original or current effective interest rate depending on the nature of the security being measured for potential OTTI. The remaining impairment related to all other factors, i.e. the difference between the present value of the cash flows expected to be collected and fair value, is recognized as a charge to OCI. Impairment losses related to all other factors are presented as separate categories within OCI. If there is an indication of additional credit losses, the security is re-evaluated according to the procedures described above.

Federal Home Loan Bank stock - First Federal’s investment in Federal Home Loan Bank of Seattle (FHLB) stock is carried at cost, which approximates fair value. As a member of the FHLB system, First Federal is required to maintain a minimum investment in FHLB stock based on specific percentages of its outstanding mortgages, total assets, or FHLB advances. At June 30, 2014 and 2013, First Federal’s minimum investment requirement was approximately $4.9 million and $4.7 million, respectively. First Federal was in compliance with the FHLB minimum investment requirement at June 30, 2014 and 2013. First Federal may request redemption at par value of any stock in excess of the amount First Federal is required to hold. Stock redemptions are granted at the discretion of the FHLB.

F-10

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (continued)

Management evaluates FHLB stock for impairment based on its assessment of the ultimate recoverability of cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of cost is influenced by criteria such as (1) the significance of any decline in net assets of the FHLB compared with the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, (3) the impact of legislative and regulatory changes on institutions and, accordingly, the customer base of the FHLB, and (4) the liquidity position of the FHLB. Based on its evaluation, First Federal did not recognize an OTTI loss on its FHLB stock at June 30, 2014 and 2013.

Loans held for sale - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value. Fair value is determined based upon market prices from third-party purchasers and brokers. Net unrealized losses, if any, are recognized through a valuation allowance by charges to earnings. Gains or losses on the sale of loans are recognized at the time of sale and determined by the difference between net sale proceeds and the net book value of the loan less the estimated fair value of any retained mortgage servicing rights.

Loans receivable - Loans are stated at the amount of unpaid principal, net of unearned income and any deferred fees or costs. All discounts and premiums are recognized over the estimated life of the loan as yield adjustments. The estimated life is adjusted for prepayments.

Loans are classified as impaired when, based on current information and events, it is probable that First Federal will be unable to collect the scheduled payments of principal and interest when due, in accordance with the terms of the original loan agreement. The carrying value of impaired loans is based on the present value of expected future cash flows discounted at each loan’s effective interest rate or, for collateral dependent loans, at fair value of the collateral, less selling costs. If the measurement of each impaired loan’s value is less than the recorded investment in the loan, First Federal recognizes this impairment and adjusts the carrying value of the loan to fair value through the allowance for loan losses. This can be accomplished by charging off the impaired portion of the loan or establishing a specific component to be provided for in the allowance for loan losses.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent, unless the credit is well secured and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses - First Federal maintains a general allowance for loan losses based on evaluating known and inherent risks in the loan portfolio, including management’s continuing analysis of the factors underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, and current and anticipated economic conditions. The reserve is an estimate based upon factors and trends identified by management at the time financial statements are prepared. The ultimate recovery of loans is susceptible to future market factors beyond First Federal’s control, which may result in losses or recoveries differing significantly from those provided in the consolidated financial statements. In addition, various regulatory agencies, as an integral part of their examination processes, periodically review First Federal’s allowance for loan losses. Such agencies may require First Federal to recognize additional provisions for loan losses based on their judgment using information available to them at the time of their examination.

F-11

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (continued)

Allowances for losses on specific problem loans are charged to income when it is determined that the value of these loans and properties, in the judgment of management, is impaired. First Federal accounts for impaired loans in accordance with Accounting Standards Codification (ASC) 310-10-35, Receivables—Overall—Subsequent Measurement. A loan is considered impaired when, based on current information and events, it is probable that First Federal will be unable to collect all amounts due according to the contractual terms of the loan agreement.

When a loan has been identified as being impaired, the amount of the impairment is measured by using discounted cash flows, except when it is determined that the sole source of repayment for the loan is the operation or liquidation of the underlying collateral. In such cases, impairment is measured at current fair value generally based on a current appraisal of the collateral, reduced by estimated selling costs. When the measurement of the impaired loan is less than the recorded investment in the loan (including collected interest that has been applied to principal, net deferred loan fees or costs, and unamortized premiums or discounts), loan impairment is recognized by establishing or adjusting an allocation of the allowance for loan losses. Uncollected accrued interest is reversed against interest income. If ultimate collection of principal is in doubt, all cash receipts on impaired loans are applied to reduce the principal balance. The impairment amount for small balance homogeneous loans is calculated using the adjusted historical loss rate for the class and risk category related to each loan, unless the loan is subject to a troubled debt restructuring (TDR).

A TDR is a loan for which First Federal, for reasons related to the borrower’s financial difficulties, grants a concession to the borrower that First Federal would not otherwise consider. The loan terms that have been modified or restructured due to the borrower’s financial difficulty include, but are not limited to, a reduction in the stated interest rate; an extension of the maturity; an interest rate below market; a reduction in the face amount of the debt; a reduction in the accrued interest; or extension, deferral, renewal, or rewrite of the original loan terms.

The restructured loans may be classified “special mention” or “substandard” depending on the severity of the modification. Loans that were paid current at the time of modification may be upgraded in their classification after a sustained period of repayment performance, usually six months or longer, and there is reasonable assurance that repayment will continue. Loans that are past due at the time of modification are classified “substandard” and placed on nonaccrual status.

TDR loans may be upgraded in their classification and placed on accrual status once there is a sustained period of repayment performance, usually six months or longer, and there is a reasonable assurance that repayment will continue. First Federal allows reclassification of a troubled debt restructuring back into the general loan pool (as a non-troubled debt restructuring) if the borrower is able to refinance the loan at then-current market rates and meet all of the underwriting criteria of First Federal required of other borrowers. The refinance must be based on the borrower’s ability to repay the debt and no special concessions of rate and/or term are granted to the borrower.

Real estate owned and repossessed assets - Real estate owned and repossessed assets include real estate and personal property acquired through foreclosure or repossession, and may include in-substance foreclosed properties. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

At the time of foreclosure, foreclosed real estate is recorded at the fair value less estimated costs to sell, which becomes the property’s new cost basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and property held for sale is carried at the lower of the new cost basis or fair value less estimated costs to sell. Impairment losses on property to be held and used are measured as the amount by which the carrying amount of a property exceeds its fair value. Subsequent gains, losses, and expenses recognized on the sale of these properties are included in noninterest expense. The amounts ultimately recovered on foreclosed assets may differ substantially from the carrying value of the assets due to future market factors beyond management's control.

F-12

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (continued)

Mortgage servicing rights - Originated servicing rights are recorded when mortgage loans are originated and subsequently sold with the servicing rights retained. Servicing assets are initially recognized at fair value on the consolidated balance sheets. To determine the fair value of servicing rights, management uses a valuation model that calculates the present value of future cash flows. Assumptions used in the valuation model include market discount rates and anticipated prepayment speeds. In addition, estimates of the cost of servicing per loan, an inflation rate, ancillary income per loan, and default rates are used. The initial fair value relating to the servicing rights is capitalized and amortized into noninterest income in proportion to, and over the period of, estimated future net servicing income.

Management assesses impairment of the mortgage servicing rights based on recalculations of the present value of remaining future cash flows using updated market discount rates and prepayment speeds. Subsequent loan prepayments and changes in prepayment assumptions in excess of those forecasted can adversely impact the carrying value of the servicing rights. Impairment is assessed on a stratified basis with any impairment recognized through a valuation allowance for each impaired stratum. The servicing rights are stratified based on the predominant risk characteristics of the underlying loans: fixed-rate loans and adjustable-rate loans. The effect of changes in market interest rates on estimated rates of loan prepayments is the predominant risk characteristic for mortgage servicing rights. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds, and default rates and losses.

Mortgage servicing income represents fees earned for servicing loans. Fees for servicing mortgage loans are generally based upon a percentage of the principal balance of the loans serviced, as well as related ancillary income such as late charges. Servicing income is recognized as earned, unless collection is doubtful. The caption in the consolidated income statement “Mortgage servicing fees (expense), net of amortization” includes mortgage servicing income, amortization of mortgage servicing rights, the effects of mortgage servicing run-off, and impairment.

Income taxes - First Federal accounts for income taxes in accordance with the provisions of ASC 740-10, Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for their future tax consequences, attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Premises and equipment - Premises and equipment are stated at cost less accumulated depreciation. Depreciation is recognized and computed on the straight-line method over the estimated useful lives as follows:

Buildings	37.5 - 50 years
Furniture, fixtures, and equipment	3 - 10 years
Software	3 years
Automobiles	5 years

Transfers of financial assets - Transfers of an entire financial asset, a group of financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from First Federal, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) First Federal does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. The mortgage loans that are sold with recourse provisions are accounted for as sales until such time as the loan defaults.

F-13

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (continued)

Periodically, First Federal sells mortgage loans with “life of the loan” recourse provisions, requiring First Federal to repurchase the loan at any time if it defaults. The remaining balance of such loans at June 30, 2014 and 2013, was approximately $8.6 million and $5.7 million, respectively. Of these loans, one loan was repurchased in the amount of $239,000 during the year ended June 30, 2014. One loan was also repurchased in the amount of $150,000 during the year ended June 30, 2013. There is an associated allowance of $116,000 and $102,000 at June 30, 2014 and 2013, respectively, included in “accrued expenses and other liabilities” on the consolidated balance sheets related to these loans.

Bank-owned life insurance - The carrying amount of life insurance approximates fair value. Fair value of life insurance is estimated using the cash surrender value, less applicable surrender charges. The change in cash surrender value is included in noninterest income.

Off-balance-sheet credit-related financial instruments - In the ordinary course of business, First Federal has entered into commitments to extend credit, including commitments under lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Advertising costs - First Federal expenses advertising costs as they are incurred.

Comprehensive income (loss) - Accounting principles generally require that recognized revenue, expenses, and gains and losses be included in net income (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheets, such items, along with net income (loss), are components of comprehensive income (loss).

Fair value measurements - Fair values of financial instruments are estimated using relevant market information and other assumptions (Note 14). Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Segment information - First Federal’s activities are considered to be a single industry segment for financial reporting purposes. First Federal is engaged in the business of attracting deposits and providing lending services. Substantially all income is derived from a diverse base of commercial, mortgage, and consumer lending activities and investments.

Recently issued accounting pronouncements - In January 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. The ASU amends ASU 2011-11 to clarify that the scope applies to derivatives, repurchase and reverse repurchase agreements, and securities borrowing and lending transactions that are either offset in accordance with Section 210-20-45 or Section 815-10-45 or subject to master netting or similar arrangements. Other types of financial assets and liabilities subject to master netting or similar arrangements are not subject to the disclosure requirements in ASU 2011-11. The amendments were effective for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this ASU did not have a material impact on First Federal's consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-10, Inclusion of the Fed Funds Effective Swap Rate (or Overnight Index Swap Rate) as a Benchmark Interest Rate for Hedge Accounting Purposes. ASU No. 2013-10 permits the use of the Fed Funds Effective Swap Rate (OIS) to be used as a U.S. benchmark interest rate for hedge account purposes. The amendment is effective prospectively for qualifying new or redesignated hedging relationships entered into on or after July 17, 2013. The adoption of this ASU did not have a material impact on First Federal’s consolidated financial statements.

F-14

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (continued)

In July 2013, the FASB issued ASU No. 2013-11, Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. ASU No. 2013-11 requires an entity to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except to the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. No new recurring disclosures are required. The amendments are effective for annual and interim reporting periods beginning on or after December 15, 2013, and are to be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of this ASU did not have a material impact on First Federal’s consolidated financial statements.

In January 2014, the FASB issued ASU No. 2014-01, Accounting for Investments in Qualified Affordable Housing Projects. In general, this ASU includes amendments that permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). To qualify for the proportional amortization method, a number of specific conditions must be met as stated in the ASU. A reporting entity should evaluate whether the conditions have been met to apply the proportional amortization method to an investment in a qualified affordable housing project through a limited liability entity at the time of initial investment on the basis of facts and circumstances that exist at that time. A reporting entity should reevaluate the conditions upon the occurrence of a number of factors as stated in the ASU. An investment in a qualified affordable housing project through a limited liability entity should be tested for impairment when there are events or changes in circumstances indicating that it is more likely than not that the carrying amount of the investment will not be realized. An impairment loss should be measured as the amount by which the carrying amount of an investment exceeds its fair value. A previously recognized impairment loss should not be reversed. For those investments in qualified affordable housing projects not accounted for using the proportional amortization method, the investment should be accounted for as an equity method investment or a cost method investment in accordance with Subtopic 970-323. The decision to apply the proportional amortization method of accounting is an accounting policy decision that should be applied consistently to all qualifying affordable housing project investments rather than a decision to be applied to individual investments. A reporting entity should disclose information that enables users of its financial statements to understand the nature of its investments in qualified affordable housing projects, and the effect of the measurement of its investments in qualified affordable housing projects and the related tax credits on its financial position and results of operations. The amendments in this ASU should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this ASU are effective for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014. First Federal is currently evaluating the impact of this ASU.

In January 2014, the FASB issued ASU No. 2014-04, Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. This ASU includes amendments that clarify that when an in-substance repossession or foreclosure occurs, a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this ASU are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. First Federal is currently evaluating the impact of this ASU.

F-15

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (continued)

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which creates Topic 606 and supersedes Topic 605, Revenue Recognition. The core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In general, the new guidance requires companies to use more judgment and make more estimates than under current guidance, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The standard is effective for public entities for interim and annual periods beginning after December 15, 2016; early adoption is not permitted. For financial reporting purposes, the standard allows for either full retrospective adoption, meaning the standard is applied to all of the periods presented, or modified retrospective adoption, meaning the standard is applied only to the most current period presented in the financial statements with the cumulative effect of initially applying the standard recognized at the date of initial application. First Federal is currently evaluating the impact of this ASU.

In June 2014, the FASB issued ASU No. 2014-11, Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures, which changes the accounting for repurchase-to-maturity transactions and repurchase financing arrangements. It also requires additional disclosures about repurchase agreements and other similar transactions. The new guidance aligns the accounting for repurchase-to-maturity transactions and repurchase agreements executed as a repurchase financing with the accounting for other typical repurchase agreements. Going forward, these transactions would all be accounted for as secured borrowings. The ASU also requires new and expanded disclosures. This ASU is effective for the first interim or annual period beginning after December 15, 2014. The adoption of ASU No. 2014-11 is not expected to have a material impact on First Federal's consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The ASU requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718, Compensation – Stock Compensation, as it relates to awards with performance conditions that affect vesting to account for such awards. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU can be applied prospectively or retrospectively and are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015, with early adoption permitted. First Federal is currently evaluating the impact of this ASU.

In August 2014, The FASB issued ASU No.2014-14, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40: Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure). The amendments in this ASU require that a mortgage loan be derecognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met: (1) the loan has a government guarantee that is not separable from the loan before foreclosure; (2) at the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim; and (3) at the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The amendments in this ASU are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. First Federal is currently evaluating the impact of this ASU.

Reclassifications - Certain reclassifications have been made to the 2013 and 2012 consolidated financial statements to conform to the 2014 presentation with no effect on net income (loss) or equity.

F-16

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Securities

The amortized cost, gross unrealized gains and losses, and estimated fair value of securities classified as available-for-sale and held-to-maturity at June 30, 2014, are summarized as follows:

	June 30, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(In thousands)
Investment Securities
Available for Sale
Municipal bonds	$7,418	$139	$(32)	$7,525
U.S government agency issued asset-backed securities (ABS agency)	10,585	—	(445)	10,140
U.S. Small Business Administration securities (SBA)	28,355	600	(11)	28,944
Total	$46,358	$739	$(488)	$46,609
Mortgage-Backed Securities
Available for Sale
Agency issued mortgage-backed securities (MBS agency)	$130,654	$2,078	$(369)	$132,363

Total investment securities available for sale	$177,012	$2,817	$(857)	$178,972

Investment Securities
Held to Maturity
Municipal bonds	$15,826	$199	$(18)	$16,007
SBA	1,080	4	(1)	1,083
Total	$16,906	$203	$(19)	$17,090
Mortgage-Backed Securities
Held to Maturity
MBS agency	$36,338	$692	$(138)	$36,892

Total investment securities held to maturity	$53,244	$895	$(157)	$53,982

F-17

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Securities (continued)

The amortized cost, gross unrealized gains and losses, and estimated fair value of securities classified as available-for-sale and held-to-maturity at June 30, 2013, are summarized as follows:

	June 30, 2013
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(In thousands)
Investment Securities
Available for Sale
Municipal bonds	$6,213	$39	$(266)	$5,986
ABS agency	4,609	—	(162)	4,447
SBA	35,901	1,044	(20)	36,925
Total	$46,723	$1,083	$(448)	$47,358
Mortgage-Backed Securities
Available for Sale
MBS agency	$165,599	$2,653	$(821)	$167,431

Total investment securities available for sale	$212,322	$3,736	$(1,269)	$214,789

Investment Securities
Held to Maturity
Municipal bonds	$16,583	$39	$(372)	$16,250
SBA	1,232	8	(1)	1,239
Total	$17,815	$47	$(373)	$17,489
Mortgage-Backed Securities
Held to Maturity
MBS agency	$31,764	$362	$(149)	$31,977

Total investment securities held to maturity	$49,579	$409	$(522)	$49,466

F-18

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Securities (continued)

The following table shows the unrealized gross losses and fair value of the investment portfolio by length of time that individual securities in each category have been in a continuous loss position as of June 30, 2014.

	Less Than Twelve Months		More Than Twelve Months		Total
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In thousands)
Investment Securities
Available for Sale
Municipal bonds	$—	$—	$(32)	$3,827	$(32)	$3,827
ABS agency	(288)	6,088	(157)	4,053	(445)	10,141
SBA	—	—	(11)	5,068	(11)	5,068
Total	$(288)	$6,088	$(200)	$12,948	$(488)	$19,036

Mortgage-Backed Securities
Available for Sale
MBS agency	$(24)	$14,233	$(345)	$24,379	$(369)	$38,612

Investment Securities
Held to Maturity
Municipal bonds	$—	$—	$(18)	$1,311	$(18)	$1,311
SBA	—	—	(1)	260	(1)	260
	$—	$—	$(19)	$1,571	$(19)	$1,571

Mortgage-Backed Securities
Held to Maturity
MBS agency	$(13)	$5,728	$(125)	$7,921	$(138)	$13,649

F-19

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Securities (continued)

The following shows the unrealized gross losses and fair value of the investment portfolio by length of time that individual securities in each category have been in a continuous loss position as of June 30, 2013.

	Less Than Twelve Months		More Than Twelve Months		Total
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In thousands)
Investment Securities
Available for Sale
Municipal bonds	$(264)	$3,622	$(2)	$622	$(266)	$4,244
ABS agency	(162)	4,447	—	—	(162)	4,447
SBA	—	—	(20)	8,494	(20)	8,494
Total	$(426)	$8,069	$(22)	$9,116	$(448)	$17,185

Mortgage-Backed Securities
Available for Sale
MBS agency	$(762)	$40,108	$(59)	$4,266	$(821)	$44,374

Investment Securities
Held to Maturity
Municipal bonds	$(91)	$7,225	$(281)	$7,702	$(372)	$14,927
SBA	—	—	(1)	277	(1)	277
Total	$(91)	$7,225	$(282)	$7,979	$(373)	$15,204

Mortgage-Backed Securities
Held to Maturity
MBS agency	$(149)	$9,718	$—	$—	$(149)	$9,718

First Federal may hold certain investment securities in an unrealized loss position that are not considered other than temporarily impaired. At June 30, 2014, there were 23 investment securities with $1.0 million of unrealized losses and a fair value of approximately $72.9 million. At June 30, 2013, there were 24 investment securities with $1.8 million of unrealized losses and a fair value of approximately $86.5 million.

The unrealized losses on investments in debt securities relate principally to the general change in interest rates and illiquidity, and not credit quality, that has occurred since the securities’ purchase dates, and such unrecognized losses or gains will continue to vary with general interest rate level fluctuations in the future. As management does not intend to sell the securities, and it is not likely they will be required to sell the securities before their anticipated recovery, no declines are deemed to be other than temporary.

The unrealized losses on investment and mortgage-backed securities were caused by interest rate changes. Certain investments in a loss position are guaranteed by government entities or government-sponsored entities. It is expected that securities in a loss position would not be settled at a price less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and First Federal does not intend to sell the securities and believes it is not likely it will be required to sell these investments until a market price recovery or maturity, these investments are not considered other than temporarily impaired.

F-20

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Securities (continued)

First Federal purchased approximately $6.0 million of collateralized debt obligation (CDO) securities between 2002 and 2006 from various issuers. The underlying collateral for these CDO securities were pooled trust preferred securities issued by banks and insurance companies geographically dispersed across the United States. The estimated fair market value of these securities declined due to the collapse of financial markets and the corresponding impact on the financial institutions that issued those securities. Although all trust preferred CDO securities were graded “A” at the time of purchase, market conditions and performance resulted in downgrades ranging from to “Baa3” to “Ca.”

Broker prices were not available for these trust preferred investment securities. Therefore, each security was individually examined for its market value using a discounted cash flow approach. To determine the discount rate used in the cash flow analysis and calculate an appropriate fair value for each security, management made assumptions based on the implied rate of return, general changes in market rates, estimated changes in credit quality and liquidity risk premium, specific nonperformance and default experience of the underlying collateral, and applicable broker discount rates. All of the individual trust preferred securities were sold in May 2012.

The following is an analysis of amounts relating to OTTI losses on debt securities, recognized in earnings during the years ended:

	Years Ended June 30,
	2014	2013	2012
	(In thousands)

Balance, beginning of period	$—	$—	$4,477

Additions
Amount related to the credit loss for which an other-than-temporary
impairment was not previously recognized	—	—	54
Increases to the amount related to the credit loss for which an
other-than-temporary impairment was previously recognized	—	—	365
Reductions
Securities sold	—	—	(4,896)

Balance, end of period	$—	$—	$—

There were no OTTI losses during the years ended June 30, 2014 or 2013.

F-21

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Securities (continued)

The amortized cost and estimated fair value of investment and mortgage-backed securities at June 30, 2014 and 2013, by contractual or expected maturity, are shown in the following table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	June 30, 2014
	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)
Investment Securities
Due less than one year	$—	$—	$250	$251
Due from one to five years	—	—	562	577
Due in five to ten years	2,048	2,119	3,084	3,138
Due in over ten years	44,310	44,490	13,010	13,124
	$46,358	$46,609	$16,906	$17,090

Mortgage-Backed Securities
Due less than one year	$—	$—	$—	$—
Due from one to five years	—	—	161	171
Due in five to ten years	5,030	5,048	8,667	8,816
Due in over ten years	125,624	127,315	27,510	27,905
	$130,654	$132,363	$36,338	$36,892

	June 30, 2013
	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)
Investment Securities
Due less than one year	$100	$101	$471	$474
Due from one to five years	—	—	814	849
Due in five to ten years	2,604	2,694	789	755
Due in over ten years	44,019	44,563	15,741	15,411
	$46,723	$47,358	$17,815	$17,489

Mortgage-Backed Securities
Due less than one year	$—	$—	$72	$77
Due from one to five years	—	—	383	409
Due in five to ten years	5,190	5,031	11,967	12,042
Due in over ten years	160,409	162,400	19,342	19,449
	$165,599	$167,431	$31,764	$31,977

F-22

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Securities (continued)

During the year ended June 30, 2014, First Federal reclassified a $5.6 million security from the available-for-sale to the held-to-maturity category. At the time of the transfer, the transferred security had an aggregate unrealized gain of $59,000, which is to be amortized from accumulated other comprehensive income over the remaining life of the underlying security as an adjustment to yield.

During the years ended June 30, 2014, 2013, and 2012, First Federal sold available-for-sale securities, including its available for sale CDO trust preferred securities, with gross proceeds of $26.5 million, $6.8 million, and $28.7 million, and gross realized gains of $192,000, $70,000, and $757,000, respectively. During the years ended June 30, 2014, 2013, and 2012, First Federal sold available-for-sale securities with gross realized losses of $80,000, $0, and $181,000, respectively.

During the year ended June 30, 2012, First Federal changed its intent to hold certain trust preferred securities to maturity due to significant deterioration of those credits and their negative impact to First Federal’s risk based capital. The sale of held to maturity trust preferred securities does not impact First Federal’s ability to hold remaining securities in its portfolio until their maturity, and the held to maturity designation of those securities remains unchanged. First Federal sold all of its held to maturity trust preferred securities with gross proceeds of $389,000 and gross realized gains and losses of $49,000 and $332,000, respectively.

F-23

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable

Loans receivable consist of the following as of:

	June 30,
	2014	2013
	(In thousands)
One- to four-family	$241,910	$247,772
Commercial	190,660	138,730
Consumer	50,761	55,526
Construction and land	20,497	15,493
	503,828	457,521
Less:
Net deferred loan fees	862	622
(Premium) discount on purchased loans, net	(1,290)	(428)
Allowance for loan losses	8,072	7,974
	7,644	8,168
Total loans receivable, net	$496,184	$449,353

Loans, by the earlier of next repricing date or maturity, are as follows as of:

	June 30,
	2014	2013
	(In thousands)
Adjustable-rate loans
Due within one year	$84,008	$88,943
After one but within five years	124,065	76,565
After five but within ten years	34,020	9,408
After ten years	—	241
	242,093	175,157
Fixed-rate loans
Due within one year	11,298	7,593
After one but within five years	19,619	30,052
After five but within ten years	47,709	44,451
After ten years	183,109	200,268
	261,735	282,364
	$503,828	$457,521

The adjustable-rate loans have interest rate adjustment limitations and are generally indexed to multiple indexes. Future market factors may affect the correlation of adjustable loan interest rates with the rates First Federal pays on the short-term deposits that have been primarily used to fund such loans.

F-24

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

The following tables present the activity in the allowance for loan losses by segment for the years ended:

	June 30, 2014
	One to Four Family	Commercial	Consumer	Construction and Land	Unallocated	Total
	(In thousands)
Beginning balance	$3,667	$1,774	$2,015	$297	$221	$7,974
Provision for loan losses	311	699	150	133	14	1,307
Charge-offs	(662)	(135)	(615)	(35)	—	(1,447)
Recoveries	92	16	128	2	—	238
Ending balance	$3,408	$2,354	$1,678	$397	$235	$8,072

	June 30, 2013
	One to Four Family	Commercial	Consumer	Construction and Land	Unallocated	Total
	(In thousands)
Beginning balance	$3,464	$1,528	$2,168	$230	$—	$7,390
Provision for loan losses	571	(50)	345	289	221	1,376
Charge-offs	(548)	—	(632)	(222)	—	(1,402)
Recoveries	180	296	134	—	—	610
Ending balance	$3,667	$1,774	$2,015	$297	$221	$7,974

	June 30, 2012
	One to Four Family	Commercial	Consumer	Construction and Land	Unallocated	Total
	(In thousands)
Beginning balance	$2,025	$1,329	$832	$502	$40	$4,728
Provision for loan losses	3,826	1,094	3,048	42	(40)	7,970
Charge-offs	(2,482)	(941)	(1,766)	(314)	—	(5,503)
Recoveries	95	46	54	—	—	195
Ending balance	$3,464	$1,528	$2,168	$230	$—	$7,390

A loan is considered impaired when First Federal has determined that it may be unable to collect payments of principal or interest when due under the contractual terms of the loan. In the process of identifying loans as impaired, management takes into consideration factors that include payment history and status, collateral value, financial condition of the borrower, and the probability of collecting scheduled payments in the future. Minor payment delays and insignificant payment shortfalls typically do not result in a loan being classified as impaired. The significance of payment delays and shortfalls is considered by management on a case-by-case basis after taking into consideration the totality of circumstances surrounding the loans and the borrowers, including payment history and amounts of any payment shortfall, length and reason for delay, and likelihood of return to stable performance. Impairment is measured on a loan-by-loan basis for all loans in the portfolio except for smaller balance homogeneous loans and TDR loans where the modification period has ended and the loan is performing according to its original terms.

F-25

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

The following table presents loans individually evaluated for impairment by class of loans as of June 30, 2014:

	Recorded Investments (Loan Balance Less Charge-off)	Unpaid Principal Balance	Related Allowance	Average Investment in Impaired Loans	Interest Income Recognized
	(In thousands)
With no allowance recorded
One- to four-family	$4,103	$4,720	$—	$5,101	$173
Commercial	977	1,032	—	3,015	40
Consumer	383	579	—	601	18
Construction and land	313	358	—	61	12
Loans with no allowance recorded	5,776	6,689	—	8,778	243
With an allowance recorded
One- to four-family	3,507	4,113	170	3,780	206
Commercial	4,788	4,883	277	3,277	283
Consumer	535	557	120	786	26
Construction and land	127	151	16	226	16
Loans with an allowance recorded	8,957	9,704	583	8,069	531
Total
One- to four-family	7,610	8,833	170	8,881	379
Commercial	5,765	5,915	277	6,292	323
Consumer	918	1,136	120	1,387	44
Construction and land	440	509	16	287	28
	$14,733	$16,393	$583	$16,847	$774

F-26

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

The following table presents loans individually evaluated for impairment by class of loans as of June 30, 2013:

	Recorded Investments (Loan Balance Less Charge-off)	Unpaid Principal Balance	Related Allowance	Average Investment in Impaired Loans	Interest Income Recognized
	(In thousands)
With no allowance recorded
One- to four-family	$4,920	$5,449	$—	$4,968	$151
Commercial	3,463	3,569	—	3,762	74
Consumer	612	880	—	486	28
Construction and land	—	—	—	166	—
Loans with no allowance recorded	8,995	9,898	—	9,382	253
With an allowance recorded
One- to four-family	4,329	4,843	301	5,034	133
Commercial	2,681	2,713	174	2,056	64
Consumer	986	1,088	309	1,157	38
Construction and land	272	484	48	248	28
Loans with an allowance recorded	8,268	9,128	832	8,495	263
Total
One- to four-family	9,249	10,292	301	10,002	284
Commercial	6,144	6,282	174	5,818	138
Consumer	1,598	1,968	309	1,643	66
Construction and land	272	484	48	414	28
	$17,263	$19,026	$832	$17,877	$516

Interest income recognized on a cash basis on impaired loans was $594,000, $353,000, and $202,000 for the years ended June 30, 2014, 2013 and 2012, respectively.

F-27

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on the impairment method at June 30, 2014 and 2013:

	Allowance for Loan Losses			Loans Receivable
June 30, 2014	Ending Balance	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment	Ending Balance	Ending Balance Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
	(In thousands)
One- to four-family	$3,408	$170	$3,238	$241,910	$7,610	$234,300
Commercial	2,354	277	2,077	190,660	5,765	184,895
Consumer	1,678	120	1,558	50,761	918	49,843
Construction and land	397	16	381	20,497	440	20,057
Unallocated	235	—	235	—	—	—
	$8,072	$583	$7,489	$503,828	$14,733	$489,095

	Allowance for Loan Losses			Loans Receivable
June 30, 2013	Ending Balance	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment	Ending Balance	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
	(In thousands)
One- to four-family	$3,667	$301	$3,366	$247,772	$9,249	$238,523
Commercial	1,774	174	1,600	138,730	6,144	132,586
Consumer	2,015	309	1,706	55,526	1,598	53,928
Construction and land	297	48	249	15,493	272	15,221
Unallocated	221	—	221	—	—	—
	$7,974	$832	$7,142	$457,521	$17,263	$440,258

F-28

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

The following table presents the recorded investment in nonaccrual loans by class of loan as of:

	June 30,
	2014	2013
	(In thousands)
One- to four-family
One- to four-family Olympic Peninsula[1]	$3,223	$4,799
One- to four-family other	320	844
Commercial
Commercial real estate	1,913	2,823
Consumer
Home equity	340	1,062
Auto	—	20
Consumer other	41	80
Construction and land
Land and development	127	236
	$5,964	$9,864

1 Olympic Peninsula is limited to properties located in the Washington State counties of Clallam and Jefferson in these tables.

F-29

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

Past due loans - Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. There were no loans past due 90 days or more and still accruing interest at June 30, 2014 and 2013.

The following tables present past due loans, net of partial loan charge-offs, by class, as of June 30, 2014 and 2013:

June 30, 2014	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans
	(In thousands)
One- to four-family
One- to four-family Olympic Peninsula	$—	$650	$1,181	$1,831	$166,079	$167,910
One- to four-family other	—	319	—	319	73,681	74,000
Commercial
Multi-family	—	—	—	—	45,100	45,100
Commercial real estate	—	—	98	98	127,930	128,028
Commercial business	—		—	—	17,532	17,532
Consumer
Home equity	34	111	114	259	39,805	40,064
Auto	86	—	—	86	5,532	5,618
Consumer other	42	60	—	102	4,977	5,079
Construction and land
Construction	—	—	—	—	8,222	8,222
Land and development	—	45	53	98	12,177	12,275
	$162	$1,185	$1,446	$2,793	$501,035	$503,828

June 30, 2013	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans
	(In thousands)
One- to four-family
One- to four-family Olympic Peninsula	$—	$783	$1,660	$2,443	$180,216	$182,659
One- to four-family other	—	117	—	117	64,996	65,113
Commercial
Multi-family	—	—	—	—	27,928	27,928
Commercial real estate	—	—	445	445	92,611	93,056
Commercial business	—	—	—	—	17,746	17,746
Consumer
Home equity	69	417	203	689	41,808	42,497
Auto	18	14	—	32	6,952	6,984
Consumer other	9	54	22	85	5,960	6,045
Construction and land
Construction	—	—	—	—	1,187	1,187
Land and development	—	78	199	277	14,029	14,306
	$96	$1,463	$2,529	$4,088	$453,433	$457,521

F-30

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

Credit quality indicator - Federal regulations provide for the classification of lower quality loans and other assets, such as debt and equity securities, as substandard, doubtful, or loss. An asset is considered substandard if it is inadequately protected by the current net worth and pay capacity of the borrower or of any collateral pledged. Substandard assets include those characterized by the distinct possibility that First Federal will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full highly questionable and improbable, on the basis of currently existing facts, conditions, and values. Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

When First Federal classifies problem assets as either substandard or doubtful, it may establish a specific allowance to address the risk specifically or First Federal may allow the loss to be addressed in the general allowance. General allowances represent loss allowances that have been established to recognize the inherent risk associated with lending activities but that, unlike specific allowances, have not been specifically allocated to particular problem assets. When an insured institution classifies problem assets as a loss, it is required to charge off such assets in the period in which they are deemed uncollectible. Assets that do not currently expose First Federal to sufficient risk to warrant classification as substandard or doubtful but possess identified weaknesses are designated as either watch or special mention assets. At June 30, 2014, First Federal had loans classified as substandard and no loans classified as doubtful or loss. At June 30, 2013, First Federal had loans classified as substandard and doubtful and no loans classified as loss. Loans not otherwise classified are considered pass graded loans.

Additionally, First Federal categorizes loans as performing or nonperforming based on payment activity. Loans that are more than 90 days past due still accruing interest and nonaccrual loans are considered nonperforming.

The following table represents the internally assigned grade as of June 30, 2014, by class of loans:

June 30, 2014	Pass	Watch	Special Mention	Sub- Standard	Doubtful	Total
	(In thousands)
One- to four-family
One- to four-family Olympic Peninsula	$156,484	$4,154	$2,114	$5,158	$—	$167,910
One- to four-family other	72,809	203	605	383	—	74,000
Commercial
Multi-family	39,879	4,337	—	884	—	45,100
Commercial real estate	111,319	9,471	1,570	5,668	—	128,028
Commercial business	10,369	6,514	—	649	—	17,532
Consumer
Home equity	38,224	367	778	695	—	40,064
Auto	5,442	135	26	15	—	5,618
Consumer other	4,732	125	94	128	—	5,079
Construction and land
Construction	8,025	197	—	—	—	8,222
Land and development	11,341	524	47	363	—	12,275
	$458,624	$26,027	$5,234	$13,943	$—	$503,828

F-31

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

The following table represents the internally assigned grade as of June 30, 2013, by class of loans:

June 30, 2013	Pass	Watch	Special Mention	Sub- Standard	Doubtful	Total
	(In thousands)
One- to four-family
One- to four-family Olympic Peninsula	$168,217	$4,625	$1,724	$8,093	$—	$182,659
One- to four-family other	62,609	768	429	1,307	—	65,113
Commercial
Multi-family	27,242	268	—	418	—	27,928
Commercial real estate	78,620	4,873	110	9,453	—	93,056
Commercial business	15,118	2,084	193	351	—	17,746
Consumer
Home equity	39,614	823	619	1,402	39	42,497
Auto	6,857	84	12	31	—	6,984
Consumer other	5,738	198	26	71	12	6,045
Construction and land
Construction	1,097	90	—	—	—	1,187
Land and development	12,970	704	138	389	105	14,306
	$418,082	$14,517	$3,251	$21,515	$156	$457,521

F-32

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

The following table represents the credit risk profile based on payment activity as of June 30, 2014, by class of loans:

	Non-performing	Performing	Total
	(In thousands)
One- to four-family
One- to four-family Olympic Peninsula	$3,223	$164,687	$167,910
One- to four-family other	320	73,680	74,000
Commercial
Multi-family	—	45,100	45,100
Commercial real estate	1,913	126,115	128,028
Commercial business	—	17,532	17,532
Consumer
Home equity	340	39,724	40,064
Auto	—	5,618	5,618
Consumer other	41	5,038	5,079
Construction and land
Construction	—	8,222	8,222
Land and development	127	12,148	12,275
	$5,964	$497,864	$503,828

The following table represents the credit risk profile based on payment activity as of June 30, 2013, by class of loans:

	Non-performing	Performing	Total
	(In thousands)
One- to four-family
One- to four-family Olympic Peninsula	$4,799	$177,860	$182,659
One- to four-family other	844	64,269	65,113
Commercial
Multi-family	—	27,928	27,928
Commercial real estate	2,823	90,233	93,056
Commercial business	—	17,746	17,746
Consumer
Home equity	1,062	41,435	42,497
Auto	20	6,964	6,984
Consumer other	80	5,965	6,045
Construction and land
Construction	—	1,187	1,187
Land and development	236	14,070	14,306
	$9,864	$447,657	$457,521

F-33

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

Troubled debt restructuring - A TDR is a loan to a borrower who is experiencing financial difficulty that has been modified from its original terms and conditions in such a way that First Federal is granting the borrower a concession of some kind. First Federal has granted a variety of concessions to borrowers in the form of loan modifications. The modifications granted can generally be described in the following categories:

Rate modification - A modification in which the interest rate is changed.

Term modification - A modification in which the maturity date, timing of payments, or frequency of payments is changed.

Payment modification - A modification in which the dollar amount of the payment is changed. Interest-only modifications in which a loan is converted to interest-only payments for a period of time are included in this category.

Combination modification - Any other type of modification, including the use of multiple categories above.

Upon identifying a receivable as a troubled debt restructuring, First Federal classifies the loan as impaired for purposes of determining the allowance for loan losses. This requires the loans to be evaluated individually for impairment, generally based on the expected cash flows under the new terms discounted at the loan’s original effective interest rates. For TDR loans that subsequently default, the method of determining impairment is generally the fair value of the collateral less estimated selling costs.

The following is a summary of information pertaining to troubled debt restructured loans included in impaired loans at June 30, 2014 and 2013:

	June 30,
	2014	2013
	(In thousands)
Total TDR loans	$12,164	$12,349
Allowance for loan losses related to TDR loans	$363	$189
Total nonaccrual TDR loans	$3,536	$5,263

F-34

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

The following table presents newly restructured and renewals or modifications of existing TDR loans by class that occurred during the year ended June 30, 2014, by type of concession granted:

	Number of Contracts	Rate Modification	Term Modification	Combination Modification	Total Modifications
		(In thousands)
Pre-modification outstanding recorded investment
One- to four-family
One- to four-family Olympic Peninsula	14	$950	$—	$1,493	$2,443
Consumer
Home equity	2	—	30	43	73
Consumer other	1	—	—	1	1
	17	$950	$30	$1,537	$2,517
Post-modification outstanding recorded investment
One- to four-family
One- to four-family Olympic Peninsula	14	$947	$—	$1,500	$2,447
Consumer
Home equity	2	—	29	44	73
Consumer other	1	—	—	1	1
	17	$947	$29	$1,545	$2,521

New TDR loans consisted of five recorded investments with pre-modification balances totaling $1.3 million and post-modification balances of $1.3 million. Renewals or modifications of existing TDR loans consisted of 12 recorded investments with pre-renewal balances totaling $1.3 million and post-renewal balances of $1.3 million.

Defaults of new TDR loans during the year ended June 30, 2014, include one mortgage loan with a recorded investment of $229,000.

F-35

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

The following table presents newly restructured and renewals or modifications of existing TDR loans by class that occurred during the year ended June 30, 2013, by type of concession granted:

	Number of Contracts	Rate Modification	Term Modification	Combination Modification	Total Modifications
		(In thousands)
Pre-modification outstanding recorded investment
One- to four-family
One- to four-family Olympic Peninsula	15	$898	$515	$1,833	$3,246
One- to four-family other	1	—	—	174	174
Commercial
Commercial real estate	9	293	817	825	1,935
Commercial business	1	—	392	—	392
Consumer
Home equity	9	71	54	206	331
	35	$1,262	$1,778	$3,038	$6,078
Post-modification outstanding recorded investment
One- to four-family
One- to four-family Olympic Peninsula	15	$904	$519	$1,852	$3,275
One- to four-family other	1	—	—	123	123
Commercial
Commercial real estate	7	293	817	844	1,954
Commercial business	1	—	392	—	392
Consumer
Home equity	9	38	54	188	280
	33	$1,235	$1,782	$3,007	$6,024

New TDR loans consisted of 24 recorded investments with pre-modification balances totaling $4.5 million and 22 post-modification investments with balances of $4.5 million. Renewals or modifications of existing TDR loans consisted of 11 recorded investments with pre-renewal balances totaling $1.5 million and post-renewal balances of $1.5 million.

Defaults of new TDR loans during the fiscal year ended June 30, 2013, include two mortgage loans with recorded investments of $385,000 and one home equity line of credit (HELOC) with a recorded investment of $69,000.

No additional funds are committed to be advanced in connection with impaired loans at June 30, 2014.

F-36

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Loans Receivable (continued)

The following table presents TDR loans by class at June 30, 2014 and 2013, by accrual and nonaccrual status.

	June 30, 2014			June 30, 2013
	Accrual	Nonaccrual	Total	Accrual	Nonaccrual	Total
	(In thousands)
One- to four-family
One- to four-family Olympic Peninsula	$3,941	$1,529	$5,470	$2,900	$2,764	$5,664
One- to four-family other	281	188	469	448	206	654
Commercial
Multi-family	728	—	728	280	—	280
Commercial real estate	2,742	1,714	4,456	2,733	1,968	4,701
Commercial business	426	—	426	308	—	308
Consumer
Home equity	510	105	615	415	325	740
Consumer other	—	—	—	2	—	2
	$8,628	$3,536	$12,164	$7,086	$5,263	$12,349

Note 4 - Real Estate Owned and Repossessed Assets

The following table presents the activity in real estate owned and repossessed assets for the years ended June 30:

	2014	2013	2012
	(In thousands)
Beginning balance	$2,265	$2,864	$4,475
Loans transferred to foreclosed assets	1,138	2,965	3,597
Sales	(2,312)	(3,470)	(3,711)
Write-downs	(306)	(349)	(1,435)
Net gain (loss) on sales	25	255	(62)
Ending balance	$810	$2,265	$2,864

The following table presents the breakout of real estate owned and repossessed assets by type as of:

	June 30,
	2014	2013
	(In thousands)
One- to four-family residential properties	$524	$1,920
Land	220	119
Commercial real estate	—	195
Personal property	66	31

	$810	$2,265

F-37

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Premises and Equipment

Premises and equipment consist of the following at June 30, 2014 and 2013:

	June 30,
	2014	2013
	(In thousands)
Land	$2,560	$2,560
Buildings	6,115	6,139
Building improvements	7,201	6,136
Furniture, fixtures, and equipment	6,599	7,891
Software	1,347	3,325
Automobiles	225	208
Construction in progress	171	6
	24,218	26,265
Less accumulated depreciation and amortization	(11,931)	(14,821)
	$12,287	$11,444

Depreciation expense was $1.1 million, $1.2 million, and $1.5 million for the years ended June 30, 2014, 2013, and 2012, respectively.

Operating rental payments for buildings were $103,000, $42,000, and $17,000 for the years ended June 30, 2014, 2013, and 2012, respectively.

Operating lease commitments - First Federal has lease agreements with unaffiliated parties for two locations. The lease terms for our branch and loan production offices are not material. Lease expirations range from one to five years.

All lease agreements require First Federal to pay its pro-rata share of building operating expenses. The minimum annual lease payments under non-cancelable operating leases with initial or remaining terms of one year or more through the initial lease term are as follows:

June 30,
Twelve-month period ending:	(In thousands)
2015	$63
2016	53
2017	53
2018	53
2019	26
Thereafter	—
Total minimum payments required	$248

F-38

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Mortgage Servicing Rights

Loans serviced for FHLB, Fannie Mae (FNMA), and Freddie Mac (FHLMC) are not included in the accompanying consolidated balance sheets. The unpaid principal balances of serviced loans, primarily mortgage loans, were $235.2 million and $247.9 million at June 30, 2014 and 2013, respectively.

Mortgage servicing rights for the years ended June 30 are as follows:

	2014	2013	2012
	(In thousands)
Balance at beginning of period	$1,434	$1,873	$2,494
Additions	154	214	224
Amortization	(323)	(720)	(777)
Valuation allowance (recovery)	1	67	(68)
Balance at end of period	$1,266	$1,434	$1,873

The aggregate change in valuation allowance for mortgage servicing rights for the years ended June 30 are as follows:

	2014	2013	2012
	(In thousands)
Balance at beginning of period	$(1)	$(68)	$—
Impairments	—	—	(68)
Recoveries	1	67	—
Balance at end of period	$—	$(1)	$(68)

The key economic assumptions used in determining the fair value of mortgage servicing rights at June 30 are as follows:

	2014	2013	2012

Constant prepayment rate	10.70%	20.90%	19.50%
Weighted-average life (years)	6.3	3.9	3.9
Yield to maturity discount	9.99%	9.78%	8.53%

The fair values of mortgage servicing rights are approximately $2.2 million and $1.6 million at June 30, 2014 and 2013, respectively.

The following represents servicing and late fees earned in connection with mortgage servicing rights and is included in the accompanying consolidated financial statements as a component of noninterest income for the years ended June 30:

	2014	2013	2012
	(In thousands)
Servicing fees	$606	$659	$826
Late fees	24	27	24

F-39

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Deposits

The aggregate amount of time deposits in denominations of $100,000 or more at June 30, 2014 and 2013, was $64.9 million and $69.1 million, respectively. Deposits and weighted-average interest rates at June 30 consist of the following:

	Weighted- Average Interest Rate	2014	Weighted- Average Interest Rate	2013
	(In thousands)
Savings	0.04%	$84,394	0.05%	$82,883
Transaction accounts	0.01%	172,708	0.01%	160,957
Insured money market accounts	0.18%	209,605	0.17%	198,774
Certificates of deposit and jumbo certificates	0.82%	133,692	0.86%	152,430
		$600,399		$595,044
Weighted-average interest rate		0.25%		0.29%

At June 30, 2014, maturities of certificates are as follows:

(In thousands)
2015	$68,988
2016	31,108
2017	12,486
2018	6,689
2019	14,292
Thereafter	129

$133,692

Deposits at June 30, 2014 and 2013, include $38.1 million and $30.1 million, respectively, in public fund deposits. Investment securities with a carrying value of $37.4 million and $34.6 million are pledged as collateral for these deposits at June 30, 2014 and 2013, respectively. This exceeds the minimum collateral requirements established by the Washington Public Deposit Protection Commission.

Interest on deposits by type consisted of the following for the years ended June 30:

	2014	2013	2012
	(In thousands)
Savings	$38	$59	$118
Transaction accounts	10	10	33
Insured money market accounts	354	353	480
Certificates of deposit and jumbo certificates	1,135	1,546	2,226
	$1,537	$1,968	$2,857

F-40

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Borrowings

FHLB Borrowings
First Federal is a member of the FHLB. As a member, First Federal has a committed line of credit of up to 40% of total assets, subject to the amount of FHLB stock ownership and certain collateral requirements.

First Federal has entered into borrowing arrangements with the FHLB to borrow funds primarily under long-term, fixed-rate advance agreements. First Federal also has a short-term, variable-rate revolving advance (CMA) which matures in February 2015. All borrowings are secured by collateral consisting of single-family, home equity, and multi-family loans receivable in the amounts of $209.7 million and $186.7 million; and investment securities with a carrying value of $10.0 million and $13.6 million, at June 30, 2014 and 2013, respectively, pledged as collateral.

FHLB advances outstanding at June 30, 2014 and 2013, were as follows:

	June 30,
	2014	2013
	(In thousands)
Long-term advances	$89,924	$99,924
CMA advance	15,100	—

The maximum and average outstanding balances and average interest rates on CMA short-term, variable-rate advances were as follows:

	June 30,
	2014	2013	2012
	(In thousands)
Maximum outstanding at any month-end	$31,000	$1,500	$4,000
Monthly average outstanding	7,967	125	333
Weighted-average daily interest rates
Annual	0.29%	0.46%	0.77%
Period End	0.30%	—%	—%
Interest expense during the year	24	—	1

At June 30, 2014 and 2013, FHLB long-term, fixed-rate advances and are scheduled to mature as follows:

	Weighted-Average Interest Rate	2014	Weighted-Average Interest Rate	2013
	(In thousands)
Due on or before June 30, 2014	—%	$—	3.66%	$10,000
Due on or before June 30, 2015	—	—	—	—
Due on or before June 30, 2016	—	—	—	—
Due on or before June 30, 2017	—	—	—	—
Due on or before June 30, 2018	2.71%	6,924	2.71%	6,924
Thereafter	3.28%	83,000	3.28%	83,000
		$89,924		$99,924

F-41

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Borrowings (continued)

The maximum and average outstanding balances and average interest rates on FHLB long-term, fixed-rate advances were as follows:

	June 30,
	2014	2013	2012
	(In thousands)
Maximum outstanding at any month-end	$99,924	$99,924	$99,924
Monthly average outstanding	96,591	99,924	99,924
Weighted-average interest rates
Annual	3.26%	3.99%	4.22%
Period End	3.24%	3.28%	4.22%
Interest expense during the year	3,163	4,027	4,277

Note Payable
At June 30, 2014, Craft3 Development IV, LLC, a subsidiary of First Federal, holds a fixed-rate promissory note from Craft3, Inc. in the amount of $109,000. Simple interest of 4.50% per annum is calculated on the outstanding principal balance and is due monthly. The entire unpaid principal balance plus any remaining interest due is payable on July 1, 2015.

Note 9 - Federal Taxes on Income

The provision (benefit) for income taxes for the years ended June 30 is summarized as follows:

	2014	2013	2012
	(In thousands)
Current	$1,096	$1,232	$(2,263)
Deferred	(356)	(810)	463
	$740	$422	$(1,800)

A reconciliation of the tax provision (benefit) based on statutory corporate tax rates, estimated to be 34%, on pre-tax income and the provision (benefit) shown in the accompanying consolidated statements of income for the years ended June 30 is summarized as follows:

	2014	2013	2012
	(In thousands)
Income taxes computed at statutory rates	$1,159	$930	$(1,278)
Tax credits	(195)	(195)	(195)
Tax-exempt income	(357)	(311)	(144)
Bank-owned life insurance income	(32)	(108)	(240)
Other, net	165	106	57
	$740	$422	$(1,800)

F-42

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Federal Taxes on Income (continued)

As a result of the bad debt deductions taken in years prior to 1988, retained earnings include accumulated earnings of approximately $6.4 million, on which federal income taxes have not been provided. If, in the future, this portion of retained earnings is used for any purpose other than to absorb losses on loans or on property acquired through foreclosure, federal income taxes may be imposed at the then-prevailing corporate tax rates. First Federal does not contemplate that such amounts will be used for any purpose that would create a federal income tax liability; therefore, no provision has been made.

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. First Federal evaluates whether its deferred tax assets will be realized and adjusts the amount of its valuation allowance, if necessary. There was no valuation allowance at June 30, 2014 or 2013.

First Federal began participating in the New Markets Tax Credit program for low-income communities in its fiscal year ended June 30, 2008, and continues to do so. First Federal will receive tax credits of approximately $1.9 million over seven years. Tax benefits related to these credits will be recognized for financial reporting purposes in different periods than the credits are recognized in First Federal’s income tax returns due to a yearly tax basis reduction resulting in a gain for income tax purposes at the end of the tax credit period. The financial reporting tax credit will total approximately $1.3 million over the seven-year period, representing the available tax credit of $1.9 million less the reduction of the tax gain of $655,000 calculated at First Federal’s current tax rate of 34%.

First Federal complied with the various regulatory provisions of the New Markets Tax Credit program and, therefore, will earn approximately $296,000 of credits that will be claimed on First Federal's current-year tax return. Additionally, as of June 30, 2014, there were tax credit carryforwards of $467,000 that begin to expire in 2021.

First Federal applies the provisions of FASB ASC 740 that require the application of a more-likely-than-not recognition criterion for the reporting of uncertain tax positions on its financial statements. First Federal had no unrecognized tax assets for the years ended June 30, 2014 and 2013. During the years ended June 30, 2014, 2013, and 2012, First Federal recognized no interest and penalties. First Federal recognizes interest and penalties in income tax expense. First Federal files income tax returns in the U.S. federal jurisdiction and is no longer subject to U.S. federal income tax examinations by tax authorities for years ending before June 30, 2011.

F-43

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Federal Taxes on Income (continued)

The components of net deferred tax assets and liabilities at June 30 are summarized as follows:

	2014	2013
	(In thousands)
Deferred tax assets
Allowance for loan losses	$2,831	$2,617
Accrued compensation	253	217
Nonaccrual loans	22	22
Credit carryforwards	467	471
Real estate owned	108	181
Other, net	34	—
Total deferred tax assets	3,715	3,508

Deferred tax liabilities
Deferred loan fees	605	682
Unrealized gain on securities available for sale	666	839
FHLB stock dividends	1,842	1,909
Accumulated depreciation	1,230	1,266
Deferred investment gain	482	248
Other, net	—	183
Total deferred tax liabilities	4,825	5,127
Net deferred tax liability	$1,110	$1,619

Note 10 - Retirement Plans

First Federal participates in the Pentegra Defined Benefit Plan for Financial Institutions (the Pentegra DB Plan), a tax-qualified defined-benefit pension plan that covers substantially all employees after one year of continuous employment. Pension benefits vest over a period of five years of credited service. The Pentegra DB Plan’s Employer Identification Number is 13-5645888 and the Plan Number is 12004. The Pentegra DB Plan operates as a multi-employer plan for accounting purposes and as a multiple-employer plan under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. There are no collective bargaining agreements in place that require contributions to the Pentegra DB Plan. The Pentegra Defined Benefit Plan was frozen and no new benefits were allowed as of February 1, 2010.

The Pentegra DB Plan is a single plan under Internal Revenue Code Section 413(c) and, as a result, all of the assets stand behind all of the liabilities. Accordingly, under the Pentegra DB Plan, contributions made by a participating employer may be used to provide benefits to participants of other participating employers.

The table below presents the funded status (market value of plan assets divided by funding target) of the plan as of July 1:

	2013	2012
Source	Valuation Report	Valuation Report
Our plan	93.3%	96.6%

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FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Retirement Plans (continued)

There was no change to the funded status of the plan as of June 30, 2014. First Federal’s contributions to the Pentegra DB Plan are not more than 5% of the total contributions to the Pentegra DB Plan. First Federal’s policy is to fund pension costs as accrued.

Total contributions during the years ended June 30 were:

2014		2013		2012
Date Paid	Amount	Date Paid	Amount	Date Paid	Amount
(In thousands)
9/4/2013	$31	10/26/2012	$28	9/14/2011	$66
12/31/2013	763	12/10/2012	634	11/30/2011	393

	$794		$662		$459

First Federal also sponsors a non-qualified Deferred Compensation Plan for members of the Board of Directors and eligible officer-level employees. This plan, approved by the Board on February 1, 2012, allows eligible participants to defer and invest a portion of their earnings in a selection of investment options identified in the plan at no expense to First Federal. All deferrals are remitted to Pentegra, the Plan Administrator, and held in a trust.

During the year ended June 30, 1994, First Federal began participation in a multi-employer 401(k) plan funded by employees and a Bank matching program. Employees may contribute up to 20% of their pre-tax compensation to the 401(k) plan. First Federal provides matching funds of 50% limited to the first 6% of salary contributed. First Federal's contributions were $153,000, $136,000, and $97,000 during the years ended June 30, 2014, 2013, and 2012, respectively.

Note 11 - Regulatory Capital Requirements

First Federal is subject to various regulatory capital requirements administered by federal agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on First Federal’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, First Federal must meet specific capital guidelines that involve quantitative measures of First Federal’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. First Federal’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require First Federal to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, core capital to total assets, and tangible capital to tangible assets (set forth in the following table).

As of June 30, 2014, the most recent notification from the DFI categorized First Federal as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” First Federal must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed First Federal’s category.

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FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Regulatory Capital Requirements (continued)

At periodic intervals, the DFI and FDIC routinely examine First Federal as part of its legally prescribed oversight of the banking industry. A future examination by the DFI and FDIC could include a review of certain transactions or other amounts reported in First Federal’s consolidated financial statements. Based on these examinations, the regulators can direct that First Federal’s consolidated financial statements be adjusted in accordance with their findings. In view of the uncertain regulatory environment in which First Federal operates, the extent, if any, to which a forthcoming regulatory examination may ultimately result in adjustments to the accompanying consolidated financial statements cannot presently be determined.

At June 30, 2014 and 2013, regulatory capital for First Federal was calculated in accordance with the FDIC’s Call Report guidelines.

First Federal’s actual and required capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be Categorized As Well Capitalized Under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(In thousands)
As of June 30, 2014
Total capital
(to risk-weighted assets)	$85,127	19.58%	$34,776	8.00%	$43,470	10.00%
Core or Tier I capital
(to adjusted tangible assets)	$79,657	9.92%	$32,116	4.00%	$40,145	5.00%
Tier I capital
(to tangible assets)	$79,657	9.92%	$12,043	1.50%	N/A
Tier I capital
(to risk-weighted assets)	$79,657	18.32%	N/A		$26,082	6.00%

As of June 30, 2013
Total capital
(to risk-weighted assets)	$81,898	20.91%	$31,336	8.00%	$39,170	10.00%
Core or Tier I capital
(to adjusted tangible assets)	$76,960	9.86%	$31,222	4.00%	$39,028	5.00%
Tier I capital
(to tangible assets)	$76,960	9.86%	$11,708	1.50%	N/A
Tier I capital
(to risk-weighted assets)	$76,960	19.65%	N/A		$23,502	6.00%

F-46

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - Related Party Transactions

Certain directors and executive officers are also customers who transact business with First Federal. All loans and commitments included in such transactions were made in compliance with applicable laws on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present any other unfavorable features.

The following table presents the activity in loans to directors and executive officers for the years ended June 30, 2014 and 2013:

	2014	2013
	(In thousands)
Beginning balance	$1,231	$1,453
Loan advances	187	382
Loan repayments	(105)	(382)
Reclassifications[1]	(87)	(222)
Ending balance	$1,226	$1,231

1 Represents loans that were once considered related party but are not longer considered related party or loans that were not related party that subsequently became related party loans.

Deposits and certificates from related parties totaled $3.9 million and $3.7 million at June 30, 2014 and 2013, respectively.

Note 13 - Commitments and Contingencies

First Federal is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments generally represent a commitment to extend credit in the form of loans. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

First Federal’s exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, is represented by the contractual notional amount of those instruments. First Federal uses the same credit policies in making commitments as it does for on-balance-sheet instruments. Management does not anticipate any material loss as a result of these transactions.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established by the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. First Federal evaluates each customer’s creditworthiness on a case-by-case basis. First Federal did not incur any significant losses on its commitments for the years ended June 30, 2014 and 2013.

The following financial instruments were outstanding whose contract amounts represent credit risk at June 30:

	2014	2013
	(In thousands)
Commitments to grant loans	$191	$1,488
Standby letters of credit	260	260
Unfunded commitments under lines of credit or existing loans	38,538	46,050

F-47

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - Commitments and Contingencies (continued)

Legal contingencies - Various legal claims may arise from time to time in the normal course of business, which, in the opinion of management, have no current material effect on First Federal’s consolidated financial statements.

Significant group concentrations of credit risk - Concentration of credit risk is the risk associated with a lack of diversification, such as having substantial loan concentrations in a specific type of loan within First Federal’s loan portfolio, thereby exposing First Federal to greater risks resulting from adverse economic, political, regulatory, geographic, industrial, or credit developments. Loans-to-one-borrower are subject to the state banking regulations general limitation of 20 percent of First Federal’s equity, excluding accumulated other comprehensive income. At June 30, 2014 and 2013, First Federal’s most significant concentration of credit risk was in loans secured by real estate. These loans totaled approximately $475.8 million and $432.1 million, or 94.4% and 94.4%, of First Federal’s total loan portfolio at June 30, 2014 and 2013, respectively. Real estate construction, including land acquisition and land development, commercial real estate, multi-family, home equity, and one- to four-family residential loans are included in the total loans secured by real estate for purposes of this calculation. After a period of decline the real estate market has begun to recover, which has helped stabilize nonperforming loans and the allowance for loan losses.

At June 30, 2014 and 2013, First Federal’s most significant investment concentration of credit risk was with the U.S. Government, its agencies, and Government-Sponsored Enterprises (GSEs). First Federal’s exposure, which results from positions in securities issued by the U.S. Government, its agencies, and securities guaranteed by GSEs, was $218.9 million and $252.2 million, or 90.4% and 91.8%, of First Federal’s total investment portfolio (including FHLB stock) at June 30, 2014 and 2013, respectively.

Note 14 - Fair Value Accounting and Measurement

Fair value is the price to sell an asset or transfer a liability in an orderly transaction between market participants in First Federal’s principal market. First Federal has established and documented its process for determining the fair values of its assets and liabilities, where applicable. Fair value is based on quoted market prices, when available, for identical or similar assets or liabilities. In the absence of quoted market prices, management determines the fair value of First Federal’s assets and liabilities using valuation models or third-party pricing services, both of which rely on market-based parameters when available, such as interest rate yield curves, option volatilities and credit spreads, or unobservable inputs. Unobservable inputs may be based on management’s judgment, assumptions, and estimates related to credit quality, liquidity, interest rates, and other relevant inputs.

Any changes to valuation methodologies are reviewed by management to ensure they are relevant and justified. Valuation methodologies are refined as more market-based data becomes available.

A three-level valuation hierarchy is used in determining fair value that is based on the transparency of the inputs used in the valuation process. The inputs used in determining fair value in each of the three levels of the hierarchy are as follows:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 - Either: (i) quoted prices for similar assets or liabilities; (ii) observable inputs, such as interest rates or yield curves; or (iii) inputs derived principally from or corroborated by observable market data.

Level 3 - Unobservable inputs.

The hierarchy gives the highest ranking to Level 1 inputs and the lowest ranking to Level 3 inputs. The level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the overall fair value measurement.

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FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 - Fair Value Accounting and Measurement (continued)

Qualitative disclosures of valuation techniques - Securities available for sale: where quoted prices are available in an active market, securities are classified as Level 1. Level 1 instruments include highly liquid government bonds, securities issued by the U.S. Treasury, and exchange-traded equity securities.

If quoted prices are not available, management determines fair value using pricing models, quoted prices of similar securities, which are considered Level 2, or discounted cash flows. In certain cases, where there is limited activity in the market for a particular instrument, assumptions must be made to determine their fair value. Such instruments are classified as Level 3.

Assets and liabilities measured at fair value on a recurring basis - Assets and liabilities are considered to be fair valued on a recurring basis if fair value is measured regularly (i.e., daily, weekly, monthly, or quarterly). The following table shows First Federal’s assets and liabilities measured at fair value on a recurring basis as of June 30, 2014:

	Quoted Prices in Active Markets for Identical Assets or Liabilities	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
	(In thousands)
Securities available-for-sale
Municipal bonds	$—	$7,525	$—	$7,525
ABS agency	—	10,140	—	10,140
SBA	—	28,944	—	28,944
MBS agency	—	132,363	—	132,363
	$—	$178,972	$—	$178,972

The following table shows First Federal’s assets and liabilities measured at fair value on a recurring basis as of June 30, 2013:

	Quoted Prices in Active Markets for Identical Assets or Liabilities	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
	(In thousands)
Securities available-for-sale
Municipal bonds	$—	$5,986	$—	$5,986
ABS agency	—	4,447	—	4,447
SBA	—	36,925	—	36,925
MBS agency	—	167,431	—	167,431
	$—	$214,789	$—	$214,789

F-49

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 - Fair Value Accounting and Measurement (continued)

Assets measured at fair value on a nonrecurring basis - Assets are considered to be fair valued on a nonrecurring basis if the fair value measurement of the instrument does not necessarily result in a change in the amount recorded on the consolidated balance sheets. Generally, nonrecurring valuation is the result of the application of other accounting pronouncements that require assets or liabilities to be assessed for impairment or recorded at the lower of cost or fair value.

The following tables present First Federal’s assets measured at fair value on a nonrecurring basis as of:

	June 30, 2014
	Level 1	Level 2	Level 3	Total
	(In thousands)
Mortgage servicing rights	$—	$—	$2,157	$2,157
Impaired loans	—	—	14,733	14,733
Real estate owned and repossessed assets	—	—	810	810

	$—	$—	$17,700	$17,700

	June 30, 2013
	Level 1	Level 2	Level 3	Total
	(In thousands)
Mortgage servicing rights	$—	$—	$1,566	$1,566
Impaired loans	—	—	17,263	17,263
Real estate owned and repossessed assets	—	—	2,265	2,265

	$—	$—	$21,094	$21,094

The mortgage servicing rights measured at fair value totals presented in the previous table are evaluated at the tranche level and grouped into two categories: impaired and excess fair value. The impaired group is carried at fair value, which at June 30, 2014 and 2013, was $0 and $165,000, respectively. The remaining fair value at June 30, 2014 and 2013, of $2.2 million and $1.4 million, respectively, is attributable to the excess fair value group that is carried at amortized cost.

The following table presents the techniques used to value assets measured at fair value on a nonrecurring basis:

	Fair Value at June 30, 2014	Valuation Technique	Unobservable Input	Range (Weighted-Average)[2]
	(In thousands)
Mortgage servicing rights	$2,157	Discounted cash flows	Key assumptions[1]	N/A
Impaired loans	14,733	Market comparable	Discount to appraisal	0% - 35% (6%)
Real estate owned and repossessed assets	810	Market comparable	Discount to appraisal	0% - 10% (1%)

[1]	Key assumptions include estimated servicing revenues, servicing expenses, prepayment speeds, and discount rates.

[2]	Discount to appraisal disposition value.

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FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 - Fair Value Accounting and Measurement (continued)

The following tables present the carrying value and estimated fair value of financial instruments as of:

	June 30, 2014
	Level 1		Level 2		Level 3		Total
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)
Financial assets
Cash and cash equivalents	$18,960	$18,960	$—	$—	$—	$—	$18,960	$18,960
Investment securities available for sale	—	—	178,972	178,972	—	—	178,972	178,972
Investment securities held to maturity	—	—	53,244	53,982	—	—	53,244	53,982
Loans held for sale	—	—	613	613	—	—	613	613
Loans receivable, net					496,184	505,181	496,184	505,181
FHLB stock	—	—	10,047	10,047	—	—	10,047	10,047
Mortgage servicing rights, net	—	—	—	—	1,266	2,157	1,266	2,157
Bank-owned life insurance	—	—	18,066	18,066	—	—	18,066	18,066

Financial liabilities
Demand deposits	$466,707	$466,707	$—	$—	$—	$—	$466,707	$466,707
Time deposits	—	—	133,692	134,162	—	—	133,692	134,162
Borrowings	—	—	105,133	107,584	—	—	105,133	107,584

	June 30, 2013
	Level 1		Level 2		Level 3		Total
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)
Financial assets
Cash and cash equivalents	$22,948	$22,948	$—	$—	$—	$—	$22,948	$22,948
Investment securities available for sale	—	—	214,789	214,789	—	—	214,789	214,789
Investment securities held to maturity	—	—	49,579	49,466	—	—	49,579	49,466
Loans held for sale	—	—	400	400	—	—	400	400
Loans receivable, net					449,353	460,375	449,353	460,375
FHLB stock	—	—	11,444	11,444	—	—	11,444	11,444
Mortgage servicing rights, net	—	—	—	—	1,434	1,566	1,434	1,566
Bank-owned life insurance	—	—	17,972	17,972	—	—	17,972	17,972

Financial liabilities
Demand deposits	$442,614	$442,614	$—	$—	$—	$—	$442,614	$442,614
Time deposits	—	—	152,430	153,173	—	—	152,430	153,173
Borrowings	—	—	100,033	101,760	—	—	100,033	101,760

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FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 - Fair Value Accounting and Measurement (continued)

Financial assets and liabilities other than investment securities are not traded in active markets. Estimated fair values require subjective judgments and are approximate. The estimates of fair value in the previous table are not necessarily representative of amounts that could be realized in actual market transactions, or of the underlying value of First Federal. The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and cash equivalents - For short-term instruments, including cash and due from banks, and interest bearing deposits with banks, the carrying amount is a reasonable estimate of fair value.

Securities - Fair values for investment securities are primarily measured using information from a third-party pricing service. The pricing service uses evaluated pricing models based on market data. In the event that limited or less transparent information is provided by the third-party pricing service, fair value is estimated using secondary pricing services or non-binding third-party broker quotes.

Loans held for sale - For loans held for sale, carrying value approximates fair value.

Loans receivable, net - Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, including fixed and variable one- to four-family residential real estate, commercial, and consumer loans. There is an accurate and reliable secondary market for one- to four-family residential mortgage production, and available market benchmarks are used to establish discount factors for estimating fair value for these types of loans. Commercial and consumer loans use market benchmarks when available; however, due to the varied term structures and credit issues involved, they mainly rely on cash flow projections and repricing characteristics within the loan portfolio. These amounts are discounted further by embedded probable losses expected to be realized in the portfolio.

Valuations of impaired loans, real estate owned, and repossessed assets are periodically performed by management, and the fair values of these loans are carried at the fair value of the underlying collateral less estimated costs to sell. Fair value of the underlying collateral may be determined using an appraisal performed by a qualified independent appraiser or a broker price opinion provided by an independent third party.

FHLB stock - For FHLB stock, carrying value approximates fair value.

Mortgage servicing rights - The estimated fair value of the mortgage servicing rights is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.

Bank-owned life insurance assets - Fair values of insurance policies owned are based on the insurance contract cash surrender value.

Deposits - The fair value of deposits with no stated maturity, such as noninterest-bearing deposits, savings and interest checking accounts, and money market accounts, is equal to the amount payable on demand as of June 30, 2014 and 2013. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Borrowings - The fair value of Federal Home Loan Bank advances and other borrowings are calculated using a discounted cash flow method, adjusted for market interest rates and terms to maturity.

Off-balance-sheet financial instruments - Commitments to extend credit represent all off-balance-sheet financial instruments. The fair value of these commitments is not significant.

F-52

You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of First Federal or First Northwest Bancorp may change after the date of this prospectus; delivery of this document and the sales of shares made hereunder does not mean otherwise.

First Northwest Bancorp

(Proposed Holding Company for
First Federal)

UP TO
10,580,000 SHARES
(Subject to increase up to 12,167,000 Shares)

_______________________
PROSPECTUS
_______________________

SANDLER O’NEILL + PARTNERS, L.P.

_______________ __, 2014

Dealer Prospectus Delivery Obligation
Until _________ __, 2014 all dealers effecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

Legal fees and expenses	$808,300
Securities marketing legal fees and other fees and expenses	(1)
EDGAR, copying, printing, postage and mailing	352,000
Appraisal preparation fees and expenses	150,000
Business plan preparation fees and expenses	68,000
Accounting fees and expenses	529,000
Securities marketing fees and expenses	922,142	(2)
Data processing fees and expenses	95,000
SEC registration fee	17,000
Blue Sky fees and expenses	5,000
NASD filing fee; NASDAQ listing fee	40,000
FINRA Fees	15,000
Stock transfer agent and regular fees and expenses	6,000
Miscellaneous	19,700
Total	$3,027,142
______
(1) Included in securities marketing fees and expenses.
(2) Represents $827,142 of securities marketing fees at 1% for the number of shares sold in the offering at the midpoint of the offering range.

Item 14.	Indemnification of Directors and Officers
In accordance with the Washington Business Corporation Act (“WBCA”), R.C.W. § 23B.08.570, Article XIV of First Northwest Bancorp’s Articles of Incorporation provides as follows:
Indemnification. The Corporation shall indemnify and advance expenses to its directors, officers, agents and employees as follows:
A.    Directors and Officers. In all circumstances and to the full extent permitted by the WBCA, the Corporation shall indemnify any person who is or was a director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, against expenses, judgments, fines, and amounts paid in settlement and incurred by him in connection with such action, suit or proceeding. However, such indemnity shall not apply to: (a) acts or omissions of the director or officer in connection with a proceeding by or in the right of the Corporation in which the director or officer is finally adjudged liable to the Corporation; (b) conduct of the director or officer finally adjudged to violate RCW Section 23B.08.310 (relating to unlawful distributions by the Corporation) or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property or services to which the director was not legally entitled. The Corporation shall advance expenses incurred in a proceeding for such persons pursuant to the terms set forth in a separate directors’ resolution or contract.
B.    Implementation. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions, contracts or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such bylaws, resolutions, contracts or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.
C.    Survival of Indemnification Rights. No amendment or repeal of this Article XIV shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

D.    Employees and Agents. The Corporation may, by action of the Board of Directors, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with the same scope and effect as the provisions of this Article XIV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted under, or provided by, the WBCA or otherwise.
E.    Service for Other Entities. The indemnification and advancement of expenses provided under this Article XIV shall apply to directors, officers, employees or agents of the Corporation for both (a) service in such capacities for the Corporation and (b) service at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A person is considered to be serving an employee benefit plan at the Corporation’s request if such person’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.
F.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have had the power to indemnify him against such liability under the provisions of this bylaw and the WBCA.
G.    Other Rights. The indemnification provided by this section shall not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs executors, and administrators of such person.

Item 15.	Recent Sales of Unregistered Securities
Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules
(a) Exhibits -- See the Exhibit Index filed as part of this Registration Statement
(b) Financial Statement Schedules

FIRST FEDERAL
INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Financial Statements
Consolidated Balance Sheets as of June 30, 2014 and 2013	F-3
Consolidated Statements of Income for the Years Ended June 30, 2014, 2013 and 2012	F-4
Consolidated Statements of Comprehensive Income for the Years Ended June 30, 2014, 2013 and 2012	F-5
Consolidated Statements of Equity for the Years Ended June 30, 2014, 2013 and 2012	F-6
Consolidated Statements of Cash Flows for the Years Ended June 30, 2014, 2013 and 2012	F-7 - F-8
Notes to Consolidated Financial Statements	F-9 - F-52

All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.
The financial statements of First Northwest Bancorp have been omitted because First Northwest Bancorp has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than that of an organizational nature.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
(5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the II-6 undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Angeles, State of Washington, on the 31st day of October 2014.

FIRST NORTHWEST BANCORP

By:  /s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Laurence J. Hueth	/s/ Regina M. Wood
Laurence J. Hueth	Regina M. Wood
President, Chief Executive Officer and Director (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: October 31, 2014	Date: October 31, 2014

/s/ Stephen E. Oliver*	/s/ David A. Blake*
Stephen E. Oliver	David A. Blake
Chairman of the Board	Vice Chairman of the Board

Date: October 31, 2014	Date: October 31, 2014

/s/ Richard G. Kott*	/s/ Lloyd J. Eisenman*
Richard G. Kott	Lloyd J. Eisenman
Director	Director

Date: October 31, 2014	Date: October 31, 2014

/s/ David T. Flodstrom*	/s/ Jennifer Zaccardo*
David T. Flodstrom	Jennifer Zaccardo
Director	Director

Date: October 31, 2014	Date: October 31, 2014

/s/ Cindy H. Finnie*	/s/ Norman J. Tonina, Jr.*
Cindy H. Finnie	Norman J. Tonina, Jr.
Director	Director

Date: October 31, 2014	Date: October 31, 2014

/s/ Craig Curtis*
Craig Curtis
Director

Date: October 31, 2014
* By power of attorney dated March 7, 2014

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Engagement Letter for Offering Services between First Federal Savings and Loan Association of Port Angeles (“First Federal”) and Sandler O’Neill & Partners, L.P.*

1.2	Engagement Letter for Records Management between First Federal and Sandler O’Neill & Partners, L.P.*

1.3	Form of proposed Agency Agreement among First Northwest Bancorp and First Federal and Sandler O’Neill & Partners, L.P.*

2	Plan of Conversion of First Federal*
3.1	Articles of Incorporation of First Northwest Bancorp*
3.2	Articles of Amendment to the Articles of Incorporation of First Northwest Bancorp*
3.3	Bylaws of First Northwest Bancorp*
4	Form of Certificate for Common Stock*
5	Opinion of Breyer & Associates PC regarding legality of securities registered*
8.1	Federal Tax Opinion of Silver Freedman, Taff & Tiernan, L.L.P.*
8.2	State Tax Opinion of the Platt Irwin Law Firm*
8.3	Opinion of RP Financial, LC. as to the value of subscription rights*
10.1	Form of First Northwest Bancorp Employee Stock Ownership Plan*

10.2	Form of First Federal Employee Severance Compensation Plan*

10.3	Form of Employment Agreement for Laurence J. Hueth, Regina M. Wood, Christopher A. Donohue and Kelly A. Liske.*

10.4	Form of Change in Control Severance Agreement for Elaine T. Gentilo.*

10.5	Severance Agreement between First Federal and Gina E. Lowman*

10.6	401(k) Retirement Plan*
21	Subsidiaries of First Northwest Bancorp*
23.1	Consent of Moss Adams LLP
23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)*
23.3	Consent of Silver Freedman, Taff & Tiernan, L.L.P. (contained in its opinion filed as Exhibit 8.1)*
23.4	Consent of the Platt Irwin Law Firm (contained in its opinion filed as Exhibit 8.2)*
23.5	Consent of RP Financial, LC.*
24.1	Power of attorney (contained in the signature page of the registration statement)*
99.1	Order and Certification Form (see pages 18 through 20 of Exhibit 99.2)
99.2	Solicitation and Marketing Materials
99.3	Engagement Letter between First Federal and Feldman Financial Advisors, Inc.*
99.4	Engagement Letter between First Federal and RP Financial, LC.*
99.5(a)	Appraisal Report of RP Financial, LC.*
99.5(b)	Updated Appraisal Report of RP Financial, LC. (a)*
________________
*     Previously filed.

(a)	Excludes certain tabular and statistical information pursuant to a hardship exemption request made under Rule 202 of Regulation S-T.